As filed with the Securities and Exchange Commission on June 6 , 2014

Registration No. 333- 195189

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	6712	32-0135202
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

100 South Second Avenue
Alpena, Michigan 49707

(989) 356-9041
(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Michael W. Mahler

President and Chief Executive Officer

100 South Second Avenue
Alpena, Michigan 49707

(989) 356-9041
(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Steven Lanter, Esq.	Martin Werner, Esq.
Luse Gorman Pomerenk & Schick, P.C.	Shumaker, Loop & Kendrick, LLP
5335 Wisconsin Avenue, N.W., Suite 780	1000 Jackson Street |
Washington, D.C. 20015	Toledo, Ohio 43604
Phone: (202) 274-2004	Phone: (419) 241-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $0.01 par value per share	842,965 shares (1)	(2)	$ 6,919,681 (2)	$ 892

(1) Represents the maximum number of shares of First Federal of Northern Michigan Bancorp, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.

(2) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the tangible book value of the shares of Alpena Banking Corporation common stock to be exchanged or cancelled in the merger, based upon $ 6,919,681 , the stockholders’ equity of Alpena Banking Corporation as of March 31, 2014 .

(3) Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.00012880 by the proposed maximum aggregate offering price.

Information contained herein is subject to completion or amendment. A registration statement relating to the shares of First Federal of Northern Michigan Bancorp, Inc. common stock to be issued in the merger has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

[FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. LOGO]

Dear First Federal of Northern Michigan Bancorp, Inc. Stockholder:

On January 23, 2014, First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) entered into a merger agreement to merge with Alpena Banking Corporation in an all stock transaction. If the merger agreement is approved and the merger is subsequently completed, Alpena Banking Corporation will merge into First Federal Bancorp and each outstanding share of Alpena Banking Corporation common stock will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock, subject to adjustment as described in the merger agreement and this document. Based on the 544,200 shares of Alpena Banking Corporation common stock that will be outstanding at the effective time of the merger, First Federal Bancorp will issue 842,965 shares of common stock to Alpena Banking Corporation stockholders in the merger. The value of the merger consideration paid to stockholders of Alpena Banking Corporation will fluctuate with the market price of First Federal Bancorp’s common stock and will not be adjusted to reflect stock price changes prior to the closing. Based on the closing price of First Federal Bancorp’s common stock on the Nasdaq Capital Market on June ___, 2014 ($_____),the 1.549 exchange ratio represented approximately $____ in value for each share of Alpena Banking Corporation’s common stock. You should obtain current stock price quotations for First Federal Bancorp’s common stock. First Federal Bancorp’s common stock trades on the Nasdaq Capital Market under the symbol “FFNM.” Alpena Banking Corporation’s common stock is privately held by 228 stockholders of record.

As a result of the merger, Alpena Banking Corporation stockholders will become stockholders of First Federal Bancorp.

Your board of directors has unanimously determined that the merger and the merger agreement are fair and in the best interests of First Federal Bancorp and its stockholders and unanimously recommends that you vote “FOR” adoption of the merger agreement. The merger cannot be completed unless a majority of the outstanding shares of common stock of First Federal Bancorp entitled to vote at the special meeting vote to adopt the merger agreement. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the merger agreement. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement.

In addition, First Federal Bancorp stockholders will consider and vote on a proposal to adjourn the special meeting in the event that that there are not enough votes present and voting in favor of the approval of the merger proposal.

The accompanying document is also being delivered to Alpena Banking Corporation stockholders as First Federal Bancorp’s prospectus for its offering of First Federal Bancorp common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from Alpena Banking Corporation stockholders to vote for the adoption of the merger agreement and approval of the merger.

This joint proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains information about First Federal Bancorp and Alpena Banking Corporation and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 7 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Voting procedures are described in this joint proxy statement/prospectus. Your vote is important, so I urge you to cast it promptly. First Federal Bancorp’s management enthusiastically supports the merger with Alpena Banking Corporation, and joins with our board of directors in recommending that you vote “FOR” adoption of the merger agreement. We also recommend that you vote “FOR” the proposal to adjourn the special meeting in the event that there are not enough votes to approve the merger agreement.

Sincerely,

Michael W. Mahler
President and Chief Executive Officer

[ALPENA BANKING CORPORATION LOGO]

Dear Alpena Banking Corporation Stockholder:

On January 23, 2014, Alpena Banking Corporation entered into a merger agreement to merge with First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”). If the merger agreement is approved and the merger is subsequently completed, Alpena Banking Corporation will merge into First Federal Bancorp, and each outstanding share of Alpena Banking Corporation common stock will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock, subject to adjustment as described in the merger agreement and this document. Based on the 544,200 shares of Alpena Banking Corporation common stock that will be outstanding at the effective time of the merger, First Federal Bancorp will issue 842,965 shares of common stock to Alpena Banking Corporation stockholders in the merger. The value of the merger consideration paid to stockholders of Alpena Banking Corporation will fluctuate with the market price of First Federal Bancorp’s common stock and will not be adjusted to reflect stock price changes prior to the closing. Based on the closing price of First Federal Bancorp’s common stock on the Nasdaq Capital Market on June ___, 2014 ($____),the 1.549 exchange ratio represented approximately $____ in value for each share of Alpena Banking Corporation’s common stock. You should obtain current stock price quotations for First Federal Bancorp’s common stock. First Federal Bancorp’s common stock trades on the Nasdaq Capital Market under the symbol “FFNM.” Alpena Banking Corporation’s common stock is privately held by 228 stockholders of record.

As a result of the merger, Alpena Banking Corporation stockholders will become stockholders of First Federal Bancorp.

Your board of directors has unanimously determined that the merger and the merger agreement are fair and in the best interests of Alpena Banking Corporation and its stockholders and unanimously recommends that you vote “FOR” adoption of the merger agreement. The merger cannot be completed unless a majority of the issued and outstanding shares of common stock of Alpena Banking Corporation entitled to be cast vote to adopt the merger agreement. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” adoption of the merger agreement. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement.

The accompanying document is being delivered to Alpena Banking Corporation stockholders as First Federal Bancorp’s prospectus for its offering of First Federal Bancorp common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from Alpena Banking Corporation stockholders to vote for the adoption of the merger agreement and approval of the merger. First Federal Bancorp’s stockholders will also need to vote on and approve the proposed merger.

Under the Michigan Business Corporation Act, Alpena Banking Corporation stockholders do not have dissenters’ rights of appraisal. See “Questions and Answers about the Merger and the Special Meetings” on page i and “No Dissenters’ Rights for Alpena Banking Corporation Stockholders” on page 33.

This joint proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains information about First Federal Bancorp and Alpena Banking Corporation and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 7 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Voting procedures are described in this joint proxy statement/prospectus. Your vote is important, so I urge you to cast it promptly. Alpena Banking Corporation’s management enthusiastically supports the merger with First Federal Bancorp, and joins with our board of directors in recommending that you vote “FOR” adoption of the merger agreement.

Sincerely,

Craig A. Kus
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Joint proxy statement/prospectus dated ___________, 2014

and first mailed to stockholders on or about ____________, 2014

WHERE YOU CAN FIND MORE INFORMATION

First Federal Bancorp files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). You may obtain copies of these documents by mail from the public reference room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information on the public reference room. In addition, First Federal Bancorp files reports and other information with the SEC electronically, and the SEC maintains a web site located at http://www.sec.gov containing this information. These documents are available without charge to you upon written request at First Federal Bancorp’s address listed below:

First Federal of Northern Michigan Bancorp, Inc.

100 South Second Avenue

Alpena, Michigan 49707

Attention: Michael W. Mahler

President and Chief Executive Officer

Additional information about Alpena Banking Corporation may be obtained by contacting:

Alpena Banking Corporation

468 North Ripley Boulevard

Alpena, Michigan 49707

Attention: Craig A. Kus

President and Chief Executive Officer

To obtain timely delivery, you must request the information no later than ___________, 2014.

First Federal Bancorp has filed a registration statement on Form S-4 to register with the SEC up to 842,965 shares of First Federal Bancorp common stock. This document is a part of that registration statement. As permitted by SEC rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the addresses set forth above. Statements contained in this document as to the contents of any contract or other documents referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

100 SOUTH SECOND AVENUE

ALPENA, MICHIGAN 49707

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON _________, 2014

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) will be held at ______________________, Alpena, Michigan, at _____, Eastern time, on _______________, 2014, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 23, 2014, by and between First Federal of Northern Michigan Bancorp, Inc. and Alpena Banking Corporation, and thereby to approve the transactions contemplated by the merger agreement, including the merger of Alpena Banking Corporation with and into First Federal Bancorp;

2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger; and

3. To transact any other business which may properly come before the special meeting or any adjournment or postponement thereof.

The proposed merger is described in more detail in this joint proxy statement/prospectus, which you should read carefully in its entirety before you vote. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus. Only First Federal Bancorp stockholders of record as of the close of business on ___________, 2014, are entitled to notice of and to vote at the special meeting of stockholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the accompanying joint proxy statement/prospectus and on the enclosed proxy card. Following these procedures will not prevent you from voting in person, but will help to secure a quorum at the special meeting and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

FIRST FEDERAL BANCORP’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT PROPOSAL DESCRIBED ABOVE.

BY ORDER OF THE BOARD OF DIRECTORS

Eileen M. Budnick
Corporate Secretary

Alpena, Michigan

___________, 2014

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE FIRST FEDERAL BANCORP SPECIAL MEETING IN PERSON, FIRST FEDERAL BANCORP URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD OR VOTING INSTRUCTION CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the merger or other matters to be considered at the First Federal Bancorp special meeting, would like additional copies of this joint proxy statement/prospectus or need help voting your shares, please contact First Federal Bancorp’s proxy solicitor:

Phoenix Advisory Partners, LLC

_________________________
(800) ____-_____ (toll free)

ALPENA BANKING CORPORATION

468 NORTH RIPLEY BOULEVARD

ALPENA, MICHIGAN 49707

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ___________, 2014

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Alpena Banking Corporation will be held at Bank of Alpena located at 468 North Ripley Boulevard, Alpena, Michigan at ______, Eastern Time, on __________, 2014, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 23, 2014, by and between First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) and Alpena Banking Corporation, and thereby to approve the transactions contemplated by the merger agreement, including the merger of Alpena Banking Corporation with and into First Federal Bancorp;

2. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger; and

3. To transact any other business which may properly come before the special meeting or any adjournment or postponement thereof.

The proposed merger is described in more detail in this joint proxy statement/prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus. Only Alpena Banking Corporation stockholders of record as of the close of business on ______________, 2014, are entitled to notice of and to vote at the special meeting of stockholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the accompanying joint proxy statement/prospectus and on the enclosed proxy card. Following these procedures will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted.

ALPENA BANKING CORPORATION’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT PROPOSAL DESCRIBED ABOVE.

BY ORDER OF THE BOARD OF DIRECTORS

Craig A. Kus, President and Chief Executive Officer

Alpena, Michigan

_____________, 2014

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD.  YOU WILL RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE ALPENA BANKING CORPORATION SPECIAL MEETING IN PERSON, ALPENA BANKING CORPORATION URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the merger or other matters to be considered at the Alpena Banking Corporation special meeting, would like additional copies of this joint proxy statement/prospectus or need help voting your shares, please contact Alpena Banking Corporation at (989) 358-9900.

Appendix A	Agreement and Plan of Merger
Appendix B	Fairness Opinion of RP Financial, LC.
Appendix C	Fairness Opinion of Austin Associates, LLC
Appendix D	Audited Financial Statements of Alpena Banking Corporation at and for the Years Ended December 31, 2013 and 2012 and Unaudited Balance Sheet at March 31, 2014 and Unaudited Income Statements for the Quarters Ended March 31, 2014 and 2013
Appendix E	Annual Report on Form 10-K for the year ended December 31, 2013 of First Federal of Northern Michigan Bancorp, Inc.
Appendix F	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of First Federal of Northern Michigan Bancorp, Inc.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETINGS

The following are answers to certain questions that you may have regarding the merger and the special meetings. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to this joint proxy statement/prospectus.

Questions and Answers for Alpena Banking Corporation Stockholders

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A.	First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) and Alpena Banking Corporation have agreed to combine under the terms of a Merger Agreement by and between First Federal Bancorp and Alpena Banking Corporation dated as of January 23, 2014 (the “Merger Agreement”) that is described in, and attached as Appendix A to, this joint proxy statement/prospectus. In order to complete the merger of Alpena Banking Corporation into First Federal Bancorp (the “Merger”), the stockholders of each company must vote to adopt the Merger Agreement and approve the Merger. Both Alpena Banking Corporation and First Federal Bancorp will hold special meetings of their respective stockholders to obtain these approvals. This joint proxy statement/prospectus contains important information about the Merger, the Merger Agreement, the special meetings, and other related matters, and you should read it carefully.

Q:	WHAT WILL HAPPEN TO ALPENA BANKING CORPORATION AS A RESULT OF THE MERGER?

A:	If the Merger is completed, Alpena Banking Corporation will merge into First Federal Bancorp, and Alpena Banking Corporation will cease to exist. Additionally, at the effective time of the Merger, Bank of Alpena, the wholly owned subsidiary of Alpena Banking Corporation, will merge with and into First Federal of Northern Michigan (“First Federal”), a federal savings bank and the wholly owned subsidiary of First Federal Bancorp, with First Federal being the surviving bank (the “Bank Merger”). The Merger and the Bank Merger are collectively referred to as the Merger throughout this document.

Q:	WHAT WILL ALPENA BANKING CORPORATION STOCKHOLDERS RECEIVE IN THE MERGER?

A:	If the proposals to approve the Merger Agreement are approved by both company’s stockholders and the Merger is subsequently completed, each outstanding share of Alpena Banking Corporation common stock will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock.

Q:	WHEN WILL THE MERGER BE COMPLETED?

A:	We expect the Merger will be completed when all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals, the approval of the Merger Agreement by First Federal Bancorp stockholders at the First Federal Bancorp special meeting and the approval of the Merger Agreement by Alpena Banking Corporation stockholders at the Alpena Banking Corporation special meeting. We currently expect to complete the Merger during the third calendar quarter of 2014. However, because fulfillment of some of the conditions to completion of the Merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing of the completion of the Merger.

i

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?

A:	If the Merger is not completed, Alpena Banking Corporation stockholders will not receive any consideration for their shares of common stock in connection with the Merger. Instead, Alpena Banking Corporation will remain an independent company. Under specified circumstances, either of the parties to the Merger Agreement may be required to pay to the other party a fee with respect to the termination of the Merger Agreement, as described under “Description of the Merger – Terminating the Merger Agreement” and “Description of the Merger – Termination Fee” beginning on page 76.

Q:	WHO IS BEING ASKED TO APPROVE MATTERS IN CONNECTION WITH THE MERGER?

A:	First Federal Bancorp stockholders and Alpena Banking Corporation stockholders are being asked to vote to approve the Merger-related proposals.

Under Maryland law, the Merger cannot be completed unless First Federal Bancorp stockholders vote to adopt the Merger Agreement and approve the Merger by the affirmative vote of a majority of the votes outstanding and entitled to be cast on the proposal. By this joint proxy statement/prospectus, First Federal Bancorp’s board of directors is soliciting proxies of First Federal Bancorp stockholders to provide this approval at the special meeting of First Federal Bancorp stockholders discussed below.

Under Michigan law, the Merger cannot be completed unless Alpena Banking Corporation stockholders vote to approve the Merger Agreement and the Merger by the affirmative vote of a majority of the votes outstanding and entitled to be cast on the proposal. By this joint proxy statement/prospectus, Alpena Banking Corporation’s board of directors is soliciting proxies of Alpena Banking Corporation stockholders to provide this approval at the special meeting of Alpena Banking Corporation stockholders discussed below.

Q:	SHOULD ALPENA BANKING CORPORATION STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A:	No. Alpena Banking Corporation stockholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to Alpena Banking Corporation stockholders under separate cover and the stock certificates should be sent at that time.

Q:	WHAT ARE THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ALPENA BANKING CORPORATION STOCKHOLDERS?

A:	First Federal Bancorp and Alpena Banking Corporation will not be required to complete the Merger unless they receive legal opinions from tax counsel to the effect that the Merger will qualify as a tax-free reorganization for federal income tax purposes. Provided that the Merger qualifies as a tax-free reorganization for federal income tax purposes, we expect that, for federal income tax purposes, you generally will not recognize any gain or loss with respect to your shares of Alpena Banking Corporation common stock upon receiving shares of First Federal Bancorp common stock in the Merger, except with respect to any cash received in lieu of a fractional share interest in First Federal Bancorp common stock.

For a more detailed discussion of the material federal income tax consequences of the transaction, please see the section “Description of the Merger – Material Federal Income Tax Consequences of the Merger” beginning on page 58.

ii

The consequences of the Merger to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the Merger.

Q:	ARE ALPENA BANKING CORPORATION STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?

A:	No. Under Michigan law, because the First Federal Bancorp common stock is listed on the Nasdaq Capital Market, stockholders of Alpena Banking Corporation are not entitled to dissenters’ rights of appraisal with respect to their shares of Alpena Banking Corporation common stock. See “No Dissenters’ Rights for Alpena Banking Corporation Stockholders” on page 33.

Q:	ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER-RELATED PROPOSALS?

A:	Yes. You should read and carefully consider the risk factors set forth in the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page 7.

Q:	WHEN AND WHERE WILL ALPENA BANKING CORPORATION STOCKHOLDERS MEET?

A:	Alpena Banking Corporation will hold a special meeting of its stockholders on ____________, 2014, at ________, Eastern Time, at Bank of Alpena located at 468 North Ripley Boulevard, Alpena, Michigan.

Q:	WHAT MATTERS ARE ALPENA BANKING CORPORATION STOCKHOLDERS BEING ASKED TO APPROVE AT THE ALPENA BANKING CORPORATION SPECIAL MEETING PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	Alpena Banking Corporation stockholders are being asked to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. We refer to this proposal as the “Alpena Banking Corporation Merger Agreement proposal.”

Alpena Banking Corporation stockholders also are being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Alpena Banking Corporation Merger Agreement proposal, which we refer to as the “Alpena Banking Corporation adjournment proposal.”

Q:	WHAT DOES ALPENA BANKING CORPORATION’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE TWO PROPOSALS?

A:	Alpena Banking Corporation’s board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are fair to and in the best interests of Alpena Banking Corporation and its stockholders and unanimously recommends that Alpena Banking Corporation stockholders vote “FOR” the Alpena Banking Corporation Merger Agreement proposal.

Alpena Banking Corporation’s board of directors also unanimously recommends that Alpena Banking Corporation stockholders vote “FOR” the Alpena Banking Corporation adjournment proposal.

iii

Q:	DID THE BOARD OF DIRECTORS OF ALPENA BANKING CORPORATION RECEIVE AN OPINION FROM A FINANCIAL ADVISOR WITH RESPECT TO THE MERGER?

A:	Yes. On January 23, 2014, RP Financial, LC. (“RP Financial”) rendered its written opinion to the board of directors of Alpena Banking Corporation that, as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the consideration in the proposed Merger was fair, from a financial point of view, to holders of Alpena Banking Corporation common stock. The full text of RP Financial’s written opinion is attached as Appendix B to this joint proxy statement/prospectus. Alpena Banking Corporation stockholders are urged to read the opinion carefully.

Q:	WHO CAN VOTE AT THE ALPENA BANKING CORPORATION SPECIAL MEETING?

A:	Holders of record of Alpena Banking Corporation common stock at the close of business on __________, 2014, which is the record date for the Alpena Banking Corporation special meeting, are entitled to vote at the special meeting.

Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE ALPENA BANKING CORPORATION SPECIAL MEETING TO HAVE A QUORUM?

A:	The holders of a majority of the shares of Alpena Banking Corporation common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	WHAT VOTE BY ALPENA BANKING CORPORATION STOCKHOLDERS IS REQUIRED TO APPROVE THE ALPENA BANKING CORPORATION SPECIAL MEETING PROPOSALS?

A:	Approval of the Alpena Banking Corporation Merger Agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Alpena Banking Corporation common stock entitled to be cast. Abstentions and broker non-votes will have the same effect as shares voted against the Alpena Banking Corporation Merger Agreement proposal.

Assuming a quorum is present at the Alpena Banking Corporation special meeting, approval of the Alpena Banking Corporation adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on the Alpena Banking Corporation adjournment proposal. Abstentions will have the same effect as shares voted against the Alpena Banking Corporation adjournment proposal, and broker non-votes will not affect whether the Alpena Banking Corporation adjournment proposal is approved.

As of the record date for the special meeting, directors and executive officers of Alpena Banking Corporation, together with their affiliates, had sole or shared voting power over approximately 30.8% of the Alpena Banking Corporation common stock outstanding and entitled to vote at the special meeting.

Q:	HOW MAY THE ALPENA BANKING CORPORATION STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	Alpena Banking Corporation stockholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope as soon as possible. This will enable their shares to be represented and voted at the special meeting. If your stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form

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provided by your broker, bank or other nominee that accompanies this joint proxy statement/prospectus.

Q:	WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A ALPENA BANKING CORPORATION STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE ALPENA BANKING CORPORATION SPECIAL MEETING?

A:	No. A broker or bank WILL NOT be able to vote your shares with respect to the Alpena Banking Corporation Merger Agreement proposal without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker or bank to ensure that all shares of Alpena Banking Corporation common stock that you own are voted at the special meeting.

Q:	WILL ALPENA BANKING CORPORATION STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE ALPENA BANKING CORPORATION SPECIAL MEETING IN PERSON?

A:	Yes. Submitting a proxy will not affect the right of any Alpena Banking Corporation stockholder to vote in person at the special meeting. If an Alpena Banking Corporation stockholder holds shares in “street name,” the stockholder must ask its broker or bank how to vote those shares in person at the special meeting.

Q:	WHAT DO ALPENA BANKING CORPORATION STOCKHOLDERS NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, Alpena Banking Corporation stockholders are requested to vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote the stockholder’s Alpena Banking Corporation shares at the special meeting as the stockholder directs. If a stockholder signs and sends in a proxy card and does not indicate how the stockholder wishes to vote, the proxy will be voted “FOR” both of the special meeting proposals.

Q:	WHAT SHOULD AN ALPENA BANKING CORPORATION STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:	As an Alpena Banking Corporation stockholder, you may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple Alpena Banking Corporation proxy cards or voting instruction cards. For example, if you hold your Alpena Banking Corporation shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Alpena Banking Corporation shares. If you are a holder of record and your Alpena Banking Corporation shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Alpena Banking Corporation common stock and First Federal Bancorp common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus in the sections entitled “Special Meeting of Alpena Banking Corporation Stockholders” and “Special Meeting of First Federal Bancorp Stockholders.”

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Q:	MAY AN ALPENA BANKING CORPORATION STOCKHOLDER CHANGE OR REVOKE THE STOCKHOLDER’S VOTE AFTER SUBMITTING A PROXY?

A:	Yes. If you have not voted through your broker, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of Alpena Banking Corporation, which must be filed with the Corporate Secretary by the time the special meeting begins;

•	submitting a new proxy card (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

Q:	WHAT HAPPENS IF I SELL MY SHARES OF ALPENA BANKING CORPORATION COMMON STOCK BEFORE THE SPECIAL MEETING?

A:	The record date for Alpena Banking Corporation stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger. If you transfer your Alpena Banking Corporation shares of common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the Merger consideration to the person to whom you transfer your shares.

Q:	IF I AM AN ALPENA BANKING CORPORATION STOCKHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the Merger or the special meeting, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Alpena Banking Corporation at (989) 358-9900.

Questions and Answers for First Federal Bancorp Stockholders

Q:	WHEN AND WHERE WILL FIRST FEDERAL BANCORP STOCKHOLDERS MEET?

A:	First Federal Bancorp will hold a special meeting of its stockholders on ___________, 2014, at _______, Eastern Time, at _______________, Alpena, Michigan.

Q:	WHAT MATTERS ARE FIRST FEDERAL BANCORP STOCKHOLDERS BEING ASKED TO APPROVE AT THE FIRST FEDERAL BANCORP SPECIAL MEETING IN CONNECTION WITH THE MERGER PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	First Federal Bancorp stockholders are being asked to approve the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger. We refer to this proposal as the “First Federal Bancorp Merger Agreement proposal.”

First Federal Bancorp stockholders also are being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the First Federal Bancorp Merger Agreement, which we refer to as the “First Federal Bancorp adjournment proposal.”

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Q:	WHAT DOES FIRST FEDERAL BANCORP’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE PROPOSALS?

A:	First Federal Bancorp’s board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are fair to and in the best interests of First Federal Bancorp and its stockholders and unanimously recommends that First Federal Bancorp stockholders vote “FOR” the First Federal Bancorp Merger Agreement proposal.

First Federal Bancorp’s board of directors also unanimously recommends that First Federal Bancorp stockholders vote “FOR” the First Federal Bancorp adjournment proposal.

Q:	DID THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCORP RECEIVE AN OPINION FROM A FINANCIAL ADVISOR WITH RESPECT TO THE MERGER?

A:	Yes. On January 23, 2014, Austin Associates, LLC (“Austin Associates”) rendered its written opinion to the board of directors of First Federal Bancorp that, as of the date of the opinion and based upon and subject to the factors and assumptions set forth in the opinion, the Merger consideration in the proposed Merger was fair to First Federal Bancorp from a financial point of view. The full text of Austin Associates’ written opinion is attached as Appendix C to this joint proxy statement/prospectus. First Federal Bancorp stockholders are urged to read the entire opinion carefully.

Q:	WHO CAN VOTE AT THE FIRST FEDERAL BANCORP SPECIAL MEETING?

A:	Holders of record of First Federal Bancorp common stock at the close of business on ____________, 2014, which is the record date for the First Federal Bancorp special meeting, are entitled to vote at the special meeting.

Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE FIRST FEDERAL BANCORP SPECIAL MEETING TO HAVE A QUORUM?

A:	The holders of a majority of the shares of First Federal Bancorp common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.

Q:	WHAT VOTE BY FIRST FEDERAL BANCORP STOCKHOLDERS IS REQUIRED TO APPROVE THE FIRST FEDERAL BANCORP SPECIAL MEETING PROPOSALS?

A:	Approval of the First Federal Bancorp Merger Agreement proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Federal Bancorp common stock entitled to be cast. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Agreement proposal.

Assuming a quorum is present at the First Federal Bancorp special meeting, approval of the First Federal Bancorp adjournment proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on the First Federal Bancorp adjournment proposal. Abstentions will have the same effect as shares voted against the First Federal Bancorp adjournment proposal, and broker non-votes will not affect whether the First Federal Bancorp adjournment proposal is approved.

As of the record date for the special meeting, directors and executive officers of First Federal Bancorp, together with their affiliates, had sole or shared voting power over approximately 11.6% of the First Federal Bancorp common stock outstanding and entitled to vote at the special meeting.

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Q:	HOW MAY FIRST FEDERAL BANCORP STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS?

A:	First Federal Bancorp stockholders may vote by signing, dating and returning the proxy card in the enclosed prepaid return envelope as soon as possible or by attending the special meeting and voting in person. This will enable their shares to be represented and voted at the special meeting.

Q:	WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A FIRST FEDERAL BANCORP STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE FIRST FEDERAL BANCORP SPECIAL MEETING?

A:	No. A broker or bank WILL NOT be able to vote your shares with respect to the First Federal Bancorp Merger Agreement proposal without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker or bank to ensure that all shares of First Federal Bancorp common stock that you own are voted at the special meeting.

Q:	WILL FIRST FEDERAL BANCORP STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE FIRST FEDERAL BANCORP SPECIAL MEETING IN PERSON?

A:	Yes. Submitting a proxy will not affect the right of any First Federal Bancorp stockholder to vote in person at the special meeting. If you hold your shares in street name and wish to attend the meeting, you will need to bring proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of First Federal Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or nominee who is the record holder of your shares. You will also need to bring proof of identity to vote at the meeting.

Q:	WHAT DO FIRST FEDERAL BANCORP STOCKHOLDERS NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, First Federal Bancorp stockholders are requested to vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote the stockholder’s First Federal Bancorp shares at the special meeting as the stockholder directs. If a stockholder signs and sends in a proxy card and does not indicate how the stockholder wishes to vote, the proxy will be voted “FOR” both of the special meeting proposals.

Q:	WHAT SHOULD A FIRST FEDERAL BANCORP STOCKHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?

A:	As a First Federal Bancorp stockholder, you may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your First Federal Bancorp shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold First Federal Bancorp shares. If you are a holder of record and your First Federal Bancorp shares are registered in more than one name, you will receive more than one proxy card. In addition, if you are a holder of both Alpena Banking Corporation common stock and First Federal Bancorp common stock, you will receive one or more separate proxy cards or voting instruction cards for each company. Please complete, sign, date and return each

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proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus in the sections entitled “Special Meeting of First Federal Bancorp Stockholders” and “Special Meeting of Alpena Banking Corporation. Stockholders.”

Q:	MAY A FIRST FEDERAL BANCORP STOCKHOLDER CHANGE OR REVOKE THE STOCKHOLDER’S VOTE AFTER SUBMITTING A PROXY?

A:	Yes. If you have not voted through your broker, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of First Federal Bancorp, which must be filed with the Corporate Secretary by the time the special meeting begins; or

•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker to vote your shares, you must follow your broker’s directions to change your vote.

Q:	IF I AM A FIRST FEDERAL BANCORP STOCKHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the Merger or the special meeting, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact First Federal Bancorp’s proxy solicitor, Phoenix Advisory Partners, LLC, at (800) ___________.

Q:	WHERE CAN I FIND MORE INFORMATION ABOUT FIRST FEDERAL BANCORP AND ALPENA BANKING CORPORATION?

A:	You can find more information about First Federal Bancorp and Alpena Banking Corporation from the various sources described under the section entitled “Where You Can Find More Information” at the end of this joint proxy statement/prospectus.

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SUMMARY

This summary highlights selected information in this joint proxy statement/prospectus and may not contain all of the information important to you. To understand the Merger more fully, you should read this entire document carefully, including the documents attached to this Joint proxy statement/prospectus.

The Companies

First Federal Bancorp and First Federal of Northern Michigan

First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) is a Maryland corporation and a savings and loan holding company that owns all of the outstanding shares of common stock of First Federal of Northern Michigan, a federal savings bank (“First Federal”). First Federal Bancorp was incorporated in 2004 for the purpose of becoming the savings and loan holding company of First Federal. At March 31, 2014, we had consolidated assets of $215.3 million, deposits of $165.7 million and stockholders’ equity of $24.0 million. As of March 31, 2014, First Federal Bancorp had 2,884,049 shares of common stock issued and outstanding. First Federal Bancorp’s executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Its phone number at that address is (800) 498-0013. First Federal Bancorp’s common stock is listed on The Nasdaq Capital Market under the symbol “FFNM.” First Federal Bancorp conducts its operations primarily through First Federal which has eight full-service facilities located in Alpena (two offices), Cheboygan, Emmet, Iosco, Otsego, Montmorency and Oscoda Counties, Michigan.

Alpena Banking Corporation and Bank of Alpena

Alpena Banking Corporation is a Michigan corporation and a bank holding company that owns all of the outstanding shares of common stock of Bank of Alpena. Alpena Banking Corporation was incorporated in connection with the chartering of Bank of Alpena, a Michigan-chartered commercial bank which was founded in 2001. To date, other than owning Bank of Alpena, Alpena Banking Corporation has had no material operations. Bank of Alpena operates from its office in Alpena, Michigan, and at March 31, 2014 had total assets of $69.9 million, total deposits of $62.7 million and stockholder equity of $6.9 million. Bank of Alpena was formed by a group of business leaders in and around Alpena, Michigan primarily to address their perceived need for a community bank, with local decision making capabilities, to deliver commercial lending services to small and mid-sized businesses in the area. As of March 31, 2014, Alpena Banking Corporation had 533,700 shares of common stock issued and outstanding. Bank of Alpena’s address is 468 North Ripley Boulevard, Alpena, Michigan 49707. Its phone number at that address is (989) 358-9900. Its common stock is not quoted nor does it trade on any stock exchange or on the OTC Bulletin Board.

Special Meeting of Alpena Banking Corporation Stockholders; Required Vote (page 29)

A special meeting of Alpena Banking Corporation stockholders is scheduled to be held at Bank of Alpena located at 468 North Ripley Boulevard, Alpena, Michigan at ______.m., Eastern Time, on __________, 2014. At the special meeting, you will be asked to vote on a proposal to approve the Merger Agreement between Alpena Banking Corporation and First Federal Bancorp. You may also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement.

Only Alpena Banking Corporation stockholders of record as of the close of business on ___________ are entitled to notice of, and to vote at, the Alpena Banking Corporation special meeting and any adjournments or postponements of the special meeting.

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Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of Alpena Banking Corporation common stock entitled to vote. As of the record date, there were 533,700 shares of Alpena Banking Corporation common stock outstanding and entitled to vote. The directors and executive officers of Alpena Banking Corporation, as a group, beneficially owned 164,500 shares of Alpena Banking Corporation common stock, representing approximately 30.8% of the outstanding shares of Alpena Banking Corporation common stock as of the record date and have agreed to vote their shares in favor of the Merger at the special meeting.

Special Meeting of First Federal Bancorp, Inc. Stockholders; Required Vote (page 31)

A special meeting of First Federal Bancorp stockholders is scheduled to be held at ______________, Alpena, Michigan at _____.m., Eastern Time, on ________, 2014. At the special meeting, you will be asked to vote on a proposal to approve the Merger Agreement between Alpena Banking Corporation and First Federal Bancorp. You may also be asked to vote to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger.

Only First Federal Bancorp stockholders of record as of the close of business on ____________, 2014 are entitled to notice of, and to vote at, the First Federal Bancorp special meeting and any adjournments or postponements of the meeting.

Approval of the Merger Agreement requires the affirmative vote of holders of a majority of the outstanding shares of First Federal Bancorp common stock entitled to vote. As of the record date, there were 2,884,049 shares of First Federal Bancorp common stock outstanding. The directors and executive officers of First Federal Bancorp, in the aggregate, beneficially owned 334,990 shares of First Federal Bancorp common stock, representing approximately 11.6% of the outstanding shares of First Federal Bancorp common stock as of the record date.

The Merger and the Merger Agreement (page 33)

First Federal Bancorp’s merger with Alpena Banking Corporation is governed by the Merger Agreement. The Merger Agreement provides that, if all of the conditions are satisfied or waived, Alpena Banking Corporation will be merged with and into First Federal Bancorp with First Federal Bancorp as the surviving entity. We encourage you to read the Merger Agreement, which is included as Appendix A to this joint proxy statement/prospectus.

What Alpena Banking Corporation Stockholders Will Receive in the Merger (page 58)

Under the Merger Agreement, each share of Alpena Banking Corporation common stock will be exchanged for 1.549 shares of First Federal Bancorp common stock.

Comparative Market Prices (page 28)

The following table shows the closing price per share of First Federal Bancorp common stock and the equivalent price per share of Alpena Banking Corporation common stock, giving effect to the Merger, on January 23, 2014, which is the last day on which shares of First Federal Bancorp common stock traded preceding the public announcement of the proposed Merger, and on ___________, 2014, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus. The equivalent price per share of Alpena Banking Corporation common stock was computed by multiplying the price of a share of First Federal Bancorp common stock by the 1.549 exchange ratio. See “Description of the Merger –Consideration to be Received in the Merger” on page 58.

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	First Federal Bancorp Common Stock		Equivalent Price Per Share of Alpena Banking Corporation Common Stock

January 23, 2014		$5.15		$7.98
_________,2014	$	____	$	____

Recommendation of Alpena Banking Corporation’s Board of Directors (page 35)

The Alpena Banking Corporation board of directors has unanimously approved the Merger Agreement and the Merger. The Alpena Banking Corporation board of directors believes that the Merger Agreement, including the Merger, is fair to, and in the best interests of, Alpena Banking Corporation and its stockholders, and therefore unanimously recommends that Alpena Banking Corporation stockholders vote “FOR” the proposal to approve the Merger Agreement. In reaching this decision, Alpena Banking Corporation’s board of directors considered a variety of factors, which are described in the section captioned “Description of the Merger – Recommendation of the Alpena Banking Corporation Board of Directors; Alpena Banking Corporation’s Reasons for the Merger” beginning on page 35.

Additionally, the Alpena Banking Corporation board of directors unanimously recommends that Alpena Banking Corporation stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Opinion of Alpena Banking Corporation’s Financial Advisor (page 39)

In deciding to approve the Merger, one of the factors considered by Alpena Banking Corporation’s board of directors was the opinion of RP Financial, which served as financial advisor to Alpena Banking Corporation’s board of directors. RP Financial delivered its written opinion on January 23, 2014 that the Merger consideration is fair to the holders of Alpena Banking Corporation common stock from a financial point of view. The full text of this opinion is included Appendix B to the joint proxy statement/prospectus. You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review conducted by RP Financial. Alpena Banking Corporation has agreed to pay RP Financial a fee of $50,000 for its services in connection with the Merger and reimbursement of reasonable expenses.

Recommendation of First Federal Bancorp’s Board of Directors (page 50)

The First Federal Bancorp board of directors has unanimously approved the Merger Agreement and the Merger. The First Federal Bancorp board of directors believes that the Merger Agreement, including the Merger, is fair to, and in the best interests of, First Federal Bancorp and its stockholders, and therefore unanimously recommends that First Federal Bancorp stockholders vote “FOR” the proposal to approve the Merger Agreement. In reaching this decision, First Federal Bancorp’s board of directors considered a variety of factors, which are described in the section captioned “Description of the Merger – Recommendation of First Federal Bancorp’s Board of Directors and Reasons for Merger” beginning on page 50.

Additionally, the First Federal Bancorp board of directors unanimously recommends that First Federal Bancorp stockholders vote “FOR” the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

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Opinion of First Federal Bancorp’s Financial Advisor (page 52)

In deciding to approve the Merger, one of the factors considered by First Federal Bancorp’s board of directors was the opinion of Austin Associates, which served as financial advisor to First Federal Bancorp’s board of directors. Austin Associates delivered its written opinion on January 23, 2014 that the Merger consideration is fair to the holders of First Federal Bancorp common stock from a financial point of view. The full text of this opinion is included as Appendix C to the joint proxy statement/prospectus. You should read the opinion carefully to understand the procedures followed, assumptions made, matters considered and limitations of the review conducted by Austin Associates. First Federal Bancorp has agreed to pay Austin Associates fees of $10,000 for the analysis and advisory services leading up to signing of the Merger Agreement, an additional fee of $20,000 upon execution of the Merger Agreement which included the issuance of its fairness opinion and a fee, at closing of the Merger, equal to $70,000. In addition to these fees, Austin Associates will also be reimbursed for its reasonable expenses in connection with the Merger.

Regulatory Matters Relating to the Merger (page 60)

Under the terms of the Merger Agreement, the Merger cannot be completed unless the parties first receive all required bank regulatory approvals. First Federal Bancorp has submitted a request to the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to waive the requirement that it register as a bank holding company in connection with the acquisition of Bank of Alpena. Because Bank of Alpena will be merged into First Federal at the effective time of the Merger, First Federal Bancorp expects that the Federal Reserve Board will grant this waiver. If First Federal Bancorp does not obtain such a waiver it will require approval of the Federal Reserve Board to become a bank holding company. Additionally, the merger of Bank of Alpena with and into First Federal requires the approval of the Office of the Comptroller of the Currency (“OCC”). First Federal has filed a bank merger act application with the OCC for this purpose. As of the date of this joint proxy statement/prospectus, First Federal Bancorp has not received a waiver from the Federal Reserve Board and First Federal has not received an approval from the OCC. While First Federal Bancorp and First Federal do not know of any reason why they would not be able to obtain approvals and waivers in a timely manner, First Federal Bancorp cannot be certain when or if it will receive these regulatory approvals and waivers.

Conditions to Completing the Merger (page 64)

The completion of the Merger is subject to the fulfillment of a number of conditions, including:

•	approval of the Merger Agreement at the special meetings of First Federal Bancorp and Alpena Banking Corporation, in each case by a majority of the outstanding shares of common stock entitled to vote;
•	approval of the transaction by the appropriate regulatory authorities;
•	receipt by each party of opinions from legal counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;
•	the continued accuracy of representations and warranties made on the date of the Merger Agreement; and
•	no material adverse effect on either party to the Merger Agreement has occurred.

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Terminating the Merger Agreement (page 75)

The Merger Agreement may be terminated by mutual consent of First Federal Bancorp and Alpena Banking Corporation at any time prior to the completion of the Merger. Additionally, subject to conditions and circumstances described in the Merger Agreement, either First Federal Bancorp or Alpena Banking Corporation may terminate the Merger Agreement if, among other things, any of the following occur:

•	the Merger has not been consummated by December 31, 2014;

•	Alpena Banking Corporation stockholders do not approve the Merger Agreement at the Alpena Banking Corporation special meeting;

•	First Federal Bancorp stockholders do not approve the Merger Agreement at the First Federal Bancorp special meeting;

•	a required regulatory approval is denied or a governmental authority blocks the Merger; or

•	there is a breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which cannot be cured, or has not been cured within 30 days after the giving of written notice to such party of such breach.

Alpena Banking Corporation may also terminate the Merger Agreement if First Federal Bancorp’s total stockholders’ equity on the last day of the month prior to the month of the closing of the Merger, computed in accordance with United States generally accepted accounting principles (“GAAP”), is less than $22,060,000, adjusted to eliminate the transaction costs of the Merger and any changes in accumulated other comprehensive income.

First Federal Bancorp may also terminate the Merger Agreement if Alpena Banking Corporation’s total stockholders’ equity on the last day of the month prior to the month of the closing of the Merger, computed in accordance with GAAP, is less than $6,307,000, adjusted to eliminate the transaction costs of the Merger and any changes in accumulated other comprehensive income.

Termination Fee (page 76)

Under certain circumstances described in the Merger Agreement, First Federal Bancorp may demand from Alpena Banking Corporation a termination fee of $200,000 or, if greater, reimbursement of up to $400,000 for actual costs and expenses incurred by First Federal Bancorp, in connection with the termination of the Merger Agreement. Under certain circumstances, Alpena Banking Corporation may demand from First Federal Bancorp $200,000 for fees incurred by Alpena Banking Corporation in connection with the Merger. See “Description of the Merger – Termination Fee” beginning on page 76 for a list of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 62)

In considering the recommendation of the board of directors of Alpena Banking Corporation to adopt the Merger Agreement, you should be aware that some of Alpena Banking Corporation’s directors and officers may have interests in the Merger that are different from, or in addition to, the interests of Alpena Banking Corporation’s stockholders generally. These include the appointment of four Alpena

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Banking Corporation directors to the board of directors of First Federal Bancorp; the vesting of 10,500 restricted shares of Alpena Banking Corporation common stock to Craig A. Kus, President and Chief Executive Officer and a director of Alpena Banking Corporation, at the effective time of the Merger, which based on the 1.549 exchange ratio and the closing price of First Federal Bancorp as of __________, 2014 has a value of approximately $________; provisions in the Merger Agreement relating to indemnification of directors and officers and insurance for directors and officers of Alpena Banking Corporation for events occurring before the Merger; and the appointment of Craig A. Kus and Joseph Garber, each executive officers of Bank of Alpena, as executive officers of First Federal. Alpena Banking Corporation’s board of directors was aware of these interests and took them into account in approving the Merger. See “Description of the Merger – Interests of Certain Persons in the Merger that are Different from Yours” On page 62.

Accounting Treatment of the Merger (page 58)

The Merger will be accounted for using the purchase method in accordance with U.S. GAAP.

Comparison of Rights of Stockholders (page 80)

When the Merger is completed, Alpena Banking Corporation stockholders will become First Federal Bancorp stockholders and their rights will be governed by Maryland law and by First Federal Bancorp’s articles of incorporation and bylaws. See “Comparison of Rights of Stockholders” beginning on page 80 for a summary of the material differences between the respective rights of Alpena Banking Corporation and First Federal Bancorp stockholders.

No Dissenters’ Rights for Alpena Banking Corporation Stockholders (page 33)

Under the Michigan Business Corporation Act, Alpena Banking Corporation stockholders do not have dissenters’ rights of appraisal. See “No Dissenters’ Rights for Alpena Banking Corporation Stockholders” on page 33.

Material Federal Income Tax Consequences of the Merger (page 58)

Provided that the Merger will qualify as a tax-free reorganization for federal income tax purposes, Alpena Banking Corporation stockholders will not recognize gain or loss for their shares of Alpena Banking Corporation stock that are exchanged for First Federal Bancorp stock, other than partial shares for which they will received cash. For a more detailed discussion of the material federal income tax consequences of the transaction, please see the section “Description of the Merger – Material Federal Income Tax Consequences of the Merger” beginning on page 58.

This tax treatment may not apply to all Alpena Banking Corporation stockholders. Determining the actual tax consequences of the Merger to Alpena Banking Corporation stockholders can be complicated. Alpena Banking Corporation stockholders should consult their own tax advisor for a full understanding of the Merger’s tax consequences that are particular to each stockholder.

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RISK FACTORS

In addition to the other information contained in this joint proxy statement/prospectus, you should consider carefully the risk factors described below, in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements in this document. Please refer to the section of this joint proxy statement/prospectus titled “Caution About Forward-Looking Statements” beginning on page 18.

Risks Related to the Transaction

The price of First Federal Bancorp common stock will fluctuate, and therefore Alpena Banking Corporation stockholders will not know until the effective time of the Merger the value of the consideration they will receive in the Merger.

Because the per share stock consideration is fixed at 1.549 shares of First Federal Bancorp common stock, the market value of the First Federal Bancorp common stock to be issued in the Merger will depend upon the market price of First Federal Bancorp common stock. This market price likely will vary from the closing price of First Federal Bancorp common stock on the date the Merger was announced, on the date that this joint proxy statement/prospectus was mailed, and on the dates of the First Federal Bancorp and Alpena Banking Corporation special meetings. Accordingly, at the time of the special meeting of stockholders, Alpena Banking Corporation stockholders will not necessarily know or be able to calculate the value of the merger consideration they would be entitled to receive upon completion of the Merger. You should obtain current market quotations for shares of First Federal Bancorp common stock.

The price of First Federal Bancorp common stock might decrease after the Merger.

Following the Merger, holders of Alpena Banking Corporation common stock will become stockholders of First Federal Bancorp. First Federal Bancorp common stock could decline in value after the Merger. For example, during the twelve-month period ending on __________ ___, 2014 (the most recent practicable date before the printing of this joint proxy statement/prospectus), the closing price of First Federal Bancorp common stock varied from a low of $______ to a high of $_____ and ended that period at $_____. The market value of First Federal Bancorp common stock fluctuates based upon general market conditions, First Federal Bancorp’ business and prospects and other factors. Further, the market price of First Federal Bancorp common stock after the Merger may be affected by factors different from those affecting the common stock of First Federal Bancorp or Alpena Banking Corporation currently. The businesses of Alpena Banking Corporation and First Federal Bancorp differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of Alpena Banking Corporation and First Federal Bancorp. For a discussion of the businesses of Alpena Banking Corporation see “Information With Regard to Alpena Banking Corporation” beginning on page 87 and Appendix D, and for a discussion of the business of First Federal Bancorp see “Information With Regard to First Federal Bancorp” beginning on page 100 and Appendix E and Appendix F.

First Federal Bancorp may be unable to successfully integrate Alpena Banking Corporation’s operations and retain Alpena Banking Corporation’s employees.

The Merger involves the integration of two companies that have previously operated independently. First Federal Bancorp has never before merged with or acquired another financial institution. The difficulties of combining the operations of the two companies include: integrating

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personnel with diverse business backgrounds; combining different corporate cultures; and retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Alpena Banking Corporation who are expected to be retained by First Federal Bancorp. First Federal Bancorp may not be successful in retaining these employees for the time period necessary to successfully integrate Alpena Banking Corporation’s operations with those of First Federal Bancorp. The diversion of management’s attention and any delay or difficulty encountered in connection with the Merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operation of First Federal Bancorp following the Merger.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire Alpena Banking Corporation.

Until the completion of the Merger, with some exceptions, Alpena Banking Corporation is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than First Federal Bancorp. In addition, Alpena Banking Corporation has agreed to pay a termination fee to First Federal Bancorp in specified circumstances. These provisions could discourage other companies from trying to acquire Alpena Banking Corporation even though those other companies might be willing to offer greater value to Alpena Banking Corporation’s stockholders than First Federal Bancorp has offered in the Merger. The payment of the termination fee could also have a material adverse effect on Alpena Banking Corporation’s financial condition.

Certain of Alpena Banking Corporation’s officers and directors have interests that are different from, or in addition to, interests of Alpena Banking Corporation stockholders generally.

In considering the recommendation of the board of directors of Alpena Banking Corporation to adopt the Merger Agreement, you should be aware that some of Alpena Banking Corporation’s directors and officers may have interests in the Merger that are different from, or in addition to, the interests of Alpena Banking Corporation’s stockholders generally. These include the appointment of four directors of Alpena Banking Corporation to the board of directors of First Federal Bancorp; the vesting of 10,500 restricted shares of Alpena Banking Corporation common stock to Craig A. Kus, President and Chief Executive Officer and a director of Alpena Banking Corporation, at the effective time of the Merger; which based on the 1.549 exchange ratio and the closing price of First Federal Bancorp as of __________, 2014 has a value of approximately $________; provisions in the Merger Agreement relating to indemnification of directors and officers and insurance for directors and officers of Alpena Banking Corporation for events occurring before the Merger; and the appointment of Craig A. Kus and Joseph Garber, each executive officers of Bank of Alpena, as executive officers of First Federal. Members of Alpena Banking Corporation’s board of directors were aware of these interests and took them into account in approving the Merger. For a more detailed discussion of these interests, see “Description of the Merger – Interests of Certain Persons in the Merger that are Different from Yours” beginning on page 62.

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Failure to complete the Merger could negatively impact the stock prices and future businesses and financial results of First Federal Bancorp and Alpena Banking Corporation.

If the Merger is not completed, the ongoing businesses of First Federal Bancorp and Alpena Banking Corporation may be adversely affected and First Federal Bancorp and Alpena Banking Corporation will be subject to several risks, including the following:

•	First Federal Bancorp and Alpena Banking Corporation will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisor and printing fees;

•	under the Merger Agreement, Alpena Banking Corporation is subject to certain restrictions on the conduct of its business prior to completing the Merger, which may adversely affect its ability to execute certain of its business strategies; and

•	matters relating to the Merger may require substantial commitments of time and resources by First Federal Bancorp and Alpena Banking Corporation management, which could otherwise have been devoted to other opportunities that may have been beneficial to First Federal Bancorp and Alpena Banking Corporation as independent companies, as the case may be.

In addition, if the Merger is not completed, First Federal Bancorp and/or Alpena Banking Corporation may experience negative reactions from the financial markets and from their respective customers and employees. This risk may be particularly significant since the parties share the same primary market area. First Federal Bancorp and/or Alpena Banking Corporation also could be subject to litigation related to any failure to complete the Merger or to enforcement proceedings commenced against First Federal Bancorp or Alpena Banking Corporation to perform their respective obligations under the Merger Agreement. If the Merger is not completed, First Federal Bancorp and Alpena Banking Corporation cannot assure their stockholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of First Federal Bancorp and/or Alpena Banking Corporation.

Alpena Banking Corporation stockholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

Alpena Banking Corporation stockholders currently have the right to vote in the election of the Alpena Banking Corporation’s board of directors and on various other matters affecting Alpena Banking Corporation. Upon the completion of the Merger, each Alpena Banking Corporation stockholder will become a stockholder of First Federal Bancorp with a percentage ownership of the combined organization that is much smaller than the stockholder’s percentage ownership of Alpena Banking Corporation. It is expected that the former stockholders of Alpena Banking Corporation in the aggregate will receive shares in the merger constituting approximately 22.6% of the outstanding shares of First Federal Bancorp common stock immediately after the Merger. As a result, Alpena Banking Corporation stockholders will have significantly less influence on the management and policies of First Federal Bancorp than they now have on the management and policies of Alpena Banking Corporation.

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The shares of First Federal Bancorp common stock to be received by Alpena Banking Corporation stockholders as a result of the Merger will have different rights from shares of Alpena Banking Corporation common stock.

Following completion of the Merger, Alpena Banking Corporation stockholders will no longer be stockholders of Alpena Banking Corporation but will instead be stockholders of First Federal Bancorp. Alpena Banking Corporation is a Michigan corporation governed by the Michigan Business Corporation Act and the restated articles of incorporation and bylaws of Alpena Banking Corporation. First Federal Bancorp is a Maryland corporation governed by the Maryland General Corporation Law and its articles of incorporation and bylaws. Accordingly, there may be important differences between the current rights of Alpena Banking Corporation stockholders and the rights of First Federal Bancorp stockholders that may be important to Alpena Banking Corporation stockholders. See “Comparison of Rights of Stockholders” beginning on page 80 for a discussion of the different rights associated with First Federal Bancorp common stock and Alpena Banking Corporation common stock.

The fairness opinion obtained by Alpena Banking Corporation from its financial advisor does not reflect changes in circumstances subsequent to the date of the fairness opinion.

RP Financial, Alpena Banking Corporation’s financial advisor in connection with the Merger, has delivered to the board of directors of Alpena Banking Corporation its opinion dated as of January 23, 2014. The opinion of RP Financial stated that as of such date, and based upon and subject to the factors and assumptions set forth therein, the Merger consideration to be paid to the holders of the outstanding shares of Alpena Banking Corporation common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of First Federal Bancorp or Alpena Banking Corporation, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the relative values of First Federal Bancorp and Alpena Banking Corporation.

The fairness opinion obtained by First Federal Bancorp from its financial advisor does not reflect changes in circumstances subsequent to the date of the fairness opinion.

Austin Associates, First Federal Bancorp’s financial advisor in connection with the Merger, has delivered to the board of directors of First Federal Bancorp its opinion dated as of January 23, 2014. The opinion of Austin Associates stated that as of such date, and based upon and subject to the factors and assumptions set forth therein, the Merger consideration to be paid to the holders of the outstanding shares of Alpena Banking Corporation common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Alpena Banking Corporation or First Federal Bancorp, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinion is based, may materially alter or affect the relative values of Alpena Banking Corporation and First Federal Bancorp.

There is no assurance when or even if the Merger will be completed.

Completion of the Merger is subject to satisfaction or waiver of a number of conditions. See “Description of the Merger – Conditions to Completing the Merger” on page 64. There can be no assurance that First Federal Bancorp and Alpena Banking Corporation will be able to satisfy the closing conditions or that closing conditions beyond their control will be satisfied or waived.

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First Federal Bancorp and Alpena Banking Corporation can agree at any time to terminate the Merger Agreement, even if Alpena Banking Corporation stockholders and First Federal Bancorp stockholders have already voted to approve the Merger Agreement. First Federal Bancorp and Alpena Banking Corporation can also terminate the Merger Agreement under other specified circumstances.

The Merger is subject to the receipt of consents and approvals from regulatory authorities that may impose conditions that could have an adverse effect on First Federal Bancorp or, if not obtained, could prevent completion of the Merger.

Before the Merger may be completed, various approvals and/or waivers must be obtained from regulatory entities. These regulators may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Any such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of First Federal Bancorp following the Merger.

Either First Federal Bancorp or Alpena Banking Corporation may terminate the Merger Agreement if the Merger has not been completed by December 31, 2014, unless the failure of the Merger to be completed has resulted from the failure of the party seeking to terminate the merger agreement to perform its obligations under the Merger Agreement.

Any failure to successfully integrate the business of Alpena Banking Corporation could adversely affect First Federal Bancorp’ results of operations or financial condition.

There are significant risks and uncertainties associated with mergers and acquisitions. The success of First Federal Bancorp’ merger with Alpena Banking Corporation will depend, in part, on First Federal Bancorp’ ability to realize the anticipated benefits and cost savings from combining the businesses of First Federal Bancorp with Alpena Banking Corporation. If First Federal Bancorp is not able to successfully integrate these businesses, the anticipated benefits and cost savings of the acquisition may not be realized fully or may take longer to realize than expected. For example, First Federal Bancorp may fail to realize the growth opportunities and cost savings anticipated to be derived from the acquisition. In addition, as with regard to any of acquisition, a significant decline in asset valuations or cash flows may also cause First Federal Bancorp not to realize expected benefits.

To the extent that the value of the shares of First Federal Bancorp common stock to be issued in the Merger exceeds the fair value of the net assets, including identifiable intangibles of Alpena Banking Corporation, at the effective date of the Merger, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the Merger could adversely impacting the carrying value of the goodwill recognized in the Mergers, and in turn negatively affect First Federal Bancorp’s financial condition.

Risks Related to First Federal Bancorp

Throughout this section of “Risk Factors,” references to “we,” “our” and “us” refer to First Federal Bancorp and First Federal on a consolidated basis.

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We have a high concentration of loans secured by real estate in our market area. Adverse economic conditions, both generally and in our market area, could adversely affect our financial condition and results of operations.

We have relatively few loans outside of our market area which we consider to be the northeastern portion of the lower peninsula of Michigan, and, as a result, we have a greater risk of loan defaults and losses in the event of a further economic downturn in our market area, as adverse economic conditions may have a negative effect on the ability of our borrowers to make timely payments of their loans. During the last several years, economic conditions and real estate values within our market area have declined significantly. We believe that these conditions in our market area have contributed to our non-performing assets, loan charge-offs and our provisions for loan losses.

More generally, the United States experienced a severe economic recession in 2008 and 2009, the effects of which have continued through 2013 and into 2014. Recent growth has been slow and unemployment remains at high levels. As a result, economic recovery is expected to be slow and loan portfolio quality has remained poor at many financial institutions reflecting, in part, the continuing weak United States economy and high unemployment rates.

Alpena County lags both the State of Michigan and the United States with respect to most economic and demographic data points. Specifically, according to the U.S. Census Bureau, the population of Alpena County has declined from 31,300 in 2000 to 29,600 in 2013 and is projected to decline to 29,400 by 2018. Further, the median household income for Alpena County in 2013 was $34,500 compared to the Michigan median household income for 2013 of $46,400 and the U.S. median household income of $51,300. Additionally, the unemployment rate for Alpena County for 2013 was 10.4%, compared to a 2013 Michigan unemployment rate of 8.0% and 2013 the U.S. employment rate of 6.7%.

We believe that the unfavorable economic conditions of the past several years will continue to have an unfavorable impact on our operations as long as they persist.

A significant portion of our loans are commercial real estate and commercial loans, which carry greater credit risk than loans secured by owner-occupied one- to four-family real estate.

At March 31, 2014, commercial real estate loans totaled $51.6 million, or 37.6% of our loan portfolio, and commercial loans, including term loans and revolving lines of credit, totaled $12.3 million, or 8.9% of our total loan portfolio. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans generally expose a lender to greater credit risk than loans secured by owner-occupied one- to four-family real estate. Commercial real estate and commercial loans also have greater credit risk than residential real estate because repayment is dependent on income being generated in amounts sufficient to cover operating expenses, property maintenance and debt service, and because repayment is generally dependent upon the successful operation of the borrower’s business.

If loans that are collateralized by real estate or other business assets become troubled and the value of the collateral has been significantly impaired, then we may not be able to recover the full contractual amount of principal and interest that we anticipated at the time we originated the loan, which could cause us to increase our provision for loan losses and adversely affect our operating results and financial condition.

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Our business may be adversely affected by credit risk associated with residential property.

At March 31, 2014, $63.6 million, or 46.4% of our total loan portfolio, was secured by one-to-four family residential real estate mortgage loans which are generally sensitive to regional and local economic conditions that significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. The decline in residential real estate values as a result of the downturn in the Michigan housing market has reduced the value of the real estate collateral securing these types of loans and increased the risk that we would incur losses if borrowers default on their loans reflected in our recent charge-off experience on these loans.

Many of our one-to-four family residential real estate mortgage loans are secured by liens on mortgage properties in which the borrowers have little or no equity because of the decline in home values in our market areas.  Residential loans with combined higher loan-to-value ratios will be more sensitive to declining property values than those with lower combined loan-to-value ratios and therefore may experience a higher incidence of default and severity of losses. In addition, if the borrowers sell their homes, they may be unable to repay their loans in full from the sale proceeds.  Further, a significant amount of our home equity loans and lines of credit consist of second mortgage loans. For those home equity loans and lines of credit secured by a second mortgage, it is unlikely that we will be successful in recovering all or a portion of our loan proceeds in the event of default unless we are prepared to repay the first mortgage loan and such repayment and the costs associated with a foreclosure are justified by the value of the property.  For these reasons, we may experience higher rates of delinquencies, default and losses on our residential loans.

If our allowance for loan losses is not sufficient to cover actual loan losses, we may be required to make additional provisions for loan losses, which would cause our earnings to decrease.

We are exposed to the risk that our borrowers may default on their obligations. A borrower’s default on its obligations under one or more loans may result in lost principal and interest income and increased operating expenses as a result of the allocation of management time and resources to the collection and work-out of the loan. In certain situations, where collection efforts are unsuccessful or acceptable work-out arrangements cannot be reached, we may have to charge-off the loan in whole or in part. In such situations, we may acquire real estate or other assets, if any, that secure the loan through foreclosure or other similar available remedies, and the amount owed under the defaulted loan may exceed the value of the assets acquired.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate other factors including, among other things, current economic conditions. If our assumptions are incorrect, or if delinquencies do not continue to improve or non-accrual and non-performing loans increase, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which would require additions to our allowance, which could materially decrease our net income.

In addition, bank regulators periodically review our allowance for loan losses and, based on their judgments and information available to them at the time of their review, may require us to increase our allowance for loan losses or recognize further loan charge-offs. An increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may result in a decrease of our net income and, possibly, our capital position, which may have a material adverse effect on our financial condition and results of operations.

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Changes in interest rates could adversely affect our results of operations and financial condition.

Our profitability depends substantially on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Increases in interest rates may decrease loan demand and make it more difficult for borrowers to repay adjustable-rate loans. In addition, as market interest rates rise, we will have competitive pressures to increase the rates we pay on deposits. Because interest rates we pay on our deposits would be expected to increase more quickly than the increase in the yields we earn on our interest-earning assets, our net interest income would be adversely affected.

We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage-related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments at rates that are comparable to the interest rates on existing loans and securities.

A downturn in the local economy or a decline in real estate values could hurt our profits.

Our local economy may affect our future growth possibilities and operations in our primary market area. Our future growth opportunities depend on the growth and stability of our regional economy and our ability to expand our market area. In addition, nearly all of our loans are to customers are located in the upper northeast portion of the lower peninsula of Michigan. A downturn in our local economy may limit funds available for deposit and may negatively affect our borrowers’ ability to repay their loans on a timely basis, both of which could have an impact on our profitability. Also, a decline in real estate valuations in our market area would lower the value of the collateral securing our loans.

Our small size makes it more difficult for us to compete.

Our small asset size makes it more difficult to compete with other financial institutions which are generally larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our larger competitors. In addition, our smaller customer base makes it difficult to generate meaningful non-interest income. Finally, as a smaller institution, we are disproportionately affected by the continually increasing costs of compliance with new banking and other regulations.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

First Federal is subject to extensive regulation, supervision and examination by the OCC, as its primary federal regulator, and First Federal Bancorp is supervised and examined by the Federal Reserve Board as a savings and loan holding company. Such regulation and supervision govern the activities in which an institution and its holding companies may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution’s allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy,

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regulations, or legislation, including changes in the regulations governing savings and loan holding companies, could have a material impact on First Federal Bancorp, First Federal and our operations.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings.

Information technology systems are critical to our business. We use various technology systems to manage our customer relationships, general ledger, securities, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches, but such events may still occur and may not be adequately addressed if they do occur. In addition any compromise of our systems could deter customers from using our products and services. Although we rely on security systems to provide security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security.

In addition, we outsource a majority of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business, subject us to additional regulatory scrutiny or expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

New regulations could restrict our ability to originate and sell mortgage loans.

The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid monetary damages under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including:

•	excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans);

•	interest-only payments;

•	negative-amortization; and

•	terms longer than 30 years.

Also, to qualify as a “qualified mortgage,” a borrower’s total monthly debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. Although the significant majority of First Federal’s historical loan originations would qualify as qualified mortgages under the new rule on qualified mortgages, the new rule may limit First Federal’s ability or desire to make certain types of loans or loans to certain borrowers, and may make it

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more costly/and or time consuming to make these loans, which could limit First Federal’s growth and/or profitability. The new rule may also alter First Federal’s residential mortgage loan origination mix between qualified and non-qualified mortgage loans, which could reduce gain on sale fees from secondary market loan sales and affect interest rate risk related to non-qualified loans that are originated and held in First Federal’s portfolio.

We will become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or constrain us from paying dividends or repurchasing shares.

In July 2013, the OCC and the other federal regulators approved a new rule that will substantially amend the regulatory risk-based capital rules applicable to First Federal. The final rule implements the “Basel III” regulatory capital reforms and changes required by the Dodd-Frank Act.

The final rule includes new minimum risk-based capital and leverage ratios, which will be effective for First Federal on January 1, 2015, and refines the definition of what constitutes “capital” for purposes of calculating these ratios. The new minimum capital requirements will be: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 to risk-based assets capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4%. The final rule also establishes a “capital conservation buffer” of 2.5%, and will result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 to risk-based assets capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement would be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase each year until fully implemented in January 2019. An institution will be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations will establish a maximum percentage of eligible retained income that can be utilized for such actions.

The application of more stringent capital requirements for First Federal could, among other things, result in lower returns on equity, require the raising of additional capital, and result in regulatory actions constraining us from paying dividends or repurchasing shares if we were to be unable to comply with such requirements.

We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our current market and contiguous areas. As such, we strive to conduct our business in a manner that enhances our reputation. This is done, in part, by recruiting, hiring and retaining employees who share our core values of being an integral part of the communities we serve, delivering superior service to our customers and caring about our customers and associates. If our reputation is negatively affected, by the actions of our employees, by our inability to conduct our operations in a manner that is appealing to current or prospective customers, or otherwise, our business and operating results may be adversely affected.

Future legislative or regulatory actions could impair our rights against borrowers.

There have been proposals made by members of Congress and others that would reduce the amount distressed borrowers are otherwise contractually obligated to pay under their mortgage loans and

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limit an institution’s ability to foreclose on mortgage collateral. If proposals such as these, or other proposals limiting our rights as a creditor, are implemented, we could experience increased credit losses or increased expense in pursuing our remedies as a creditor.

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CAUTION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The sections of this document which contain forward-looking statements include, but are not limited to, “Questions And Answers About the Merger and the Special Meetings,” “Summary,” “Risk Factors,” “Description of the Merger – Background of the Merger,” “Description of the Merger – Recommendation of the Alpena Banking Corporation Board of Directors; Alpena Banking Corporation’s Reasons for the Merger” and ““Description of the Merger – Recommendation of the First Federal Bancorp Board of Directors; First Federal Bancorp’s Reasons for the Merger.” You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions and the risks and other factors set forth in the “Risk Factors” section beginning on page 7.

Because of these and other uncertainties, First Federal Bancorp’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, First Federal Bancorp’s and Alpena Banking Corporation’s past results of operations do not necessarily indicate First Federal Bancorp’s and Alpena Banking Corporation’s combined future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. Neither First Federal Bancorp nor Alpena Banking Corporation is undertaking an obligation to update these forward-looking statements, even though its situation may change in the future, except as required under federal securities law. Each of First Federal Bancorp and Alpena Banking Corporation qualifies all of its forward-looking statements by these cautionary statements.

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Unaudited Pro Forma combined consolidated financial information relating to the merger

The unaudited pro forma combined consolidated financial information has been prepared using the purchase method of accounting, giving effect to the proposed merger with Alpena Banking Corporation. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First Federal Bancorp and Alpena Banking Corporation as of March 31, 2014 and assumes that the Merger was completed on that date. The unaudited pro forma combined consolidated statements of operations combine the historical financial information of First Federal Bancorp and Alpena Banking Corporation and give effect to the Merger as if it had been completed as of April 1, 2014. The unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Consolidated Financial Information. Certain reclassifications have been made to Alpena Banking Corporation’s historical financial information in order to conform to First Federal Bancorp’s presentation of financial information.

The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of Alpena Banking Corporation at their respective fair values and represents the pro forma estimates by First Federal Bancorp based on available fair value information as of the date of the Merger Agreement. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information.

The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Merger will be determined after the Merger is completed and after completion of thorough analyses to determine the fair value of Alpena Banking Corporation’s tangible and identifiable intangible assets and liabilities as of the date of the Merger. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact First Federal Bancorp’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Alpena Banking Corporation’s stockholders’ equity, including results of operations from March 31, 2014 through the date that the Merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

First Federal Bancorp anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses. Assuming the Merger is consummated in the 3rd quarter of 2014 and based on Alpena Banking Corporation’s 2013 non-interest expense, First Federal Bancorp expects to realize cost savings in calendar 2015 approximating 36.0% of the anticipated non-interest expense of Alpena Banking Corporation. These cost savings are not included in these pro forma statements and there can be no assurance that expected cost savings will be realized. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

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The unaudited pro forma combined consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Alpena Banking Corporation which are contained in Appendix D and of the historical consolidated financial statements and the related notes of First Federal Bancorp which are contained in Appendix E and Appendix F.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of First Federal Bancorp common stock or the actual or future results of operations of First Federal Bancorp for any period. Actual results may be materially different than the pro forma information presented.

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First Federal Bancorp and Subsidiaries

Unaudited Pro Forma Combined Statements of Financial Condition

At March 31, 2014 (1)

	First Federal Bancorp Historical	Alpena Banking Corporation Historical	Pro Forma Adjustments	Pro Forma Combined
	(Dollars in thousands)
Assets
Cash and cash equivalents	$2,868	$472	$(219)	$3,121	(A)
Overnight deposits with Federal Home Loan Bank	279	3,482	—	3,761
Total cash and cash equivalents	3,147	3,954	(219)	6,882

Securities available for sale, at fair value	56,442	24,832	—	81,274
Securities held to maturity	2,255	―	—	2,255
Loans – net	135,326	37,377	759	173,462	(B)
	—	—	(1,900)	(1,900)	(C)
	—	—	156	156	(D)
Loans held for sale	236	—	—	236
Federal Home Loan Bank stock	3,266	157	—	3,423
Property and equipment	5,160	2,774	(1,000)	6,934	(E)
Foreclosed real estate	1,938	283	(100)	2,121	(F)
Accrued interest receivable	828	247		1,075
Intangible assets	10	―	984	994	(G)
Deferred tax asset	658	―	389	1,047	(H)
Originated mortgage servicing right – net	812	―	—	812
Bank owned life insurance	4,639	―	—	4,639
Other assets	550	271	—	821
Total assets	$215,267	$69,895	$(931)	$284,231

Liabilities and Stockholders’ Equity
Liabilities
Non-interest bearing deposits	21,724	14,840	—	36,564
Interest-bearing deposits	143,996	47,833	42	191,871	(I)
Advances from Federal Home Loan	24,233	—	—	24,233
REPO sweep accounts	—	—	—	—
Accrued expenses and other liabilities	1,353	303	—	1,656
Total liabilities	191,306	62,976	42	254,324

Stockholders’ Equity
Common stock	32	5,337	(5,329)	40	(J)
Additional paid-in capital	23,854	—	4,207	28,061	(J)
Retained earnings	2,927	1,680	(1,680)	2,927	(J)
	—	—	1,950	1,950	(K)
	—	—	(219)	(219)	(A)
Treasury stock at cost	(2,964)	—	—	(2,964)
Accumulated other comprehensive (loss) income	112	(98)	98	112	(J)
Total stockholders’ equity	23,961	6,919	(973)	29,907
Total liabilities and stockholders’ equity	$215,267	$69,895	$(931)	$284,231

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First Federal Bancorp and Subsidiaries

Unaudited Pro Forma Combined Statement of Income

For the Quarter Ended March 31, 2014 (1)

	First Federal Bancorp Historical	Alpena Banking Corporation Historical	Pro Forma Adjustments	Pro Forma Combined
	(Dollars in thousands)
Interest Income
Loans, including fees	$1,710	$522	$(31)	$2,201	(L)
Investments:
Securities available for sale	335	103	―	438
Other	―	3	―	3
Total interest income	2,045	628	(31)	2,642

Interest Expense
Deposits	186	34	(42)	178	(M)
Borrowings	63	—	―	63
Total interest expense	249	34	(42)	241
Net Interest Income before provision for loan losses	1,796	594	11	2,401
Provision for Loan Losses	16	—	—	16
Net Interest Income after provision for loan losses	1,780	594	11	2,385
Other Income
Service charges and other fees	181	91	—	272
Net loss on sale of real estate owned and other repossessed assets	(5)	—	―	(5)
Insurance and brokerage commissions	96	—	—	96
Other	64	—	—	64
Total other income	336	91	—	427

Operating Expenses
Compensation and employee benefits	1,109	332	—	1,441
FDIC insurance premiums	46	—	—	46
Amortization of intangible assets	30	—	179	209	(N)
Advertising	28	—	―	28
Occupancy and equipment	236	59	(50)	245	(O)
Data processing service bureau	62	—	―	62
Professional fees	129	—	―	129
Collection activity	18	—	―	18
Real estate owned & other repossessed assets	17	—	―	17
Other	220	285	—	505
Total operating expenses	1,895	676	129	2,700
Income (loss) before income tax expense	221	9	(118)	112
Income tax expense	—	—	—	38	(P)
Net income (loss)	$221	$9	$(118)	$74

Earnings per share
Basic	$0.08	$0.02		$0.02
Diluted	$0.08	$0.02		$0.02
Average shares outstanding
Basic	2,884,049	533,700		3,727,014
Diluted	2,884,049	533,700		3,727,014

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NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The unaudited pro forma combined financial information has been prepared using the purchase method of accounting, giving effect to the Merger as if the transactions had occurred as of the beginning of the earliest period presented. The Merger will be a “reorganization” for federal income tax purposes, and First Federal Bancorp and Alpena Banking Corporation shareholders generally will not recognize, for federal income tax purposes, any gain or loss on the Merger, or the receipt of shares of First Federal Bancorp common stock for their shares of Alpena Banking Corporation.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position had the Merger been consummated at April 1, 2014, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The Merger, which is currently expected to be completed in the third quarter of 2014, provides for the issuance of 1.549 shares of First Federal Bancorp’s common stock in exchange for each share of Alpena Banking Corporation’s common stock and is subject to approval of First Federal Bancorp’s and Alpena Banking Corporation’s shareholders and certain regulatory agencies.

The Merger will be accounted for as an acquisition by First Federal Bancorp using the purchase method of accounting. Accordingly, the assets and liabilities of Alpena Banking Corporation will be recorded at their respective fair values and the values used represent management’s estimates based on available information. The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities, additional information that becomes available and additional analysis that is performed. The final allocation of the purchase price will be determined after the Merger is completed and after completion of thorough analysis to determine the fair value of Alpena Banking Corporation’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets, commitments, executor contracts, and other items of Alpena Banking Corporation as compared with the information shown in the unaudited pro forma combined financial information may change the amount of the purchase price allocated to goodwill and other assets and may impact the statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Alpena Banking Corporation’s shareholders’ equity through the effective date of the Merger will also change the purchase price allocation, which may include the recording of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The accounting policies of both First Federal Bancorp and Alpena Banking Corporation are also being reviewed. Upon completion of such review, conforming adjustments or financial statement reclassifications may be also determined.

Note 2 - Purchase Price Allocation

The pro forma adjustments include the purchase accounting entries to record the merger transaction. The deficit of the purchase price in comparison to the fair value of the assets acquired, net of deferred taxes, is recorded as a bargain purchase gain in the income statement. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. For purposes of this pro forma analysis, fair value adjustments are amortized/accreted using a

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combination of straight-line and sum-of-the-years-digits methodologies over the estimated average remaining lives.

When actual amortization/accretion is recorded for periods following the merger closing, the level yield method will be used where appropriate.  Tax expense related to the net fair value adjustments is calculated at the statutory 34% tax rate.  The allocation of the purchase price is as follows:

Purchase Price Allocation

(in thousands, except share and per share amounts)

Pro Forma Purchase Price
Alpena Banking Corporation Outstanding Common Shares as of effective date of Merger		544,200
Share Conversion (1.549 Conversion factor)		1.549
Total pro forma shares		842,965
Price per share, based on First Federal Bancorp’s price of $5.00 at March 31, 2014		$5.00
Total pro forma purchase price		$4,215

Alpena Banking Corporation Net Assets at Fair Value
Assets
Cash and cash equivalents	$3,954
Securities	$24,989
Loans - net	$36,392
Property and equipment	$1,774
Foreclosed real estate	183
Intangible assets	984
Other assets	907
Total assets	$69,183
Liabilities
Deposits	$62,715
Other liabilities	303
Total liabilities	$63,018
Net assets		$6,165
Preliminary bargain purchase gain		$1,950

Note 3 - Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All fair value adjustments were calculated using a 34% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Note A -	Adjustment includes $219,000 of after-tax expenses expected to be paid by Alpena Banking Corporation prior to the consummation of the Merger. First Federal Bancorp expects to incur pre-tax Merger related costs of approximately $340,000 prior to and after the Merger is consummated, which are not reflected.

Note B -	Elimination of Alpena Banking Corporation’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the company acquired is not carried over.

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Note C -	A fair value adjustment to total loans to reflect credit deterioration in Alpena Banking Corporation’s loan portfolio in the amount of $1.9 million which represents a mark of 5.08% on Bank of Alpena’s outstanding loan portfolio. Individual loan files were reviewed extensively by management to determine an overall credit mark on outstanding loans. The management of Alpena Banking Corporation identified impaired loans of $2.7 million as of December 31, 2013. The loan file review performed by First Federal Bancorp confirmed that the population of impaired loans was complete. By definition, impaired loans of the target are classified as purchased credit impaired based on the guidance in ASC 310-30 and will be accounted for accordingly. The pro forma assumes that future losses would equal the credit mark so no adjustment has been made in future years.

Note D -	A fair value adjustment to total loans reflect differences in interest rates in the amount of $156,000, which was based primarily on an analysis of current market interest rates, credit spreads, loan types, maturity dates and potential prepayments. The fair value adjustment will be amortized into loan interest income over the estimated lives of the affected loans using a level yield methodology. Further assumes the fair value would be recognized over a five-year period.

Note E -	A fair value adjustment to Premises and Equipment reflects the fair market value of either acquired buildings or buildings owned by First Federal Bancorp which it is expected will be consolidated and sold following consummation of the Merger.

Note F -	A fair value adjustment to Other Real Estate Owned reflects the current market value of such properties acquired from the Alpena Banking Corporation based on expected updated valuation data at the time of the closing of the Merger.

Note G -	First Federal Bancorp’s estimate of the fair value of the core deposit intangible asset ($984,000) was estimated by using a discounted cash flow approach. This approach calculates the present value of Bank of Alpena’s core deposit expense compared to the expense associated with an alternative funding source over an expected estimated life. The core deposit intangible will be amortized into noninterest expense over a ten-year period using the sum-of-the-years digit methodology.

Note H -	Adjustment of $389,000 to reflect deferred tax assets associated with the adjustments to record the assets and liabilities of Alpena Banking Corporation at fair value based on First Federal Bancorp’s statutory tax rate of 34%.

Note I -	A fair value adjustment to time deposits to reflect differences in interest rates in the amount of $42,000, which was based primarily on an analysis of current market interest rates and maturity dates. The fair value adjustment will be accreted into interest expense over the estimated lives of the affected time deposits using a level-yield methodology. Further assumes the fair value will be recognized over a one-year period.

Note J -	Stockholders’ equity was adjusted by a net $2.704 million to reflect a $4.215 million credit for the equity component of Merger consideration and $6.919 million debit to eliminate historical equity of Alpena Banking Corporation pursuant to ASC 805, thereby representing a conversion of all Alpena Banking Corporation’s shares into First Federal Bancorp’s common shares on a 1.549 conversion basis.

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Note K -	Amount represents implied bargain purchase gain at the consummation of the Merger based on the difference in the fair value of equity received and the pro forma adjustments applied to the equity received by the stockholders of Alpena Banking Corporation.

Note L -	Interest income on loans has been adjusted to reflect the amortization of the interest rate related fair value adjustment described in Note D. For the credit mark on the loan portfolio, further assumes that future losses would equal the credit mark, so no adjustment has been recognized in future periods. For the interest rate-related fair value adjustment on the loan portfolio, further assumes the fair value adjustment would be recognized over a five-year period.

Note M -	Interest expense on deposits has been adjusted to reflect the amortization of the interest rate related fair value adjustment described Note I.

Note N -	Amortization of intangible assets has been adjusted to reflect the amortization of the core deposit intangible asset described in Note G.

Note O -	Occupancy and equipment has been adjusted to reflect the decrease in depreciation expense on premises and equipment described in Note E.

Note P -	Income tax expense has been adjusted to reflect income statement related adjustments at an effective tax rate of 34%.

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COMPARATIVE PRO FORMA PER SHARE DATA

The following table summarizes selected share and per share information about First Federal Bancorp and Alpena Banking Corporation giving effect to the Merger (which we refer to as “pro forma” information). The data in the table should be read together with the financial information and the financial statements of First Federal Bancorp and Alpena Banking Corporation included in this joint proxy statement/prospectus. The pro forma information is presented as an illustration only. The data do not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor are the data a forecast of the combined financial position or combined results of operations for any future period.

The information about book value per share and shares outstanding assumes that the Merger took place as of March 31, 2014 and is based on the assumptions set forth in the preceding unaudited pro forma combined consolidated statements of financial condition. The information about dividends and earnings per share assumes that the Merger took place as of April 1, 2014 and is based on the assumptions set forth in the preceding unaudited pro forma combined consolidated statements of operations. No pro forma adjustments have been included in these statements of operations which reflect potential effects of the Merger related to integration expenses, cost savings or operational synergies which are expected to be obtained by combining the operations of First Federal Bancorp and Alpena Banking Corporation, or the costs of combining the companies and their operations. It is further assumed that First Federal Bancorp will continue to pay a cash dividend after the completion of the Merger at the annual rate of $0.08 per share. The actual payment of dividends is subject to numerous factors, and no assurance can be given that First Federal Bancorp will pay dividends following the completion of the Merger or that dividends will not be reduced in the future.

(Stockholders’ Equity in thousands)	First Federal Bancorp	Alpena Banking Corporation		First Federal Bancorp/Alpena Banking Corporation Pro Forma Combined		Alpena Banking Corporation Equivalent (3)
Book value per share:
March 31, 2014	$8.32		$12.97	$8.02			$12.42
Cash dividends paid per common share:
Quarter ended March 31, 2014	$0.02	$	―	$0.02	(1)		$0.03
Basic earnings per share from continuing operations:
Quarter ended March 31, 2014	$0.08		$0.02	$0.02			$0.02
Diluted earnings per share from continuing operations:
Quarter ended March 31, 2014	$0.08		$0. 02	$0.02	(2)		$0.02

Shares outstanding:
March 31, 2014	2,884,049		533,700	3,727,014	(2) (3)		n/a
Stockholders’ Equity
March 31, 2014	$23,961		$6,919	$29,907		$	n/a

(1)	Pro forma dividends per share represent First Federal Bancorp’s historical dividends per share.
(2)	Includes 10,500 restricted shares that will be issued to management of Alpena Banking Corporation at the effective time of the Merger.
(3)	Pro forma shares are calculated by multiplying the historical amount of Alpena Banking Corporation by 1.549 exchange ratio and adding that product to the historical shares of First Federal Bancorp. The Alpena Banking Corporation Equivalent presentation adjusts for the exchange ratio.

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MARKET PRICE AND DIVIDEND INFORMATION

First Federal Bancorp common stock is listed on the Nasdaq Capital Market under the symbol “FFNM.” Alpena Banking Corporation common stock is not listed on any exchange nor is it quoted on the OTC Bulletin Board. Accordingly there is no trading market for Alpena Banking Corporation’s common stock and there is corresponding high and low bid information for the common stock. There were no trades during 2012 and two trades in 2013. The average amount of shares traded was 300, and the average sale price was $11.00 per share. Alpena Banking Corporation has not paid a dividend since its inception.

The following table lists the high and low prices per share for First Federal Bancorp common stock and the cash dividends declared by First Federal Bancorp for the periods indicated.

	First Federal Bancorp
	High	Low	Dividends

Quarter Ended
March 31, 2014	$5.36	$4.84		$0.02

December 31, 2013	$5.72	$4.71		$0.02
September 30, 2013	$4.47	$4.20	$	―
June 30, 2013	$4.65	$3.40	$	―
March 31, 2013	$4.79	$4.24	$	―

December 31, 2012	$5.00	$3.94	$	―
September 30, 2012	$3.96	$3.25	$	―
June 30, 2012	$4.03	$3.30	$	―

You should obtain current market quotations for First Federal Bancorp as the market price of First Federal Bancorp common stock will fluctuate between the date of this document and the date on which the Merger is completed, and thereafter.

As of March 31, 2014, there were approximately 600 holders of record of First Federal Bancorp common stock. As of March 31, 2014, there were 228 holders of record of Alpena Banking Corporation common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

Following the Merger, the declaration of dividends will be at the discretion of First Federal Bancorp’s board of directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of First Federal Bancorp, applicable state law and government regulations and other factors deemed relevant by First Federal Bancorp’s board of directors.

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SPECIAL MEETING OF ALPENA BANKING CORPORATION STOCKHOLDERS

Date, Place, Time and Purpose

Alpena Banking Corporation’s board of directors is sending you this document to request that you allow your shares of Alpena Banking Corporation to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the Alpena Banking Corporation board of directors will ask you to vote on a proposal to approve the Merger Agreement. You may also be asked to vote to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement. The special meeting will be held at Bank of Alpena located at 468 North Ripley Boulevard, Alpena, Michigan at ______ a.m., Eastern Time, on __________, 2014.

Who Can Vote at the Meeting

You are entitled to vote if the records of Alpena Banking Corporation showed that you held shares of Alpena Banking Corporation common stock as of the close of business on _________ ___, 2014. As of the close of business on that date, a total of 533,700 shares of Alpena Banking Corporation common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of Alpena Banking Corporation common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of Alpena Banking Corporation common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Alpena Banking Corporation common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Merger Agreement. Approval of the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of Alpena Banking Corporation common stock entitled to vote at the special meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement. Broker non-votes and abstentions from voting will have the same effect as voting against the Merger Agreement.

Proposal 2: Adjourn the meeting if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger. The affirmative vote of the majority of votes cast is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement.

Shares Held by Alpena Banking Corporation Officers and Directors in Alpena Banking Corporation

As of __________ ___, 2014, directors and executive officers of Alpena Banking Corporation beneficially owned 164,500 shares of Alpena Banking Corporation common stock, which equals approximately 30.8% of the outstanding shares of Alpena Banking Corporation common stock. The

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directors and executive officers of Alpena Banking Corporation have agreed to vote their shares in favor of the Merger at the special meeting.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, Alpena Banking Corporation recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

Alpena Banking Corporation stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement and the proposal to adjourn the meeting. If you are the record holder of your shares of Alpena Banking Corporation common stock and submit your proxy without specifying a voting instruction, your shares of Alpena Banking Corporation common stock will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement. Alpena Banking Corporation’s board of directors recommends a vote “FOR” approval of the Merger Agreement and “FOR” approval of the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement.

You may revoke your proxy before it is voted by:

•	filing with Alpena Banking Corporation a duly executed revocation of proxy;

•	submitting a new proxy with a later date; or

•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

Alpena Banking Corporation
468 North Ripley Boulevard
Alpena, Michigan 49707
Attn: Craig A. Kus, President and Chief Executive Officer

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Alpena Banking Corporation does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

Alpena Banking Corporation will pay for this proxy solicitation. Directors, officers and employees of Alpena Banking Corporation may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

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SPECIAL MEETING OF FIRST FEDERAL BANCORP STOCKHOLDERS

Date, Place, Time and Purpose

First Federal Bancorp’s board of directors is sending you this document to request that you allow your shares of First Federal Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the First Federal Bancorp board of directors will ask you to vote on a proposal to approve the Merger Agreement. You may also be asked to vote to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Merger Agreement. The special meeting will be held at _____________________, Alpena, Michigan at ______ a.m., Eastern Time, on _____________, 2014.

Who Can Vote at the Meeting

You are entitled to vote if the records of First Federal Bancorp showed that you held shares of First Federal Bancorp common stock as of the close of business on __________ ___, 2014. As of the close of business on that date, a total of 2,884,049 shares of First Federal Bancorp common stock were outstanding. Each share of common stock has one vote. If you are a beneficial owner of shares of First Federal Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of First Federal Bancorp common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of First Federal Bancorp common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Approval of the Merger Agreement. Approval of the Merger Agreement will require the affirmative vote of a majority of the outstanding shares of First Federal Bancorp common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement. Broker non-votes and abstentions from voting will have the same effect as voting against the Merger Agreement.

Proposal 2: Adjourn the special meeting if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger. The affirmative vote of the majority of votes cast is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement.

Shares Held by First Federal Bancorp Officers and Directors and by First Federal Bancorp

As of __________ ___, 2014, directors and executive officers of First Federal Bancorp beneficially owned 334,990 shares of First Federal Bancorp common stock, including shares that may be acquired upon the exercise of stock options. This equals approximately 11.6% of the outstanding shares of First Federal Bancorp common stock. The directors and executive officers of First Federal Bancorp have agreed to vote their shares in favor of the Merger at the special meeting. As of the same date,

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Alpena Banking Corporation and its subsidiaries and its directors and executive officers did not own any shares of First Federal Bancorp common stock.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, First Federal Bancorp recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

First Federal Bancorp stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the Merger Agreement and the proposal to adjourn the meeting. If you are the record holder of your shares of First Federal Bancorp common stock and submit your proxy without specifying a voting instruction, your shares of First Federal Bancorp common stock will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement. First Federal Bancorp’s board of directors recommends a vote “FOR” approval of the Merger Agreement and “FOR” approval of the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the Merger Agreement.

You may revoke your proxy before it is voted by:

•	filing with the Secretary of First Federal Bancorp a duly executed revocation of proxy;

•	submitting a new proxy with a later date; or

•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

First Federal of Northern Michigan Bancorp, Inc.
100 South Second Avenue
Alpena, Michigan 49707
Attention: Eileen M. Budnick, Corporate Secretary

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. First Federal Bancorp does not know of any other matters to be presented at the special meeting.

Solicitation of Proxies

First Federal Bancorp will pay for this proxy solicitation. In addition to soliciting proxies by mail, Phoenix Advisory Partners, LLC, a proxy solicitation firm, will assist First Federal Bancorp in soliciting proxies for the special meeting. First Federal Bancorp will pay $5,000, plus expenses, for these services.

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First Federal Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of First Federal Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

No DISSENTERS’ RIGHTS FOR ALPENA BANKING CORPORATION STOCKHOLDERS

Under the Michigan Business Corporation Act, stockholders of Alpena Banking Corporation common stock do not have dissenters’ rights of appraisal in connection with the transactions contemplated by the Merger Agreement.

DESCRIPTION OF THE MERGER

The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this joint proxy statement/prospectus. You should read the Merger Agreement completely and carefully as it, rather than this description, is the legal document that governs the Merger.

General

The Merger Agreement provides for the merger of Alpena Banking Corporation with and into First Federal Bancorp, with First Federal Bancorp as the surviving entity. Following the merger of Alpena Banking Corporation with and into First Federal Bancorp, First Federal Bancorp will merge Bank of Alpena with and into First Federal.

Alpena Banking Corporation’s Background of the Merger

Since its formation in 2001 the Alpena Banking Corporation board of directors has strategically planned for the growth and safety of Bank of Alpena. Those strategic options included strategies to increase Bank of Alpena’s market share, market area and financial service offerings always with the intent of creating additional shareholder value consistent with its mission statement: “The Bank of Alpena will provide financial services to the Alpena and surrounding markets, through a well-managed, locally owned and directed community bank, in such a way as to establish and maintain lasting customer relationships, a successful operation for its shareholders, and a quality environment for its employees to grow.”

The Alpena Banking Corporation board also identified impediments to future growth and profitability including the economic changes to its market, restricted access to capital, continued completion and an ever increasing cost to operate specifically related to the legislative and regulatory reaction to the recession which began in 2008.

The parties began informal exploratory conversations about a business combination in the summer of 2006, at which time the parties signed the initial confidentiality agreement. Based on those conversations, First Federal prepared a letter of intent indicating a range for the aggregate merger consideration and submitted it to Alpena Banking Corporation’s board of directors, which considered the proposal and prepared a formal rejection letter which it delivered to First Federal on December 13, 2006. This letter effectively terminated all discussions of a business combination between the parties.

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The discussions of a business combination resumed in November 2009 with Mr. Tim Fitzpatrick, the chairman of Alpena Banking Corporation, inviting Mr. Michael Mahler, First Federal Bancorp’s President and Chief Executive Officer, to begin an exploratory conversation regarding a possible business combination. In February 2010, First Federal submitted a letter to Messrs. Fitzpatrick and Richard Crittenden, an outside board member of Alpena Banking Corporation, indicating First Federal’s interest in continuing to explore a business combination with Bank of Alpena. Later that month, Messrs. Fitzpatrick, Crittenden and Mahler met.

The parties signed a confidentiality agreement regarding the Merger on March 1, 2010, and the parties commenced due diligence based on publicly available data. On March 17, 2010 the parties discussed, via conference call, a merger-related analysis prepared by Austin Associates, First Federal Bancorp’s financial advisor, representatives of which also participated on the call. Merger discussions then stalled in April 2010 as a result of Bank of Alpena having executed its Consent Order with the FDIC and the Michigan Department of Insurance and Financial Services (“DIFS”).

In August 2011, Craig Kus, the President and Chief Executive Officer of Alpena Banking Corporation, along with Messrs. Fitzpatrick, Crittenden met with Messrs. Thomson and Mahler of First Federal Bancorp to discuss the respective parties’ regulatory conditions and to re-introduce the possibility of the merger. Based on this meeting, the parties re-initiated merger discussions, which resulted in another confidentiality agreement being signed by the parties in September 2011.

In March 2012, First Federal indicated that its first examination by the OCC, the regulatory successor to the now-defunct Office of Thrift Supervision, was scheduled for July 2012 and that further discussion would be delayed until it received an indication from the OCC following completion of this examination. Subsequent to the completion of the OCC examination in August 2012, the parties periodically met throughout the Fall of 2012 and the early Winter of 2013.

The parties met and resumed dialogue regarding a potential merger transaction in March 2013. On April 17, 2013, the parties executed a non-binding letter of intent that outlined agreement on the material terms of a potential transaction and provided that the parties would enter into formal negotiations regarding a strategic merger of the two organizations. However, in May 2013, it was decided by the parties that, since both institutions were one month away from their next regulatory on-site examinations, the parties would wait for completion of these examination before continuing any further merger discussions.

First Federal’s examination was conducted in July-August 2013, and First Federal received its report of examination in September 2013. Similarly, Bank of Alpena underwent an examination in the Summer of 2013 and received its report of examination in September 2013. Upon completion of these examinations and receipt of the reports of examination, the parties determined to re-initiate merger discussions and prepare for due diligence. Those negotiations, together with reciprocal due diligence, took place throughout the balance of 2013.

In August 2013 Alpena Banking Corporation retained RP Financial, LC., Arlington, Virginia, as its financial advisor to assist the board in the evaluation of the financial terms of a potential merger with First Federal Bancorp.

In October 2013, a draft of the Merger Agreement was provided by First Federal Bancorp to Alpena Banking Corporation for review and negotiation. During November of 2013 representatives of RP Financial, Alpena Banking Corporation’s financial advisor, and Shumaker, Loop & Kendrick, LLP, legal counsel to Alpena Banking Corporation, held multiple conferences calls with Alpena Banking Corporation’s President and CEO Craig Kus and its Board Chair Timothy Fitzpatrick to discuss the terms

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of the proposed Merger Agreement. RP Financial, Alpena Banking Corporation’s financial advisor, and Shumaker, Loop & Kendrick, LLP, legal counsel to Alpena Banking Corporation, were actively involved in reviewing, drafting and negotiating the terms of the final Merger Agreement.

During the beginning of November 2013, members of Alpena Banking Corporation’s executive management and board of directors’ executive committee reviewed the draft Merger Agreement. Conference calls between the Company’s advisors and its President and CEO and Board Chair resulted in a number of requested changes to the proposed Merger Agreement. On November 26, 2013, Alpena Banking Corporation’s attorneys presented a marked version of the proposed Merger Agreement to First Federal Bancorp’s attorneys for review. On December 9, 2013 a revised Merger Agreement was sent to Alpena Banking Corporation attorney’s responsive to the issues and requested changes previously made by Alpena Banking Corporation. On December 10, 2013 a meeting took place between the respective executive management teams and Board Chairs of First Federal Bancorp and Alpena Banking Corporation and the final issues were negotiated, subject to the respective final review and approval of the full boards of directors of the parties. A further revised draft Merger Agreement was provided to Alpena Banking Corporation’s attorneys on December 13, 2013. The full board of directors of Alpena Banking Corporation received a copy of a draft Merger Agreement on December 18, 2013.

On January 22, 2014, the boards of directors of Alpena Banking Corporation and Bank of Alpena met to consider and approve the Merger Agreement. After a presentation of the financial terms of the transaction by James Hennessey, a Director of RP Financial, Mr. Hennessey provided his oral opinion that the transaction was fair, from a financial point of view. The Merger Agreement was then reviewed in detail with the with the boards of directors of Alpena Banking Corporation and Bank of Alpena by Martin D. Werner, a partner of Shumaker, Loop & Kendrick, LLP (“Shumaker”). The boards of directors of Alpena Banking Corporation and Bank of Alpena approved the Merger Agreement on January 22, 2014. RP Financial issued its opinion in writing on January 23, 2014 to the Alpena Banking Corporation board of directors. The Merger Agreement was signed by the presidents of Alpena Banking Corporation and First Federal Bancorp on January 23, 2014 and the transaction was publicly announced on January 23, 2014.

Recommendation of the Alpena Banking Corporation Board of Directors; Alpena Banking Corporation’s Reasons for the Merger

Recommendation of the Alpena Banking Corporation Board of Directors

The Alpena Banking Corporation board of directors unanimously adopted and approved the Merger Agreement and the Merger, determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of Alpena Banking Corporation and its stockholders and recommended that Alpena Banking Corporation stockholders approve and adopt the Merger Agreement. In connection with the foregoing, the board considered the opinion of RP Financial, Alpena Banking Corporation’s financial advisor, in making its recommendation. For more information on RP Financial’s opinion, see the section of this joint proxy statement/prospectus titled “ – Opinion of Alpena Banking Corporation’s Financial Advisor” beginning on page 39 .

The Alpena Banking Corporation board of directors unanimously recommends that you vote “FOR” approval of the Merger Agreement.

Reasons for the Merger

The Alpena Banking Corporation board of directors, in reaching its determination, consulted with Alpena Banking Corporation’s senior management, RP Financial and Shumaker, its legal counsel, drew on its knowledge of Alpena Banking Corporation’s business, operations, properties, assets, financial

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condition, operating results, historical market prices and prospects, and considered the following factors in favor of the Merger, which are not presented in order of priority:

•	a review of the historical financial statements of Alpena Banking Corporation and First Federal Bancorp and certain other internal information, primarily financial in nature, relating to the respective businesses, earnings, and financial condition of Alpena Banking Corporation and First Federal Bancorp;

•	the respective business strategies of Alpena Banking Corporation and First Federal Bancorp, prospects for the future, including expected financial results, and expectations relating to the proposed Merger, based on discussions with management of Alpena Banking Corporation and First Federal Bancorp;

•	the geographic fit and increased customer convenience of the branch network of First Federal;

•	the compatibility of the banking cultures and business and management philosophies of Alpena Banking Corporation and First Federal Bancorp, particularly with respect to customer service and convenience, and the meeting of local banking needs;

•	the effect of the Merger on Alpena Banking Corporation customers and the communities served by Alpena Banking Corporation, including the effect of an increase in the legal lending limit available to borrowers of the combined bank by reason of the Merger;

•	the effect on Alpena Banking Corporation customers and the communities served by Alpena Banking Corporation of First Federal Bancorp’s longstanding history of serving the customers and communities in Alpena County and the surrounding Counties;

•	the amount of the Merger consideration and the belief of the Alpena Banking Corporation board of directors that First Federal Bancorp common stock represents an investment in a well-capitalized institution which should result in long-term value and increased liquidity for Alpena Banking Corporation stockholders;

•	the fact that the Merger consideration is expected to be tax-free to Alpena Banking Corporation stockholders to the extent that they receive First Federal Bancorp common stock in exchange for their shares of Alpena Banking Corporation common stock;

•	the fact that even though Alpena Banking Corporation no longer will exist as an independent, stand-alone company, Alpena Banking Corporation stockholders will participate in the growth of First Federal Bancorp and in any synergies resulting from the Merger and retain the potential to receive an additional market premium if at some future time First Federal Bancorp is acquired;

•	the dividend paid by First Federal Bancorp;

•	the fact that the Merger Agreement and the transactions contemplated thereby were the product of arms’ length negotiations between representatives of Alpena Banking Corporation and representatives of First Federal Bancorp;

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•	the presentation of RP Financial (including the assumptions and methodologies underlying the analyses in connection therewith) and the opinion of RP Financial to Alpena Banking Corporation’s board dated January 23, 2014, a copy of which is attached to this joint proxy statement/prospectus as Appendix B and which you should read carefully in its entirety, which expresses RP Financial’s view that, as of January 23, 2014, and based on and subject to the factors, limitations and assumptions set forth in its opinion, the Merger consideration was fair, from a financial point of view, to holders of Alpena Banking Corporation common stock;

•	the anticipated effect of the acquisition on Alpena Banking Corporation employees (including the fact that Alpena Banking Corporation employees who do not continue as employees of First Federal Bancorp or First Federal of Northern Michigan will be entitled to receive severance benefits);

•	the terms and conditions of the Merger Agreement, including:

•	the Alpena Banking Corporation board of directors’ belief that the termination fee payable to First Federal Bancorp was reasonable in the context of termination fees that were payable in other comparable transactions and likely would not preclude another party from making a competing proposal;

•	the likelihood that the Merger will be consummated in light of the conditions to First Federal Bancorp’s obligation to consummate the merger;

•	the fact that approval and adoption of the Merger Agreement would require the affirmative vote of the holders of a majority of the shares of each of Alpena Banking Corporation common stock and First Federal Bancorp common stock entitled to vote on the proposals to approve the Merger;

•	a review of the risks and prospects of Alpena Banking Corporation remaining independent, including the increase in the cost of regulatory compliance as a consequence of the Dodd-Frank Wall Street Reform and Consumer Protection Act that was enacted on July 21, 2010, and the regulations that have been and continue to be adopted pursuant to that Act;

•	the fact that four directors of Alpena Banking Corporation designated by First Federal Bancorp will, at the effective time of the Merger, become directors of First Federal Bancorp; and

•	the fact that First Federal Bancorp intends to keep open Bank of Alpena’s office as a branch office of First Federal and close First Federal’s existing Ripley Boulevard branch office.

The Alpena Banking Corporation board of directors also was aware that all Alpena Banking Corporation directors and executive officers, who collectively owned 164,500 shares of Alpena Banking Corporation common stock, would enter into voting agreements with First Federal Bancorp contemporaneously with the execution of the Merger Agreement and that pursuant to such voting agreements, Alpena Banking Corporation’s directors and executive officers would agree to vote the shares held by them in favor of the approval and adoption of the Merger Agreement. The Alpena Banking Corporation board of directors understood that such voting agreements were a condition to First

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Federal Bancorp entering into the Merger Agreement and such voting agreements will terminate in the event that the Merger Agreement is terminated in accordance with its terms.

In the course of the Alpena Banking Corporation board of directors’ deliberations, it also considered a variety of risks and other countervailing factors, including:

•	the risks and costs to Alpena Banking Corporation if the Merger is not completed, including:

•	the diversion of management and employee attention, potential employee attrition and the resulting effect on Alpena Banking Corporation’s customers and business relationships; and

•	the market price of Alpena Banking Corporation common stock, as the market price could be affected by many factors, including (1) the reason or reasons for which the Merger Agreement was terminated and whether such termination resulted from factors adversely affecting Alpena Banking Corporation; (2) Alpena Banking Corporation’s then current operating and financial results, which could be variable; and (3) the possibility that, as a result of the termination of the Merger Agreement, the marketplace would consider Alpena Banking Corporation to be an unattractive acquisition candidate;

•	the fact that the Merger consideration, consisting entirely of shares of First Federal Bancorp common stock (other than cash paid in lieu of partial shares), provides less certainty of value to Alpena Banking Corporation stockholders compared to a transaction in which they would receive only cash consideration;

•	the fact that Alpena Banking Corporation would be obligated to pay a $200,000 termination fee, or, if greater, reimbursement of actual expenses incurred by First Federal Bancorp up to $400,000 in order to terminate the Merger Agreement to pursue a Superior Proposal;

•	the fact that generally the receipt of First Federal Bancorp common stock in exchange for Alpena Banking Corporation stock as the Merger consideration will be tax-free to Alpena Banking Corporation stockholders; and

•	the interests of Alpena Banking Corporation’s officers and directors in the Merger described in the section of this joint proxy statement/prospectus titled “Interests of Certain Persons in the Merger that are Different from Yours” beginning on page 62.

The foregoing discussion of the factors considered by the Alpena Banking Corporation board of directors is not intended to be exhaustive, but does set forth the principal factors considered by Alpena Banking Corporation’s board of directors. The Alpena Banking Corporation board of directors collectively reached the unanimous conclusion to adopt the Merger Agreement and approve the Merger in light of the various factors described above and other factors that each member of the Alpena Banking Corporation board of directors determined was appropriate. In view of the wide variety of factors considered by the Alpena Banking Corporation board of directors in connection with its evaluation of the Merger and the complexity of those matters, the Alpena Banking Corporation board of directors did not consider it practical, and therefore did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Alpena Banking Corporation

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board of directors is making its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual Alpena Banking Corporation directors may have given different weights to different factors.

Opinion of Alpena Banking Corporation’s Financial Advisor

Throughout this section entitled “Opinion of Alpena Banking Corporation’s Financial Advisor” references to “we,” “our” or “us” refer to RP Financial, LC.

Alpena Banking Corporation retained RP® Financial, LC. (“RP Financial”) in September 2013 to render an opinion regarding fairness with respect to the merger consideration to be received by Alpena Banking Corporation stockholders in the Merger. Prior to this engagement, RP Financial had never performed any services, had any material relationship with or received any fees from Alpena Banking Corporation. In engaging RP Financial for its opinion as to the fairness of the merger consideration to be received, the Alpena Banking Corporation board of directors did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial wished to conduct to enable it to give its opinion. RP Financial has delivered to Alpena Banking Corporation its written opinion, dated January 23, 2014, to the effect that, based upon and subject to the matters set forth therein, as of that date, the merger consideration to be received in connection with the Merger with First Federal Bancorp was fair to the Alpena Banking Corporation stockholders from a financial point of view. The opinion of RP Financial is directed toward the consideration to be received by all Alpena Banking Corporation stockholders and does not constitute a recommendation to any Alpena Banking Corporation stockholder to vote in favor of approval of the Merger Agreement. A copy of the RP Financial opinion is set forth as Appendix B to this joint proxy statement/prospectus, and Alpena Banking Corporation stockholders should read it in its entirety. RP Financial has consented to the inclusion and description of its written opinion in this joint proxy statement/prospectus.

RP Financial was selected by Alpena Banking Corporation to provide an opinion regarding fairness because of RP Financial’s expertise in the valuation of financial institutions and their securities for a variety of purposes, including its expertise in connection with mergers and acquisitions of financial institutions and their holding companies, including transactions in the Midwest region of the United States. Pursuant to a letter agreement dated August 15, 2013, and executed October 1, 2013, by and between RP Financial and Alpena Banking Corporation (the “RP Engagement Letter”), RP Financial estimates that it will receive from Alpena Banking Corporation total professional fees of approximately $50,000 plus reimbursement of certain out-of-pocket expenses, for its fairness opinion services in connection with the Merger.

In addition, Alpena Banking Corporation has agreed to indemnify and hold harmless RP Financial, any affiliates of RP Financial, and the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial in connection with the services called for under the RP Engagement Letter, from and against any and all losses, claims, damages and liabilities, including, but not limited to, all losses and expenses in connection with claims under the federal securities laws, actually incurred by RP Financial and attributable to: (i) any untrue statement of a material fact contained in the financial statements or other information furnished or otherwise provided by an authorized officer of Alpena Banking Corporation to RP Financial; (ii) the omission of a material fact from the financial statements or other information furnished or otherwise made available by an authorized officer of Alpena Banking Corporation to RP Financial, or (iii) any action or omission to act by Alpena Banking Corporation, or Alpena Banking Corporation’s respective officers, directors, employees or agents, which action or omission is willful. Notwithstanding the foregoing, Alpena Banking Corporation will be under no obligation to indemnify RP Financial hereunder

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if a court determines that RP Financial was negligent or acted in bad faith or willfully with respect to any actions or omissions of RP Financial related to a matter for which indemnification is sought.

In addition, if RP Financial is entitled to indemnification from Alpena Banking Corporation under the RP Financial Engagement Letter, and in connection therewith incurs legal expenses in defending any legal action challenging the opinion of RP Financial where RP Financial is not negligent or otherwise at fault or is found by a court of law to be not negligent or otherwise at fault, Alpena Banking Corporation will indemnify RP Financial for all reasonable expenses.

In rendering its opinion, RP Financial reviewed the following material and/or conducted the following analyses with respect to the Agreement and Alpena Banking Corporation:

•	The Merger Agreement, as reviewed and approved by the Alpena Banking Corporation as of January 23, 2014, including exhibits;

•	The following financial information for Alpena Banking Corporation: (a) audited consolidated financial statements included in the annual reports for the years ended December 31, 2010 through December 31, 2012; (b) unaudited consolidated financial data, including stockholder reports and financial statements through September 30, 2013, and (c) unaudited draft consolidated financial data through November 30, 2013; quarterly financial reports submitted to the FDIC by Bank of Alpena through September 30, 2013; (d) internal financial and other reports from the beginning of 2012 through September 30, 2013 with regard to current and projected balance sheet and off-balance sheet composition, profitability, interest rates, volumes, maturities, market values, trends, credit risk, interest rate risk, liquidity risk and operations; and (d) historical publicly available financial information as published by SNL Financial, Inc.;

•	Internally prepared budget information for Alpena Banking Corporation;

•	The financial terms of other recently completed and pending acquisitions of regional banks and thrifts with similar characteristics as Alpena Banking Corporation;

•	The financial terms of other recently completed and pending acquisitions of small banks and thrifts where the transaction consideration was all stock and the acquirers stock was priced similarly to First Federal Bancorp from a tangible book value perspective;

•	The estimated pro forma financial benefits of the Merger to Alpena Banking Corporation stockholders; and

•	Board and management interviews at Alpena Banking Corporation to gain a more complete understanding of the institution and the decisions that led to the Merger;

In addition, in rendering its opinion, RP Financial reviewed the following material and/or conducted the following analyses with respect to First Federal Bancorp:

•	The following financial information for First Federal Bancorp: (a) the annual audited financial statements for the year ended December 31, 2012, as presented in 10-K filings; (b) September 30, 2013 financial information contained in the 10-Q; (c) unaudited consolidated financial data, including stockholder reports and financial statements through September 30, 2013 and; (d) unaudited draft consolidated financial data through November 30, 2013; (e) quarterly financial reports submitted to the FDIC by First Federal through

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September 30, 2013; (f) internal financial and other reports from the beginning of 2012 through September 30, 2013 with regard to current and projected balance sheet and off-balance sheet composition, profitability, interest rates, volumes, maturities, market values, trends, credit risk, interest rate risk, liquidity risk and operations; and (g) historical publicly available financial information as published by SNL Financial, Inc.;

•	Internally prepared budget information for First Federal Bancorp;

•	Stock price history for First Federal Bancorp during the past twelve months;

•	First Federal Bancorp financial information versus a peer group of comparable publicly-traded institutions; and

•	Management interviews at First Federal Bancorp to gain a more complete understanding of the institution and the post-Merger operations and business plan.

In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning Alpena Banking Corporation and First Federal Bancorp furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly available information regarding other financial institutions and competitive, economic and demographic data. RP Financial further relied on the assurances of management of both institutions that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. RP Financial was not asked to and did not independently verify any of the information provided and did not assume any responsibility or liability for the accuracy or completeness thereof. Alpena Banking Corporation and First Federal Bancorp did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities, the collateral securing the assets or the liabilities (contingent or otherwise) of Alpena Banking Corporation or First Federal Bancorp or the collectability of any such assets. RP Financial did not make an independent evaluation of the adequacy of the allowance for loan losses of Alpena Banking Corporation or First Federal Bancorp nor did RP Financial review any individual credit files relating to Alpena Banking Corporation or First Federal Bancorp.

With respect to such estimates and projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies and other information prepared by and/or discussed with First Federal Bancorp’s management and used by RP Financial in its analyses, RP Financial assumed that such estimates reflected the best currently available estimates and judgments of First Federal Bancorp’s management of the respective future financial performances of First Federal Bancorp and Alpena Banking Corporation, and RP Financial assumed that such performances would be achieved. RP Financial expresses no opinion as to such estimates or projections or the assumptions on which they are based.

RP Financial, with Alpena Banking Corporation’s consent, has relied upon the advice Alpena Banking Corporation received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and other transactions contemplated by the merger agreement. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction would be imposed on First Federal Bancorp that would have a material adverse effect on the ability of the merger to be consummated as set forth in the merger agreement. RP Financial also assumed that there was no material change in Alpena Banking Corporation’s or First Federal Bancorp’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to RP

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Financial. RP Financial assumed in all respects material to the analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the merger agreement are not waived.

RP Financial’s opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of January 23, 2014. Events occurring after January 23, 2014 could materially affect the assumptions used in preparing the opinion. In connection with rendering its opinion dated January 23, 2014, RP Financial performed a variety of financial analyses that are summarized below. Although the evaluation of the fairness, from a financial point of view, of the merger consideration was to some extent subjective based on the experience and judgment of RP Financial and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and RP Financial believes its analyses must be considered as a whole. Selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and other factors could create an incomplete view of the process underlying RP Financial’s opinion. In its analyses, RP Financial took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of Alpena Banking Corporation and First Federal Bancorp, as well as RP Financial’s experience in securities valuation, its knowledge of financial institutions, its knowledge of the current operating and M&A environments for financial institutions, and its experience in similar transactions. With respect to the comparable transactions analysis described below, no public company utilized as a comparison is identical to Alpena Banking Corporation and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for purposes of RP Financial providing its opinion as to the fairness of the merger consideration, and they do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial’s analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates.

Comparable Transactions Analysis. RP Financial compared the Merger on the basis of the multiples or ratios of reported earnings, tangible book value and tangible book premium to core deposits to three selected comparable groups of completed and pending bank and/or thrift mergers and acquisitions. The first comparable group consisted of all acquisitions of commercial banks, commercial bank holding companies, savings institutions, or thrift holding companies in the located in the Midwestern states of Michigan, Minnesota and Wisconsin that were announced between January 1, 2011 and December 31, 2013, where the institution being acquired reported assets less than $1.0 billion (the “Michigan, Minnesota and Wisconsin Group”). There were a total of 14 transactions included in the Group as follows:

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Acquirer	Headquarters State	Seller	Headquarters State

Horizon Bancorp	IN	SCB Bancorp, Inc.	MI
Mahnomen Bancshares, Inc.	MN	First Financial Bank	MN
Nicolet Bankshares, Inc.	WI	Mid-Wisconsin Financial Services, Inc.	WI
Centra Ventures, Inc.	MN	Richmond Bank Holding Company	MN
Greenwoods Financial Group, Inc.	WI	Bank of Monticello	WI
Frandsen Financial Corporation	MN	Clinton Bancshares, Inc.	MN
Heartland Financial USA, Inc.	IA	First Shares, Inc.	WI
Investor Group	MI	Bank of Michigan	MI
PSB Holdings, Inc.	WI	Marathon State Bank	WI
MinnDak Bancshares, Inc.	MN	Kent Bancshares, Inc.	MN
Perham State Bancshares, Inc.	MN	Farmers State Bank of Dent	MN
Golden Oak Bancshares, Inc.	WI	Park Bank	WI
Goodenow Bancorporation	IA	Farmers State Bank of Sherburn	MN
Finlayson Bancshares, Incorporated	MN	First National Bank of the North	MN

The second comparable group consisted of all acquisitions of commercial banks, commercial bank holding companies, savings institutions, or thrift holding companies in Midwest region of the U.S. that were announced between January 1, 2011 and December 31, 2013, where the institution being acquired reported assets less than $250 million, non-performing assets to total assets (“NPAs/Assets) greater than 2.0%, and return on average assets (“ROAA”) measures between negative 75 basis points and positive 75 basis points (the “Midwest Group”). There were a total of 14 transactions included in the Group as follows:

Acquirer	Headquarters State	Seller	Headquarters State

German American Bancorp, Inc.	IN	United Commerce Bancorp	IN
Peoples Bancorp Inc.	OH	Ohio Commerce Bank	OH
Croghan Bancshares, Inc.	OH	Indebancorp	OH
Greenwoods Financial Group, Inc.	WI	Bank of Monticello	WI
First Community Financial Partners, Inc.	IL	First Community Bank of Homer Glen & Lockport	IL
Investor Group	MI	Bank of Michigan	MI
Ohio Farmers Insurance Company	OH	Western Reserve Bancorp, Inc.	OH
Investor Group	NA	First Bancshares, Inc.	KS
Horizon Bancorp	IN	Heartland Bancshares, Inc.	IN
Perham State Bancshares, Inc.	MN	Farmers State Bank of Dent	MN
First Farmers Financial Corporation	IN	First Citizens of Paris, Inc.	IL
River Valley Bancorp	IN	Dupont State Bank	IN
Kentucky First Federal Bancorp	KY	CKF Bancorp, Inc.	KY
Finlayson Bancshares, Incorporated	MN	First National Bank of the North	MN

The third comparable group consisted of all acquisitions of commercial banks, commercial bank holding companies, savings institutions, or thrift holding companies in the U.S. that were announced between January 1, 2011 and December 31, 2013, where the form of merger consideration consisted solely of the acquirer’s common stock and where the acquirer’s Price/Tangible Book ratio, based on the closing price of the acquirer’s stock as of the day of announcement was less than 100% (“All Stock Transaction Group”). There were a total of 5 transactions as follows:

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Acquirer	Headquarters State	Seller	Headquarters State
First Community Financial Partners, Inc.	IL	First Community Bank of Plainfield	IL
First Community Financial Partners, Inc.	IL	Burr Ridge Bank and Trust	IL
First Community Financial Partners, Inc.	IL	First Community Bank of Homer Glen & Lockport	IL
First Bank	NJ	Heritage Community Bank	NJ
New Century Bancorp, Inc.	NC	Select Bancorp, Inc.	NC

RP Financial evaluated acquisition pricing multiples or ratios at announcement for the acquisition targets included in the selected comparable groups and compared that data relative to the Alpena Banking Corporation financial data and pricing multiples or ratios at acquisition announcement based on the proposed merger with First Federal Bancorp. In conducting these comparative analyses, RP Financial considered the average and median data points of each comparable group to Alpena Banking Corporation.

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The following table summarizes Alpena Banking Corporation’s performance relative to that of the comparable groups:

Alpena Banking Corporation Financial Performance Versus Comparable Transactions Groups

			Tang.	Return on Average
	No. of		Equity/				Res. Coverage/
	Deals	Total Assets	Assets	Assets	Equity	NPAs/ Assets	NPLs(3)
	(#)	($000)	(%)	(%)	(%)	(%)	(%)

Alpena Banking Corporation (1)	―	$73,234	9.32	0.12	1.30	4.93	21.63

Comparable Transactions Peer Group (2)
Michigan, Minnesota and Wisconsin Group
Average	14	$98,204	11.33	0.50	3.85	2.48	95.69
Median	14	72,469	10.84	0.44	3.55	2.28	46.37
Midwest Group
Average	14	$124,151	9.74	0.35	3.54	4.00	54.21
Median	14	97,108	9.92	0.41	4.21	3.81	51.03
All Stock Transaction Group
Average	5	$161,507	10.28	0.10	(1.14)	3.90	124.20
Median	5	146,259	10.79	0.77	6.63	4.70	60.30

(1)	Alpena Banking Corporation data as of or for the 12 months ended November 30, 2013.
(2)	Peer Group data is as or for the most recent twelve month period prior to announcement as reported by SNL Financial, LC.
(3)	Reflects allowance for loan and lease losses divided by non-performing loans (“NPLs”).
NM	Not meaningful

Alpena Banking Corporation’s merger pricing ratio relative to trailing 12 month earnings through November 30, 2013 was 48.60x, which was generally above the range of ratios recorded by the comparable group. Alpena Banking Corporation’s merger pricing ratios relative to book value and tangible book value (63.56% for each) was at the lower end of the range of ratios of each of the banks and thrifts included in the comparable group. Alpena Banking Corporation’s tangible book value premium/core deposits ratio was not meaningful and thus was not used a basis for comparison.

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Alpena Banking Corporation Merger Pricing Versus Comparable Transaction Groups

	No. of Deals	P/TB	P/E	TBV Premium/ Core Deposits
	(#)	(%)	(x)	(%)

Alpena Banking Corporation (1)	―	63.56	48.60	NM

Comparable Transactions Peer Group (2)
1. Michigan, Minnesota and Wisconsin Group
Average	14	105.94	21.28	1.46
Median	14	107.04	15.80	0.85
2. Midwest Group
Average	14	106.97	27.44	0.71
Median	14	105.04	18.63	0.45
3. All Stock Transaction Group
Average	5	83.80	10.40	NM
Median	5	71.40	11.80	NM

(1)	Alpena Banking Corporation data as of or for the 12 months ended November 30, 2013.
(2)	Peer Group data is as or for the most recent twelve month period prior to announcement as reported by SNL Financial, LC.
NM	Not meaningful

RP Financial’s fairness analysis under the comparable transaction approach took into consideration Alpena Banking Corporation’s lower earnings in terms of the return on average assets and return on average equity measures as well as its higher NPA/assets and lower reserve coverage in relation to non-performing loans. Also considered were Bank of Alpena’s asset size, its Memorandum of Understanding with the FDIC and the Michigan Department of Insurance and Financial Services (“DIFS”) including the requirements that the Bank of Alpena maintain a 9% Tier 1 leverage ratio and an 11% total risk-based capital ratio. Furthermore, RP Financial considered the current banking regulatory environment and the cost and ability of the Bank of Alpena to comply with the Memorandum of Understanding and applicable banking regulations. In addition to the foregoing, RP Financial considered that the merger consideration paid to the Alpena Banking Corporation stockholders in connection with the transaction would consist of the stock of First Federal Bancorp, and the pricing of First Federal Bancorp’s stock on a pro forma basis in the public markets.

Discounted Cash Flow Analysis. RP Financial evaluated the value per share of the current offer to the implied value of Bank of Alpena’s current business plan. Using Alpena Banking Corporation’s 2014 budget data as a base, RP Financial extrapolated projected asset growth and profitability to 5 years assuming: (1) annual asset growth of 2%; and (2) return on average assets increase by 5% annually, to equal 0.40% by the end of 2018. RP Financial assumed a Year 5 terminal value based on assumed acquisition premiums 5 years from today. No interim cash flows (dividends) were assumed given the projected earnings level and the relatively high capital levels required to be maintained under the regulatory Memorandum of Understanding. We discounted the future cash flows associated with an assumed sale of Bank of Alpena at Year 5 back to present value at a risk-adjusted discount rate approximating the Alpena Banking Corporation cost of capital, as calculated using the Capital Asset Pricing Model which we estimated to equal 20%. The terminal value estimated after five years in 2018 assumes a sale of Alpena Banking Corporation based on a range of projected Price/Earnings multiples (16.2 times to 19.8 times) and Price/Tangible Book Value ratios (90% to 110%). The present per share value generated by the DCF under these assumptions ranged from $3.87 per share to $6.81 per share, when compared to the proposed transaction value of $8.13 per share (based on First Federal Bancorp’s

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closing stock price for the ten trading day through December 31, 2013, and the Exchange Ratio) supported the fairness conclusion.

Pro Forma Impact Analysis. Since the merger consideration consists solely of First Federal Bancorp’s common stock, RP Financial considered the estimated pro forma impact of the Merger on First Federal Bancorp’s financial condition, operating results and stock pricing ratios. Specifically, RP Financial considered that the Merger: (a) is anticipated to be accretive to First Federal Bancorp’s pro forma earnings per share within the first year of completing the Merger, assuming incorporation of certain anticipated merger synergies and core earnings estimates for Alpena Banking Corporation; (b) will increase First Federal Bancorp’s market capitalization and shares outstanding; and (c) will increase First Federal Bancorp’s stock liquidity. Furthermore, RP Financial considered the increased asset size, competitive profile and geographic footprint of First Federal Bancorp on a pro forma basis. RP Financial considered the pro forma impact of the Merger on First Federal Bancorp’s per share data and pricing ratios based on First Federal Bancorp’s pre-announcement trading price. RP Financial also considered other benefits of the Merger to Alpena Banking Corporation stockholders, including the potential for increased liquidity of the stock for Alpena Banking Corporation’s stockholders given First Federal Bancorp’s larger size, greater market capitalization and greater number of shares outstanding, and listing on the NASDAQ, whereas the trading market for Alpena Banking Corporation’s common stock has historically been very limited. Moreover, RP Financial considered the enhanced ability to pursue growth within the expanded market area and expanded management team. In comparing the pro forma impact of the Merger, RP Financial also took into consideration that following the Merger, Alpena Banking Corporation stockholders will own approximately 22% of the common stock in First Federal Bancorp, and that 4 directors of Alpena Banking Corporation will serve on the 9 member board of directors following the closing of the Merger. Furthermore, RP Financial considered the pro forma balance sheet impact of the Merger assuming a number of purchase accounting adjustments that could reasonably be applied to certain of Alpena Banking Corporation’s assets to determine the pro forma GAAP and regulatory capital position of First Federal Bancorp. Finally, RP Financial considered the pro forma earnings impact of the Merger to First Federal Bancorp including the potential impact of various cost savings and revenue enhancements which are projected to be realized on a post-Merger basis by First Federal Bancorp.

In addition to the above analyses, RP Financial considered and evaluated the operating history of Alpena Banking Corporation, the historical trading activity and trading price of the Alpena Banking Corporation common stock, the national, regional and local risks that could negatively impact future operations on a stand-alone basis. Additionally, RP Financial considered the current regulatory environment including the Memorandum of Understanding executed by Bank of Alpena with the FDIC and the DIFS, including the factors that may impact Bank of Alpena to comply with this regulatory agreement and the various risk and sanctions which may be imposed in the event that Bank of Alpena is unable to comply with the Memorandum of Understanding in the future. RP Financial’s opinion and presentation to the Alpena Banking Corporation board of directors was one of many factors taken into consideration by the Alpena Banking Corporation Board in making its determination to approve the Merger Agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the Alpena Banking Corporation board of directors in anticipation of issuing the January 23, 2014, opinion, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix B, which stockholders of Alpena Banking Corporation are urged to read in its entirety.

These analyses do not purport to be indicative of actual values or expected values or an appraisal range of the shares of Alpena Banking Corporation common stock. The discounted cash flow analysis is a widely used valuation methodology, but RP Financial noted that it relies on numerous assumptions, including future earnings levels, terminal values and discount rates, the future values of which may be

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significantly more or less than such assumptions. Any variation from these assumptions would likely produce different results.

First Federal Bancorp’s Background of the Merger

In its ongoing efforts to strengthen its business and improve it operations and financial performance in order to create value for its stockholders, the boards of directors of First Federal Bancorp and First Federal review First Federal’s financial performance, risks, opportunities and strategy as part of regular monthly board meetings. As part of this evaluation and analysis, the boards regularly assess First Federal’s strategy and opportunities to achieve profitable growth through various strategic initiatives and transactions, giving consideration to the context of developments in the industry, conditions in the geographic area First Federal serves, competitive considerations and other factors.

The First Federal parties and Alpena Banking Corporation parties (collectively, the “parties”) began informal exploratory conversations about a business combination in the summer of 2006 at which time the parties signed a confidentiality agreement. First Federal hired Austin Associates as its financial advisors and had Austin Associates conduct a preliminary analysis on a potential merger of First Federal and Bank of Alpena. Based upon that analysis, First Federal, with the assistance of legal counsel, prepared a letter of interest to Bank of Alpena, indicating a range for the aggregate merger consideration. Alpena Banking Corporation’s board of directors considered the proposal and prepared a formal rejection letter which it delivered to First Federal on December 13, 2006. This letter effectively terminated all discussions of a business combination between the parties.

The discussions of a business combination resumed in November 2009 with an invitation from the Alpena Banking Corporation’s chairman, Mr. Tim Fitzpatrick, to Mr. Michael Mahler, First Federal Bancorp’s President and Chief Executive Officer, for an exploratory conversation regarding a business combination of the parties.

As is described in greater detail below, the passage of the Dodd-Frank Act in 2010 which eliminated the Office of Thrift Supervisions (“OTS”), the former primary regulator of both First Federal Bancorp and First Federal, and shifted primary oversight of First Federal Bancorp to the Federal Reserve Board and of First Federal to the Office of the Comptroller (“OCC”) contributed to the protracted discussion period between the parties concerning a merger.

In January 2010 Messrs. Mahler and Martin Thomson, Chairman of First Federal Bancorp, met on a preliminary basis with the OTS in Chicago to discuss a potential merger with Alpena Banking Corporation.

In February 2010, First Federal submitted a letter to Messrs. Fitzpatrick and Richard Crittenden, an outside board member of Alpena Banking Corporation, indicating First Federal’s interest in continuing to explore a business combination with Bank of Alpena. Thereafter, later in February 2010, Messrs. Fitzpatrick, Crittenden and Mahler met.

The parties signed a confidentiality agreement regarding the Merger on March 1, 2010, and the parties commenced due diligence based on publicly available data. On March 17, 2010 the parties discussed via conference call merger-related analysis prepared by Austin Associates, First Federal Bancorp’s financial advisor which also participated on the call.

In April 2010, First Federal again met with OTS in Chicago at which time the OTS indicated concerns about a possible merger with Bank of Alpena as Bank of Alpena had recently entered in to a Consent Order with the FDIC and the DIFS. As a result of this meeting, merger discussions stalled.

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In August 2011 Messrs. Fitzpatrick, Crittenden and Craig Kus, President and Chief Executive Officer of Alpena Banking Corporation, and Messrs. Thomson and Mahler of First Federal Bancorp, met to discuss the respective parties’ regulatory conditions and to re-introduce the merger, and based on this meeting, the parties re-initiated merger discussions. This decision resulted in a confidentiality agreement being signed by the parties in September 2011.

In October 2011, Messrs. Fitzpatrick, Crittenden, Thomson and Mahler met and it was decided that First Federal would request updated financial analysis for the Merger from Austin Associates, which Austin Associates prepared in November 2011.

The parties then met in December 2011 to discuss this updated financial analysis.

In March 2012 the parties met and First Federal indicated that its first examination by the OCC, having assumed this oversight from the now defunct OTS, was scheduled for July 2012 and further discussion would be delayed until it received an indication from the OCC following completion of this examination. Following completion of the OCC examination in August 2012, the parties periodically met throughout the Fall of 2012 and the early Winter of 2013.

On January 8, 2013, Mr. Mahler spoke with Eric Luse, Esq. of Luse Gorman Pomerenk & Schick, PC, Washington, D.C., special legal counsel to First Federal Bancorp, to discuss the possibility of the Merger.

In March 2013, following receipt of the OCC report of examination from the examination conducted in July-August 2012, the parties met and resumed dialogue regarding the Merger. On April 17, 2013, the parties signed a letter of interest.

In May 2013, Austin Associates presented updated analysis to the First Federal Bancorp board of directors and the board of directors authorized Messrs. Mahler and Thomson to meet with the OCC, which they did on June 5, 2013. After this meeting it was decided that since both institutions were one month away from their next regulatory on-site examinations, the parties would wait for completion of these examination before continuing Merger discussions.

First Federal’s examination was conducted in July-August 2013, and First Federal received its report of examination in September 2013. Similarly, Bank of Alpena underwent an examination in the Summer of 2013 and received its report of examination in September 2013. Upon completion of these examinations and receipt of the reports of examination, the parties determined to re-initiate merger discussions and prepare for due diligence.

On October 10, 2013, the board of directors of First Federal Bancorp held a special meeting to discuss the merger agreement. Representatives from Luse Gorman and Austin Associates were in attendance at this meeting. Thereafter in October 2013, First Federal conducted loan review diligence on Bank of Alpena with the assistance of Plante & Moran, PLLC. Simultaneously the parties began to gather additional diligence materials and Austin Associates hosted an electronic data room to which data were uploaded for review beginning in November 2013. Additionally, in November 2013, Alpena Banking Corporation, with the assistance of Andrews Hooper Pavlik PLC, conducted a loan review of First Federal.

The parties reviewed due diligence findings in November 2013 through January 2014. During this time, the First Federal Bancorp board met and authorized management, with the assistance of legal

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counsel, Luse Gorman, to draft a merger agreement, which draft agreement was reviewed at regular monthly board meetings of First Federal during November and December

On November 26, 2014, Alpena Banking Corporation’s attorneys presented a marked version of the proposed Merger Agreement to First Federal Bancorp’s attorneys for review. On December 9, 2013 the board of directors of First Federal Bancorp held a special meeting to discuss the Merger Agreement and thereafter Messrs. Thomson, Mahler and Thomas Townsend, a director of First Federal Bancorp, met with Messrs. Kus, Crittenden and Fitzpatrick of Alpena Banking Corporation to discuss terms of the Merger.

On December 9, 2013 a revised Merger Agreement was sent to Alpena Banking Corporation attorney’s responsive to the issues and requested changes previously made by Alpena Banking Corporation. On December 10, 2013 a meeting took place between the respective executive management teams and Board Chairs of First Federal Bancorp and Alpena Banking Corporation and the final issues were negotiated, subject to the respective final review and approval of the full boards of directors of the parties. A further revised draft Merger Agreement was provided to Alpena Banking Corporation’s attorneys on December 13, 2013.

At meetings on December 12, 2013, December 16, 2013 and December 27, 2013, representatives of First Federal Bancorp and Alpena Banking Corporation reviewed terms of the merger agreement, including completion of the disclosure schedules related to the representations and warranties section of the Merger Agreement.

On January 17, 2014 representatives for the parties met to finalize the timing and sequence of events associated with signing the Merger Agreement and preparing a joint announcement.

On January 21, 2014 the boards of First Federal Bancorp and First Federal met with attorneys from Luse Gorman who reviewed with the boards in detail the Merger Agreement, and with representatives of Austin Associates who presented orally its fairness opinion and supporting financial analysis with respect to the merger consideration being issued by First Federal Bancorp to stockholders of Alpena Banking Corporation. Austin Associates subsequently issued its written fairness opinion dated January 23, 2014, concurrent with First Federal Bancorp’s board of director’s approval of the Merger Agreement. The oral and written opinions to the board of directors indicated that the terms of the Merger Agreement were fair to First Federal Bancorp and its stockholders. The written opinion was based on September 30, 2013 financial information as well as a review of preliminary December 31, 2013 financial results of each company and current market information.

On January 23, 2014, Messrs. Kus and Mahler executed the Merger Agreement. After the market closed on January 23, 2014 the parties issued a joint news release announcing the execution of the definitive Merger Agreement.

Recommendation of First Federal Bancorp’s Board of Directors and Reasons for Merger

First Federal Bancorp’s board of directors reviewed and discussed the transaction with First Federal Bancorp’s management and its financial and legal advisors in unanimously determining that the Merger was advisable and is fair to, and in the best interests of, First Federal Bancorp and its stockholders. In reaching its determination, the First Federal Bancorp board of directors considered a number of factors, including, among others, the following:

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•	the board’s understanding of, and the presentations of First Federal Bancorp’s management and financial advisor regarding, Alpena Banking Corporation’s business, operations, management, financial condition, asset quality, earnings and prospects;

•	the board’s view that the Merger will allow for enhanced opportunities for First Federal Bancorp’s new and existing clients and customers;

•	the results of management’s due diligence investigation of Alpena Banking Corporation and the reputation, business practices and experience of Alpena Banking Corporation and Bank of Alpena and its management, including their impression that Bank of Alpena is a community bank that is deeply committed to its customers, employees, and the communities that it serves;

•	the board’s view of potential synergies resulting from a combination of First Federal Bancorp and Alpena Banking Corporation;

•	the board’s view that the combined company will have the potential to realize a stronger competitive position and improved long-term operating and financial results, including revenue and earning enhancements;

•	the review by First Federal Bancorp’s board of directors with its legal and financial advisors of the structure of the Merger and the financial and other terms of the Merger Agreement; and

•	the financial information and analyses presented by Austin Associates to the First Federal Bancorp board of directors, and its opinion to the First Federal Bancorp board of directors to the effect that, as of the date of such opinion, based upon and subject to the assumptions, qualifications, conditions, limitations and other matters set forth in such opinion, the merger consideration to be paid by First Federal Bancorp to Alpena Banking Corporation stockholders in the Merger is fair to First Federal Bancorp from a financial point of view. A copy of the written opinion that was delivered to the First Federal Bancorp board is included as Appendix C to this joint proxy statement/prospectus and described under “Opinion of First Federal Bancorp’s Financial Advisor” beginning on page 52.

STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

This discussion of the factors considered by First Federal Bancorp’s board of directors is not exhaustive. First Federal Bancorp’s board of directors considered these factors as a whole, and considered them to be favorable to, and supportive of, its determination. First Federal Bancorp’s board of directors did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of First Federal Bancorp’s board of directors may have given different weights to different factors.

First Federal Bancorp’s board of directors determined that the Merger Agreement and the Merger are fair to and in the best interests of First Federal Bancorp and its stockholders. Accordingly, First Federal Bancorp’s board of directors adopted and approved the Merger Agreement, and unanimously recommends that First Federal Bancorp stockholders vote “FOR” approval of the Merger Agreement in connection with the Merger.

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THE FIRST FEDERAL BANCORP BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

Opinion of First Federal Bancorp’s Financial Advisor

Throughout this section entitled “Opinion of First Federal Bancorp’s Financial Advisor” references to “we,” “our” or “us” refer to Austin Associates, LLC.

First Federal Bancorp and First Federal engaged Austin Associates, LLC (“Austin Associates”) to serve as financial advisor in connection with the Merger on October 15, 2012. Prior to this engagement, Austin Associates provided various consulting services to First Federal Bancorp, and between January 1, 2012 and May 7, 2014, Austin Associates received total fees of $74,000 (net of reimbursed expenses) from First Federal Bancorp which includes $25,000 of fees related to the proposed Merger. Austin Associates is an investment banking and consulting firm specializing in community bank mergers and acquisitions. First Federal Bancorp selected Austin Associates as its financial advisor on the basis of its historical consulting and investment banking relationship, and Austin Associates’ experience and expertise in representing community banks in similar transactions.

As part of its engagement, Austin Associates assessed the fairness, from a financial point of view, of the terms of the Agreement to First Federal Bancorp and its stockholders. The full text of Austin Associates’ opinion letter is attached as Appendix C to this joint proxy statement/prospectus. The description of the opinion set forth below is qualified in its entirety by reference to the opinion.

You should consider the following when reading the discussion of Austin Associates’ opinion in this document:

•	the opinion letter details the procedures followed, assumptions made, matters considered, and qualifications and limitations of the review undertaken by Austin Associates in connection with its opinion, and should be read in its entirety;

•	Austin Associates’ opinion does not address the relative merits of the Merger and the other business strategies considered by First Federal Bancorp’s board, nor does it address the board’s decision to proceed with the Merger; and

•	Austin Associates’ opinion rendered in connection with the Merger does not constitute a recommendation to any First Federal Bancorp stockholder as to how he or she should vote at the special meeting of stockholders being called to vote on the Merger Agreement.

The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First Federal Bancorp and Alpena Banking Corporation and may not be realized. Any estimates contained in Austin Associates’ analyses are not necessarily predictive of future results or values, and may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Unless specifically noted, none of the analyses performed by Austin Associates was assigned a greater significance by Austin Associates than any other. The relative importance or weight given to these analyses is not affected by the order of the analyses or the corresponding results. The summaries of

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financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

With respect to the internal projections, transaction costs, purchase accounting adjustments and expected cost savings, First Federal’s management confirmed to us that they reflected the best currently available estimates, and we assumed that such performance and estimates would be achieved. We have also assumed that there has been no material change in the assets, financial condition, results of operations, business or prospects of First Federal Bancorp and Alpena Banking Corporation since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that First Federal Bancorp will remain as a going concern for all periods relevant to our analyses, that all of the representations and warranties contained in the Merger Agreement are true and correct, that each party to the Merger Agreement will perform all of the covenants required to be performed by such party under the Merger Agreement, and that the conditions precedent in the Merger Agreement are not waived. Finally, we have relied upon the advice First Federal Bancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Merger Agreement.

Austin Associates has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin Associates did not undertake any independent evaluation or appraisal of the assets and liabilities of First Federal Bancorp or Alpena Banking Corporation, nor was it furnished with any appraisals. Austin Associates has not reviewed any individual credit files of First Federal or Bank of Alpena, and has assumed that First Federal’s and Bank of Alpena’s allowances are, in the aggregate, adequate to cover inherent credit losses. Austin Associates’ opinion is based on economic, market and other conditions existing on the date of its opinion. No limitations were imposed by First Federal Bancorp’s board or its management upon Austin Associates with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

In rendering its opinion, Austin Associates made the following assumptions:

•	all material governmental, regulatory and other consents and approvals necessary for the consummation of the Merger would be obtained without any adverse effect on First Federal Bancorp, Alpena Banking Corporation or on the anticipated benefits of the Merger;

•	that First Federal Bancorp and Alpena Banking Corporation have provided all of the information that might be material to Austin Associates in its review; and

•	the financial projections Austin Associates reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of First Federal Bancorp and Alpena Banking Corporation as to the future operating and financial performance of First Federal Bancorp and Alpena Banking Corporation, respectively.

In connection with its opinion, Austin Associates reviewed:

•	the Merger Agreement;

•	certain publicly available financial statements and other historical financial information of First Federal Bancorp and First Federal that we deemed relevant;

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•	certain publicly available financial statements and other historical financial information of Alpena Banking Corporation and Bank of Alpena that we deemed relevant;

•	financial projections for First Federal Bancorp prepared by and reviewed with management of First Federal Bancorp;

•	financial projections for Alpena Banking Corporation prepared by and reviewed with management of Alpena Banking Corporation;

•	the financial performance of certain commercial banking organizations that we deemed comparable to First Federal Bancorp and Alpena Banking Corporation, respectively;

•	the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available;

•	the current market environment generally and the banking environment in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market data as we considered relevant.

Austin Associates discussed with certain members of senior management of First Federal Bancorp the business, financial condition, results of operations and prospects of First Federal Bancorp, including certain operating, regulatory and other financial matters. Austin Associates also discussed with certain members of senior management of Alpena Banking Corporation the business, financial condition, results of operations and prospects of Alpena Banking Corporation, including certain operating, regulatory and other financial matters.

On January 21, 2014, Austin Associates provided an oral opinion to the board of directors of First Federal Bancorp. Austin Associates subsequently issued its written opinion dated January 23, 2014, concurrent with First Federal Bancorp’s board of director’s approval of the Merger Agreement. The oral and written opinions to the board of directors indicated that the terms of the Merger Agreement were fair to First Federal Bancorp and its stockholders. The written opinion was based on September 30, 2013 financial information as well as a review of preliminary December 31, 2013 financial results of each company and current market information. Presented below is a summary of the analysis Austin Associates presented to the board of directors of First Federal Bancorp at that time. This summary does not purport to be a complete description of the analyses performed by Austin Associates. Capitalized terms used herein without definition shall have the meanings given to such terms in the Merger Agreement.

Financial Terms of the Merger. The financial terms of the Merger Agreement provide for stockholders of Alpena Banking Corporation to exchange each outstanding share of common stock of Alpena Banking Corporation for 1.549 shares of First Federal Bancorp common stock. Prior to closing, Alpena Banking Corporation will grant 10,500 shares to management of Alpena Banking Corporation as set forth in the Merger Agreement which will increase Alpena Banking Corporation’s issued and outstanding common shares from 533,700 to 544,200. At the Effective Time of the Merger, based on the outstanding shares of Alpena Banking Corporation and the 1.549 exchange ratio, Alpena Banking Corporation’s stockholders, in the aggregate, will receive 842,965 shares of First Federal Bancorp common stock, representing 22.6% of pro forma ownership in First Federal Bancorp. Following the Merger, there will be 3,727,014 issued and outstanding shares of First Federal Bancorp common stock.

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Contribution Analysis. Austin Associates compared the relative contribution of historical assets, equity and earnings of First Federal Bancorp and Alpena Banking Corporation, respectively, to the pro forma combined company, as of September 30, 2013. The following table summarizes the contribution analysis:

Contribution Analysis ($ in thousands)	First Federal Bancorp		Alpena Banking Corporation		Combined
YTD 09/30/13 PTPP Earnings (1)	$779	76.5%	$239	23.5%	$1,018
YTD 09/30/13 Net Income	$247	72.4%	$94	27.6%	$341
Total Equity	$23,849	77.8%	$6,818	22.2%	$30,667
Tangible Equity	$23,780	77.7%	$6,818	22.3%	$30,598
Total Assets	$213,875	74.4%	$73,732	25.6%	$287,607
Nonperforming Assets	$5,728	67.9%	$2,709	32.1%	$8,437
Nonperforming Assets (2)	$6,210	66.7%	$3,106	33.3%	$9,316
Shares/Ownership %	2,884,049	77.4%	842,965	22.6%	3,727,014

(1)	PTPP is Pre-tax pre-provision earnings. Excludes OREO value adjustments and intangible amortization expense.
(2)	Including restructured loans as presented in publicly available reports prepared by SNL Financial LC.

Comparable Transaction Analysis. Austin Associates compared the financial performance of certain selling institutions and the prices paid in selected transactions to Alpena Banking Corporation’s financial performance and the implied multiples from the First Federal and Alpena Banking Corporation Merger. Specifically, Austin Associates reviewed certain information relating to bank and thrift sale transactions in Illinois, Indiana, Kentucky, Michigan, Ohio and Wisconsin, announced between January 1, 2012 to January 10, 2014 involving sellers with total assets of less than $500 million, positive last twelve-month (“LTM”) return on average assets (“ROAA”) and nonperforming assets of less than 2.00%. Eleven transactions met the transaction criterion.

Buyer Name	State	Seller Name	City	State
1. Horizon Bancorp	IN	SCB Bancorp Inc.	East Lansing	MI
2. Poage Bankshares, Inc.	KY	Town Square Financial Corp.	Ashland	KY
3. German American Bancorp, Inc.	IN	United Commerce Bancorp	Bloomington	IN
4. Peoples Bancorp Inc.	OH	Ohio Commerce Bank	Beachwood	OH
5. Croghan Bancshares Inc.	OH	Indebancorp	Oak Harbor	OH
6. Wintrust Financial Corp.	IL	First Lansing Bancorp Inc.	Lansing	IL
7. Peoples Fleming County Banc., Inc.	KY	Salt Lick Deposit Bank	Salt Lick	KY
8. Greenwoods Financial Group Inc.	WI	Bank of Monticello	Monticello	WI
9. Wintrust Financial Corp.	IL	HPK Financial Corp.	Chicago	IL
10. Investor group	MI	Bank of Michigan	Farmington Hills	MI
11. Ohio Farmers Insurance Co.	OH	Western Reserve Bancorp	Medina	OH

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Based on First Federal Bancorp’s closing stock price as of January 23, 2014 of $5.15, the merger consideration to Alpena Banking Corporation stockholders equaled $4.3 million in the aggregate or $7.98 per share. The following table highlights the results of this guideline transaction comparison:

Seller’s Financial Performance	Guideline Median	Alpena Banking Corporation (1)
Total Assets ($ in thousands)	$155,000	$74,000
Tangible Equity / Tangible Assets	10.58%	9.25%
Return on Average Assets	0.61%	0.12%
Return on Average Equity	5.69%	1.28%
Efficiency Ratio	71.8%	91.5%
Nonperforming Assets/Assets (2)	2.93%	4.21%

Deal Transaction Multiples
Price/Tangible Book Value Ratio	106%	64%
Price/LTM Earnings	18.6	48.8
Premium/Core Deposits	1.3%	(3.8)%

(1)	Alpena Banking Corporation’s financial performance and merger multiples based on September 30, 2013 data.
(2)	Restructured loans included in computation of NPAs

The median LTM ROAA of the selling banks from the guideline transactions was 0.61%. Further, the median nonperforming assets (“NPA”) to total assets ratio measured 2.93%. In contrast, Alpena Banking Corporation had a LTM ROAA of 0.12% and a NPA to asset ratio of 4.21%. The indicated price to tangible book ratio resulting from the Merger of First Federal Bancorp and Alpena Banking Corporation of 64% was lower than the median price to tangible book ratio of 106% for the guideline transactions. The price-to-earnings multiple from the Merger of 48.8 was higher than the median multiple of 18.6. The indicated core deposit premium from the Merger of negative (3.8%) was lower than the median for the guideline transactions of 1.3%.

Pro Forma Merger Analysis. Austin Associates prepared a pro forma merger analysis assuming the Merger was completed at June 30, 2014 based on the financial terms of the Agreement. Austin Associates selected various input assumptions for projected earnings, cost savings, transaction costs and purchase accounting adjustments based on its experience and after discussions with management of First Federal Bancorp and Alpena Banking Corporation. Austin Associates calculated the pro forma estimated effect of the Merger to First Federal Bancorp’s pro forma equivalent book value per share, tangible book value per share and earnings per share. Based on the required accounting treatment for this transaction, First Federal Bancorp could potentially record an accounting gain depending on the stock price of First Federal Bancorp at closing and the fair value of Alpena Banking Corporation’s balance sheet. Presented below are summary results from this analysis:

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	First Federal Bancorp Projected and Pro Forma
	2014	2015	2016
Earnings Per Share
Pro-Forma Equivalent	$0.63	$0.53	$0.58
Stand-Alone	$0.14	$0.21	$0.25
$ Change	$0.49	$0.32	$0.33
% Change	355.4%	154.2%	132.0%
Book Value Per Share
Pro-Forma Equivalent	$7.95	$8.39	$8.88
Stand-Alone	$8.23	$8.35	$8.50
$ Change	$(0.28)	$0.04	$0.38
% Change	(3.4)%	0.5%	4.5%
Tangible Book Value Per Share
Pro-Forma Equivalent	$7.68	$8.15	$8.67
Stand-Alone	$8.23	$8.35	$8.50
$ Change	$(0.55)	$(0.20)	$0.17
% Change	(6.6)%	(2.3)%	2.0%

Under the modeling assumptions, First Federal Bancorp’s pro forma earnings per share would increase significantly from the Merger. First year EPS will be positively impacted for the accounting gain from the transaction. Book value and tangible book value per share would be diluted at closing by approximately 5.1% and 8.6%, respectively. Book value dilution would be recovered in approximately 1.5 years and tangible book value dilution would be recovered in approximately 2.0 years.

Updated Contribution Analysis. The following table summarizes the contribution analysis based on final December 31, 2013 financial statements which were received after the January 21, 2014 Board presentation:

Contribution Analysis ($ in thousands)	First Federal Bancorp		Alpena Banking Corporation		Combined
12/31/2013 Total Assets	$209,657	74.1%	$73,234	25.9%	$282,891
2013Y Net Income	$55	38.2%	$89	61.8%	$144
12/31/13 Total Equity	$23,525	77.5%	$6,828	22.5%	$30,353
12/31/13 Tangible Equity	$23,485	77.5%	$6,828	22.5%	$30,313

Austin Associates’ Compensation and Other Relationships with First Federal Bancorp and Alpena Banking Corporation. First Federal Bancorp has agreed to pay Austin Associates certain fees for its services as financial advisor in connection with the Merger. First Federal Bancorp paid Austin Associates cash fees of $10,000 for the analysis and advisory services leading up to signing of the Merger Agreement. First Federal Bancorp paid Austin Associates a cash fee of $20,000 upon execution of the Merger Agreement which included the issuance of Austin Associates’ fairness opinion. First Federal Bancorp has agreed to pay Austin Associates a cash fee, at closing of the Merger, equal to $70,000.

Austin Associates has provided various consulting services to First Federal Bancorp in the past. These fees were not material to Austin Associates’ overall business. Austin does not have any prior, existing or pending engagements with Alpena Banking Corporation.

Summary. Based on the preceding summary discussion and analysis, and subject to the qualifications described herein, it is Austin Associates’ opinion that the terms of the Agreement are fair, from a financial point of view, to First Federal Bancorp and its stockholders.

The opinion expressed by Austin Associates is based on market, economic and other relevant considerations as they existed and could be evaluated as of January 23, 2014. Events occurring after such

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date, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either Alpena Banking Corporation or First Federal Bancorp could materially affect the assumptions used in preparing the opinion.

Consideration to be Received in the Merger

At the Effective Time of the Merger, each share of Alpena Banking Corporation common stock issued and outstanding will automatically be converted into the right to receive 1.549 shares of First Federal Bancorp common stock, and cash instead of fractional shares.

If First Federal Bancorp declares a stock dividend or distribution on shares of its common stock or subdivides, splits, reclassifies or combines the shares of First Federal Bancorp common stock prior to the Effective Time of the Merger, then the exchange ratio will be adjusted to provide Alpena Banking Corporation stockholders with the same economic effect as contemplated by the Merger Agreement prior to any of these events.

Alpena Banking Corporation stockholders will not receive fractional shares of First Federal Bancorp common stock. Instead, Alpena Banking Corporation stockholders will receive a cash payment for any fractional shares in an amount equal to the product of (i) the fraction of a share of First Federal Bancorp common stock to which such stockholder is entitled multiplied by (ii) the average closing price of First Federal Bancorp common stock during the five consecutive trading days immediately preceding the closing date of the Merger.

Surrender of Stock Certificates

Alpena Banking Corporation stockholders will receive instructions from the transfer agent on where to surrender their Alpena Banking Corporation stock certificates after the Merger is completed. Alpena Banking Corporation stockholders should not forward their Alpena Banking Corporation stock certificates with their proxy cards.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the Merger will be accounted for using the purchase method. The result of this is that the recorded assets and liabilities of First Federal Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of Alpena Banking Corporation will be adjusted to fair value at the date of the Merger. In addition, all identified intangible assets of Alpena Banking Corporation will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of the shares of First Federal Bancorp common stock to be issued to former Alpena Banking Corporation stockholders at fair value, exceeds the fair value of the net assets including identifiable intangibles of Alpena Banking Corporation at the Effective Date of the Merger, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the purchase method of accounting results in the operating results of Alpena Banking Corporation being included in the operating results of First Federal Bancorp beginning from the date of completion of the Merger.

Material Federal Income Tax Consequences of the Merger

General. The following summary discusses the material anticipated U.S. federal income tax consequences of the Merger applicable to a holder of shares of Alpena Banking Corporation common

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stock who by operation of law at the Effective Time of the Merger exchanges all of the stockholder’s Alpena Banking Corporation common stock for shares of First Federal Bancorp common stock in the Merger. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. residents and citizens who hold their shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not cover all U.S. federal income tax consequences of the Merger and related transactions that may be relevant to holders of shares of Alpena Banking Corporation common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions or persons who hold their shares of Alpena Banking Corporation common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their shares of Alpena Banking Corporation common stock through, partnerships or other pass-through entities, or persons who acquired their shares of Alpena Banking Corporation common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences set forth below.

Alpena Banking Corporation stockholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion Conditions. It is a condition to the obligations of First Federal Bancorp and Alpena Banking Corporation that First Federal Bancorp and Alpena Banking Corporation each receive an opinion of tax counsel to First Federal Bancorp, to the effect that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. First Federal Bancorp and Alpena Banking Corporation both expect to be able to obtain the tax opinions if, as expected:

•	First Federal Bancorp and Alpena Banking Corporation are able to deliver customary representations to First Federal Bancorp’s tax counsel; and

•	there is no adverse change in U.S. federal income tax law.

Although the Merger Agreement allows both First Federal Bancorp and Alpena Banking Corporation to waive the condition that tax opinions be delivered by tax counsel to First Federal Bancorp, neither party currently anticipates doing so.

In addition, in connection with the filing of the registration statement of which this joint proxy statement/prospectus forms a part, Luse Gorman Pomerenk & Schick, counsel to First Federal Bancorp, has delivered its opinion to First Federal Bancorp and Alpena Banking Corporation dated as of the date of this joint proxy statement/prospectus, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. A form of this opinion has been filed as Exhibit 8 to the registration statement. This opinion has been rendered on the basis of facts, representations and assumptions set forth or referred to in such opinion and factual representations contained in certificates of

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officers of First Federal Bancorp and Alpena Banking Corporation, all of which must continue to be true and accurate in all material respects as of the Effective Time of the Merger.

If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected. The determination by tax counsel as to whether the proposed Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the Effective Time of the Merger.

Following is a discussion of the federal income tax consequences of the Merger based on the opinion that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code.

Tax Treatment of the Parties to the Merger. No gain or loss will be recognized by First Federal Bancorp or Alpena Banking Corporation, or their respective subsidiaries, as a result of the Merger.

Tax Treatment to Alpena Banking Corporation Stockholders.

General. No gain or loss will be recognized by an Alpena Banking Corporation stockholder who receives shares of First Federal Bancorp common stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her shares of Alpena Banking Corporation common stock. The tax basis of the shares of First Federal Bancorp common stock received by an Alpena Banking Corporation stockholder in such exchange will be equal to the basis of the Alpena Banking Corporation common stock surrendered in exchange for the First Federal Bancorp common stock. The holding period of the First Federal Bancorp common stock received will include the holding period of shares of Alpena Banking Corporation common stock surrendered in exchange for the First Federal Bancorp common stock, provided that such shares were held as capital assets of the Alpena Banking Corporation stockholder at the effective time of the Merger.

Cash in Lieu of Fractional Shares. An Alpena Banking Corporation stockholder who holds Alpena Banking Corporation common stock as a capital asset and who receives in the Merger, in exchange for such stock, cash in lieu of a fractional share interest in First Federal Bancorp common stock will be treated as having received such cash in full payment for such fractional share of stock and as capital gain or loss.

Backup Withholding. Payments of cash to a holder of Alpena Banking Corporation common stock instead of a fractional share of First Federal Bancorp common stock may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the holder, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Regulatory Matters Relating to the Merger

Merger. Under the terms of the Merger Agreement, the Merger cannot be completed unless the parties first receive all required bank regulatory approvals. First Federal Bancorp has submitted a request to the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to waive the requirement that it register as a bank holding company in connection with the acquisition of Bank of Alpena. Because Bank of Alpena will be merged into First Federal at the effective time of the Merger,

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First Federal Bancorp expects that the Federal Reserve Board will grant this waiver. If First Federal Bancorp does not obtain such a waiver it will require approval of the Federal Reserve Board to become a bank holding company.

Additionally, the merger of Bank of Alpena with and into First Federal requires the approval of the Office of the Comptroller of the Currency (“OCC”) under the Bank Merger Act. First Federal has filed this application.

As of the date of this document, First Federal Bancorp has not received a waiver from the Federal Reserve Board and First Federal has not received an approval from the OCC. While First Federal Bancorp and First Federal do not know of any reason why they would not be able to obtain approvals and waivers in a timely manner, First Federal Bancorp cannot be certain when or if it will receive these regulatory approvals and waivers.

In reviewing applications for transactions of this type, the OCC must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OCC may not approve a transaction if it will result in a monopoly or otherwise be anticompetitive.

In addition, a period of 15 to 30 days must expire following approval by the OCC before the Merger can be completed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws. While First Federal Bancorp and Alpena Banking Corporation believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger or what the result would be, if any proceeding is instituted or challenge is made.

The Merger cannot proceed in the absence of the requisite regulatory approvals. See “Description of the Merger – Conditions to Completing the Merger” and “ – Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the Merger Agreement and described under “Description of the Merger – Conditions to Completing the Merger.”

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the exchange ratio for Alpena Banking Corporation stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

Federal law requires publication of notice of, and the opportunity for public comment on, the application submitted by First Federal for approval of the merger with Bank of Alpena and authorizes the OCC to hold a public hearing in connection with the application if it determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review. In addition, under federal law, a period of 30 days must expire following approval by the OCC within which period the Department of Justice may file objections to the Merger under the federal antitrust laws. This waiting period may be reduced to 15 days if the Department of Justice has not provided any adverse comments relating to the competitive factors of the transaction. If the Department of Justice were to commence an antitrust action, that action would stay the effectiveness of OCC approval of the bank merger unless a court specifically orders otherwise. In reviewing the Merger, the Department of Justice could analyze the Merger’s effect on competition differently than the

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OCC, and thus it is possible that the Department of Justice could reach a different conclusion than the OCC regarding the Merger’s competitive effects.

Interests of Certain Persons in the Merger that are Different from Yours

Share Ownership. On the record date for the Alpena Banking Corporation special meeting, Alpena Banking Corporation’s directors and officers beneficially owned, in the aggregate, 164,500 shares of Alpena Banking Corporation’s common stock, representing approximately 30.8% of the outstanding shares of Alpena Banking Corporation common stock.

As described below, certain of Alpena Banking Corporation’s officers and directors have interests in the Merger that are in addition to, or different from, the interests of Alpena Banking Corporation’s stockholders generally. Alpena Banking Corporation’s board of directors was aware of these conflicts of interest and took them into account in approving the Merger.

Appointment of Alpena Banking Corporation Directors to First Federal Bancorp Board. In accordance with the Merger Agreement, four of Alpena Banking Corporation’s directors, as determined by First Federal Bancorp, will be appointed and elected to the First Federal Bancorp and First Federal boards of directors. The fees paid to these directors will be the same as similarly situated board members of First Federal Bancorp and First Federal.

Grant of Stock Awards to Management of Alpena Banking Corporation. Pursuant to the terms of a restricted stock agreement entered into on the date of the Merger Agreement between Alpena Banking Corporation and Craig A. Kus, President and Chief Executive Officer of Alpena Banking Corporation, at the effective time of the Merger, Mr. Kus will be granted 10,500 shares of Alpena Banking Corporation common stock which at the effective time of the Merger, will be exchanged for the same merger consideration as all other shares of Alpena Banking Corporation common stock.

Indemnification. Pursuant to the Merger Agreement, First Federal Bancorp has agreed that, for a period of six years following the effective time of the Merger, it will indemnify, defend and hold harmless each present and former officer or director of Alpena Banking Corporation and its subsidiaries, including an individual who becomes an officer or director of Alpena Banking Corporation or its subsidiaries prior to the closing of the Merger, against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part or arising in whole or in part out of the fact that such person is or was a director or officer of Alpena Banking Corporation or any of its subsidiaries if such claim pertains to any matter of fact arising, existing or occurring at or before the closing of the Merger (including, without limitation, the Merger and other transactions contemplated by the Merger Agreement), regardless of whether such claim is asserted or claimed before or after the effective time of the Merger.

Directors’ and Officers’ Insurance. First Federal Bancorp has further agreed, for a period of three years after the effective time of the Merger, to maintain, or to cause First Federal to maintain, the current directors’ and officers’ liability insurance policies covering the officers and directors of Alpena Banking Corporation (provided, that Alpena Banking Corporation may substitute policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the effective time of the Merger. First Federal Bancorp is not required to spend, in the aggregate, more than 100% of the annual premiums currently paid by Alpena Banking Corporation for its insurance coverage.

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Employee Matters

First Federal Bancorp will review all Alpena Banking Corporation compensation and benefit plans to determine whether to terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by Alpena Banking Corporation or Bank of Alpena are changed or terminated by First Federal Bancorp, in whole or in part, First Federal Bancorp shall provide continuing employees with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of First Federal as of the date any such compensation or benefit is provided. Employees of Alpena Banking Corporation or Bank of Alpena who become participants in any First Federal Bancorp or First Federal compensation and benefit plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for service as an employee of Alpena Banking Corporation or any predecessor thereto prior to the closing of the Merger, and provided further, that credit for benefit accrual purposes will be given only for purposes of First Federal Bancorp vacation policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan of First Federal Bancorp.

Any employee of Bank of Alpena, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, whose employment is terminated involuntarily (other than for cause) within one year following the completion of the merger of First Federal and Bank of Alpena (the “Bank Merger”), shall receive a lump sum severance payment from First Federal Bancorp equal to one week’s pay at the rate then in effect, for each full year of employment with Bank of Alpena, subject to a minimum of four weeks and a maximum of 26 weeks, provided that such employee enters into a release of claims against Bank of Alpena and First Federal in a form satisfactory to First Federal. Such Bank of Alpena employees will have the right to continued health coverage under group health plans of First Federal in accordance with the Internal Revenue Code.

Operations of First Federal after the Merger

The Merger Agreement provides for the merger of Alpena Banking Corporation with and into First Federal Bancorp, with First Federal Bancorp as the surviving entity. At the effective time of the Merger or as soon as practicable thereafter, First Federal Bancorp intends to merge Bank of Alpena with and into First Federal with First Federal as the surviving entity. Bank of Alpena’s office located at 468 North Ripley Boulevard, Alpena, Michigan will remain open as an office of First Federal, and it is expected that First Federal will close its banking office located at 300 South Ripley Boulevard, Alpena, Michigan. The closing of First Federal’s Ripley Boulevard branch office will occur either at the effective time of the Merger or at a later date depending upon the date of the data conversion system of Bank of Alpena’s office to the First Federal system.

Resale of Shares of First Federal Bancorp Common Stock

All shares of First Federal Bancorp common stock issued to Alpena Banking Corporation’s stockholders in connection with the Merger will be freely transferable. This joint proxy statement/prospectus does not cover any resales of the shares of First Federal Bancorp common stock to be received by Alpena Banking Corporation’s stockholders upon completion of the Merger, and no person may use this joint proxy statement/prospectus in connection with any resale.

Time of Completion

Unless the parties agree otherwise and unless the Merger Agreement has otherwise been terminated, the closing of the Merger will take place on a date designated by First Federal Bancorp that is no later than 20 business days following the date on which all of the conditions to the Merger contained in

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the Merger Agreement are satisfied or waived. See “ – Conditions to Completing the Merger.” On the closing date, First Federal Bancorp will file Articles of Merger with the Maryland State Department of Assessments and Taxation merging Alpena Banking Corporation into First Federal Bancorp. The Merger will become effective at the time stated in the Articles of Merger.

First Federal Bancorp and Alpena Banking Corporation are working to complete the Merger quickly. It is currently expected that the Merger will be completed during the third quarter of 2014. However, because completion of the Merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing.

Conditions to Completing the Merger

First Federal Bancorp’s and Alpena Banking Corporation’s obligations to consummate the Merger are conditioned on the following:

•	approval of the Merger Agreement by Alpena Banking Corporation’s stockholders;

•	approval of the Merger Agreement by First Federal Bancorp’s stockholders;

•	receipt of all required regulatory approvals without any materially adverse conditions and the expiration of all statutory waiting periods;

•	neither Alpena Banking Corporation nor Bank of Alpena being subject to any order, decree or injunction that enjoins or prohibits consummating the transaction, no governmental entity having instituted any proceeding to block the transaction and the absence of any statute, rule or regulation that prohibits completion of any part of the transaction;

•	the registration statement of which this joint proxy statement/prospectus forms a part being declared effective by the Securities and Exchange Commission, the absence of any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement;

•	receipt by each party of all consents and approvals from third parties (other than those required from government agencies) required to complete the Merger, unless failure to obtain those consents or approvals would not have a material adverse effect on First Federal Bancorp after completion of the Merger;

•	receipt by each party of an opinion from counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	no material adverse effect on either party has occurred, whether from Alpena Banking Corporation, First Federal Bancorp or a combination of the two;

•	the other party having performed in all material respects its obligations under the Merger Agreement, the other party’s representations and warranties being true and correct as of the date of the Merger Agreement and as of the closing date, and receipt of a certificate signed by the other party’s chief executive officer and chief financial officer to that effect; and

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•	the shares of First Federal Bancorp common stock issuable pursuant to the Merger being approved for listing on The Nasdaq Capital Market.

First Federal Bancorp and Alpena Banking Corporation cannot guarantee that all of the conditions to the Merger will be satisfied or waived by the party permitted to do so.

Conduct of Business before the Merger

Alpena Banking Corporation has agreed that, until completion of the Merger and unless permitted by First Federal Bancorp, neither it nor Bank of Alpena will:

General Business

•	take any action that would materially adversely affect the ability of the parties to obtain regulatory and governmental approvals of the transactions contemplated by the Merger Agreement or delay the receipt of such approvals, or materially adversely affect Alpena Banking Corporation’s ability to perform its obligations under the Merger Agreement;

Governing Documents

•	amend its articles of incorporation or bylaws;

Capital Stock

•	change the number of authorized or issued shares of its capital stock;

•	issue any shares of stock or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock;

•	make any grant or award under its stock-based incentive plan or any other equity compensation plan or arrangement;

•	split, combine or reclassify its capital stock;

•	declare, set aside or pay any dividend or other distribution on its capital stock;

Contracts

•	enter into, amend in any material respect or terminate any contract or agreement except for any such contract or agreement that is for a term of twelve months or less or terminable at will without penalty, involves a cost in the aggregate of less than $50,000, and is otherwise in the ordinary course of business;

•	waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Alpena Banking Corporation is a party;

•	enter into, renew, extend or modify any transaction with an affiliate (other than a deposit transaction);

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•	enter into any hedging transaction;

Branches/Merger

•	open or close any branch or automated banking facility or file an application to do the same;

•	merge or consolidate Alpena Banking Corporation or any of its subsidiaries with any other corporation; sell or lease all or any substantial portion of the assets or business of Alpena Banking Corporation or any of its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled debt restructuring or the collection of any loan or credit arrangement; or enter into a purchase and assumption transaction with respect to deposits and liabilities;

Employees

•	grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, or employees, except (i) as may be required pursuant to existing commitments, (ii) for pay increases in the ordinary course of business consistent with past practice to non-executive officer employees;

•	hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee with an annual rate of compensation in excess of $50,000; provided, however, that Alpena Banking Corporation Bancorp may hire at-will, non-officer employees to fill vacancies that may arise in the ordinary course of business;

•	enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

•	take any action that would give rise to a right of payment to any individual under any employment agreement or to an acceleration of the right to payment under any compensation and benefit plan;

Dispositions/Indebtedness

•	sell or dispose of any of its assets other than in the ordinary course of business consistent with past practice, or, except for transactions with the Federal Home Loan Bank of Indianapolis, subject any of its assets to a lien, pledge, security interest or other encumbrance other than in the ordinary course of business consistent with past practice; or incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

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Accounting and Other Policies

•	change its method of accounting, except as required by U.S. generally accepted accounting principles or regulatory authorities responsible for regulating Alpena Banking Corporation or Bank of Alpena;

•	make any material change in policies with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies except as may be required by changes in applicable law or regulations, U.S. generally accepted accounting principles or a regulatory authority;

Investment in Securities

•	purchase any securities other than in accordance with Alpena Banking Corporation’s investment policy and in the ordinary course of business consistent with past practice;

Loans/Servicing

•	other than pursuant to commitments issued prior to the date of the Merger Agreement that have not expired and that have been disclosed to First Federal Bancorp, and the renewal of existing lines of credit, make any new loan or other credit facility commitment other than in accordance with Bank of Alpena’s existing lending policies and in the ordinary course of business consistent with past practice, provided that the prior approval of First Federal Bancorp is required with respect to: (i) any new loan or credit facility commitment to any borrower or group of affiliated borrowers in an amount in excess of $200,000 for a commercial real estate loan, $200,000 for a construction loan, $200,000 for a residential loan or whose credit exposure with Alpena Banking Corporation in the aggregate, exceeds $400,000 prior to thereto or as a result thereof; and (ii) any new loan or credit facility commitment secured by any property located outside of Michigan;

•	purchase or sell any mortgage loan servicing rights;

Capital Expenditures

•	other than previously disclosed to First Federal Bancorp, or other than as necessary to maintain assets in good repair, make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate;

Settling Claims

•	pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding against it except in the ordinary course of business consistent with past practice or except in consultation with First Federal Bancorp for an action that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or waive or release any material

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rights or claims, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

Environmental

•	except where it is a participant and not the lead lender, foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of materials of environmental concern;

Public Announcements

•	issue any broadly distributed communication relating to the Merger to employees (including general communications relating to benefits and compensation) without prior consultation with First Federal Bancorp and, to the extent relating to employment after the closing of the Merger, benefit or compensation information without the prior consent of First Federal Bancorp (which shall not be unreasonably withheld, delayed or conditioned) or issue any broadly distributed communication to customers relating to the Merger without the prior approval of First Federal Bancorp (which shall not be unreasonably withheld, delayed or conditioned), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated by the Merger Agreement;

Merger Agreement

•	take any action or knowingly fail to take any reasonable action that would, or would reasonably likely to, prevent, impede or delay the Merger or the Bank Merger from qualifying as reorganizations under Section 368(a) of the Internal Revenue Code, except as may be required by applicable law or regulation;

Other

•	agree to do any of the foregoing actions.

First Federal Bancorp has agreed that, until completion of the Merger and unless permitted by Alpena Banking Corporation or as otherwise specified in the Merger Agreement, it will operate its business and First Federal’s business in the usual, regular and ordinary course of business and use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises, and it will not, subject to the exceptions and exclusions set forth in the Merger Agreement:

Additionally First Federal Bancorp has agreed that it will not:

•	change or waive any provision of its charter or bylaws in a manner that would materially and adversely affect the benefits of the Merger to the holders of Alpena Banking Corporation common stock;

•	change the number of authorized or issued shares of its capital stock;

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•	issue any shares of stock or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock;

•	make any grant or award under any equity compensation plan or arrangement, or split, combine or reclassify any shares of capital stock, provided that First Federal Bancorp may issue shares of capital stock or rights, or make grants or awards, under equity compensation plans or arrangements that are existing as of the date of the Merger Agreement;

•	split, combine or reclassify its capital stock;

•	declare or pay any dividend or make any other distribution to First Federal Bancorp stockholders, whether in cash, stock or other property, except at such times and in such amounts as consistent with past practice, it being understood that the payment of dividends in amounts of up to $0.02 per share per quarter shall be considered consistent with past practice;

•	merge or consolidate First Federal Bancorp with any other corporation in any transaction in which First Federal Bancorp is not the surviving company, unless the acquirer in such transaction expressly agrees to be bound by the Merger Agreement and, if such transaction is closed prior to the Merger, any appropriate adjustment is made to the exchange ratio so that the stockholders receive the same benefits of the First Federal Bancorp sale transaction as if they were stockholders of First Federal Bancorp at the time of the closing of the sale transaction;

•	voluntarily take any action that would result in its representation and warranties becoming untrue or in any of the conditions to closing the Merger not being satisfied, in each case as may be required by applicable law;

•	take any action that is intended or would reasonably be expected to adversely affect or materially delay the ability of First Federal Bancorp or Alpena Banking Corporation to obtain any regulatory approvals or approvals of government approvals required for the transactions contemplated by the Merger Agreement or to perform its covenants under the Merger Agreement;

•	take any action or knowingly fail to take any reasonable action that would, or would reasonably likely to, prevent, impede or delay the Mergers from qualifying as reorganizations under Section 368(a) of the Internal Revenue Code, except as may be required by applicable law or regulation; or

•	agree to take any of the foregoing actions.

Additional Covenants of Alpena Banking Corporation and First Federal Bancorp in the Merger Agreement

Agreement Not to Solicit Other Proposals. Alpena Banking Corporation has agreed not to, and has agreed not to authorize or permit Bank of Alpena and their representatives to: (i) initiate, solicit, induce or knowingly encourage or facilitate any inquiry, offer or proposal that constitutes of could reasonably be expected to lead to an acquisition proposal by a third party, (ii) participate in discussions or

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negotiations regarding an acquisition proposal, or furnish or afford access to information with respect to Alpena Banking Corporation or otherwise relating to an acquisition proposal, (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Alpena Banking Corporation is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal. Alpena Banking Corporation has also agreed that it will cause each of its representatives to immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any persons with respect to any existing or potential acquisition proposal. An acquisition proposal means any offer or proposal or offer contemplating, relating to, or that could reasonably be expected to lead to an acquisition transaction, which is defined in the Merger Agreement as:

•	any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Alpena Banking Corporation or Bank of Alpena;

•	any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Alpena Banking Corporation or Bank of Alpena representing, in the aggregate, twenty-five percent (25%) or more of the assets of Alpena Banking Corporation and Bank of Alpena on a consolidated basis;

•	any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Alpena Banking Corporation or Bank of Alpena;

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Alpena Banking Corporation or Bank of Alpena;

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing

Notwithstanding the agreement of Alpena Banking Corporation not to solicit other acquisition proposals, the board of directors of Alpena Banking Corporation may generally participate in discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person any information or data with respect to Alpena Banking Corporation or any of its subsidiaries or otherwise relating to an acquisition proposal if Alpena Banking Corporation has received a bona fide unsolicited, written acquisition proposal that did not result from Alpena Banking Corporation’s breach of its obligations with respect to non-solicitation, provided that:

•	after consultation with and considering the advice from outside legal counsel and its independent financial advisor, the Alpena Banking Corporation board of directors determines, in good faith, there is a reasonable likelihood the acquisition proposal constitutes or is reasonably likely to lead to a “superior proposal,” defined below; and

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•	prior to furnishing or affording access to any information or data with respect to Alpena Banking Corporation or any of its subsidiaries or otherwise relating to an acquisition proposal, Alpena Banking Corporation receives a confidentiality agreement from that party with terms no less favorable to Alpena Banking Corporation than those contained in the confidentiality agreement between Alpena Banking Corporation and First Federal Bancorp. In addition, Alpena Banking Corporation must promptly provide to First Federal Bancorp any material, non-public information regarding Alpena Banking Corporation or its subsidiaries provided to any other person that was not previously provided to First Federal Bancorp, such additional information to be provided no later than the date of provision of such information to such other party.

A “superior proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an acquisition transaction on terms that the Alpena Banking Corporation board of directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor: (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Alpena Banking Corporation common stock or all, or substantially all, of the assets of Alpena Banking Corporation and its subsidiaries on a consolidated basis; (ii) would result in a transaction that involves consideration to the holders of the shares of Alpena Banking Corporation common stock that is more favorable, from a financial point of view, than the consideration to be paid to Alpena Banking Corporation’s stockholders pursuant to the Merger Agreement, considering, among other things, the nature of the consideration being offered, and which proposal is not conditioned upon obtaining additional financing; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal, including any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby.

If Alpena Banking Corporation receives a proposal or nonpublic information request from a third party, Alpena Banking Corporation must promptly notify First Federal Bancorp and provide First Federal Bancorp with information about the third party and its proposal.

Certain Other Covenants. The Merger Agreement also contains other agreements relating to the conduct of First Federal Bancorp and Alpena Banking Corporation before consummation of the Mergers, including the following:

•	Alpena Banking Corporation will cause one or more of its representatives to confer with representatives of First Federal Bancorp and report the general status of Alpena Banking Corporation’s operations at such times as First Federal Bancorp may reasonably request;

•	Alpena Banking Corporation will promptly notify First Federal Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Alpena Banking Corporation or any of its subsidiaries;

•	Bank of Alpena will meet with First Federal on a regular basis to discuss and plan for the conversion of Bank of Alpena’s data processing and related electronic information systems. Under certain circumstances, in the event that Bank of Alpena takes, at the request of First Federal, any action relative to third parties to facilitate the conversion that results in the imposition of any termination

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fees or charges, First Federal will indemnify Bank of Alpena for any such fees and charges, and the costs of reversing the conversion process;

•	Bank of Alpena will provide First Federal, within 15 business days after the end of each calendar month, a written list of nonperforming assets (as defined in the Merger Agreement) and, on a monthly basis, Bank of Alpena will provide First Federal with a schedule of all loan approvals;

•	Alpena Banking Corporation will promptly inform First Federal Bancorp upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations relating to the alleged liability of Alpena Banking Corporation or any of its subsidiaries under any labor or employment law;

•	Alpena Banking Corporation will give First Federal Bancorp reasonable access during normal business hours to its books, records, properties, personnel and other information and will as First Federal Bancorp may reasonably request;

•	Alpena Banking Corporation will promptly furnish First Federal Bancorp with a copy of all documents filed pursuant to federal or state securities or banking laws, and all other information that First Federal Bancorp reasonably requests well as annual interim or special audits of the financial statements of Alpena Banking Corporation or its subsidiaries and all documents sent by Alpena Banking Corporation or its subsidiaries to Alpena Banking Corporation’s stockholders, the FDIC, the DIFS or the Federal Reserve Board;

•	First Federal Bancorp and Alpena Banking Corporation will use their commercially reasonable best efforts to obtain all consents and approvals necessary or desirable to consummate the Mergers;

•	Subject to the terms and conditions contained in the Merger Agreement, First Federal Bancorp and Alpena Banking Corporation will use reasonable efforts to take all action necessary to consummate the transactions contemplated by the Merger Agreement;

•	Alpena Banking Corporation and Bank of Alpena will permit up to two representatives of First Federal Bancorp to attend any meetings of the board of directors of Alpena Banking Corporation or Bank of Alpena except that Alpena Banking Corporation and Bank of Alpena are not required to permit the First Federal Bancorp representative to remain present during any confidential discussion of the Merger Agreement and the transactions contemplated thereby or any third-party proposal to acquire control of Alpena Banking Corporation or Bank of Alpena or during any other matter that the respective board of directors has reasonably determined to be confidential with respect to First Federal Bancorp’s participation;

•	Alpena Banking Corporation will take all steps necessary to convene a meeting of its stockholders to vote on the Merger Agreement. The Alpena Banking Corporation board of directors will recommend approval of the Merger Agreement to Alpena Banking Corporation stockholders and will use its reasonable best efforts to obtain the stockholder approval required to approve the Merger Agreement. However, the Alpena Banking Corporation board of directors may withdraw, qualify or modify such recommendation if Alpena Banking Corporation has received a superior proposal (as described above in “ – Agreement Not to Solicit Other Proposals”), Alpena Banking Corporation has notified First Federal Bancorp as to the receipt of the superior proposal and Alpena Banking Corporation’s board of directors, after consultation with and based on the advice of its outside legal counsel and financial advisor, determines that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties to Alpena Banking Corporation’s stockholders under applicable law, taking

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into account any adjustments, modifications or amendment to the terms and conditions of the Merger Agreement that First Federal Bancorp may have committed to in writing (although First Federal Bancorp has no obligation to do so);

•	First Federal Bancorp will file a registration statement, of which this joint proxy statement/prospectus forms a part, with the Securities and Exchange Commission registering the shares of First Federal Bancorp common stock to be issued in the Merger to Alpena Banking Corporation stockholders;

•	Alpena Banking Corporation and First Federal Bancorp will cooperate with each other and use reasonable efforts to promptly prepare and file all necessary documentation to obtain all necessary regulatory approvals required to consummate the transactions contemplated by the Merger Agreement;

•	before completion of the Merger, First Federal Bancorp will notify the Nasdaq Stock Market of the additional shares of First Federal Bancorp common stock that First Federal Bancorp will issue in exchange for shares of Alpena Banking Corporation common stock.

In addition, each of First Federal Bancorp and Alpena Banking Corporation are subject to other customary covenants under the Merger Agreement. Please refer to the Merger Agreement, which is attached as Appendix A to this joint proxy statement/prospectus.

Representations and Warranties Made by First Federal Bancorp and Alpena Banking Corporation in the Merger Agreement

First Federal Bancorp and Alpena Banking Corporation have made certain customary representations and warranties to each other in the Merger Agreement relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement attached as Appendix A to this joint proxy statement/prospectus. The representations and warranties must be true in all material respects through the completion of the Merger unless the change does not have a material negative impact on the parties’ business, financial condition or results of operations. See “ – Conditions to Completing the Merger.”

The representations and warranties contained in the Merger Agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by the contracting parties, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors as statements of factual information.

Each of First Federal Bancorp and Alpena Banking Corporation has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;

•	capitalization;

•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the transactions contemplated by the Merger Agreement;

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•	approval by their boards of directors of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	governmental filings and consents necessary to complete the Merger;

•	the timely filing of regulatory reports, the absence of investigations by regulatory agencies and internal controls;

•	financial statements;

•	tax matters;

•	the absence of any event or action that would constitute a material adverse effect since December 31, 2012;

•	material contracts, leases and defaults;

•	insurance matters;

•	legal proceedings;

•	compliance with applicable laws;

•	environmental liabilities;

•	brokers or financial advisor fees;

•	loan portfolios;

•	risk management instruments;

•	related-party transactions;

•	fiduciary accounts;

•	intellectual property;

•	information presented to the other party to be included in regulatory and securities filings; and

•	labor matters.

In addition, Alpena Banking Corporation has made other representations and warranties about itself to First Federal Bancorp as to:

•	the receipt of a fairness opinion from its financial advisor;

•	the absence of appraisal rights; and

•	the absence of any registration obligations with regard to Alpena Banking Corporation’s common stock under the Securities Act.

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In addition, First Federal Bancorp has made other representations and warranties about itself to Alpena Banking Corporation as to:

•	the material compliance of filings made with the SEC pursuant to the Securities Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

•	the authorization, valid issuance and non-assessability of the shares of First Federal Bancorp to be issued pursuant to the Merger Agreement.

Unless otherwise specified in the Merger Agreement, the representations and warranties of each of First Federal Bancorp and Alpena Banking Corporation will expire upon the effective time of the Merger.

Terminating the Merger Agreement

The Merger Agreement may be terminated at any time before the completion of the Mergers as follows:

•	by the written mutual agreement of First Federal Bancorp and Alpena Banking Corporation;

•	by the board of directors of either party, if the other party makes a misrepresentation, breaches a warranty or fails to fulfill a covenant that cannot be cured within 30 days following written notice to the party in default, provided that the terminating party is not in material breach of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement;

•	by the board of directors of either party, if the Merger is not consummated by December 31, 2014, or a later date agreed to in writing by First Federal Bancorp and Alpena Banking Corporation, unless failure to complete the Merger by that time is due to a material breach of a representation, warranty, covenant or other agreement by the party seeking to terminate the Merger Agreement;

•	by the board of directors of either party, if the stockholders of either First Federal Bancorp or Alpena Banking Corporation fail to approve the transactions contemplated by the Merger Agreement;

•	by the board of directors of either party, if a required regulatory approval is denied or any court or governmental authority prohibits the consummation of any of the Mergers;

•	by the board of directors of either party if the other party does not publicly recommend in this joint proxy statement/prospectus approval of the Merger Agreement, or if either party withdraws its recommendation or modifies or qualifies its recommendation in a manner adverse to the other party;

•	by the board of directors of Alpena Banking Corporation if at any time before the approval of the Merger Agreement by Alpena Banking Corporation’s stockholders: (i) Alpena Banking Corporation has received a superior proposal, and in accordance with the Merger Agreement, the board of directors of Alpena Banking Corporation has made a

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determination to terminate the Merger Agreement in order to accept such superior proposal; and (ii) Alpena Banking Corporation has paid the termination fee described below in “ – Termination Fee;”

•	by the board of directors of Alpena Banking Corporation if total stockholders’ equity of First Federal Bancorp, on the last day of the month prior to the month of Closing, computed in accordance with GAAP, is less than $22,060,000, adjusted to eliminate the effect of (x) transaction costs associated with Merger and the Bank Merger and (y) changes in accumulated other comprehensive income (loss);

•	by the board of directors of First Federal Bancorp if total stockholders’ equity of Alpena Banking Corporation, on the last day of the month prior to the month of Closing, computed in accordance with GAAP, is less than $6,307,000, adjusted to eliminate the effect of (x) transaction costs associated with Merger and the Bank Merger and (y) changes in accumulated other comprehensive income; or

•	by Alpena Banking Corporation in the event First Federal Bancorp shall, prior to the Effective Time, enter into any agreement, whether or not binding, to merge or consolidate First Federal Bancorp with any other corporation in any transaction in which First Federal Bancorp is not the surviving entity.

Termination Fee

The Merger Agreement requires Alpena Banking Corporation to pay First Federal Bancorp a fee of $200,000 or, if greater, reimbursement up to $400,000 for actual costs and expenses incurred by First Federal Bancorp relating to the Merger if the Merger Agreement is terminated in certain circumstances that involve a competing offer.

Specifically, Alpena Banking Corporation must pay the termination fee if:

•	Alpena Banking Corporation terminates the Merger Agreement to accept a superior proposal; or

•	if Alpena Banking Corporation enters into a definitive agreement relating to an acquisition proposal or consummates an Acquisition Proposal within 12 months of any of the following:

(i)	First Federal Bancorp terminates the Merger Agreement due to a willful breach by Alpena Banking Corporation of its representations, warranties or covenants contained in the Merger Agreement;

(ii)	the board of directors of Alpena Banking Corporation does not publicly recommend in this joint proxy statement/prospectus that Alpena Banking Corporation stockholders approve the Merger Agreement or if, after recommending that stockholders approve the Merger Agreement, the board of directors withdraws its recommendation or modifies or qualifies its recommendation in a manner adverse to First Federal Bancorp; or

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(iii)	the Alpena Banking Corporation stockholders fail to approve the Merger Agreement after the public disclosure or public awareness of an acquisition proposal.

The Merger Agreement requires First Federal Bancorp to reimburse Alpena Banking Corporation for incurring the costs and expenses related to entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, for out-of-pocket legal, financial advisory, due diligence, printing, postage and consulting expenses incurred by Alpena Banking Corporation and Bank of Alpena in connection with the transactions contemplated by the Merger Agreement up to a maximum of $200,000, if Alpena Banking Corporation terminates the Merger Agreement if the board of directors of First Federal Bancorp does not publicly recommend in this joint proxy statement/prospectus that First Federal Bancorp stockholders approve the Merger Agreement or if, after recommending that stockholders approve the Merger Agreement, the board of directors withdraws its recommendation or modifies or qualifies its recommendation in a manner adverse to Alpena Banking Corporation.

Expenses

Except as specifically provided in the Merger Agreement, each of First Federal Bancorp and Alpena Banking Corporation will pay its own costs and expenses incurred in connection with the Mergers.

Changing the Terms of the Merger Agreement

Before the completion of the Merger, First Federal Bancorp and Alpena Banking Corporation may agree to waive, amend or modify any provision of the Merger Agreement. However, after the vote by Alpena Banking Corporation stockholders, First Federal Bancorp and Alpena Banking Corporation can make no amendment or modification that would reduce the amount or alter the kind of consideration to be received by Alpena Banking Corporation’s stockholders under the terms of the Merger Agreement.

DESCRIPTION OF FIRST FEDERAL BANCORP CAPITAL STOCK

The following summary describes the material terms of First Federal Bancorp’s capital stock and is subject to, and qualified by, First Federal Bancorp’s articles of incorporation and bylaws and the Maryland General Corporation Law (“MGCL”). See “Where You Can Find More Information” as to how to obtain a copy of First Federal Bancorp’s articles of incorporation and bylaws.

General

First Federal Bancorp is currently authorized to issue 20,000,000 shares of common stock having a par value of $0.01 per share, and 10,000,000 shares of preferred stock having a par value of $0.01 per share. At __________ ___, 2014, 2,884,049 shares of common stock were outstanding. At that date, no preferred shares were outstanding.

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Common Stock

Voting Rights. The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors. First Federal Bancorp’s articles of incorporation provides that a record owner of First Federal Bancorp’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of First Federal Bancorp’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

No Preemptive or Conversion Rights. The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by First Federal Bancorp before such securities are offered to others. The absence of preemptive rights increases First Federal Bancorp’s flexibility to issue additional shares of common stock in connection with First Federal Bancorp’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends. First Federal Bancorp may pay dividends to an amount equal to the excess of its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make First Federal Bancorp insolvent, as and when declared by its board of directors. The payment of dividends by First Federal Bancorp is also subject to limitations that are imposed by law and applicable regulation. The holders of common stock of First Federal Bancorp are entitled to receive and share equally in dividends as may be declared by its board of directors out of funds legally available therefor. If First Federal Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

First Federal Bancorp’s principal assets and sources of income consist of investments in First Federal, which is a separate and distinct legal entity.

Liquidation. Upon liquidation, dissolution or the winding up of the affairs of First Federal Bancorp, holders of common stock are entitled to receive their pro rata portion of the remaining assets of First Federal Bancorp after the holders of First Federal Bancorp’ preferred stock, if any, have been paid in full any sums to which they may be entitled.

Preferred Stock

First Federal Bancorp’s articles of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in First Federal Bancorp’s control.

Certain Articles of Incorporation and Bylaw Provisions Affecting Stock

First Federal Bancorp’s articles of incorporation and bylaws contain several provisions that may make First Federal Bancorp a less attractive target for an acquisition of control by anyone who does not

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have the support of First Federal Bancorp’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, several special procedural rules, a staggered board of directors, limitations on the calling of special meetings of stockholders, a vote limitation provision. The foregoing is qualified in its entirely by reference to First Federal Bancorp’s articles of incorporation and bylaws.

Restrictions on Ownership

Under the federal Change in Bank Control Act, a notice must be submitted to the OCC if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the OCC. Under the Change in Bank Control Act, the OCC has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Transfer Agent and Registrar

The Transfer Agent and Registrar for First Federal Bancorp’s common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

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COMPARISON OF RIGHTS OF STOCKHOLDERS

General

First Federal Bancorp is incorporated under the laws of the State of Maryland, and the rights of First Federal Bancorp shareholders are governed by the applicable laws of Maryland and the First Federal Bancorp articles of incorporation and bylaws. Alpena Banking Corporation is incorporated under the laws of the State of Michigan, and the rights of Alpena Banking Corporation shareholders are governed by the laws of Michigan and the Alpena Banking Corporation articles of incorporation and bylaws. Upon consummation of the merger, Alpena Banking Corporation shareholders will become First Federal Bancorp shareholders, and First Federal Bancorp’s articles, bylaws, and Maryland law will govern their rights as First Federal Bancorp shareholders.

The following summary discusses the material differences between the current rights of First Federal Bancorp shareholders and Alpena Banking Corporation shareholders under the First Federal Bancorp articles and bylaws and the Alpena Banking Corporation articles and bylaws, as applicable.

Authorized Capital Stock

First Federal Bancorp	Alpena Banking Corporation

First Federal Bancorp is authorized to issue up to 30,000,000 shares of capital stock, of which 20,000,000 shares are common stock and 10,000,000 shares are preferred stock.

As of __________, there were 2,884,049 shares of First Federal Bancorp common stock issued and outstanding and no shares of First Federal Bancorp preferred stock issued and outstanding.

Alpena Banking Corporation is currently authorized to issue up to 2,000,000 shares of common stock and no shares of preferred stock.

As of __________, there were 533,700 shares of Alpena Banking Corporation common stock issued and outstanding.

Preferred Stock

First Federal Bancorp	Alpena Banking Corporation

First Federal Bancorp is authorized to issue up to 10,000,000 shares of preferred stock. The First Federal Bancorp board of directors is authorized to issue the preferred stock in series and to fix and state the voting powers, designations, preferences, and other rights and limitations of the shares of each such series. However, the First Federal Bancorp board of directors has not issued any shares of preferred stock.	Alpena Banking Corporation is not authorized to issue preferred stock.

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Voting Rights

First Federal Bancorp	Alpena Banking Corporation

Voting Power. The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

One Vote. Each share of common stock is entitled to one vote.

No Cumulative Voting. Holders of common stock may not cumulate their votes for the election of directors.

Restrictions on Voting Rights of Stockholders Who Beneficially Own In Excess of 10% of the Outstanding Stock. First Federal Bancorp’s articles of incorporation provide that in no event will any record holder of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns more than 10% of the then outstanding shares of common stock, be entitled or permitted to vote any of the shares held in excess of the 10% limit.

Business Combinations. First Federal Bancorp’s board of directors must adopt a resolution which declares that a business combination is advisable and directing that the transaction be submitted for consideration at an annual or special meeting of shareholders. The business combination must be approved by the affirmative vote of two-thirds of all the votes entitled to be cast by the shareholders.

In the event that a proposed business combination involves an interested shareholder, First Federal Bancorp’s bylaws provide that the business combination must be approved by at least 80% of the outstanding shares of common stock, unless the business

Voting Power. The holders of the common stock exclusively possess all voting power, subject to the authority of the board of directors to offer voting rights to the holders of preferred stock.

One Vote. Each share of common stock is entitled to one vote.

No Cumulative Voting. Holders of common stock may not cumulate their votes for the election of directors.

Business Combinations. Alpena Banking Corporation’s Board of Directors must adopt a resolution recommending the business combination and directing that the transaction be submitted for consideration at an annual or special meeting of shareholders. The business combination must be approved by the affirmative vote of a majority of all the votes entitled to be cast by the shareholders.

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combination has been approved by resolution of a majority of the disinterested directors and certain other conditions have been met.

Preemptive Rights

First Federal Bancorp	Alpena Banking Corporation

No Preemptive Rights. Shareholders do not have a preemptive right to acquire First Federal Bancorp’s issued shares.	No Preemptive Rights. Shareholders do not have a preemptive right to acquire Alpena Banking Corporation’s issued shares.

Dividends

First Federal Bancorp	Alpena Banking Corporation

Board May Pay Dividends. First Federal Bancorp’s ability to pay dividends depends, to a large extent, upon First Federal’s ability to pay dividends to First Federal Bancorp, which is restricted by federal regulations and by federal income tax considerations related to federally-chartered savings associations.

Holders of common stock are entitled, when declared by the First Federal Bancorp board of directors, to receive dividends, subject to the rights of holders of preferred stock to receive dividends. Under Maryland law, a corporation, subject to any restriction in its articles of incorporation, may make any distribution authorized by the board of directors unless, after the distribution, the corporation would not be able to pay its debts as they have become due in the usual course of business or the corporation’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed if the corporation were dissolved at the time of the distribution to satisfy senior liquidation preferences.

Board May Pay Dividends. Alpena Banking Corporation’s ability to pay dividends depends, to a large extent, upon Bank of Alpena’s ability to pay dividends to Alpena Banking Corporation, which is restricted by Michigan law, federal regulations, and federal and state income tax considerations.

As a Michigan corporation, Alpena Banking Corporation may pay dividends and make other distributions at such times, in such amounts, to such persons, for such consideration, and upon such terms and conditions as its board of directors may determine, subject to all statutory restrictions.

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Director Elections, Terms and Restrictions Upon Directors

First Federal Bancorp	Alpena Banking Corporation

Number of Directors. The bylaws provide that the number of directors shall be fixed by resolution of the board of directors and shall not be less than one (1) member.

Director Classes. The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.

Vacancies. Vacancies created by an increase in the number of directorships or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.

Removal. As provided in First Federal Bancorp’s articles of incorporation, subject to the rights of the holders of preferred stock, any director may be removed from office for cause by the affirmative vote of the holders of at least 80% of the outstanding shares of common stock.

Number of Directors. The bylaws provide that the number of directors shall be fixed by resolutions of the Board of Directors and shall not be less than three (3) members.

Director Classes. The board of directors is divided into three classes as equal in number as possible and approximately one-third of the directors are elected at each annual meeting.

Vacancies. Vacancies created by an increase in the number of directorships or the death, resignation or removal of a director may be filled by a majority vote of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall hold office until the next shareholder meeting.

Removal. A director may be removed for cause at an annual or special meeting of shareholders by a majority vote of the outstanding stock.

Meeting of the Shareholders; Quorum

First Federal Bancorp	Alpena Banking Corporation

Special Meeting. Special meetings may be called by the President, the board of directors, or by the Secretary upon written request of holders of a majority of the voting power of all shares entitled to vote at the meeting.

First Federal Bancorp must deliver notice

Special Meeting. A special meeting of Alpena Banking Corporation may be called by the President, the Chairman of the board of directors, or a majority of the board of directors.

Alpena Banking Corporation must deliver notice of the meeting, and, in the case of a

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of the meeting and, in the case of a special meeting, a description of its purpose, no fewer than 10 days and no more than 90 days before the meeting to each shareholder entitled to vote.

Record Date. For purposes of determining shareholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than 90 days before the meeting.

Quorum. The attendance by person or by proxy of a majority of the votes entitled to be cast on the matter shall constitute quorum.

Nominating Directors and Shareholder Proposals. First Federal Bancorp’s bylaws provide that any shareholders desiring to make a nomination for the election of directors or a proposal for new business at a meeting of shareholders must submit written notice to First Federal Bancorp at least 90 days prior and not earlier than 120 days prior to the anniversary date of the proxy statement relating to the previous year’s annual meeting. However, if the meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the previous year’s annual meeting, notice by the shareholders is timely if received not earlier than 120 days from the date of the annual meeting and not later than either (i) 90 days prior to the date of the annual meeting or (ii) the 10th day following (a) the date on which notice of the date of the annual meeting was mailed or (b) the date on which public announcement of the date of the annual meeting was first made by First Federal Bancorp.

special meeting, a description of the purpose, no fewer than 10 days and no more than 60 days prior to the meeting.

Record Date. For purposes of determining shareholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than 60 days and not less than 10 days before the meeting.

Quorum. The attendance by person or by proxy of a majority of the votes entitled to be cast on the matter shall constitute quorum.

Nominating Directors and Shareholder Proposals. A shareholder who has been a record holder of at least one percent (1.0%) of Alpena Banking Corporation’s common stock for a period of not less than one (1) year may submit a proposal to the Board of Directors, provided that the submission is given not less than 120 days prior to an annual or special meeting of the shareholders. The Board of Directors shall have the discretion as to whether or not to include the shareholder proposal. Shareholders who are record holders of at least one tenth of Alpena Banking Corporation’s outstanding common stock may petition the court for a special meeting, which may be granted by the court for good cause shown.

Limitation on Directors’ and Officers’ Liability

First Federal Bancorp	Alpena Banking Corporation

First Federal Bancorp’s articles of incorporation provide that directors and	Alpena Banking Corporation’s articles of incorporation provide that directors will

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officers will not be personally liable for monetary damages to First Federal Bancorp for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent allowed by Maryland law.	not be personally liable for monetary damages to Alpena Banking Corporation for breach of their fiduciary duties, with the exception that directors may be held liable for the declaration of a dividend, distribution or loan that is restricted by the articles of incorporation or Michigan law.

Indemnification

First Federal Bancorp	Alpena Banking Corporation

First Federal Bancorp’s articles of incorporation provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law. Maryland law allows First Federal Bancorp to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of First Federal Bancorp.

No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling First Federal Bancorp

Alpena Banking Corporation’s bylaws provide that every person who is or was a director or executive officer of Alpena Banking Corporation (or a subsidiary thereof) shall be indemnified by Alpena Banking Corporation to the fullest extent permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding provided that such director or executive officer acted in good faith and in a manner he or she reasonably believed to be in the best interest of Alpena Banking Corporation and, in the case of criminal proceedings, that the director or executive officer had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be given where the director or executive officer has not been found by a majority vote of the disinterested directors to have acted in good faith and in a manner he or she reasonably believed to be in the best interest of Alpena Banking Corporation, or, in the case of criminal proceedings, a failure by the disinterested directors to determine that the director or executive officer had reasonable cause to believe his or her conduct was unlawful. Furthermore, no indemnification may be made by Alpena Banking Corporation where the director or executive officer is found liable to Alpena Banking

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pursuant to the foregoing provisions, First Federal Bancorp has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.	Corporation.

Appraisal Rights

First Federal Bancorp	Alpena Banking Corporation

Maryland law provides that a shareholder is not entitled to appraisal rights in any transaction where the relevant stock is listed on a national securities exchange or the Nasdaq Global Market or Nasdaq Capital Market, even if the consideration to be paid in the Merger consists of cash. Maryland law also permits a company, in its articles of incorporation, to deny appraisal rights to all shareholders. First Federal Bancorp’s articles of incorporation deny appraisal rights to all shareholders.	Under Michigan law, a shareholder is not entitled to appraisal rights in any transaction where the shareholder will receive as merger consideration cash, stock listed on a national securities exchange, or a combination thereof.

Amendment of Articles of Incorporation and Bylaws

First Federal Bancorp	Alpena Banking Corporation

Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions.

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of First Federal Bancorp’s directors or by the shareholders by the affirmative vote of at least 80% of the total votes eligible to be cast at a duly constituted meeting of shareholders. Any amendment of this

Under Alpena Banking Corporation’s bylaws, the board of directors may adopt, amend or repeal the Alpena Banking Corporation bylaws.

Under Alpena Banking Corporation’s articles of incorporation, the articles may be amended by resolution of the board of directors, provided, however, that approval of the shareholders is required to amend certain provisions of the articles of incorporation.

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super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast.

INFORMATION WITH REGARD TO ALPENA BANKING CORPORATION

The consolidated financial statements at and for the quarter ended March 31, 2014 (unaudited) and the consolidated financial statements of Alpena Banking Corporation at and for the years ended December 31, 2013 and 2012 are contained in Appendix D of this joint proxy statement/prospectus. Set forth below is additional financial and other information about Alpena Banking Corporation and Bank of Alpena.

Description of Alpena Banking Corporation’s Business

Alpena Banking Corporation is a Michigan corporation incorporated on March 26, 2001, and a registered bank holding company under the Federal Bank Holding Company Act. As a registered bank holding company, Alpena Banking Corporation is subject to regulation, examination and oversight by the Federal Reserve Board. Alpena Banking Corporation is the parent holding company for its wholly owned subsidiary, Bank of Alpena, which was formed on March 26, 2001.

Bank of Alpena is a Michigan-chartered commercial bank regulated by the Federal Deposit Insurance Corporation (FDIC) and the State of Michigan Department of Insurance and Financial Services (“DIFS”), with its sole banking office located at 468 North Ripley Boulevard, Alpena, Michigan 49707.

Bank of Alpena derives its revenue primarily from interest on loans, interest and dividends from its investments, and income from service charges and fees on deposit accounts and financial services. Bank of Alpena offers a full range of commercial bank services. These include checking and savings accounts, certificates of deposit, individual retirement accounts, agricultural, small business, and commercial and consumer loans, home mortgages and commercial real estate loans, home equity lines, trust and investment services, safe deposit boxes, drive-through banking, automated teller machines (ATM), credit and debit cards, and other business and consumer services.

Market Price of and Dividends on Shares of Alpena Banking Corporation Common Stock

Alpena Banking Corporation common shares are not traded on an established market. Alpena Banking Corporation common shares are traded infrequently and sporadically in privately negotiated transactions. There were no trades during 2012 and two trades in 2013. The average amount of shares traded was 300, and the average sale price was $11.00 per share. Alpena Banking Corporation has not paid a dividend since its inception.

As of March 31, 2014, Alpena Banking Corporation had 228 registered shareholders and 533,700 common shares outstanding.

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Alpena Banking Corporation Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Alpena Banking Corporation has established various accounting policies which govern the application of U.S. GAAP in the preparation of its financial statements. Certain accounting policies involve significant judgments and assumptions by management which has a material impact on the reported amount of assets, liabilities, capital, revenues and expenses and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. A company’s critical accounting policies include those that are most important to the portrayal of the company’s financial condition and results of operations and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates on matters that are inherently uncertain. Because of the nature of the judgments and assumptions made by management, actual results could differ from estimates and have a material impact on the carrying value of assets, liabilities, capital or the results of operations of Alpena Banking Corporation.

Alpena Banking Corporation believes the allowance for loan losses is a critical accounting policy that requires the most significant judgments and estimates used in the preparation of its consolidated financial statements. Adequacy of the allowance for loan losses is determined quarterly using a consistent, systematic methodology which analyzes the risk inherent in the loan portfolio. In addition to evaluating the collectability of specific loans when determining the adequacy of the allowance, management also takes into consideration other qualitative factors such as changes in the mix and size of the loan portfolio, historical loss experience, the amount of delinquencies and loans adversely classified, industry trends, and the impact of the local and regional economy on the Company’s borrowers. Changes in these qualitative factors may cause management’s estimate of the adequacy of the allowance for loan losses to increase or decrease and result in adjustments to Alpena Banking Corporation’s provision for loan losses in future periods.

Capital Resources

Federally insured financial institutions, such as Bank of Alpena, are subject to regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If inadequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At March 31, 2014, Bank of Alpena was categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the institution’s category.

Liquidity

Liquidity refers to Alpena Banking Corporation’s ability to generate sufficient cash to fund current loan demand, meet deposit withdrawals, pay operating expenses and meet other obligations. Alpena Banking Corporation’s primary sources of liquidity are cash and cash equivalents, which totaled

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$4.0 million at March 31, 2014 and $7.7 million at December 31, 2013, respectively. Securities available-for-sale and loan repayments also serve as sources of liquidity. Other sources of liquidity include, but are not limited to, advances from the FHLB and FRB and adjustments of interest rates to attract deposits. Management believes that its sources of liquidity are adequate to meet cash flow obligations for the foreseeable future.

Comparison of Financial Condition at March 31, 2014 and December 31, 2013

Total assets decreased to $69.9 million at March 31, 2014 from $73.2 million at December 31, 2013. Total assets averaged $71.5 million for the three months ended March 31, 2014. Historically commercial deposit balances decline in the first calendar quarter as customers meet their tax obligations. Additionally with the lack of loan demand and declining margins Bank of Alpena has priced its certificate of deposit offerings below the market and not all maturing certificates of deposit are renewing.

Net loans decreased $1.3 million, or 3.4%, to $37.4 million at March 31, 2014, from $38.7 million at December 31, 2013. Bank of Alpena saw declines across all loan portfolio segments in the persistently challenging economy in our market area. Cash and cash equivalents decreased $3.7 million to $4.0 million at March 31, 2014 from $7.7 million at December 31, 2013. The decrease reflects the normal daily fluctuations in the amount of cash letters and overnight investments. Investment securities increased $200,000, or 0.8%, to $23.1 million at March 31, 2014, from $22.9 million at December 31, 2013, as management deployed available deposits into these instruments due to the lack of loan demand.

Deposits decreased $3.3 million, or 5.0%, to $62.7 million at March 31, 2014 from $66.0 million at December 31, 2013. Historically commercial deposit balances decline in the first calendar quarter as those customers meet their tax obligations. Bank of Alpena continued in the first quarter of 2014 to manage the level of its deposits and capital to maintain its required Tier 1 Capital ratio.

Comparison of Financial Condition at December 31, 2013 and 2012

Total assets decreased to $73.2 million at December 31, 2013 from $85.4 million at December 31, 2012. Total assets averaged $72.4 million for the twelve months ended December 31, 2013, compared to average assets of $72.0 million for the twelve months ended December 31, 2012. The decrease in total assets resulted primarily from large deposits aggregating approximately $11.0 million, which were received on the last day of 2012. These deposits, which were invested in short-term liquid assets, did not remain on deposit at Bank of Alpena through 2013. Net loans decreased $1.5 million, or 3.8%, to $38.7 million at December 31, 3013, from $40.2 million at December 31, 2012. Bank of Alpena saw declines across all loan portfolio segments with the exception of commercial loans not secured by real estate, where balances increased 7.7% to $6.9 million at December 31, 2013, from $6.4 million at December 31, 2012. Residential mortgage loans decreased $500,000, or 3.9%, to $13.1 million at December 31, 2013, from $13.7 million at December 31, 2012, as amortizations and payoffs exceeded new mortgage loans in the persistently challenging economy in our market area. Cash and cash equivalents decreased $11.5 million to $7.7 million at December 31, 2013, from $19.2 million at December 31, 2012. The decrease resulted primarily from large deposits aggregating approximately $11.0 million which were received on the last day of December 2012, and which were mostly withdrawn by the first quarter of 2013. The vast majority of these funds are invested in overnight interest-bearing accounts of other financial institutions. Investment securities increased $1.4 million, or 6.7%, to $22.9 million at December 31, 2013, from $21.5 million at December 31, 2012, as management deployed increased deposits into these instruments due to the lack of loan demand.

As a result of the large, one-time deposits received at the end of 2012, deposits decreased $11.9 million, or 15.3%, to $66.0 million at December 31, 2013, from $77.9 million at December 31, 2012.

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However, average deposits increased $500,000 during 2013 versus 2012. There was disintermediation among deposit accounts as approximately $3.0 million of certificates of deposit, or 4.5% of total deposits, moved upon maturity to more liquid transaction accounts. Bank of Alpena continued in 2013 to manage the level of its deposits and capital to maintain its required Tier 1 Capital ratio.

Comparison of Operating Results for the Three Months Ended March 31, 2014 and 2013

Net income decreased $31,000, or 77.5%, to $9,000 for the quarter ended March 31, 2014 from $40,000 for the quarter ended March 31, 2013. Net interest income decreased $17,000 to $594,000 for the 2014 quarter, from $611,000 for the 2013 quarter. The decrease resulted primarily from declining loan volumes period to period. Net interest income after provision for loan loss increased $3,000, or 5.1%, to $594,000 for the 2014 quarter from $591,000 for the 2013 quarter. This was the result of no provision for loan losses in the first quarter of 2014 versus $20,000 in provision for loan loss the first quarter of 2013. Our provision for loan losses declined in part due management’s determination of the improved quality of our loan portfolio.

Noninterest income decreased $6,000, or 6.1%, to $91,000 for the quarter ended March 31, 2014 from $97,000 for quarter ended March 31, 2013, primarily as a result of lower loan fee income earned during the 2014 quarter.

Noninterest expense increased $46,000, or 7.3%, to $676,000 during the quarter ended March 31, 2014, from $630,000 during the quarter ended March 31, 2013, primarily as a result of the costs associated with proposed merger with First Federal Bancorp.

Interest and Dividend Income. Interest and dividend income decreased $39,000, or 5.9%, to $628,000 for the quarter ended March 31, 2014 from $667,000 for the quarter ended March 31, 2013. Average interest-earning assets decreased $467,000 in the first quarter of 2014, to $67.6 million, compared to $68.1 million during the same time period in 2013 and the average yield on interest-earning assets decreased to 3.71% in the 2014 quarter from 3.92% in the prior year period, due to lower market interest rates in the continuing low rate environment.

Interest Expense. Interest expense on deposits decreased to $34,000 for the quarter ended March 31, 2014, from $56,000 for the quarter ended March 31, 2013, due to the decline in the cost of funds. The average balance of interest-bearing deposits increased slightly, totaling $49.9 million during the first quarter of 2014 compared to $48.3 million during the first quarter of 2013. However, the average cost of these funds declined to 0.27% for the March 31, 2014 quarter from 0.46% for the March 31, 2013 quarter.

Net interest income decreased to $594,000 for the quarter ended March 31, 2014, from $611,000 for the quarter ended March 31, 2013. The decrease was due to a decrease in our average interest rate spread, to 3.44% for the 2014 period, from 3.46% for the 2013 period and a decrease in interest-earning assets period to period.

Provision for Loan Losses. We recorded no provision for loan losses for the quarter ended March 31, 2014, compared to a provision of $20,000 for the quarter ended March 31, 2013. We had net charge-offs of $41,000 and $0 during the 2014 and 2013 periods, respectively. Our provision is based on management’s review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors. The ratio of allowance for loan and lease losses to total loans was 1.99% at March 31, 2014 and 2.13% at March 31, 2013.

Noninterest Income. Noninterest income decreased $6,000, or 6.1%, to $91,000 for the quarter ended March 31, 2014 from $97,000 for the quarter ended March 31, 2013. The 2014 quarter results

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reflect a decrease in service charges on deposit accounts and a decrease of $5,000 in other noninterest income related to decreased mortgage banking activity.

Noninterest Expense. Noninterest expense increased $46,000, or 6.8%, to $676,000 for the quarter ended March 31, 2014 from $630,000 for the quarter ended March 31, 2013, resulting primarily from an $83,000 increase in other expenses primarily associated with the costs associated with the Merger with First Federal Bancorp, offset in part by a decrease of $34,000 in salary and employee benefits due to staff reductions and a decrease of $8,000 in loan and collection expenses for the 2014 quarter.

Income Taxes. We recognized federal income tax expense of $0 for the quarter ended March 31, 2014 and $17,500 for the quarter ended March 31, 2013. The decreased tax expense resulted from lower pre-tax income in the 2014 period versus the 2013 period.

Comparison of Operating Results for the Years Ended December 31, 2013 and 2012

Net income increased $11,000 to $88,600 in 2013, from $77,300 in 2012. Net interest income decreased $181,000 to $2.4 million in 2013, from $2.6 million in 2012. The decrease resulted primarily from a declining net interest margin and a decrease in loan volumes in 2013. Net interest income after provision for loan loss decreased $211,000, or 8.2%, to $2.4 million for 2013 from $2.6 million for 2012. This was primarily a result of our increased provision for loan losses of $61,000 for 2013 versus $31,000 for 2012. Our provision for loan losses increased in part due to increased delinquencies in our consumer loan portfolio. Noninterest income decreased $85,000, or 21.5%, to $310,000 for 2013, from $395,000 for 2012, primarily as a result of lower gains on sales of securities during 2013. Noninterest expense decreased $313,000, or 10.9%, to $2.6 million during 2013, from $2.9 million during 2012, primarily as a result of reduced loan and collection expenses associated with foreclosed assets.

Interest Income. Interest income decreased $270,000, or 9.3%, to $2.6 million for the year ended December 31, 2013, from $2.9 million for the year ended December 31, 2012. Average interest-earning assets increased $200,000 in 2013, to $67.3 million, compared to $67.1 million in 2012; however, the average yield on interest-earning assets decreased to 3.71% in 2013 from 4.13% in 2012, due to market interest rates in the continuing low rate environment.

Interest Expense. Interest expense on deposits decreased to $188,000 for the year ended December 31, 2013, from $278,000 for the year ended December 31, 2012, due primarily to the decline in the cost of funds. The average balance of interest-bearing deposits remained relatively unchanged, totaling $49.5 million in 2013 compared to $49.4 million in 2012. However, the average cost of these funds declined to 0.24% for 2013 from 0.32% for 2012.

Net interest income decreased to $2.4 million for the year ended December 31, 2013, from $2.6 million for the year ended December 31, 2012. The decrease was primarily due to a decrease of 32 basis points in our average interest rate spread, to 3.44% for the year ended December 31, 2013, from 3.76% for the year ended December 31, 2012.

Provision for Loan Losses. We recorded a provision for loan losses of $61,000 for the year ended December 31, 2013, compared to a provision of $30,500 for the year ended December 31, 2012. We had net charge-offs of $93,000 and $145,000 during 2013 and 2012, respectively. Our provision is based on management’s review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors. The ratio of allowance for loan and lease losses to total loans was 2.03% at both December 31, 2013 and 2012.

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Noninterest Income. Noninterest income decreased to $310,000 for the year ended December 31, 2013, from $395,000 for the year ended December 31, 2012. The 2013 results reflected a decrease in net gains on sales of available-for-sale securities of $2,000 for 2013 from $140,000 in 2012. Offsetting this decrease in part was a smaller net loss on the sale of foreclosed assets, which decreased to ($43,000) for the year ended December 31, 2013, from ($80,000) for the year ended December 31, 2012. Other noninterest income, which includes income from the sale of non-insured deposit products and other miscellaneous income sources, increased to $161,000 for the year ended December 31, 2013, from $143,000 in 2012.

Noninterest Expense. Noninterest expense decreased to $2.6 million for the year ended December 31, 2013, from $2.9 million for the year ended December 31, 2012, resulting primarily from a decrease in classified assets of $1.0 million, or 26.3%, to $2.8 million at December 31, 2013 from $3.8 million at December 31, 2012. These expense reductions were offset in part by approximately $59,000 in merger-related expenses recognized in this category during 2013.

Income Taxes. We recognized federal income tax expense of $31,000 for the period ended December 31, 2013, and $25,400 for the period ended December 31, 2012. The increased tax expense resulted from increased pre-tax income in 2013 versus 2012.

Yields Earned and Rates Paid

The tables on the following page set forth certain consolidated information relating to Alpena Banking Corporation’s average balance sheet and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balances of interest-earning assets or interest-bearing liabilities for the periods presented. Average balances were derived from daily balances.

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	As of March 31, 2014		For the Three Months Ended March 31,
			2014			2013
	Balance	Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Mortgage loans	$7,777		$7,775	$97		$8,181	$120
Non-mortgage loans	29,600		30,186	424		31,675	450
Loans	$37,377	5.74%	37,961	522	5.50%	39,855	569	5.71%
Mortgage-backed securities	4,353	2.25%	4,442	25	2.21%	3,240	17	2.08%
Other investment securities	19,396	1.63%	18,866	75	1.58%	18,597	74	1.59%
Investment securities	23,749	1.74%	23,309	99	1.70%	21,837	91	1.67%
Other investments	4,863	0.37%	6,322	7	0.43%	6,367	7	0.41%
Total interest-earning assets	65,988	3.90%	67,592	628	3.71%	68,059	667	3.92%

Non-interest-earning assets	3,907		3,920			4,234
Total assets	$69,895		$71,512			$72,293

Interest-bearing liabilities:
Savings deposits	$5,855	0.13%	$5,965	$2	0.13%	$4,355	$2	0.14%
Money market/NOW accounts	29,456	0.11%	30,843	8	0.11%	27,866	9	0.13%
Certificates of deposit	12,521	0.72%	13,106	23	0.71%	16,095	46	1.14%
Total interest-bearing deposits	47,833	0.27%	49,914	34	0.27%	48,316	56	0.46%
Borrowed funds	—	—%	—	―	—%	—	―	—%
Total interest-bearing liabilities	47,833	0.27%	49,914	34	0.27%	48,316	56	0.46%

Non-interest-bearing liabilities	15,109		14,697			16,878
Total liabilities	62,941		64,611			65,194
Stockholders’ equity	6,953		6,901			7,099
Total liabilities and stockholders’ equity	$69,895		$71,512			$72,293

Net interest income				$594			$611
Interest rate spread		3.63%			3.44%			3.46%
Net interest-earning assets			$17,678			$19,473
Net interest margin (1)		3.71%			3.50%			3.59%
Average interest-earning assets to average interest-bearing liabilities					135.42%			140.86%

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	As of December 31, 2013		For the Years Ended December 31,
			2013			2012
	Balance	Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Mortgage loans			$8,279	$408		$7,563	$402
Non-mortgage loans			31,973	1,701		33,233	1,988
Loans	$39,476	5.20%	40,253	2,109	5.24%	40,796	2,390	5.86%
Mortgage-backed securities	4,504	2.26%	2,898	72	2.49%	2,664	85	3.18%
Other investment securities	20,149	1.60%	20,739	301	1.45%	17,975	276	1.54%
Investment securities	24,652	1.71%	26,637	373	1.58%	20,639	361	1.75%
Other investments	5,659	0.25%	3,437	13	0.40%	5,631	14	0.25%
Total interest-earning assets	69,788	3.56%	67,327	2,496	3.71%	67,066	2,765	4.13%

Non-interest-earning assets	3,446		5,100			4,965
Total assets	$73,234		$72,427			$72,031

Interest-bearing liabilities:
Savings deposits	$5,713	0.13%	$5,262	$6	0.13%	$3,866	$6	0.15%
Money market/NOW accounts	32,194	0.06%	29,620	35	0.12%	27,931	44	0.15%
Certificates of deposit	13,240	0.88%	15,076	147	0.98%	18,048	228	1.26%
Total interest-bearing deposits	51,147	0.28%	49,958	188	0.39%	49,845	278	0.56%
Borrowed funds	—	—%	—	―	—%	—	―	—%
Total interest-bearing liabilities	51,147	0.28%	49,958	188	0.39%	49,845	278	0.56%

Non-interest-bearing liabilities	14,869		15,488			15,077
Total liabilities	66,429		65,446			64,922
Stockholders’ equity	6,804		6,981			7,109
Total liabilities and stockholders’ equity	$73,234		$72,427			$72,031

Net interest income				$2,307			$2,488
Interest rate spread		3.28%			3.33%			3.57%
Net interest-earning assets			$17,369			$17,221
Net interest margin (1)		3.36%			3.42%			3.72%
Average interest-earning assets to average interest-bearing liabilities					134.77%			134.55%

(1)	Represents net interest income divided by interest-earning assets.

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Quantitative and Qualitative Disclosures about Market Risk

The most significant market risk to which Alpena Banking Corporation is exposed is interest rate risk. The business of Alpena Banking Corporation and the composition of its balance sheet consists of investments in interest-earning assets (primarily loans and securities) which are funded by interest-bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in the market rates of interest, resulting in market risk. None of Alpena Banking Corporation’s financial instruments are held for trading purposes.

The Alpena Banking Corporation board of directors, through Bank of Alpena’s directors and management, establishes broad policies and operating limits with respect to interest rate risk. Bank of Alpena manages interest rate risk regularly through its ALCO Committee. The ALCO Committee meets on a monthly basis and reviews various asset and liability management information, including, but not limited to, Bank of Alpena’s liquidity position, projected sources and uses of funds, interest rate risk position and economic conditions.

Bank of Alpena monitors its interest rate risk through modeling, whereby it measures potential changes in its future earnings and the fair values of its financial instruments that may result from one or more hypothetical changes in interest rates. This analysis is performed by estimating the expected cash flows of Bank of Alpena’s financial instruments using interest rates in effect at the dates indicated. Income simulation analysis is used to measure the sensitivity of forecasted net interest income to changes in market rates over a one-year time horizon. The economic value of equity (EVE) is calculated by subjecting the period-end balance sheet to changes in interest rates and measuring the impact of the changes on the values of the assets and liabilities. Hypothetical changes in interest rates are then applied to the financial instruments, and the cash flows and fair values are again estimated using these hypothetical rates. For the net interest income estimates, the hypothetical rates are applied to the financial instruments based on the assumed cash flows. Bank of Alpena applies these interest rate “shocks” to its financial instruments up 300 basis points and down 300 basis points in 100 basis point increments.

The following table presents an analysis of the estimated sensitivity of Bank of Alpena’s net interest income to sudden and sustained 100 basis point changes in market interest rates at March 31, 2014, December 31, 2013 and December 31, 2012:

March 31, 2014

Changes in Interest Rates (basis points)	Net Interest Income	Dollar Change	Percentage Change
(Dollars in Thousands)
+300	2,365	(74)	(3.04)%
+200	2,400	(39)	(1.59)%
+100	2,420	(19)	(0.79)%
0	2,439	―	―
-100	2,314	(125)	(5.11)%
-200	2,199	(240)	(9.86)%
-300	2,106	(333)	(13.66)%

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December 31, 2013

Changes in Interest Rates (basis points)	Net Interest Income	Dollar Change	Percentage Change
(Dollars in Thousands)
+300	2,379	(58)	(2.4)%
+200	2,403	(34)	(1.38)%
+100	2,420	(17)	(0.70)%
0	2,437	―	―
-100	2,328	(109)	(4.45)%
-200	2,214	(223)	(9.14)%
-300	2,118	(319)	(13.11)%

December 31, 2012

Changes in Interest Rates (basis points)	Net Interest Income	Dollar Change	Percentage Change
(Dollars in Thousands)
+300	2,896	202	7.49%
+200	2,831	137	5.09%
+100	2,759	65	2.41%
0	2,694	―	―
-100	2,543	(151)	(5.60)%
-200	2,400	(294)	(10.92)%
-300	2,260	(434)	(16.11)%

Management reviews Net Interest Income at Risk with the Board on a periodic basis. Bank of Alpena was within all Board-approved limits at March 31, 2014, December 31, 2013 and December 31, 2012.

Economic Value of Equity at Risk (%)
Basis point change scenario	-300	-200	-100	+100	+200	+300
Board policy limits	+/-28%	+/-18%	+/-10%	+/-10%	+/-18%	+/-28%
March 31, 2014	35.66%	22.72%	9.85%	(4.07)%	(2.40)%	1.97%
December 31, 2013	32.92%	20.04%	7.47%	(3.21)%	(0.83)%	3.92%
December 31, 2012	22.41%	17.20%	10.70%	(11.07)%	(13.22)%	(2.48)%

Management reviews Economic Value of Equity at Risk with the Board on a periodic basis. Bank of Alpena was within all Board-approved limits at March 31, 2014, December 31, 2013 and December 31, 2012 with the exception of the +/-100 basis point “shock” as of March 31, 2014 and December 31, 2012 which was outside the limit of +/-10%.

Management of Alpena Banking Corporation and Bank of Alpena

Directors

The Articles of Incorporation of Alpena Banking Corporation provide that the number of directors shall be fixed from time to time by resolution of not less than two-thirds of the entire board of directors, but shall not be less than three. The board of directors has set the current number of directors at six.

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As currently comprised, the board of directors is a diverse group of individuals drawn from various market sectors and industry groups and mostly with a presence in the markets where Bank of Alpena operates. Current board representation by outside directors demonstrates backgrounds in various areas of commerce and manufacturing.

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years. Also unless otherwise indicated, all directors have served on the board of directors of Alpena Banking Corporation since 2000 and on the board of directors of Bank of Alpena since it was chartered in 2001.

Timothy E. Fitzpatrick , age 62, is President and CEO of WMCR Co., a Michigan-based franchisee of the KFC Corporation. Mr. Fitzpatrick currently serves as the Chairman of the Board of Bank of Alpena.

Richard L. Crittenden , age 56, is President of DeVere Construction Co. located in Alpena Michigan, which specializes in commercial design and building construction.

Christopher B. McCoy , age 65, is President of Douville-Johnston Corp located in Alpena Michigan, which is a manufacturer of magnesium couplers and fabricator of hydraulic fluid reservoirs.

Eric G. Smith , age 60, has served on the Board of Directors since 2011. He is President and CEO of Panel Processing Inc. located in Alpena Michigan, which is a wood product manufacturer.

James C. Park , age 77, is retired. Prior to his retirement, Mr. Park was the former President of Besser Company located in Alpena, Michigan, a manufacturer of concrete block making equipment. Mr. Park currently serves as the Chairman of the Board of Directors of Alpena Banking Corporation.

Craig A. Kus , age 60, is President and Chief Executive Officer of Bank of Alpena and President of Alpena Banking Corporation.

It is anticipated that four members of the Board of Directors of the Alpena Banking Corporation will be appointed to serve as members of the Board of Directors of First Federal Bancorp following the consummation of the Merger. However, to the knowledge of the members of the Board of Directors of Alpena Banking Corporation, no determination has yet been made with respect to the persons being selected to serve on the Board of Directors of First Federal Bancorp.

Executive Officer who is Not a Director

Below is a brief description of the executive officer of Bank of Alpena and Alpena Banking Corporation who does not serve as a director.

Joseph P. Garber , age 51, has served as the Senior Vice President, Lending of Bank of Alpena since 2001.

Board Independence

The Board of Directors of Alpena Banking Corporation has undertaken a review of director independence in connection with the proposed Merger. Based upon this review, the Board of Directors

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has determined that, with the exception of Mr. Kus, each member of the Board of Directors is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Kus is not considered independent because he is a current executive officer of Alpena Banking Corporation. The stock of Alpena Banking Corporation is not listed on the Nasdaq Stock Exchange, nor does it trade on any other stock exchange. The Board of Directors has used the criteria provided under the Nasdaq corporate governance listing standards for purposes of making this one-time determination, in accordance with regulations issued by the Securities and Exchange Commission.

Certain members of the board of directors of Alpena Banking Corporation or their associates were customers of and had loan relationships with Bank of Alpena during 2013. Transactions that involved loans or commitments by Bank of Alpena were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except for the relationships in the ordinary course of the banking business, no director, executive officer or beneficial owner of more than 5% of Alpena Banking Corporation’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction as described) with Alpena Banking Corporation during 2013, or proposes to engage in any transaction with Alpena Banking Corporation during 2014, in which the amounts involved exceeded, or would exceed, as the case may be, $120,000.

Executive Compensation and Other Information

Introduction

The Personnel Committee (sometimes referred to in this section as the “Committee”) of the board of directors of Alpena Banking Corporation administers our executive compensation program. The Committee is designated in the Alpena Banking Corporation Bylaws and board members are assigned annually and approved by the board. The Committee is responsible for reviewing and determining executive officer compensation, evaluating the President and Chief Executive Officer, overseeing the evaluation of all other officers and employees, administering our incentive compensation programs, approving and overseeing the administration of our employee benefits programs, providing insight and guidance to management with respect to employee compensation generally and reviewing and making recommendations to the board with respect to director compensation. All compensation decisions are determined annually by the Committee and must be within the budget parameters established by the full board of directors. The Committee determines the level of compensation for all executive officers within the constraints of the amounts approved by the board. In this regard, the Committee conducts reviews, assembles compensation survey data and makes any necessary recommendations to the full board of directors regarding compensation matters. The President and Chief Executive Officer participates with respect to the Committee’s decisions concerning other executive officers.

The Committee does not operate under a separate written charter adopted by the board of directors. However, the bylaws include provisions governing the duties of the Committee as well as the eligibility requirements for board members to be appointed to the Committee. The bylaw provisions grant the Committee the authority to retain and terminate advisors, including compensation consultants, accountants and legal counsel, to assist in discharging its duties. The Committee meets at scheduled times during the year and also acts upon occasion by written consent. The chair of the Committee reports on Committee activities and makes Committee recommendations at meetings of the board of directors.

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Compensation Philosophy

Our executive compensation programs seek to balance the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. Toward this end, Alpena Banking Corporation has an executive compensation structure which intends to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.
•	Motivates executive officers to achieve strategic business goals.
•	Provides competitive compensation opportunities critical to Alpena Banking Corporation’s long-term success.

To assist it with the execution of its duties, the Committee utilizes the salary compensation survey (the “Survey”) published annually by the Michigan Bankers Association. The Committee uses comparisons of competitive executive pay practices of its peer groups as outlined in the survey, and may also at times use the services of independent executive compensation advisors. Peer groups are generally determined through the identification of bank holding companies and subsidiaries in Michigan that are of comparable size to Alpena Banking Corporation and its subsidiaries. In making its decisions regarding annual salary adjustments, the Committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal.

There are two principal components of the compensation program for all executive officers of Alpena Banking Corporation and Bank of Alpena: a base salary component; and a cash bonus incentive component. Alpena Banking Corporation also has a 401(k) plan.

Components of Compensation

The elements of total compensation paid by Alpena Banking Corporation to our senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table below (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;
•	Awards under our cash-based bonus compensation program; and
•	Awards under our 401(k) plan.

Base Salary . It is the Committee’s policy that a competitive base salary is essential in order to retain quality executive personnel. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The Committee reviews peer group data and compensation surveys sponsored by the Michigan Bankers Association to establish a market-competitive executive base salary program. The reports and surveys utilized by the Committee generally break down overall compensation data into subcategories based upon the relative asset size of the various respondent institutions. The Committee primarily utilizes the compensation data within its respective asset category. Based upon an analysis of the report data, the Committee reviews its salary packages to determine if they represent an appropriately competitive salary range for each Named Executive Officer. The Committee also undertakes a subjective evaluation of the performance of each respective individual and the performance of Alpena Banking Corporation overall for the previous fiscal year. The exact placement of each Named Executive Officer

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within the pre-established range is determined by a final subjective evaluation by the Committee of the performance of the executive during the prior year. Salary income for each Named Executive Officer for calendar year 2013 and 2012 is reported in the “Salary” column of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

Incentive Bonus Compensation. It is the Committee’s policy that a significant portion of employee compensation should be payable annually in the form of a bonus based principally upon the overall financial performance of Alpena Banking Corporation. Officers of the Company may receive a discretionary cash bonus award under the Bonus Plan, the amount of which is based primarily upon a subjective evaluation of the performance of the respective individual and the overall performance of Alpena Banking Corporation for the previous fiscal year. No bonuses were paid to the Named Executive Officers in each of the last two fiscal years.

Integrated Profit Sharing and 401(k) Plan. Alpena Banking Corporation maintains an integrated profit sharing and 401(k) plan. Under the integrated profit sharing pension plan contribution formula, for each plan year Alpena Banking Corporation will contribute an amount equal to 3% of an employee’s compensation for the plan year and 50% on an additional 2% of the amount of an employee’s excess compensation for the plan year. The 401(k) plan allows employees to make salary reduction contributions to the plan up to the annual limit established by the IRS. The plan covers substantially all employees who meet certain minimum criteria. The Company’s contributions under these plans on behalf of the Named Executive Officers is included in the “all other compensation” column in the summary compensation table.

Group Life, Health and Disability Benefits. The Company provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The Committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that Alpena Banking Corporation is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Our employee health and welfare benefits plans are provided on a non-discriminatory basis to all employees.

Executive Compensation

For 2013 and 2012 the executive officers named in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level.

Adjustments in 2013 base salary were based upon each Named Executive Officer’s annual performance review, an annual review of peer compensation, and the overall performance of Alpena Banking Corporation. These adjustments are consistent with the Company’s salary budget which is approved by the Executive Committee and becomes part of the overall budget approved annually by the board of directors.

Alpena Banking Corporation provides a reasonable level of personal benefits, and perquisites to one or more Named Executive Officers to support the business interests of Bank of Alpena, provide competitive compensation, and to recognize the substantial commitment both professionally and personally expected from executive officers. The aggregate value of perquisites and personal benefits, as defined under SEC rules, provided to each Named Executive Officer is less than the reporting threshold value of $10,000.

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The following table sets forth the annual and long-term compensation for Alpena Banking Corporation’s Named Executive Officers for 2013 and 2012.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) [1]	Total ($)
Mr. Craig Kus, President and Chief	2013	$149,885	―	―	―	―	―	$13,637	$163,522
Executive Officer	2012	$149,610	―	―	―	―	―	$13,391	$163,001
Mr. Joseph Garber	2013	$92,060	―	―	―	―	―	$13,042	$105,102
	2012	$91,842	―	―	―	―	―	$16,913	$108,755

(1)	The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) payments made for group health and welfare benefits in the amounts of $7,642 for Mr. Kus and $9,360 for Mr. Garber; and (2) contributions by Alpena Banking Corporation to its 401(k) Plan on behalf of Mr. Kus in the amount of $5,995 and on behalf of Mr. Garber in the amount of $3,682.

Director Compensation

Directors of Alpena Banking Corporation and Bank of Alpena have received no board fees for the past two fiscal years. Prior to the suspension of directors’ fees, directors had been compensated $100 for each board meeting and $50 for each committee meeting that they attended.

INFORMATION WITH REGARD TO FIRST FEDERAL BANCORP

General

First Federal Bancorp is a Maryland corporation that owns all of the outstanding shares of common stock of First Federal of Northern Michigan. At March 31, 2014, we had consolidated assets of $215.3 million, deposits of $165.7 million and stockholders’ equity of $24.0 million. As of March 31, 2014, we had 2,884,049 shares of common stock issued and outstanding. Our executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Our phone number at that address is (800) 498-0013.

First Federal Bancorp maintains a website at www.first-federal.com that includes important information on our Company, including a list of our products and services, branch locations and current financial information. In addition, we make available, without charge, through our website, a link to our filings with the SEC, including copies of annual reports on Form 10-K, quarterly reports in Form 10-Q, current reports in Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this Annual Report.

First Federal of Northern Michigan

First Federal of Northern Michigan (“First Federal”) is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses from eight full-service facilities located in Alpena, Cheboygan, Emmet, Iosco, Otsego, Montmorency and Oscoda

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Counties, Michigan. First Federal was chartered in 1957, and reorganized into the mutual holding company structure in 1994. In 2000, First Federal became the wholly owned subsidiary of Alpena Bancshares, Inc., our predecessor company, and in April 2005 we completed our “second step” mutual-to-stock conversion and formed our current ownership structure.

First Federal’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, commercial real estate loans, commercial business loans, consumer loans and in investment securities and mortgage-backed securities.

First Federal’s executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Its phone number at that address is (800) 498-0013.

Market Area and Competition

First Federal conducts operations through its main office in Alpena, Michigan, which is located in the northeastern lower peninsula of Michigan, and through its seven other branch offices in Michigan. According to the Michigan Senate, the population of Alpena County, from which the majority of our deposits are drawn, has decreased approximately 6.6% since 2000, and currently is approximately 30,000. The population of our primary market area, which includes Alpena County and seven surrounding counties, was estimated to be approximately 155,000 in 2012, a decrease of 13.9% from approximately 180,000 according to the 2012 census. Median household income for the counties which comprised our market area in 2012 ranged from approximately $33,900 to $50,700, which represented moderate increases from 2010 levels in most counties in our market area. Median household income for our entire market area was below the national level of $51,371 and below the Michigan level of $46,859 in all but 2 counties in our market area, reflecting the largely rural nature of our market area and the absence of more densely populated urban and suburban areas. Household income levels are not expected to increase substantially in our market area in the near future. The unemployment rate in our primary market, Alpena County, was 9.5% for December 2013, and ranged from 10.8% to 18.1% across the rest of our primary market area, as compared to 6.7% nationally and 8.4% for Michigan (all numbers not seasonally adjusted).

Alpena is the largest city located in the northeastern lower peninsula of Michigan. This area has long been associated with agricultural, wood and concrete industries. Tourism has also been a major industry in our primary market area. All of these industries tend to be seasonal and are strongly affected by state and national economic conditions.

Major employers in our primary market area include various public schools and governmental agencies, Alpena Regional Medical Center, Besser Company (a manufacturer of concrete products equipment), Lafarge Corporation (an international limestone mining and cement producer), Panel Processing (a peg board manufacturer), Treetops Sylvan Resort (an operator of resort properties), Garland Resort (an operator of resort properties and golf courses), Otsego Memorial Hospital, Decorative Panels International (a hardboard manufacturer), OMNI Metalcraft Corp. (a diversified manufacturer), and various other small companies.

As of March 31, 2014, First Federal was the only thrift institution headquartered in our market area. We encounter strong competition both in attracting deposits and in originating residential and commercial real estate and other loans. Our most direct competition for deposits has historically come from commercial banks, other savings institutions, and credit unions in our market area. Competition for loans comes from such financial institutions. We expect continued strong competition in the foreseeable

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future, including the “super-regional” banks currently in our markets, from internet banks, and from credit unions in many of our markets. We compete for savings deposits by offering depositors a high level of personal service and a wide range of competitively priced financial products. We compete for real estate loans primarily on the basis of the interest rates and fees we charge and through advertising. Strong competition for deposits and loans may limit our ability to grow and may adversely affect our profitability in the future.

Lending Activities

General. The largest part of our loan portfolio is mortgage loans secured by one- to four-family residential real estate. In recent years, we have sold most of the fixed-rate conventional one- to four-family mortgage loans that we originate that have terms of 15 years or more. We retain the servicing on a majority of the mortgage loans that we sell. To a lesser extent, we also originate commercial loans, commercial real estate loans and consumer loans. At March 31, 2014, we had total loans of $137.0 million, of which $63.6 million, or 46.4%, were one- to four-family residential real estate mortgage loans, $51.6 million, or 37.6%, were commercial real estate loans, and $12.3 million, or 8.9%, were commercial loans. Other loans consisted primarily of home equity loans, which totaled $8.5 million, or 6.2% of total loans, and other consumer loans which totaled $1.2 million, or 0.9% of total loans.

One- to Four-Family Residential Real Estate Lending. Our primary lending activity consists of originating one- to four-family owner-occupied residential mortgage loans, virtually all of which are collateralized by properties located in our market area. We also originate one- to four-family construction loans that pay interest only during the initial construction period (which generally does not exceed twelve months) and then pay interest and principal for the remainder of the loan term. To address interest rate risk we generally sell most of our one- to four-family fixed-rate mortgage loans with terms of 15 years or more and retain the loan servicing on a majority of these mortgage loans. Fixed-rate loans with terms of 15 years or less are either sold into the secondary market or, in some cases, retained in our portfolio. Adjustable rate mortgage loans are generally underwritten to secondary market mortgage standards, but are retained in our loan portfolio. One- to four-family residential mortgage loans are underwritten and originated according to policies and guidelines established by the secondary mortgage market agencies and approved by our Board of Directors. We utilize existing liquidity, deposits, loan repayments, and Federal Home Loan Bank advances to fund new loan originations.

We currently offer fixed rate one- to four-family residential mortgage loans with terms ranging from 15 to 30 years. One- to four-family residential mortgage loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. The average length of time that our one- to four-family residential mortgage loans remain outstanding varies significantly depending upon trends in market interest rates and other factors. In recent years, the average maturity of our mortgage loans has decreased significantly because of the declining trend in market interest rates and the unprecedented volume of refinancing activity resulting from such interest rate decreases.

Originations of one- to four fixed-rate mortgage loans are regularly monitored and are affected significantly by the level of market interest rates, our interest rate gap position, and loan products offered by our competitors. Our fixed rate mortgage loans amortize on a monthly basis with principal and interest due each month.

We have in the past originated fixed-rate loans that amortize over 15 years but that have “balloon payments” that are due upon the maturity of the loan in five years. As a general rule, we no longer originate this type of mortgage loan. Upon maturity, existing balloon mortgage loans are either

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underwritten as fixed-rate loans and sold or rewritten as adjustable rate mortgages at current market rates. While the majority of our balloon mortgage loans amortize over 15 years, some amortize over 10 or 30 years, and a limited number amortize over five years.

Our one- to four-family residential mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed-rate mortgage loan portfolio, and we have generally exercised our rights under these clauses.

Regulations limit the amount that a savings institution may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Such regulations permit a maximum loan-to-value ratio of 100% for residential property and 90% for all other real estate loans. Our lending policies limit the maximum loan-to-value ratio on fixed-rate loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the property serving as collateral for the loan.

Generally, we make one- to four-family mortgage loans with loan-to-value ratios of up to 90%. However, for one- to four-family real estate loans with loan-to-value ratios of between 80% and 90%, we may require the borrower to purchase private mortgage insurance. In 2005 we began making 80/20 loans and interest-only loans subject to Board-approved dollar limits to limit risk exposure. In late 2007 these products were eliminated; however, at March 31, 2014 approximately $302,000 of these products remained in our portfolio. We require fire and casualty insurance, flood insurance when applicable, as well as title insurance, on all properties securing real estate loans made by us.

Commercial Real Estate Lending. We originate commercial real estate loans. At March 31, 2014, we had a total of 148 loans secured primarily by commercial real estate properties, unimproved vacant land and, to a limited extent, multifamily properties. Our commercial real estate loans are secured by income-producing properties such as office buildings, retail buildings, restaurants and motels. A majority of our commercial real estate loans are secured by properties located in our primary market area, although at March 31, 2014 we did have $3.7 million in commercial real estate loans located outside of Michigan. We have originated commercial construction loans that are originated as permanent loans but are interest-only during the initial construction period, which generally does not exceed nine months. At March 31, 2014, our commercial real estate loans totaled $51.6 million, or 37.6% of our total loans, and had an average principal balance of approximately $354,000. The terms of each loan typically amortize over 15 years and have a three- or five-year balloon feature. An origination fee of 0.5% to 1.0% is generally charged on commercial real estate loans. We generally make commercial real estate loans up to 75% of the appraised value of the property securing the loan.

At March 31, 2014, our largest commercial real estate relationship consisted of one loan having a total principal balance of $3.0 million, which was performing according to its repayment terms as of March 31, 2014. This loan relationship is secured by a single piece of commercial real estate and is also our largest single commercial real estate loan.

Commercial real estate loans generally carry higher interest rates and have shorter terms than those on one- to four-family residential mortgage loans. However, loans secured by commercial real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring

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these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the business or the related real estate property. If the cash flow from the business operation is reduced, the borrower’s ability to repay the loan may be impaired. This may be particularly true in the early years of the business operation when the risk of failure is greatest. Many of our commercial real estate loans have been made to borrowers whose business operations are untested, which increases our risk.

Consumer and Other Loans. We originate a variety of consumer and other loans, including loans secured by savings accounts, new and used automobiles, mobile homes, boats, recreational vehicles, and other personal property. As of March 31, 2014, consumer and other loans totaled $9.7 million, or 7.0% of our total loan portfolio. At such date, $263,000, or 0.2% of our consumer loans, were unsecured. As of March 31, 2014, home equity loans totaled $8.5 million, or 6.2% of our total loan portfolio, and automobile loans totaled $470,000, or 0.3% of our total loan portfolio. We originate automobile loans directly to our customers and have no outstanding agreements with automobile dealerships to generate indirect loans.

Our procedures for underwriting consumer loans include an assessment of an applicant’s credit history and the ability to meet existing obligations and payments on the proposed loan. Although an applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral security, if any, to the proposed loan amount.

Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that tend to depreciate rapidly, such as automobiles, mobile homes, boats and recreational vehicles. In addition, the repayment of consumer loans depends on the borrower’s continued financial stability, as repayment is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy than a single family mortgage loan.

Commercial Loans. At March 31, 2014, we had $12.3 million in commercial loans which amounted to 8.9% of total loans. We make commercial loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. Commercial lending products include term loans and revolving lines of credit. The maximum amount of a commercial loan is our loans-to-one-borrower limit, which was $3.6 million at March 31, 2014. Such loans are generally used for longer-term working capital purposes such as purchasing equipment or furniture. Commercial loans are made with either adjustable or fixed rates of interest. Variable rates are generally based on the prime rate, as published in The Wall Street Journal, plus a margin. Fixed rate commercial loans are set at a margin above the Federal Home Loan Bank comparable advance rate.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are typically made in amounts of up to 75% of the value of the collateral securing the loan.

Commercial loans generally have greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of

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the business itself. If the cash flow from the business operation is reduced, the borrower’s ability to repay the loan may be impaired. This may be particularly true in the early years of the business operation when the risk of failure is greatest. Moreover, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At March 31, 2014, our largest commercial loan was a $2.1 million commercial term loan and was collateralized by equipment and inventory of a supermarket. At March 31, 2014, the outstanding balance was $1.6 million and the loan was performing according to its repayment terms.

Construction Loans. We originate construction loans to local home builders in our market area, generally with whom we have an established relationship, and to individuals engaged in the construction of their residences. We also originate loans for the construction of commercial buildings and, to a lesser extent, participate in construction loan projects originated by other lenders. Our construction loans totaled $1.4 million, or 1.0% of our total loan portfolio, at March 31, 2014.

Our construction loans to home builders are repaid on an interest-only basis for the term of the loan (which is generally six to 12 months), with interest calculated on the amount disbursed to the builders based upon a percentage of completion of construction. These loans typically have a maximum loan-to-value ratio of 80%, based on the appraised value. Interest rates are fixed during the construction phase of the loan. Loans to builders are made on either a pre-sold or speculative (unsold) basis. Most of our construction loans to individuals who intend to occupy the completed dwelling are originated via a “one-step closing” process, whereby the construction phase and end-financing are handled with one loan closing. Prior to funding a construction loan, we require an appraisal of the property from a qualified appraiser approved by us, and all appraisals are reviewed by us.

Construction lending exposes us to greater credit risk than permanent mortgage financing because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost of the project. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion is inaccurate, the value of the property may be insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the repayment of the loan depends on the builder’s ability to sell the property prior to the time that the construction loan is due. We have attempted to minimize these risks by, among other things, limiting our residential construction lending primarily to residential properties in our market area and generally requiring personal guarantees from the principals of corporate borrowers.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

	At March 31,		At December 31,
	2014		2013		2012
	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)

Real estate loans:
Residential Mortgages:
1-4 Family Mortgages	$60,930	44.5%	$60,750	44.0%	$63,867	45.3%
Purchased Mortgage In-State	1,454	1.1%	1,506	1.2%	1,711	1.3%
1-4 Familly Construction	1,192	0.9%	1,583	1.1%	962	0.7%
Home Equity/Junior Liens	8,490	6.2%	8,730	6.3%	10,409	7.4%
Nonresidential Mortgages:
Nonresidential	40,822	29.8%	41,090	29.8%	40,992	29.1%
Purchased Nonresidential In-State	6,822	5.0%	6,886	5.0%	4,553	3.2%
Purchased Nonresidential Out-of-State	3,739	2.7%	3,750	2.7%	6,882	4.9%
Nonresidential Construction	-	0.0%	-	0.0%	1,458	1.0%
Purchased Construction In-State	-	0.0%	-	0.0%	615	0.4%
Purchased Construction Out-of-State	173	0.1%	173	0.1%	173	0.1%
Non real estate loans:
Commercial Loans	11,978	8.7%	12,164	8.8%	7,769	5.5%
Purchased Commerical Loans In-State	273	0.2%	287	0.2%	333	0.2%
Consumer and other loans	1,171	0.9%	1,165	0.8%	1,258	0.9%

Total Loans	$137,044	100.00%	$138,084	100.00%	$140,982	100.00%

Other items:
Deferred loan origination costs	224		179		15
Deferred loan origination fees	(484)		(476)		(335)
Allowance for loan losses	(1,458)		(1,472)		(1,750)

Total loans, net	$135,326		$136,315		$138,912

	At December 31,
	2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)

Real estate loans:
Residential Mortgages:
1-4 Family Mortgages	$64,177	45.0%	$68,298	42.7%	$77,851	44.4%
Purchased Mortgage In-State	1,924	1.3%	3,243	2.0%	3,342	1.9%
Purchased Mortgage Out-of-State	-	0.0%	-	0.0%	-	0.0%
1-4 Familly Construction	498	0.3%	156	0.1%	427	0.2%
Home Equity/Junior Liens	13,395	9.4%	16,547	10.3%	18,732	10.7%
Nonresidential Mortgages:
Nonresidential	44,020	30.9%	43,580	27.3%	43,446	24.8%
Purchased Nonresidential In-State	2,130	1.5%	4,232	2.6%	3,894	2.2%
Purchased Nonresidential Out-of-State	7,788	5.5%	9,928	6.2%	8,428	4.8%
Nonresidential Construction	91	0.1%	1,498	0.9%	2,816	1.6%
Purchased Construction In-State	-	0.0%	-	0.0%	-	0.0%
Purchased Construction Out-of-State	173	0.1%	1,772	1.1%	3,792	2.2%
Non real estate loans:
Commercial Loans	6,621	4.6%	7,382	4.6%	7,035	4.0%
Purchased Commerical Loans In-State	381	0.3%	1,466	0.9%	2,838	1.6%
Consumer and other loans	1,477	1.0%	2,118	1.3%	2,553	1.6%

Total Loans	$142,675	100.00%	$160,220	100.00%	$175,154	100.00%

Other items:
Deferred loan origination costs	14		31		12
Deferred loan origination fees	(287)		(276)		(287)
Allowance for loan losses	(1,518)		(2,831)		(3,660)

Total loans, net	$140,884		$157,144		$171,219

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Loan Portfolio Maturities and Yield.   The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2013. Demand loans, loans having no stated repayment or maturity, and overdraft loans are reported as being due in one year or less.

			Purchased Mortgage		1-4 Family
	1-4 Family Mortgage		In-State		Construction
		Weighted		Weighted		Weighted
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(dollars in thousands)
Due During the Years
Ending December 31,
2014	$235	6.90%	$-	0.00%	$1,583	3.68%
2015	101	7.98%	-	0.00%	-	0.00%
2016	157	7.03%	-	0.00%	-	0.00%
2017 to 2018	1,634	5.65%	-	0.00%	-	0.00%
2019 to 2023	5,712	5.76%	-	0.00%	-	0.00%
2024 to 2028	24,068	4.58%	26	4.85%	-	0.00%
2029 and beyond	28,843	5.39%	1,480	2.63%	-	0.00%

Total	$60,750	5.13%	$1,506	2.67%	$1,583	2.54%

					Purchased Nonresidential
	Home Equity/Junior Liens		Nonresidential		In-State
		Weighted		Weighted		Weighted
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(dollars in thousands)
Due During the Years
Ending December 31,
2014	$42	6.73%	$5,437	5.97%	$1,737	5.05%
2015	107	7.18%	3,944	6.39%	39	7.48%
2016	307	8.02%	3,907	5.71%	760	4.75%
2017 to 2018	391	5.59%	19,951	5.49%	1,616	4.75%
2019 to 2023	4,542	5.77%	5,353	5.64%	1,750	4.75%
2024 to 2028	3,341	4.21%	1,485	6.75%	984	5.75%
2029 and beyond	-	0.00%	1,013	6.25%	-	0.00%

Total	$8,730	5.27%	$41,090	5.74%	$6,886	4.98%

	Purchased Nonresidential		Purchased Construction
	Out-of-State		Out-of-State		Commercial Loans
		Weighted		Weighted		Weighted
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(dollars in thousands)
Due During the Years
Ending December 31,
2014	$1,441	5.50%	$173	9.25%	$3,406	5.19%
2015	-	0.00%	-	0.00%	2,165	5.25%
2016	-	0.00%	-	0.00%	1,378	5.42%
2017 to 2018	-	0.00%	-	0.00%	3,255	5.00%
2019 to 2023	-	0.00%	-	0.00%	1,960	5.48%
2024 to 2028	-	0.00%	-	0.00%	-	0.00%
2029 and beyond	2,309	5.75%	-	0.00%	-	0.00%

Total	$3,750	0.00%	$173	122.56%	$12,164	0.13%

	Purchased Commercial		Consumer
	Loans In-State		& Other Loans		Total
		Weighted		Weighted		Weighted
		Average		Average		Average
	Amount	Rate	Amount	Rate	Amount	Rate
	(dollars in thousands)
Due During the Years
Ending December 31,
2014	$-	0.00%	$16	8.88%	$14,070	0.01%
2015	-	0.00%	77	8.14%	6,433	0.10%
2016	-	0.00%	220	8.09%	6,729	0.26%
2017 to 2018	287	4.75%	658	6.71%	27,792	0.16%
2019 to 2023	-	0.00%	176	6.36%	19,493	0.06%
2024 to 2028	-	0.00%	18	5.50%	29,922	0.00%
2029 and beyond	-	0.00%	-	0.00%	33,645	0.00%

Total	$287	4.75%	$1,165	1.17%	$138,084	0.06%

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Fixed- and Adjustable-Rate Loans. The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2013 that are contractually due after December 31, 2014.

	Due After December 31, 2014
	Fixed	Adjustable	Total
	(dollars in thousands)

Residential Mortgages:
1-4 Family Mortgages	$36,547	$23,968	$60,515
Purchased Mortgage In-State	-	1,506	1,506
Home Equity/Junior Liens	3,065	5,623	8,688
Nonresidential Mortgages:
Nonresidential	24,799	10,854	35,653
Purchased Nonresidential In-State	3,406	1,743	5,149
Purchased Nonresidential Out-of-State	2,309	-	2,309
Non real estate loans:
Commercial Loans	6,773	1,985	8,758
Purchased Commerical Loans In-State	287	-	287
Consumer and other loans	945	204	1,149

Total Loans	$78,131	$45,883	$124,014

Loan Originations, Purchases, Sales and Servicing. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. These lenders include competing banks, savings banks, credit unions, internet lenders, mortgage banking companies and life insurance companies that may also actively compete for local commercial real estate loans. Loan originations are derived from a number of sources, including real estate agent referrals, existing customers, borrowers, builders, attorneys, our directors, walk-in customers and our own sales force. Upon receiving a loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant’s employment, income, and credit standing. In the case of a real estate loan, we obtain a determination of value of the real estate intended to collateralize the proposed loan. Our residential mortgage officers have residential mortgage lending authority up to $150,000.  While certain Senior Bank Officers have residential lending limits up to $400,000, the Officer Loan Committee generally approves residential loans from $150,000 to $500,000, while requests over $500,000 must be approved by the Board of Directors.  Secured consumer lending limits by officer range from $25,000 to $50,000, while certain Senior Bank Officers have secured consumer lending limits up to $150,000.  For secured commercial loans, the limits range from $100,000 to $400,000.  Senior Loan Committee generally approves secured commercial loans from $400,000 to $500,000, while requests over $500,000 must be approved by the Board of Directors.

A commercial commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. Commitments are typically issued for 15-day periods. The borrower must provide proof of fire and casualty insurance on the property serving as collateral, which must be maintained during the full term of the loan. A title insurance policy is required on all real estate loans. At March 31, 2014, we had outstanding loan commitments of $19.2 million, including unfunded commitments under lines of credit and commercial and standby letters of credit.

Our loan origination and sales activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed- and adjustable-

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rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to investor guidelines, and closed on standard investor documents. We currently sell loans to Freddie Mac and the Federal Home Loan Bank of Indianapolis (the “FHLB”). If such loans are sold, the sales are conducted using standard investor purchase contracts and master commitments as applicable. The majority of one- to four-family mortgage loans that we have sold to investors have been sold on a non-recourse basis, whereby foreclosure losses are generally the responsibility of the purchaser and not First Federal of Northern Michigan.

We are a qualified loan servicer for both Freddie Mac and the FHLB. Our policy has historically been to retain the servicing rights for all conforming loans sold, and to continue to collect payments on the loans, maintain tax escrows and applicable fire and flood insurance coverage, and supervise foreclosure proceedings if necessary. We retain a portion of the interest paid by the borrower on the loans as consideration for our servicing activities.

We require appraisals of real property securing loans. Appraisals are performed by independent appraisers, who are approved by our Board of Directors annually. We require fire and extended coverage insurance in amounts adequate to protect our principal balance. Where appropriate, flood insurance is also required. Private mortgage insurance is required for most residential mortgage loans with loan-to-value ratios greater than 80%.

Loan Origination Fees and Costs. In addition to interest earned on loans, we generally receive fees in connection with loan originations. Such loan origination fees, net of costs to originate, are deferred and amortized using an interest method over the contractual life of the loan. Fees deferred are recognized into income immediately upon prepayment or subsequent sale of the related loan. At March 31, 2014, we had $260,000 of net deferred loan origination fees. Such fees vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money. In addition to loan origination fees, we also generate other income through the sales and servicing of mortgage loans, late charges on loans, and fees and charges related to deposit accounts. We recognized fees and service charges of $181,000, $857,000 and $760,000 for the three months ended March 31, 2014 and for the years ended December 31, 2013 and 2012, respectively.

To the extent that originated loans are sold with servicing retained, we capitalize a mortgage servicing asset at the time of the sale in accordance with applicable accounting standards (FASB ASC 860, “Transfers and Servicing”). The capitalized amount is amortized thereafter (over the period of estimated net servicing income) as a reduction of servicing fee income. The unamortized amount is fully charged to income when loans are prepaid. Originated mortgage servicing rights with an amortized cost of $812,000 were included on our balance sheet at March 31, 2014. During 2013, we reversed the $20,000 valuation reserve that was established in 2012 on the value of our rights to service 20 year fixed-rate loans which we have sold to Freddie Mac.

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Origination, Purchase and Sale of Loans.   The table below shows our loan originations, purchases, sales, and repayments of loans for the periods indicated.

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011
	(dollars in thousands)

Loans receivable at beginning of period	$138,084	$140,982	$140,982	$142,675	$160,220

Originations:
Real estate:
Residential 1-4 family	4,540	7,520	28,776	52,387	38,150
Commercial and Multi-family	7,073	6,716	33,260	18,182	12,941
Consumer	514	299	1,639	2,040	2,113
Total originations	12,127	14,535	63,675	72,609	53,204

Loan purchases:
Commercial	-	-	2,844	6,538	1,000
Total loan purchases	-	-	2,844	6,538	1,000

Loan sales	(2,983)	(5,588)	(17,776)	(36,529)	(28,353)
Transfer of loans to foreclosed assets	(245)	(208)	(1,486)	(1,823)	(3,459)
Repayments	(9,939)	(12,175)	(50,155)	(42,488)	(39,937)

Total loans receivable at end of period	$137,044	$137,546	$138,084	$140,982	$142,675

Delinquent Loans, Other Real Estate Owned and Classified Assets

Collection Procedures. Our general collection procedures provide that when a commercial loan becomes 10 days past due and when a mortgage or consumer loan become 15 days past due, a computer-generated late charge notice is sent to the borrower requesting payment. If delinquency continues, a second delinquent notice is mailed when the loan continues past due for 30 days. If a loan becomes 60 days past due, the loan becomes subject to possible legal action. We will generally send a “due and payable” letter upon a loan becoming 60 days delinquent. This letter grants the borrower 30 days to bring the account paid to date prior to the start of any legal action. If not paid, foreclosure proceedings are initiated after this 30-day period. To the extent required by regulations of the Department of Housing and Urban Development (“HUD”), generally within 30 days of delinquency, a Section 160 HUD notice is given to the borrower which provides access to consumer counseling services. General collection procedures may vary with particular circumstances on a loan by loan basis. Also, collection procedures for Freddie Mac serviced loans follow the Freddie Mac guidelines which are different from our general procedures.

Loans Past Due and Non-Performing Assets. Loans are reviewed on a regular basis and are placed on non-accrual status when, in the opinion of management, the collection of additional interest is doubtful or when extraordinary efforts are required to collect the debt. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income.

Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is deemed real estate owned (“REO”) until such time as it is sold. In general, we consider collateral for a loan to be “in-substance” foreclosed if: (i) the borrower has little or no equity in the collateral; (ii) proceeds for repayment of the loan can be expected to come only from the operation or sale of the collateral; and (iii) the borrower has either formally or effectively abandoned control of the collateral, or retained control of the collateral but is unlikely to be able to rebuild equity in the collateral or otherwise repay the loan in the

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foreseeable future. Cash flow attributable to in-substance foreclosures is used to reduce the carrying value of the collateral.

When collateral, other than real estate, securing commercial and consumer loans is acquired as a result of delinquency or other reasons, it is classified as Other Repossessed Assets (“ORA”) and recorded at the lower of cost or fair market value until it is disposed of.

When collateral is acquired or otherwise deemed REO/ORA, it is recorded at the lower of the unpaid principal balance of the related loan or its estimated net realizable value. This write down is recorded against the allowance for loan losses. Periodic future valuations are performed by management, and any subsequent decline in fair value is charged to operations. At March 31, 2014, we held $915,000 in properties that were classified REO and $1.0 million in assets classified as ORA.

Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	At March 31	At December 31,
	2014	2013	2012	2011	2010	2009

Non-Accrual Loans:
Residential Mortgage	$329	$651	$1,810	$2,420	$3,114	$2,944
Commercial Mortgage	12	13	821	356	1,148	2,204
Purchased Mortgage Out-of-State	1,441	1,441	2,030	-	-	-
Construction	-	-	-	-	-	1,433
Purchased Construction Out-of-State	173	173	173	173	1,772	2,113
Commercial	-	-	-	-	-	96
Consumer and other	6	7	29	152	206	157

Total non-accrual loans	$1,961	$2,285	$4,863	$3,101	$6,240	$8,947

Accrual loans delinquent 90 days or more:
Residential Mortgage	-	24	61	238	282	89
Commercial Mortgage	-	-	-	-	82	2,696
Construction	-	-	-	-	-	-
Purchased Construction Out-of-State	-	-	-	-	-	-
Commercial	-	-	-	-	-	-
Consumer and other	-	2	6	-	2	54
Total accrual loans delinquent 90 days or more	$-	$26	$67	$238	$366	$2,839

Total nonperforming loans (1)	$1,961	$2,311	$4,930	$3,339	$6,606	$11,786

Real Estate Owned and Other Repossessed Assets:
Residential Mortgage	443	285	957	1,086	494	584
Commercial Mortgage	472	472	309	1,015	2,304	2,985
Construction	-	-	-	-	-	-
Commercial	-	-	-	-	-	-
Consumer and other	1,023	1,023	1,121	1,307	20	11

Total real estate owned and other repossessed assets (2)	$1,938	$1,780	$2,387	$3,408	$2,818	$3,580
Total nonperforming assets	$3,899	$4,091	$7,317	$6,747	$9,424	$15,366

Total nonperforming loans to total loans receivable	1.43%	1.67%	3.50%	2.37%	4.12%	6.73%
Total nonperforming assets to total assets	1.81%	1.95%	3.42%	3.11%	4.37%	6.58%

(1)	All of our loans delinquent 90 days or more are classified as nonperforming.
(2)	Represents the net book value of property acquired by us through foreclosure or deed in lieu of foreclosure. Upon acquisition, this property is recorded at the lower of its fair market value or the principal balance of the related loan.

Nonperforming Assets. The following table sets forth the amounts and categories of our non-performing assets at the dates indicated.

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	Loan Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	( dollars in thousands)
At March 31, 2014
Residential Mortgages	-	$-	5	$159	5	$159
Commercial Mortgages	1	12	-	-	1	12
Purchased Out-of-State Commercial Mortgages	-	-	1	1,441	1	1,441
Construction	-	-	-	-	-	-
Purchased Out-of-State Construction	-	-	1	173	1	173
Commercial	-	-	-	-	-	-
Consumer	1	2	-	-	1	2
Total	2	$14	7	$1,773	9	1,787

At December 31, 2013
Residential Mortgages	9	$393	5	$353	14	$746
Commercial Mortgages	2	521	-	-	2	521
Purchased Out-of-State Commercial Mortgages	-	-	1	1,441	1	1,441
Construction	-	-	-	-	-	-
Purchased Out-of-State Construction	-	-	1	173	1	173
Commercial	1	20	-	-	1	20
Consumer	3	59	1	2	4	61
Total	15	$993	8	$1,969	23	2,962

At December 31, 2012
Residential Mortgages	11	$796	10	$1,198	21	$1,994
Commercial Mortgages	1	540	3	282	4	822
Construction	-	-	-	-	-	-
Purchased Out-of-State Construction	-	-	1	173	1	173
Commercial	-	-	-	-	-	-
Consumer	1	5	3	19	4	24
Total	13	$1,341	17	$1,672	30	3,013

At December 31, 2011
Residential Mortgages	16	$1,501	23	$1,969	39	$3,470
Commercial Mortgages	3	339	1	245	4	584
Construction	-	-	-	-	-	-
Purchased Out-of-State Construction	-	-	1	173	1	173
Commercial	1	29	-	-	1	29
Consumer	6	59	5	128	11	187
Total	26	$1,928	30	$2,515	56	4,443

At December 31, 2010
Residential Mortgages	23	$2,056	34	$2,434	57	$4,490
Commercial Mortgages	3	488	8	784	11	1,272
Construction	-	-	2	1,772	2	1,772
Commercial	1	6	-	-	1	6
Consumer	10	122	9	207	19	329
Total	37	$2,672	53	$5,197	90	7,869

At December 31, 2009
Residential Mortgages	22	$1,819	23	$1,719	45	$3,538
Commercial Mortgages	7	1,125	12	3,705	19	4,830
Construction	2	1,255	1	290	3	1,545
Commercial	3	402	1	80	4	482
Consumer	14	226	14	135	28	361
Total	48	$4,827	51	$5,929	99	10,756

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Interest income that would have been recorded for the year ended December 31, 2013, had non-accruing loans been current according to their original terms amounted to $1.1 million. Interest of $203,000 was recognized on these impaired loans prior to placing them on non-accrual status, and is included in net income for the year ended December 31, 2013.

The following table displays the unpaid principal balance and number of loans classified as troubled debt restructurings as of the dates indicated:

	Troubled Debt Restructurings
	as of March 31,		as of December 31,		as of December 31,		as of December 31,
	2014		2013		2012		2011
			(dollars in thousands)
		Unpaid		Unpaid		Unpaid		Unpaid
	Number of	Principal	Number of	Principal	Number of	Principal	Number of	Principal
	Contracts	Balance	Contracts	Balance	Contracts	Balance	Contracts	Balance

Commercial - Construction	1	$173	1	$173	1	$173	-	$-
Commercial Real Estate – Other	4	$1,862	6	$3,725	6	$3,872	3	$1,398
Residential	1	$76	2	$267	-	$-	-	$-

Total	6	$2,111	9	$4,165	7	$4,045	3	$1,398

Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets such as debt and equity securities and real estate held for sale considered by the Office of the Comptroller of the Currency (OCC) to be of lesser quality as “substandard,” “doubtful,” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the savings institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated “special mention” by management. Loans designated as special mention are generally loans that, while current in required payments, have exhibited some potential weaknesses that, if not corrected, could increase the level of risk in the future.

The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When we classify problem assets as loss, we charge-off such amount. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can order the establishment of additional loss allowances. Management regularly reviews our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management’s review of our assets at March 31, 2014, classified assets consisted of substandard assets of $5.5 million. There were no assets classified as doubtful or loss at March 31, 2014.

We classify our assets pursuant to criteria similar to the classification structure provided in the OCC regulations.

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The following table sets forth the aggregate amount of our internally classified assets at the dates indicated.

	At March 31,	At December 31,
	2014	2013	2012	2011	2010	2009

Substandard assets	$5,504	$5,662	$13,008	$16,435	$15,974	$18,141
Doubtful assets	-	-	-	-	-	-
Loss assets	-	-	-	-	-	-
Total classified assets	$5,504	$5,662	$13,008	$16,435	$15,974	$18,141

Allowance for Loan Losses. We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in management’s judgment, deserve current recognition in estimating probable losses. Management regularly reviews the loan portfolio and makes provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of amounts specifically allocated to non-performing loans and other criticized or classified loans (if any) as well as general allowances determined for each major loan category. Commercial loans and loans secured by commercial real estate are evaluated individually for impairment. Other smaller-balance, homogeneous loan types, including loans secured by one- to four-family residential real estate and consumer installment loans, are evaluated for impairment on a collective basis. After we establish a provision for loans that are known to be non-performing, criticized or classified, we calculate percentage loss factors to apply to the remaining categories within the loan portfolio to estimate probable losses inherent in these categories of the portfolio. When the loan portfolio increases, therefore, the percentage calculation results in a higher dollar amount of estimated probable losses than would be the case without the increase, and when the loan portfolio decreases, the percentage calculation results in a lower dollar amount of estimated probable losses than would be the case without the decrease. These percentage loss factors are determined by management based on our historical loss experience and credit concentrations for the applicable loan category, which may be adjusted to reflect our evaluation of levels of, and trends in, delinquent and non-accrual loans, trends in volume and terms of loans, and local economic trends and conditions.

We consider commercial and commercial real estate loans and construction loans to be riskier than the one- to four-family residential mortgage loans that we originate. Commercial and commercial real estate loans have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost of the project. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion is inaccurate, the value of the property may be insufficient to assure full repayment. Projects also may be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the repayment of the loan depends on the builder’s ability to sell the property prior to the time that the construction loan is due. The increased risk characteristics associated with commercial

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real estate and land loans and construction loans are considered by management in the evaluation of the allowance for loan losses and generally result in a larger loss factor applied to these segments of the loan portfolio in developing an estimate of the required allowance for loan losses. We intend to increase our originations of commercial and commercial real estate loans, and we intend to retain these loans in our portfolio. Because these loans entail significant additional credit risks compared to one- to four-family residential mortgage loans, an increase in our origination (and retention in our portfolio) of these types of loans would, in the absence of other offsetting factors, require us to make additional provisions for loan losses.

The carrying value of loans is periodically evaluated and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Analysis of the Allowance for Loan Losses.   The following table sets forth the activity on our allowance for loan losses for the periods indicated.

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(dollars in thousands)

Allowance at beginning of period	$1,472	$1,750	$1,750	$1,518	$2,831	$3,660	$5,647

(Charge-offs):
Real Estate:
Residential Mortgages	(35)	(162)	(464)	(840)	(1,119)	(258)	(362)
Nonresidential Real Estate:
Commercial Mortgages	(16)	(85)	(85)	(265)	(334)	(198)	(4,903)
Purchased In-State	-	-	-	-	-	-	(2,482)
Purchased Out-of-State	-	-	(589)	-	(93)	(314)	-
Construction	-	-	-	-	-	(751)	-
Purchased In-State	-	-	-	-	-	-	-
Purchased Out-of-State	-	-	-	-	-	(262)	-
Non Real Estate Loans:
Commercial	-	-	-	-	(6)	-	(246)
Consumer and other	(17)	(13)	(53)	(131)	(192)	(319)	(254)
Total charge offs	(68)	(260)	(1,191)	(1,236)	(1,744)	(2,102)	(8,247)

Recoveries:
Real Estate:
Residential Mortgages	10	12	120	65	25	2	-
Nonresidential Real Estate:
Commercial Mortgages	19	10	114	10	79	85	-
Construction	-	-	-	-	-	60	-
Non Real Estate Loans:
Commercial	-	-	-	-	1	-
Consumer and other	9	19	42	26	42	25	64
Total recoveries	38	41	276	101	147	172	64

Net (charge offs) recoveries	(30)	(219)	(915)	(1,135)	(1,597)	(1,930)	(8,183)
Provision for loan losses	16	144	637	1,367	284	1,101	6,196

Balance at end of year	$1,458	$1,675	$1,472	$1,750	$1,518	$2,831	$3,660

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Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

	At March 31,		At December 31
	2014		2013		2012
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(dollars in thousands)
Residential Mortgages:
1 - 4 family residential	$781	44.4%	$773	44.0%	$894	45.3%
Purchased Mortgages In-State	11	1.1%	11	1.2%	12	1.3%
1 - 4 family construction	-	0.9%	-	1.1%	-	0.7%
Home Equity & Junior Liens	49	6.2%	62	6.3%	99	7.4%
Nonresidential Mortgages:
Nonresidential	267	29.8%	319	29.8%	453	29.1%
Purchased Nonresidential In-State	-	5.0%	-	5.0%	50	3.2%
Purchased Nonresidential Out-of-State	125	2.7%	125	2.7%	76	4.9%
Construction	-	0.0%	-	0.0%	57	1.0%
Purchased Construction In-State	-	0.0%	-	0.0%	-	0.4%
Purchased Construction Out-of-State	48	0.1%	48	0.1%	7	0.1%
Non Real Estate Loans:
Commercial	61	8.7%	63	8.8%	66	5.5%
Purchased Commercial In-State	-	0.2%	-	0.2%	3	0.2%
Consumer	16	0.9%	21	0.8%	33	0.9%
Unallocated	100	0.0%	50	0.0%	-	0.0%
Total	$1,458	100.0%	$1,472	100.0%	$1,750	100.0%

	At December 31
	2011		2010		2009
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(dollars in thousands)
Residential Mortgages:
One to four family residental	$858	45.0%	$519	42.7%	$634	44.4%
Purchased Mortgages In-State	12	1.3%	17	2.0%	12	1.9%
1 - 4 family construction	-	0.3%	-	0.1%	3	0.2%
Home Equity & Junior Liens	146	9.4%	228	10.3%	214	10.7%
Nonresidential Mortgages:
Nonresidential	320	30.9%	967	27.3%	1,055	24.9%
Purchased Nonresidential In-State	16	1.5%	94	2.6%	140	2.2%
Purchased Nonresidential Out-of-State	57	5.5%	220	6.2%	175	4.8%
Construction	3	0.1%	245	0.9%	647	1.6%
Purchased Construction In-State	-	0.0%	-	0.0%	-	0.0%
Purchased Construction Out-of-State	7	0.1%	290	1.1%	350	2.2%
Non Real Estate Loans:
Commercial	50	4.6%	192	4.6%	316	4.0%
Purchased Commercial In-State	3	0.3%	-	0.9%	73	1.6%
Consumer	46	1.0%	59	1.3%	41	1.5%
Total	-	0.0%	$2,831	100.0%	$3,660	100.0%
	$1,518	100.0%

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Mortgage Banking Activities

Our mortgage banking activities involve the origination and subsequent sale of one- to four-family residential mortgage loans. When loans are sold, we generally retain the rights to service those loans thereby maintaining our customer relationships. We intend to use these customer relationships to cross-sell additional products and services. Loans that we sell are originated using the same personnel and the same underwriting policies as loans that we maintain in our portfolio. The decision whether to sell a loan is dependent upon the type of loan product and the term of the loan. In recent years, we have sold most of our fixed-rate one- to four-family residential loans with maturities of 15 years or greater, and have retained servicing on most of these loans.

Mortgage servicing involves the administration and collection of home loan payments. When we acquire mortgage servicing rights through the origination of mortgage loans and the subsequent sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. As of March 31, 2014, we were servicing loans sold to third parties totaling $129.9 million, and the mortgage servicing rights associated with such loans had a book value, net of valuation reserve, at such date of $812,000. Generally, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall, because the estimated life and estimated income from the underlying loans increase with rising interest rates and decrease with falling interest rates.

Insurance Brokerage Activities

In March 2003, we acquired InsuranCenter of Alpena (“ICA”), a licensed insurance agency, to increase and diversify our sources of non-interest income. In April 2008, ICA sold to a non-related third party the rights to service certain health insurance contracts and collect commissions on the contracts written through the local Chambers of Commerce. This sale resulted in a nominal gain to us, but reduced health insurance revenues. The sale also reduced non-interest expenses and amortization of intangibles.

On February 27, 2009, we sold the majority of the assets of ICA. We retained the residual income stream associated with the April 2008 sale of its wholesale Blue Cross/Blue Shield override business to the third party. We continue to collect the residual revenue stream associated with this sale through FFNM Agency, the successor company to ICA.

See “-Subsidiary Activity” for a further discussion of ICA and FFNM Agency.

Investment Activities

Our investment securities portfolio is comprised of U.S. Government, state agency and municipal obligations, and mortgage-backed securities, of which $56.4 million, or 96.2%, at March 31, 2014 was classified as available-for-sale, and $2.3 million, or 3.8%, of the total portfolio was classified as held-to-maturity. At March 31, 2014, we had no investments in unrated securities. At March 31, 2014, $18.6 million, or 31.8% of our investment portfolio was scheduled to mature in less than five years, and $39.9 million, or 68.2%, was scheduled to mature in over five years. At March 31, 2014, $2.5 million, or 4.3% of our investment portfolio was scheduled to mature in less than one year.

At March 31, 2014, we held U.S. Government and state agency obligations and municipal obligations classified as available-for-sale, with a fair market value of $27.3 million. While these securities generally provide lower yields than other investments such as mortgage-backed securities, our

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current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

We invest in mortgage-backed securities in order to: generate positive interest rate spreads with minimal administrative expense; lower credit risk as a result of the guarantees provided by Ginnie Mae and, to a lesser extent, Fannie Mae and Freddie Mac; supplement local loan originations; reduce interest rate risk exposure; and increase liquidity. Our mortgage-backed securities portfolio consists of pass-through certificates. At March 31, 2014, the fair market value of mortgage-backed securities totaled $30.4 million, or 51.7% of total investments. All of our pass-through certificates are insured or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Our policy is to hold mortgage-backed securities as available-for-sale.

We have interests in pools of single-family mortgages in which the principal and interest payments are from the mortgage originators, through intermediaries (generally government-sponsored agencies) that pool and repackage loans and sell the participation interest in the form of securities, to investors. These government-sponsored agencies include Freddie Mac, Ginnie Mae, or Fannie Mae. The underlying pool of mortgages can be comprised of either fixed-rate mortgage loans or adjustable-rate mortgage loans. The interest rate risk characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable rate, are shared by the investors in that pool.

Our investment policy also permits investment in corporate debt obligations. Although corporate bonds may offer higher yields than U.S. Treasury or agency securities of comparable duration, corporate bonds also have a higher risk of default due to possible adverse changes in the creditworthiness of the issuer.

We are required under federal regulations to maintain a minimum amount of liquid assets that may be invested in specified short term securities and certain other investments. We generally have maintained a portfolio of liquid assets that exceeds regulatory requirements. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management’s judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management’s projections as to the short term demand for funds to be used in our loan origination and other activities.

ASC 320-10 requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. Securities available for sale are reported at fair value. As of March 31, 2014, all of our investment securities were designated as available for sale except for $2.3 million in municipal bond investments designated as held to maturity.

At March 31, 2014 we had no investment in a single company or entity (other than an agency of the U.S. Government or U.S. Government-sponsored enterprise) that had an aggregate book value in excess of 10% of our equity.

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Investment Securities Portfolio.   The following table sets forth the composition of our investment securities portfolio at the dates indicated.

	At March 31,		At December 31,
	2014		2013		2012		2011
	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value	Cost	Value
	(dollars in thousands)
Debt Securities:
U.S. Government and agency obligations	$10,345	$10,285	$7,111	$7,042	$9,181	$9,247	$14,756	$14,863

Municipal obligations	16,823	17,040	15,949	16,009	12,758	13,328	9,362	9,941

Corporate bonds and other obligations	1,072	1,082	1,085	1,097	1,135	1,150	-	-

Mortgage-backed securities:
Pass-through securities:
Fannie Mae	10,562	10,524	11,052	10,941	6,486	6,587	4,984	4,990
Freddie Mac	5,797	5,770	2,989	2,940	4,045	4,110	3,981	3,974
Ginnie Mae	13,925	14,126	14,667	14,722	18,370	18,911	21,385	21,945

Total debt securities	58,524	58,827	52,853	52,751	51,975	53,333	54,468	55,713

Marketable equity securities
Common stock	3	10	3	7	3	1	3	1

Total equity securities	3	10	3	7	3	1	3	1

Total investment securities	$58,527	$58,837	$52,856	$52,758	$51,978	$53,334	$54,471	$55,714

Portfolio Maturities and Yields.   The composition and maturities of the investment securities portfolio at March 31, 2014 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have not been adjusted to a tax-equivalent basis.

	At March 31, 2014
			More than One Year		More than Five Years
	One Year or Less		Through Five years		Through Ten Years		More than Ten Years		Total Securities
		Weighted		Weighted		Weighted		Weighted			Weighted
	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Average	Amortized	Fair	Average
	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Yield	Cost	Value	Yield
	(dollars in thousands)
Debt Securities:
U.S. Government and agency securities	$1,001	3.13%	$8,345	1.89%	$999	2.19%	$-	0.00%	$10,345	$10,285	2.04%
State agency and municipal obligations	1,490	4.63%	6,581	2.54%	6,542	2.41%	2,210	4.54%	16,823	17,040	2.94%

Corporate bonds and other obligations	-	0.00%	1,072	6.90%	-	0.00%	-	0.00%	1,072	1,082	6.90%

Mortgage-backed securities
Fannie Mae	-	0.00%	74	4.50%	10,488	2.48%	-	0.00%	10,562	10,524	2.50%
Freddie Mac	-	0.00%	4	1.63%	4,066	2.86%	1,727	0.00%	5,797	5,770	2.99%
Ginnie Mae	-	0.00%	40	3.38%	-	0.00%	13,885	3.35%	13,925	14,126	3.35%

Total debt securities	2,491		16,116		22,095		17,822		58,524	58,827

Marketable equity securities:
Common Stock	-	0.00%	-	0.00%	-	0.00%	3	0.00%	3	10	0.00%

Total investment securities	$2,491		$16,116		$22,095		$17,825		$58,527	$58,837

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Sources of Funds

General. Deposits are the major source of our funds for lending and other investment purposes. We generate deposits from our eight full-service offices in Alpena, Mio, Cheboygan, Oscoda, Lewiston, Alanson and Gaylord. In addition to deposits, we derive funds from borrowings, proceeds from the settlement of loan sales, the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings are used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. We currently are managing liquidity levels and loan funding primarily through secondary mortgage market sales and Federal Home Loan Bank advances.

Deposits. We generate deposits primarily from our market area by offering a broad selection of deposit instruments including NOW accounts, regular savings, money market deposits, term certificate accounts and individual retirement accounts. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. The rate of interest which we must pay is not established by regulatory authority. The asset/liability committee regularly evaluates our internal cost of funds, surveys rates offered by competing institutions, reviews the cash flow requirements for lending and liquidity, and executes rate changes when deemed appropriate. We have sought to decrease the risk associated with changes in interest rates by offering competitive rates on some deposit accounts and by pricing certificates of deposit to provide customers with incentives to choose certificates of deposit with longer maturities. We also attract non-interest bearing commercial deposit accounts from our commercial borrowers and offer a competitive non-deposit sweep product that is not insured by the FDIC. In recent periods, we generally have not obtained funds through brokers or through a solicitation of funds outside our market area. At March 31, 2014 we had $4.9 million in brokered deposits from CDAR’s and ICS sweep program. We offer a limited amount of certificates of deposit in excess of $100,000 which may have negotiated rates. Future liquidity needs are expected to be satisfied through the both the use of Federal Home Loan Bank borrowings, as necessary, and through growth in deposits. Management does not generally plan on paying above-market rates on deposit products, although from time-to-time we may do so as liquidity needs dictate.

The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At March 31,			At December 31,
	2014			2013			2012			2011
			Weighted			Weighted			Weighted			Weighted
		Percent	Average		Percent	Average		Percent	Average		Percent	Average
	Amount	of Total	Interest Rate	Amount	of Total	Interest Rate	Amount	of Total	Interest Rate	Amount	of Total	Interest Rate
				(dollars in thousands)

Non-interest-bearing	$21,713	13.10%	NA	$21,047	13.15%	NA	$21,067	13.30%	NA	$12,609	8.36%	NA
NOW accounts	25,364	15.31%	0.14%	22,794	14.24%	0.13%	19,531	12.33%	0.21%	18,602	12.35%	0.21%
Passbook	23,343	14.09%	0.05%	22,037	13.77%	0.05%	19,867	12.55%	0.05%	17,873	11.86%	0.05%
Money market accounts	29,271	17.66%	0.14%	27,428	17.14%	0.15%	24,687	15.59%	0.22%	23,193	15.40%	0.22%

Time deposits that mature:
Less than 12 months	31,311	18.89%	0.70%	32,952	20.59%	0.60%	39,161	24.73%	0.85%	38,503	25.56%	1.08%
Within 12-36 months	24,588	14.84%	1.10%	24,273	15.17%	1.33%	28,701	18.13%	1.33%	32,580	21.63%	1.60%
Beyond 36 months	10,130	6.11%	1.73%	9,498	5.94%	1.67%	5,336	3.37%	2.10%	7,290	4.84%	2.21%
Jumbo	-	0.00%	0.00%	-	0.00%	0.00%	-	0.00%	0.00%	-	0.00%	0.00%

Total deposits	$165,720	100.00%	0.68%	$160,029	100.00%	0.68%	$158,350	100.00%	0.68%	$150,650	100.00%	0.87%

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Time Deposit Rates. The following table sets forth time deposits classified by rates as of the dates indicated:

	At March 31,	At December 31,
Rate	2014	2013	2012	2011
	(dollars in thousands)
0.50 percent to 0.99 percent	$38,595	$40,259	$42,698	$38,802
1.00 percent to 1.99 percent	19,233	17,715	15,962	18,343
2.00 percent to 2.99 percent	6,665	7,130	10,746	16,057
3.00 percent to 3.99 percent	1,420	1,486	3,398	4,078
4.00 percent to 4.99 percent	116	133	394	1,092
	$66,029	$66,723	$73,198	$78,372

Time Deposit Maturities. The following table sets forth the amount and maturities of time deposits at March 31, 2014.

		1 - Less	2 - Less	3 - Less	5 years
	Less Than	than 2	than 3	than 5	and
Rate	One Year	Years	Years	Years	Greater	Total
	(dollars in thousands)
0.50 percent to 0.99 percent	$25,792	$11,816	$808	$179	$-	$38,595
1.00 percent to 1.99 percent	3,344	1,743	6,368	7,505	273	19,233
2.00 percent to 2.99 percent	1,591	3,335	189	120	1,430	6,665
3.00 percent to 3.99 percent	584	262	-	574	-	1,420
4.00 percent to 4.99 percent	-	60	7	49	-	116
	$31,311	$17,216	$7,372	$8,427	$1,703	$66,029

As of March 31, 2014, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was $22.7 million. The following table sets forth the maturity of those certificates as of March 31, 2014.

Certificates of Deposit
Maturity Period	in excess of $100,000
(dollars in thousands)

Three months or less	$4,864
Three through six months	1,938
Six through twelve months	4,682
Over twelve months	11,211

Total	$22,695

Borrowings. Our borrowings consist primarily of advances from the Federal Home Loan Bank of Indianapolis. At March 31, 2014, we had access to additional Federal Home Loan Bank advances of up to $28.5 million, based upon pledged collateral. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances and other borrowings at the dates and for the periods indicated.

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	Month Ended March 31,	Years Ended December 31,
	2014	2013	2012	2011
	(dollars in thousands)

Balance at end of period	$24,233	$24,813	$26,358	$34,500
Average balance during period	23,431	24,065	31,260	31,217
Maximum outstanding at any month end	24,233	25,313	35,600	36,200
Weighted average interest rate at end of period	1.06%	1.00%	1.46%	2.30%
Average interest rate during period	1.08%	1.25%	1.88%	2.16%

Subsidiary Activity

First Federal Bancorp’s only direct subsidiary is First Federal.

First Federal has two wholly owned subsidiaries and these have been consolidated in the financial statements and all inter-company balances and transactions have been eliminated in consolidation.

One subsidiary, Financial Services & Mortgage Corporation, leases, sells, develops and maintains real estate properties. For reporting purposes, Financial Services & Mortgage Corporation is included in our banking segment. As of March 31, 2014, First Federal’s investment in Financial Services & Mortgage Corporation was $92,000. The primary asset of the subsidiary was an investment in land and real estate but as of December 31, 2011 all real estate had been sold. See “Real Estate Development Activities.” Financial Services & Mortgage Corporation is not currently a party to any agreement that is material to First Federal Bancorp on a consolidated basis.

First Federal’s second subsidiary, FFNM Agency, Inc., collects the residual income stream associated with the April 2008 sale of the Company’s wholesale health insurance override business to a third party. FFNM Agency is the successor company to the InsuranCenter of Alpena (“ICA”). On February 27, 2009, we sold the majority of the assets of ICA.

Personnel

As of March 31, 2014, First Federal had 67 full-time and 22 part-time employees. None of the Bank’s employees is represented by a collective bargaining group. First Federal believes its relationship with its employees to be good. First Federal Bancorp, FFNM Agency, Inc. and FSMC have no separate employees.

SUPERVISION AND REGULATION

General

As a federal savings bank, First Federal of Northern Michigan is subject to examination and regulation by the Office of the Comptroller of the Currency (“OCC”), and is also subject to examination by the Federal Deposit Insurance Corporation (“FDIC”). Prior to July 21, 2011, the Office of Thrift Supervision was First Federal of Northern Michigan’s primary federal regulator. However, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which is discussed further below, eliminated the Office of Thrift Supervision and transferred the Office of Thrift Supervision’s functions relating to federal savings banks, including rulemaking authority, to the OCC, effective July 21, 2011. The federal system of regulation and supervision establishes a comprehensive

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framework of activities in which First Federal of Northern Michigan may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund.

First Federal of Northern Michigan also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board”, which governs the reserves to be maintained against deposits and other matters. In addition, First Federal of Northern Michigan is a member of and owns stock in the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal Home Loan Bank System. First Federal of Northern Michigan’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of First Federal of Northern Michigan’s loan documents.

As a savings and loan holding company, First Federal of Northern Michigan Bancorp is subject to examination and supervision by, and is required to file certain reports with, the Federal Reserve Board. The Office of Thrift Supervision’s functions relating to savings and loan holding companies were transferred to the Federal Reserve Board on July 21, 2011 pursuant to the Dodd-Frank Act regulatory restructuring. First Federal of Northern Michigan Bancorp is also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to First Federal of Northern Michigan and First Federal of Northern Michigan Bancorp. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on First Federal of Northern Michigan and First Federal of Northern Michigan Bancorp. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on First Federal of Northern Michigan Bancorp, First Federal of Northern Michigan and their operations.

Dodd-Frank Act

As noted above, the Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. Bank holding companies with assets of less than $500 million are exempt from these capital requirements. Proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. These capital requirements do not apply to savings and loan holding companies until five years after the July 21, 2010 enactment date of the Dodd-Frank Act. The legislation also established a floor for capital of insured depository institutions that cannot be lower than the standards in effect upon passage, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as First Federal of Northern Michigan, including the authority to prohibit “unfair,

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deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets are still examined for compliance by their applicable bank regulators. The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gave state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd-Frank Act broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and noninterest bearing transaction accounts had unlimited deposit insurance through December 31, 2012. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not. Further, the legislation requires that originators of securitized loans retain a percentage of the risk for transferred loans, directs the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contains a number of reforms related to mortgage origination.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations. Their impact on operations cannot yet fully be assessed. However, there is a significant possibility that the Dodd-Frank Act will result in an increased regulatory burden and compliance, operating and interest expense for First Federal of Northern Michigan and First Federal of Northern Michigan Bancorp.

Federal Banking Regulation

Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, and the regulations of the OCC. Under these laws and regulations, First Federal of Northern Michigan may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other loans and assets. First Federal of Northern Michigan also may establish subsidiaries that may engage in activities not otherwise permissible for First Federal of Northern Michigan directly, including real estate investment, securities brokerage and insurance agency services.

Capital Requirements. OCC regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest CAMELS rating) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OCC capital regulation based on the risks inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock,

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mandatory convertible securities, subordinated debt and intermediate preferred stock, allowance for loan and lease losses up to a maximum of 1.25% of risk-weighted assets, and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

Additionally, a savings association that retains credit risk in connection with an asset sale may be required to maintain regulatory capital because of the recourse back to the savings association. In assessing an institution’s capital adequacy, the OCC takes into consideration not only thee numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual associations where necessary.

In July, 2013, the OCC and the other federal bank regulatory agencies issued a final rule to revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets, to make them consistent with the agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act.  The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more, and top-tier savings and loan holding companies (“banking organizations”). Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on non-accrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property.  The final rule also limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets.  The final rule becomes effective for us on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

At March 31, 2014, First Federal of Northern Michigan’s capital exceeded all applicable requirements. The following table sets forth the Bank’s capital position at March 31, 2014 and December 31, 2013 and 2012, as compared to the minimum capital requirements.

	At March 31,		At December 31,
	2014		2013		2012
		Percent		Percent		Percent
	Amount	of Assets	Amount	of Assets	Amount	of Assets
	(dollars in thousands)		(dollars in thousands)
Equity capital	$23,247	10.9%	$22,701	10.9%	$23,304	11.0%

Tangible Capital Requirement:
Tangible capital level	22,773	10.6%	22,563	10.8%	22,015	10.3%
Requirement	3,220	1.5%	3,137	1.5%	3,197	1.5%
Excess	19,553	9.1%	19,426	9.3%	18,818	8.8%

Core Capital Requirement:
Core capital level	22,773	10.6%	22,563	10.8%	22,015	10.3%
Requirement	8,586	4.0%	8,366	4.0%	8,526	4.0%
Excess	14,187	6.6%	14,197	6.8%	13,489	6.3%

Risk-based Capital Requirement:
Risk-based capital level	24,231	18.1%	24,033	17.9%	23,723	17.4%
Requirement	10,686	8.0%	10,748	8.0%	10,930	8.0%
Excess	13,545	10.1%	13,285	9.9%	12,793	9.4%

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Loans to One Borrower. A federal savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of March 31, 2014, First Federal was in compliance with the loans-to-one-borrower limitations.

Qualified Thrift Lender Test. As a federal savings bank, First Federal is subject to a qualified thrift lender, or “QTL,” test. Under the QTL test, First Federal of Northern Michigan must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12-month period.

A savings bank that fails the QTL test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test potentially subject to agency enforcement action for a violation of law. At March 31, 2014, First Federal maintained approximately 88.5% of its portfolio assets in qualified thrift investments, and therefore satisfied the QTL test.

Capital Distributions. OCC regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the institution’s capital account. A savings bank must file an application for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;
•	the savings bank would not be at least adequately capitalized following the distribution;
•	the distribution would violate any applicable statute, regulation, agreement or Office of the Comptroller of the Currency-imposed condition; or
•	the savings bank is not eligible for expedited treatment of its filings.

Even if an application is not otherwise required, every savings bank that is a subsidiary of a savings and loan holding company, such as First Federal, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•	the federal savings bank would be undercapitalized following the distribution;
•	the proposed capital distribution raises safety and soundness concerns; or
•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings bank also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the OCC to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the OCC is required to assess the savings bank’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and

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the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A savings bank’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice. First Federal of Northern Michigan received an “Outstanding” Community Reinvestment Act rating in its two most recent federal examinations.

Transactions with Related Parties. A federal savings bank’s authority to engage in transactions with its “affiliates” is limited by Office of the Comptroller of the Currency regulations and Regulation W of the Federal Reserve Board, which implements Sections 23A and 23B of the Federal Reserve Act. The term “affiliates” for these purposes generally means any company that controls or is under common control with an institution. First Federal of Northern Michigan Bancorp, Inc. and its non-savings institution subsidiaries will be affiliates of First Federal of Northern Michigan. In general, transactions with affiliates must be on terms that are as favorable to the savings bank as comparable transactions with non-affiliates. In addition, certain types of these transactions are restricted to an aggregate percentage of the savings bank’s capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings bank. In addition, Office of the Comptroller of the Currency regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

First Federal of Northern Michigan’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of First Federal of Northern Michigan’s capital. In addition, extensions of credit in excess of certain limits must be approved by First Federal of Northern Michigan’s Board of Directors.

Enforcement. The OCC has primary enforcement responsibility over federal savings banks and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the savings bank, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to recommend to the Director of the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings bank. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as

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the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Federal Insurance of Deposit Accounts. The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Rates are based on each institution’s risk category and certain specified risk adjustments. Stronger institutions pay lower rates while riskier institutions pay higher rates.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits. The rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points. Deposit assessments were prepaid in December 2009 for the fourth quarter of 2009 and for calendar years 2010 through 2012. Estimated assessments were based on certain assumptions specified by the FDIC, including a 5% annual growth rate. Prepaid assessments are to be applied against actual assessments until the prepaid assessments are exhausted. Unused prepayments were returned to the institutions on June 28, 2013. We recorded the prepayment of assessments as a prepaid expense, which was amortized to expense during the three year period. Our prepayment amount was $1.4 million and we received a reimbursement of $509,000.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended March 31, 2014, the annualized Financing Corporation assessment was equal to 0.62 of a basis point of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the 1.35% ratio by June 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC and the FDIC has exercised that discretion by establishing a long-term fund ratio of 2%.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of First Federal of Northern Michigan. Management cannot predict what assessment rates will be in the future.

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Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

Prompt Corrective Action. The “prompt corrective action” provisions of the FDIA create a statutory framework that applies a system of both discretionary and mandatory supervisory actions indexed to the capital level of FDIC-insured depository institutions. These provisions impose progressively more restrictive constraints on operations, management, and capital distributions of the institution as its regulatory capital decreases, or in some cases, based on supervisory information other than the institution’s capital level. This framework and the authority it confers on the federal banking agencies supplement other existing authority vested in such agencies to initiate supervisory actions to address capital deficiencies. Moreover, other provisions of law and regulation employ regulatory capital level designations the same as or similar to those established by the prompt corrective action provisions both in imposing certain restrictions and limitations and in conferring certain economic and other benefits upon institutions. These include restrictions on brokered deposits, limits on exposure to interbank liabilities, determination of risk-based FDIC deposit insurance premium assessments, and action upon regulatory applications.

The recently proposed rules that would increase regulatory capital requirements would adjust prompt corrective categories accordingly. See “- Capital Requirements” above.

Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the savings bank or its affiliates or not obtain services of a competitor of the savings bank.

Federal Home Loan Bank System. First Federal of Northern Michigan is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Indianapolis, First Federal of Northern Michigan is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount equal to at least 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of March 31, 2014, First Federal was in compliance with this requirement.

Other Regulations

Interest and other charges collected or contracted for by First Federal of Northern Michigan are subject to state usury laws and federal laws concerning interest rates. First Federal of Northern Michigan’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;
•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;
•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;
•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by

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collection agencies;

•	Truth in Savings Act; and
•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.
•	The operations of First Federal of Northern Michigan also are subject to the:
•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;
•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;
•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;
•	Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expanded the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the American financial system to fund terrorist activities. Among other provisions, the USA PATRIOT Act and the related regulations of the OCC require savings associations operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and
•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Federal Reserve System

Federal Reserve Board regulations require savings banks to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At March 31, 2014, First Federal of Northern Michigan was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of the Comptroller of the Currency.

The USA PATRIOT Act

The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Certain provisions of the Act impose affirmative obligations on a broad range of financial institutions, including federal savings banks, like First Federal of Northern Michigan. These obligations include enhanced anti-money laundering programs, customer identification programs and regulations relating to private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States).

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First Federal of Northern Michigan has established policies and procedures to ensure compliance with the USA PATRIOT Act’s provisions, and the impact of the USA PATRIOT Act on our operations has not been material.

Holding Company Regulation

Pursuant to the Dodd-Frank Act, as of July 21, 2011, the Federal Reserve Board succeeded the Office of Thrift Supervision as the regulator for savings and loan holding companies, such as First Federal of Northern Michigan Bancorp, Inc.

General. First Federal of Northern Michigan Bancorp, Inc. is a non-diversified unitary savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, First Federal of Northern Michigan Bancorp, Inc. is registered with the Federal Reserve Board and subject to examination and supervision by the Federal Reserve Bank of Chicago. First Federal of Northern Michigan Bancorp, Inc. is subject to the Federal Reserve Board regulations (including applicable regulations of the former Office of Thrift Supervision), and reporting requirements. In addition, the Federal Reserve Board has enforcement authority over First Federal of Northern Michigan Bancorp, Inc. and its non-insured subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Savings and loan holding companies are not currently subject to specific regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Instruments such as cumulative preferred stock and trust preferred securities will no longer be includable as Tier 1 capital, as is currently the case with bank holding companies. Instruments issued prior to May 19, 2010 are grandfathered for companies with consolidated assets of $15 billion or less. There is a five-year transition period (from the July 21, 2010 effective date of the Dodd-Frank Act) before the capital requirements will apply to savings and loan holding companies.

The Federal Reserve Board has issued a policy guidance regarding the payment of dividends by bank holding companies that it has made applicable to savings and loan holding companies as well.  In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition.  Federal Reserve Board guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition.  The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized.  These regulatory policies could affect our ability to pay dividends or otherwise engage in capital distributions.

The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must issue regulations requiring that all bank and savings and loan holding companies serve as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Permissible Activities. Under present law, the business activities of First Federal of Northern Michigan Bancorp, Inc. are generally limited to those activities permissible for financial holding

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companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve Board, and certain additional activities authorized by Federal Reserve Board regulations.

Federal law prohibits a savings and loan holding company, including First Federal of Northern Michigan Bancorp, Inc., directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Bank of Chicago. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a non-subsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Bank of Chicago must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

The Federal Reserve Bank of Chicago is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)           the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other things corporate governance, auditing and accounting, executive compensation and enhanced and timely disclosures of corporate information. We have existing policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Federal Securities Laws

First Federal Bancorp’s common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. First Federal Bancorp is subject to the information, proxy solicitation, insider trader restrictions and other requirements under the Securities Exchange of 1934.

First Federal Bancorp common stock held by persons who are affiliates (generally officers, directors and principal stockholders) of First Federal Bancorp may not be resold without registration or unless sold in accordance with certain resale restrictions. If First Federal Bancorp meets specified current

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public information requirements, each affiliate of First Federal Bancorp is able to sell in the public market, without registration, a limited number of shares in any three-month period.

TAXATION

Federal Taxation

General. First Federal Bancorp and First Federal are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to First Federal Bancorp and First Federal.

Method of Accounting. For federal income tax purposes, First Federal currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Bad Debt Reserves. Prior to the Small Business Protection Act of 1996, First Federal of Northern Michigan was permitted to establish a reserve for bad debts for tax purposes and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at First Federal of Northern Michigan’s taxable income. As a result of the Small Business Protection Act, First Federal of Northern Michigan must use the specific charge-off method in computing its bad debt deduction for tax purposes.

Deferred Tax Asset Valuation. The Company records a valuation allowance against its deferred tax assets if it believes, based on available evidence, that it is “more likely than not” that the future tax assets recognized will not be realized before their expiration. Realization of the Company’s deferred tax assets is primarily dependent upon the generation of a sufficient level of future taxable income. At March 31, 2014 First Federal Bancorp had a valuation allowance against its deferred tax assets of $3.2 million.

Taxable Distributions and Recapture. Prior to the Small Business Protection Act of 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if First Federal of Northern Michigan failed to meet certain thrift asset and definitional tests. The Small Business Protection Act of 1996 eliminated these thrift-related recapture rules. However, under current law, pre-1988 reserves remain subject to tax recapture should First Federal of Northern Michigan make certain distributions from its tax bad debt reserve or cease to maintain a bank charter. At December 31, 2013, First Federal of Northern Michigan’s total federal pre-1988 reserve was approximately $60,000. This reserve reflects the cumulative effects of federal tax deductions by First Federal of Northern Michigan for which no federal income tax provision has been made.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The alternative minimum tax is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. First Federal of Northern Michigan has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

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Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding five taxable years and forward to the succeeding 20 taxable years. At March 31, 2014, First Federal had a net operating loss of approximately $10.4 million which it may carry forward for federal income tax purposes until 2033.

Corporate Dividends. We may exclude from our income 100% of dividends received from First Federal of Northern Michigan as a member of the same affiliated group of corporations.

The federal income tax returns of First Federal Bancorp and its predecessor, Alpena Bancshares, Inc. have not been audited by the Internal Revenue Service in the last five fiscal years.

State and Local Taxation

We are subject to the Michigan Business Tax (MBT). Financial Institutions are subject to a component of the MBT, the Financial Institutions Tax, which is based on capital rather than taxable earnings.

Other applicable state taxes include generally applicable sales, use and real property taxes.

As a Maryland business corporation, First Federal Bancorp is required to file annual returns with and pay annual fees to the State of Maryland.

PROPERTIES

As of March 31, 2014, First Federal Bancorp owned its main office and all of its branch offices. The following is a list of our locations:

Main Office	Main Office – Annex Building

100 South Second Avenue	123 S Second Ave
Alpena, Michigan 49707	Alpena, MI 49707

Branch Offices

300 South Ripley Boulevard	2885 South County Road #489
Alpena, Michigan 49707	Lewiston, Michigan 49756

6232 River Street	308 North Morenci
Alanson, Michigan 49706	Mio, Michigan 48647

101 South Main Street	201 North State Street
Cheboygan, Michigan 49721	Oscoda, Michigan 48750

1000 South Wisconsin
Gaylord, Michigan 49735

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LEGAL PROCEEDINGS

We are periodically involved in claims and lawsuits that are incident to their business. At March 31, 2014, we are not involved in any claims or lawsuits material to their respective businesses.

Additional Information Related to First Federal Bancorp

The Annual Report on Form 10-K for the year ended December 31, 2013 of First Federal Bancorp, including the audited consolidated financial statements of First Federal Bancorp at and for the year ended December 31, 2013 is included in Appendix E of this joint proxy statement/prospectus.

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 of First Federal Bancorp, including unaudited consolidated financial statements of First Federal Bancorp at and for the quarters ended March 31, 2014 and 2013 is included in Appendix F of this joint proxy statement/prospectus.

Market Price of and Dividends on First Federal Bancorp’s Common Equity and Related Stockholder Matters

First Federal Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol “FFNM.” As of March 31, 2014 there were 2,884,049 shares of First Federal Bancorp common stock issued and outstanding. At March 31, 2014, First Federal Bancorp had approximately 600 stockholders of record.

Price Range of Common Stock and Dividends

The following sets forth the quarterly high and low closing price per share and cash dividends declared during the most recent fiscal four quarters.

	Market Price		Cash Dividend
Quarter Ended	High	Low	Declared

March 31, 2014	$5.36	$4.84	$0.020
December 31, 2013	$5.72	$4.71	$0.020
September 30, 2013	$4.47	$4.20	$—
June 30, 2013	$4.65	$3.40	$—
March 31, 2013	$4.79	$4.24	$—
December 31, 2012	$5.00	$3.94	$—
September 30, 2012	$3.96	$3.25	$—
June 30, 2012	$4.03	$3.30	$—

The following table shows the closing price per share of First Federal Bancorp common stock and the equivalent price per share of Alpena Banking Corporation common stock, giving effect to the Merger, on January 23, 2014, which is the last day on which shares of First Federal Bancorp common stock traded preceding the public announcement of the proposed Merger, and on ___________, 2014, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus. The equivalent price per share of Alpena Banking Corporation common stock was computed by multiplying the price of a share of First Federal Bancorp common stock by the 1.549 exchange ratio.

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	First Federal Bancorp Common Stock		Equivalent Price Per Share of Alpena Banking Corporation Common Stock

January 23, 2014		$5.15		$7.98
_________,2014	$	____	$	____

The following table sets forth the beneficial ownership of First Federal Bancorp common stock held by First Federal Bancorp’s directors and executive officers, individually and as a group, and all individuals known to management of First Federal Bancorp to own more than 5% of its common stock as of March 31, 2014. The business address of each director and executive officer and of the First Federal of Northern Michigan Employee Stock Ownership Plan is 100 South Second Avenue, Alpena, Michigan 49707. As a result of the issuance of 842,965 shares of its common stock in the Merger to stockholders of Alpena Banking Corporation, upon completion of the Merger, the number of issued and outstanding shares of First Federal Bancorp will increase to 3,727,014 shares, or approximately 22.6%, thereby reducing the percentage ownership of each of the parties listed below by a pro rata amount.

Except as otherwise noted below, holders of record of our common stock at the close of business on _________ (the “Voting Record Date”) are entitled to one vote for each share held. As of the Voting Record Date, there were 2,884,049 shares of common stock outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting of stockholders.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

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Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of All Common Stock Outstanding

Five Percent Stockholders:

Investors of America Limited Partnership (2) 135 North Meramec Clayton, Missouri 63105	149,000		5.17%

Financial & Investment Management Group Ltd (3) 111 Cass Street Traverse City, Michigan 49684	174,700		6.06

Directors and Executive Officers:

Martin A. Thomson	103,584	(4)	3.6
Thomas R. Townsend	28,382	(5)	*
Gary C. VanMassenhove	26,900	(6)	*
Keith D. Wallace	33,400	(7)	1.2
James E. Kraenzlein	―		*
Michael W. Mahler	66,614	(8)	2.3
Eileen M. Budnick	20,044	(9)	*
Jerome W. Tracey	56,066	(10)	1.9

All directors and executive officers as a group (8 persons)	334,990		11.6%

*	Less than 1%.
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 22, 2008.
(3)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2013.
(4)	Includes 24,600 shares that may be acquired pursuant to presently exercisable stock options, 2,087 shares allocated to Mr. Thomson under the ESOP plan, and 19,582 shares held in Mr. Thomson’s 401(k) plan.
(5)	Includes 8,400 shares that may be acquired pursuant to presently exercisable stock options.
(6)	Includes 8,400 shares that may be acquired pursuant to presently exercisable stock options.
(7)	Includes 8,400 shares that may be acquired pursuant to presently exercisable stock options.
(8)	Includes 20,900 shares that may be acquired pursuant to presently exercisable stock options, 6,893 shares allocated to Mr. Mahler under the ESOP plan and 30,212 shares held in Mr. Mahler’s 401(k) account.
(9)	Includes 2,600 shares that may be acquired pursuant to presently exercisable stock options, 2,524 shares allocated to Mrs. Budnick under the ESOP plan, and 14,320 shares held in Mrs. Budnick’s 401(k) account.
(10)	Includes 14,290 shares that may be acquired pursuant to presently exercisable stock options, 4,915 shares allocated to Mr. Tracey under the ESOP plan, and 28,913 shares held in Mr. Tracey’s 401(k) account.

Information Regarding First Federal Bancorp’s Management

First Federal Bancorp’s board of directors is comprised of five persons, and is divided into three classes with one class of directors elected each year. Directors are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify.

Pursuant to the Merger Agreement, at the effective time of the Merger Agreement, First Federal Bancorp and First Federal will each expand their boards by four members and will appoint four members of Alpena Banking Corporation’s board of directors to their boards.

The table below sets forth certain information, as of the Voting Record Date, regarding the board of directors and executive officers at March 31, 2014.

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Name	Age	Positions Held	Director Since	Term Expires
		DIRECTORS
Martin A. Thomson	65	Chairman of the Board	1986	2014
James E. Kraenzlein	42	Director	2013	2014
Gary C. VanMassenhove	67	Director	2001	2015
Thomas R. Townsend	62	Director	2002	2015
Keith D. Wallace (1)	72	Director	1988	2016
Michael W. Mahler	50	President and Chief Executive Officer and Director	2008	2016
		EXECUTIVE OFFICERS
Eileen M. Budnick	38	VP-Director of Financial Reporting and Accounting, Treasurer and Corporate Secretary	N/A	N/A
Jerome W. Tracey	54	Executive Vice President, Chief Lending Officer	N/A	N/A

(1)   Mr. Wallace retired from the board effective May 14, 2014 .

Board Independence

First Federal Bancorp’s board of directors has determined that, except for Mr. Mahler, each member of the board is an “independent director” within the meaning of the Nasdaq corporate governance listing standards. Mr. Mahler is not considered independent because he is a current executive officer of First Federal Bancorp.

In determining the independence of the directors, the board of directors reviewed and considered legal fees of approximately $4,147 paid to the law firm of Isackson, Wallace and Pfeifer, P.C., in which Director Wallace is a senior attorney, for legal work for First Federal.

The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Martin A. Thomson was our Chief Executive Officer until his retirement from that position in May 2008. From 2001 until 2006, he was also our President. Upon his retirement as Chief Executive Officer, Mr. Thomson was appointed Chairman of the Board. Mr. Thomson previously held the position of President and Chief Executive Officer of Presque Isle Electric and Gas Cooperative, Inc., Onaway, Michigan.

James E. Kraenzlein is a certified public accountant and is a partner at Straley, Ilsley & Lamp P.C., a certified public accounting firm headquartered in Alpena, Michigan.

Thomas R. Townsend is the President of R.A. Townsend Co., a plumbing, heating and air conditioning distributor located in Alpena, Michigan, where he has been employed for the past 35 years.

Gary C. VanMassenhove is an accountant with Straley, Ilsley & Lamp P.C., a certified public accounting firm headquartered in Alpena, Michigan. Mr. VanMassenhove has been a Certified Public Accountant for over 40 years.

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Michael W. Mahler was appointed as our Chief Executive Officer in May 2008. He had previously served as our President and Chief Operating Officer from January 2006. Prior to his appointment as President and Chief Operating Officer, Mr. Mahler was our Executive Vice President since November 2004. Prior to that appointment, since November 2002, Mr. Mahler was our Chief Financial Officer. From September 2000 until November 2002, Mr. Mahler was Corporate Controller at Besser Company, Alpena, Michigan, an international producer of concrete products equipment. From 1990 until 2000, Mr. Mahler was employed at LTV Steel Company, East Chicago, Indiana where he served in financial roles of increasing responsibility and served, from 1997 until 2000, as Controller for a northeast Michigan division.

Executive Officers Who Are Not Directors

Eileen M. Budnick was named VP- Director of Financial Reporting & Accounting, Treasurer and Corporate Secretary of the Company and the Bank in May 2013. Mrs. Budnick had served as Controller of the Bank since April 2008 and had served, since February 2007, as Assistant Controller, and prior to that appointment served, since February 2002, as a staff accountant for the Bank. Prior to February 2002, Mrs. Budnick was employed at Alpena Alcona Area Credit Union serving in various banking positions since September 1993.

Jerome W. Tracey was appointed as our Executive Vice President and Chief Lending Officer in January 2006. Prior to this appointment, Mr. Tracey was Senior Vice President, Senior Lender since September 2001. Prior to joining First Federal of Northern Michigan, Mr. Tracey served as Vice President of Commercial Lending for National City Bank, Alpena, Michigan, a position he held since 1996. Mr. Tracey has been in the banking profession since 1981.

Executive Officers of Alpena Banking Corporation Who Will Become Executive Officers of First Federal Bancorp Upon Completion of the Merger

Craig A. Kus, age 60, at the effective time of the Merger, will be appointed President and Chief Operating Officer of First Federal Bancorp and First Federal. Mr. Kus is President and Chief Executive Officer of Alpena Banking Corporation and Bank of Alpena.

Joseph Garber , age 51, at the effective time of the Merger, will be appointed Chief Credit Officer of First Federal Bancorp and First Federal. Mr. Garber has served as the Senior Vice President, Lending for Bank of Alpena since 2001.

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Executive Compensation

The following table sets forth for the years ended December 31, 2013 and 2012 certain information as to the total remuneration paid by us to Michael W. Mahler, our President and Chief Executive Officer, and Jerome W. Tracey, our Executive Vice President and Chief Lending Officer (the “Named Executive Officers”). No other executive officer received total compensation for the year ended December 31, 2013 of more than $100,000. For information with respect to the compensation paid by Alpena Banking Corporation to Craig A. Kus and Joseph Garber, executive officers of Alpena Banking Corporation who will become executive officers of First Federal Bancorp at the effective time of the Merger, please see “Information with regard to Alpena Banking Corporation – Executive Compensation” beginning on page 100. For a narrative description of information included in this table, please see the discussion in this proxy statement under the heading “Benefit Plans.”

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards[1] ($)	Option awards[2] ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)		Total ($)

Michael W. Mahler	2013	$191,243	$—	$—	$—	$—	$—	$10,400	[3]	$201,643
President and Chief Executive Officer	2012	189,297	—	—	—	—	—	10,700		199,997

Jerome W. Tracey	2013	116,279	$—	$—	$—	$—	$—	6,000	[4]	$122,279
Executive Vice President and Chief Lending Officer	2012	108,264	—	—	—	—	—	6,300		114,564

[1]	All stock awards to the Named Executive Officers were made on May 17, 2006 and were valued under SFAS 123R at the grant date market value of $9.65 per share. The stock awards vest over five years commencing one year from the grant date.
[2]	Option awards to the Named Executive Officers were made on March 14, 2006 and on May 17, 2006 and were valued at $1.94 and $2.15 per option, respectively, based upon the Black-Scholes valuation model using the following assumptions: (1) expected term of option, eight years; (2) annual volatility of common stock, 13.9%; (3) expected dividend yield of common stock, 2.16%; and (4) risk-free interest rate, 4.70% and 5.08%, respectively, per annum. The options vest over five years commencing one year from the grant date.
[3]	Consists of $10,000 and $400, respectively, of director fees for service on the Board of Directors of First Federal of Northern Michigan and for service on the Board of First Federal Community Foundation (“FFCF”), a foundation established and funded by First Federal of Northern Michigan. Mr. Mahler did not receive perquisites or personal benefits that exceeded $10,000.
[4]	Consists of $6,000 automobile allowance. Mr. Tracey did not receive perquisites or personal benefits that exceeded $10,000.

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Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2013 for the Named Executive Officers. All awards of common stock and options vest at a rate of 20% per year beginning on the first anniversary of the grants. The other terms of the awards are described in this proxy statement under the heading “Benefit Plans.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013
	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price ($)	Option expiration date

Michael W. Mahler
President and Chief Executive Officer
March 14, 2006 Options	2,500	—		$9.20	March 14, 2016
May 17, 2006 Options	18,400			$9.65	May 17, 2016

Jerome W. Tracey
Executive Vice President and Chief Lending Officer
March 14, 2006 Options	2,500	—		$9.20	March 14, 2016
May 17, 2006 Options	11,790	—		$9.65	May 17, 2016

Benefit Plans

Defined Benefit Plan. First Federal of Northern Michigan maintains a noncontributory defined benefit plan (the “Retirement Plan”). All employees age 21 or older, who have worked at First Federal of Northern Michigan for a period of one year and have been credited with 1,000 or more hours of employment with the Bank during the year, are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity. The retirement benefit provided is an amount equal to 2.5% of a participant’s average salary based on the average of the five consecutive years during the participant’s years of employment that provide the highest average annual salary multiplied by the participant’s years of credited service to the normal retirement date. Retirement benefits are also payable upon retirement due to early and late retirement. Benefits are also paid from the Retirement Plan upon a participant’s disability or death. A reduced benefit is payable upon early retirement at or after age 55. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant’s normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. For the year ended December 31, 2013 the Bank made contributions to the Retirement Plan of $71,713.

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In 2004, the Board amended the Retirement Plan and set a 20-year limitation as the maximum number of employment years an employee is entitled to under the Retirement Plan. In April 2005, the Board froze the Retirement Plan as to current participants and excluded from the Retirement Plan new employees hired after July 1, 2004.

The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in plan year 2013, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below. As of December 31, 2013, Messrs. Thomson, Mahler and Tracey five years, four years and seven years credited service (i.e., benefit service) with the Bank, respectively.

High 5-Year
Average Salary	10	15	20
$15,000	$3,750	$5,625	$7,500
$25,000	$6,250	$9,375	$12,500
$50,000	$12,500	$18,750	$25,000
$100,000	$25,000	$37,500	$50,000
$150,000	$37,500	$56,250	$75,000

Employee Stock Ownership Plan and Trust. The Bank has an employee stock ownership plan (“ESOP”) and related trust for eligible employees. The ESOP purchased 138,709 shares of our common stock in our offering that was completed in April 2005. The ESOP obtained a loan from us to purchase these shares. The ESOP loan amortizes over a 15-year period, but the ESOP is entitled to pay off the loan at any time without incurring a penalty. Collateral for the loan is the common stock purchased by the ESOP. The loan was paid in full effective as of December 31, 2009.

The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Internal Revenue Code of 1986 (the “Code”). Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate.

Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. Benefits generally become 100% vested after three years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service. The Bank’s contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

First Federal’s board of directors administers the ESOP. First Federal has appointed First Bankers Trust Company, Quincy, Illinois to serve as trustee of the ESOP. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, non-directed shares will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA. At December 31, 2013, there were no unallocated shares held in the ESOP.

401(k) Plan. First Federal maintains a 401(k) Plan for our employees. The Plan is tax-qualified and permits participants to elect to defer up to 50% of the participant’s eligible annual compensation into the Plan. Until 2004, the Bank made matching contributions of 50% of the participant’s contribution, with the match being up to 3% of the participant’s eligible annual compensation for the year. In July 2005, at

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the time we froze the Defined Benefit Plan, as described above, we modified the matching schedule to be 100% on the first 2% of contributions and 50% on the next 2% of contributions. The vesting schedule for matching contributions is 20% per year of service over a five-year period. Effective January 1, 2009, the Company suspended the matching contributions; the matching contributions were reinstated in February 2011. In addition, the Board of Directors approved a 3% discretionary contributions to be made to each eligible participant’s account for the year ended December 31, 2013. No discretionary contribution was made for the year ended December 31, 2012. Forfeitures of discretionary contributions are used to reduce our contributions in succeeding plan years. In connection with our 2005 stock offering, the 401(k) Plan was amended to permit participants to direct the investment of their 401(k) Plan account balances. Participants are permitted to invest their account balances in shares of our common stock through an employer stock fund that has been established in the Plan.

2006 Stock-Based Incentive Plan. In May 2006, our stockholders approved the 2006 First Federal of Northern Michigan Bancorp, Inc. Stock-Based Incentive Plan (the “Incentive Plan”). The Incentive Plan will remain in effect for a period of ten years following adoption by stockholders.

The Incentive Plan authorizes the issuance of up to 242,740 shares of our common stock pursuant to grants of incentive and non-statutory stock options, reload options, stock appreciation rights and restricted stock awards, provided that no more than 69,354 shares may be issued as restricted stock awards, and no more than 173,386 shares may be issued pursuant to the exercise of stock options. The Incentive Plan is administered by a committee (the “Committee”) appointed by the Chairman of the Board of Directors, which includes two or more of our disinterested directors who are “non-employee directors,” as that term is defined for purposes of Rule 16b under the Securities Exchange Act of 1934. The Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more of our officers the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

Our employees and outside directors are eligible to receive awards under the Incentive Plan. Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards. The exercise price of options granted under the plan may not be less than the fair market value on the date the stock option is granted. Stock options are either “incentive” stock options or “non-qualified” stock options. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

The Compensation Committee of the Board of Directors approved awards under the Incentive Plan on May 17, 2006. All awards of common stock and options on common stock reported in the Summary Compensation Table and the Directors’ Compensation Table reflect a five-year vesting schedule (20% per year). Pursuant to the awards, all awardees are entitled to cash dividends on common stock awards, whether such awards are vested or not. Apart from the vesting schedule, there are no performance-based conditions or any other material conditions applicable to the awards made on May 17, 2006.

Stock appreciation rights may be granted in tandem with stock options and give the recipient the right to receive a payment in our common stock of an amount equal to the excess of the fair market value of a specified number of shares of our common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement. Stock appreciation rights will not be granted unless (i) the stock appreciation right is settled solely in our common stock; and (ii) there is no further ability to defer the income received on the exercise of the stock appreciation right. The grant of awards on May 17, 2006 included stock appreciation rights.

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Stock awards under the Incentive Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Committee that are set forth in the award agreement. Any stock award granted under the Incentive Plan will be subject to vesting as determined by the Committee.

Upon the occurrence of an event constituting a change in control of First Federal of Northern Michigan Bancorp, Inc., as defined in the Incentive Plan, all stock options will become fully vested, and all stock awards then outstanding will vest free of restrictions.

1996 Stock Option Plan. Certain of our employees and non-employee directors are eligible to participate in our 1996 Stock Option Plan (the “1996 Option Plan”). The 1996 Option Plan authorizes the grant of stock options and limited rights to purchase 69,000 shares (10% of the shares of common stock issued to minority stockholders in our initial 1994 public offering). Upon the closing of our 2005 stock offering, the shares of common stock subject to the 1996 Option Plan were adjusted pursuant to the exchange ratio. Pursuant to the 1996 Option Plan, grants may be made of (i) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code, (ii) options that do not so qualify (“non-statutory options”) and (iii) limited rights (described below) that are exercisable only upon a change in control of the Bank or the Company.

The 1996 Option Plan is administered by a committee consisting of certain non-employee directors of the Board of Directors (the “Committee”). In granting options, the Committee considers factors such as salary, length of employment with us, and the employee’s overall performance. All stock options are exercisable in five equal annual installments of 20% commencing one year from the date of grant; provided, however, that all options will be 100% exercisable in the event the optionee terminates his service due to normal retirement, death or disability, or in the event of a change in control of the Company or the Bank. Options must be exercised within 10 years from the date of grant. Stock options may be exercised up to one year following termination of service or such later period as determined by the Committee. The exercise price of the options will be at least 100% of the fair market value of the underlying common stock at the time of the grant. The exercise price may be paid in cash or common stock.

Incentive stock options will only be granted to our employees. Non-employee directors will be granted non-statutory stock options. No incentive stock option granted in connection with the 1996 Option Plan may be exercisable more than three months after the date on which the optionee ceases to perform services for us, except that in the event of death, disability, normal retirement, or a change in control of the Bank or the Company, incentive stock options may be exercisable for up to one year; provided, however, that if an optionee ceases to perform services for us due to retirement or following a change in control (as defined in the 1996 Option Plan), any incentive stock options exercised more than three months following the date the optionee ceases to perform services shall be treated as a non-statutory stock option as described above.

Upon the exercise of “limited rights” in the event of a change in control, the optionee will be entitled to receive a lump sum cash payment, or in certain cases, common stock, equal to the difference between the exercise price of the option and the fair market value of the shares of common stock subject to the option on the date of exercise of the right in lieu of purchasing the stock underlying the option. In the event of death or disability, if requested by the optionee or beneficiary, we may elect, in exchange for the option, to pay the optionee, or beneficiary in the event of death, the amount by which the fair market value of the common stock exceeds the exercise price of the option on the date of the optionee’s termination of service for death or disability.

Pursuant to the 1996 Option Plan, non-employee directors at the inception of the Plan on April 17, 1996, Messrs. Thomson, and Wallace, were each granted options to purchase 6,037 shares of common

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stock. These options were granted at an exercise price of $10.00 per share and have all been vested. The number of options and the exercise price of the options were converted pursuant to the 1.8477-for-1 stock split effective as of the close of business on April 1, 2005 in connection with the closing of the mutual-to-stock conversion of Alpena Bancshares, M.H.C. Pursuant to the 1996 Option Plan, 2006 was the last year grants were permitted to be issued under this Plan.

1996 Recognition and Retention Plan. Certain of our employees and non-employee directors are eligible to participate in our 1996 Recognition and Retention Plan (the “Recognition Plan”). A Committee of the Board of Directors composed of “disinterested” directors (the “Recognition Plan Committee”) administers the Recognition Plan and makes awards to executive officers and employees. Participants in the Recognition Plan earn (become vested in) shares of Restricted Stock covered by an award and all restrictions lapse over a period of time commencing from the date of the award; provided, however, that the Recognition Plan Committee may accelerate or extend the earnings rate on any awards made to officers and employees under the Recognition Plan. Awards to non-employee directors vest at the rate of 20% of the amount initially awarded commencing one year from the date of the award. Awards to executive officers and employees become fully vested upon termination of employment or service due to death, disability or normal retirement or following a termination of employment or service in connection with a change in the control of the Bank or the Company. Upon termination of employment or service for another reason, unvested shares are forfeited.

At the inception of the Recognition and Retention Plan in 1996, non-employee directors Thomson, and Wallace were each granted 2,415 shares of common stock, which shares have been earned and issued. Messrs. VanMassenhove and Townsend, who were appointed to the Board of Directors in September 2001 and April 2002, respectively, have not been awarded any shares under the Recognition and Retention Plan. Awards to non-employee directors fully vest upon a non-employee director’s disability, death, normal retirement, or following termination of service in connection with a change in control of the Bank or the Company. Unvested shares of Restricted Stock will be forfeited by a non-employee director upon failure to seek reelection, failure to be reelected, or resignation from the Board (other than in connection with normal retirement, as defined by the Recognition Plan).

Equity Compensation Plan Disclosure

Set forth below is information as of December 31, 2013 regarding compensation plans under which equity securities of First Federal of Northern Michigan Bancorp, Inc. are authorized for issuance:

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plan
Equity compensation plans approved by stockholders	150,030	$9.52	54,656
Equity compensation plans not approved by stockholders	—	—	—
Total	150,030	$9.52	54,656

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Directors’ Compensation

The following table sets forth for the year ended December 31, 2013 certain information as to the total remuneration we paid to our directors other than Mr. Mahler. Compensation paid to Mr. Mahler for his services as Director is included in “Executive Compensation – Summary Compensation Table.”

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2013
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)		Option awards ($)(2)		Non-equity incentive plan compensation ($)		Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

James C. Rapin(3)	$4,800	$	―	$	―	$	―	N/A	$—	$4,800
Martin A. Thomson	$14,200	$	―	$	―	$	―	N/A	$250	$14,450
Thomas R. Townsend	$11,800	$	―	$	―	$	―	N/A	$—	$11,800
Gary C. VanMassenhove	$10,900	$	―	$	―	$	―	N/A	$3,750	$14,650
Keith D. Wallace (3)	$10,000	$	―	$	―	$	―	N/A	$—	$10,000
James E. Kraenzlein	$5,500	$	―	$	―	$	―	N/A	$—	$5,500

(1)	At December 31, 2013, each director owned 4,100 shares of restricted stock, with the exception of Martin A. Thomson who owned 8,850 shares of restricted stock and James E. Kraenzlein who owned 0.

(2) At December 31, 2013, each director owned 8,400 options to purchase common stock, with the exception of Martin A. Thomson who owned 24,600 options to purchase common stock and James E. Kraenzlein who owned 0.

(3)	Mr. Rapin retired from the Board of Directors in May of 2013; Mr. Wallace retired from the Board in May of 2014.

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Directors’ Fees. Each of the individuals who currently serves as one of our directors also serves as a director of First Federal of Northern Michigan and earns director and committee fees in that capacity.

In 2013, each director of the Bank received a $700 monthly meeting fee, payable only if the director attended the meeting. Each director is paid for one excused absence. The Chairman of the Board received $850 for each regular meeting attended, and each director received $700 for each special Board meeting attended.

In addition to the foregoing, during 2013, Messrs. Rapin, Thomson, Wallace, VanMassenhove, Townsend, Kraenzlein, and Mahler received $600, $2,700, $900, $2,100, $2,400, $600 and $900, respectively, for their services as members of the Bank’s Executive and Audit Committees.

First Federal paid a total of $71,200 in director and committee fees to members of the board of directors during the year ended December 31, 2013.

Transactions with Certain Related Persons

In the ordinary course of business, First Federal makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable loans to other persons not related to the borrower. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

In accordance with the listing standards of the Nasdaq Stock Market, any new transactions that would be required to be reported under this section of this proxy statement must be approved by our audit committee or another independent body of the board of directors.

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FIRST FEDERAL BANCORP PROPOSAL II – ADJOURNMENT OF SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the time of the First Federal Bancorp special meeting, the Merger Agreement cannot be approved unless the First Federal Bancorp special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by First Federal Bancorp at the time of the special meeting to be voted for an adjournment, if deemed necessary, First Federal Bancorp has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of First Federal Bancorp unanimously recommends that stockholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the meeting of the place, date and time to which the meeting is adjourned.

ALPENA BANKING CORPORATION PROPOSAL II – ADJOURNMENT OF SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the Merger Agreement at the time of the Alpena Banking Corporation special meeting, the Merger Agreement cannot be approved unless the Alpena Banking Corporation special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Alpena Banking Corporation at the time of the special meeting to be voted for an adjournment, if deemed necessary, Alpena Banking Corporation has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Alpena Banking Corporation unanimously recommends that stockholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the meeting of the place, date and time to which the meeting is adjourned.

LEGAL MATTERS

The validity of the First Federal Bancorp common stock to be issued in the proposed Merger has been passed upon for First Federal Bancorp by Luse Gorman Pomerenk & Schick, Washington, D.C. Luse Gorman Pomerenk & Schick will deliver opinions to First Federal Bancorp and Alpena Banking Corporation as to certain federal income tax consequences of the Merger. See “Description of The Merger – Material Federal Income Tax Consequences of the Merger.”

EXPERTS

The consolidated financial statements of First Federal Bancorp as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 are contained in Appendix D of this joint proxy statement/prospectus in reliance upon the report of Plante & Moran, PLLC, independent registered public accounting firm, as stated in its report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Alpena Banking Corporation as of December 31, 2013 and 2012 and for each of the years in the two-year period ended December 31, 2013 are contained in Appendix E of this joint proxy statement/prospectus in reliance upon the report of Andrews Hooper Pavlik PLC, independent registered public accounting firm, as stated in its report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

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STOCKHOLDER PROPOSALS

Alpena Banking Corporation will hold its 2014 annual meeting only if the Merger is not completed. Alpena Banking Corporation’s articles of incorporation generally provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary of Alpena Banking Corporation at least 120 days before the annual meeting.

In order to be eligible for inclusion in First Federal Bancorp’s proxy materials for its 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at its executive office, 100 South Second Avenue, Alpena, Michigan 49707, no later than December 15, 2014. Nothing in this paragraph shall be deemed to require First Federal Bancorp to include in its proxy statement relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

First Federal Bancorp bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, the stockholder must give written notice to its Secretary not more than one hundred and twenty (120) days and not less than ninety (90) days prior to the date of our proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than twenty (20) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (A) the 90th day prior to the date of such annual meeting or (B) the tenth day following the first to occur of (i) the day on which notice of the date of the annual meeting was mailed or otherwise transmitted or (ii) the day on which we first made public announcement of the date of the annual meeting. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The date on which the 2015 Annual Meeting of Stockholders of First Federal Bancorp is expected to be held is May 13, 2015. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Stockholders must be given to First Federal Bancorp no later than January 13, 2015. If notice is received after January 13, 2015, it will be considered untimely, and First Federal Bancorp will not be required to present the matter at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

First Federal Bancorp filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act to register the shares of First Federal Bancorp common stock to be issued to Alpena Banking Corporation stockholders in the Merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of First Federal Bancorp, a proxy statement of First Federal Bancorp for its special meeting and a proxy statement of Alpena Banking Corporation for its special meeting. As permitted by the Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The full filing is available to the

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public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov. You may also read and copy any document First Federal Bancorp files with the Securities and Exchange Commission at its public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, at 100 F Street, N.E., Room 1580, Washington D.C. 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities.

First Federal Bancorp has supplied all information contained in this joint proxy statement/prospectus relating to First Federal Bancorp, and Alpena Banking Corporation has supplied all information relating to Alpena Banking Corporation.

You should rely only on the information contained in this joint proxy statement/prospectus when evaluating the Merger Agreement and the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated ____________, 2014. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this joint proxy statement/prospectus to stockholders of Alpena Banking Corporation or First Federal Bancorp nor the issuance of shares of First Federal Bancorp common stock as contemplated by the Merger Agreement shall create any implication to the contrary.

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Appendix A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

By and Between

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

And

ALPENA BANKING CORPORATION

Dated as of January 23, 2014

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Exhibit A	Form of Voting Agreement
Exhibit B	Form of Non-Competition Agreement

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 23, 2014 is by and between First Federal of Northern Michigan Bancorp, Inc., a Maryland corporation (“First Federal Bancorp”) and Alpena Banking Corporation, a Michigan corporation. First Federal Bancorp and Alpena Banking Corporation are sometimes collectively referred to as the “Parties.”

RECITALS

1.          First Federal Bancorp owns all of the issued and outstanding capital stock of First Federal of Northern Michigan (“First Federal Bank”). The principal offices of First Federal Bancorp and First Federal Bank are located in Alpena, Michigan.

2.          Alpena Banking Corporation owns all of the issued and outstanding capital stock of Bank of Alpena. The principal offices of Alpena Banking Corporation and Bank of Alpena are located in Alpena, Michigan.

3.          The Board of Directors of First Federal Bancorp and the Board of Directors of Alpena Banking Corporation each deem it in the best interests of its respective shareholders for Alpena Banking Corporation to merge with and into First Federal Bancorp, with First Federal Bancorp as the surviving entity, and for Bank of Alpena to merge with and into First Federal Bank with First Federal Bank as the surviving entity, all pursuant to the terms, conditions and procedures set forth in this Agreement.

4.          As a condition to the willingness of First Federal Bancorp to enter into this Agreement, each of the directors of Alpena Banking Corporation has entered into a Voting Agreement with First Federal Bancorp dated as of the date hereof, substantially in the form of Exhibit A hereto, pursuant to which each director of Alpena Banking Corporation has agreed, among other things, to vote all shares of Alpena Banking Corporation Common Stock owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement. In addition, as a condition to the willingness of First Federal Bancorp to enter into this Agreement, each of the directors of Alpena Banking Corporation and Bank of Alpena has entered into a Non-Competition Agreement with First Federal Bancorp dated as of the date hereof, substantially in the form of Exhibit B hereto, pursuant to which each director of Alpena Banking Corporation and Bank of Alpena has agreed, among other things, not to compete with First Federal Bancorp or First Federal Bank for two years following the Effective Time of the Merger in a specified geographic area, and not to solicit the customers or employees of First Federal Bancorp or First Federal Bank during the term of the Non-Competition Agreement.

5.          The Parties intend the Merger to qualify as reorganizations within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “IRC”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the IRC.

6.          The Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

7.          In consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:

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ARTICLE I

CERTAIN DEFINITIONS

Section 1.01       Definitions

Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition Proposal” has the meaning given to such term in Section 5.10 of this Agreement.

“Acquisition Transaction” has the meaning given to such term in Section 5.10 of this Agreement.

“Affiliate” means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this agreement, and any amendment or supplement hereto, which constitutes a “plan of merger” between First Federal Bancorp and Alpena Banking Corporation.

“Alpena Banking Corporation Common Stock” means the common stock of Alpena Banking Corporation described in Section 3.03(a).

“Alpena Banking Corporation Compensation and Benefit Plans” has the meaning given to such term in Section 3.13 of this Agreement.

“Alpena Banking Corporation Defined Benefit Plan” has the meaning given to such term in Section 3.13(c) of this Agreement.

“Alpena Banking Corporation ERISA Affiliate” has the meaning given to such term in Section 3.13(c) of this Agreement.

“Alpena Banking Corporation Regulatory Agreement” has the meaning given to such term in Section 3.12(c) of this Agreement.

“Alpena Banking Corporation Shareholders Meeting” has the meaning given to such term in Section 7.01(a) of this Agreement.

“Alpena Banking Corporation Subsequent Determination” has the meaning given to such term in Section 5.10 of this Agreement.

“Alpena Banking Financials” means (i) the audited consolidated financial statements of Alpena Banking Corporation and its Subsidiaries as of December 31, 2012 and 2011 and for the two years ended December 31, 2012, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Alpena Banking Corporation as of each calendar quarter following December 31, 2012.

“Alpena Banking Subsidiary” means any direct or indirect Subsidiary of Alpena Banking Corporation, and includes Bank of Alpena, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of Bank of Alpena.

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“Applications” means the applications to be filed with the appropriate Regulatory Authorities requesting approval of or nonobjection to the transactions described in this Agreement.

“Bank Merger” means the merger of Bank of Alpena with and into First Federal Bank with First Federal Bank as the surviving entity. The Bank Merger shall follow the Merger.

“Bank Merger Act” means the Bank Merger Act, within the FDIA and applicable regulations thereunder.

“Bank Merger Effective Date” means the date that the Articles of Combination evidencing shareholder approval of the Bank Merger is filed with the OCC or such other date as set forth in the Articles of Combination or as determined in accordance with applicable law.

“BHCA” means the Bank Holding Company Act, as amended.

“Certificate” means the certificate or certificates evidencing shares of Alpena Banking Corporation Common Stock.

“Claim” has the meaning given to such term in Section 6.08(a) of this Agreement.

“Closing” has the meaning given to such term in Section 2.03 of this Agreement.

“Closing Date” has the meaning given to such term in Section 2.03 of this Agreement.

“Confidentiality Agreement” has the meaning given to such term in Section 11.01 of this Agreement.

“Continuing Employees” has the meaning given to such term in Section 6.07(d) of this Agreement.

“CRA” means the Community Reinvestment Act.

“COBRA” has the meaning given to such term in Section 3.13(b) of this Agreement.

“DIFS” means the Michigan Department of Insurance and Financial Services.

“Disclosure Schedule” means the schedules delivered, before the execution of this Agreement, by one party to the other party which sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations or warranties made by the party in Article III or IV hereof, as the case may be, or to one or more of the covenants of the party included in Article V or VI hereof, as the case may be. The inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty will not by itself be deemed an admission by a party that such item is material or that such item is reasonably likely to result in a Material Adverse Effect with respect to such party or was required to be disclosed therein.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning given to such term in Section 2.03 of this Agreement.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or

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agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Laws includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq.; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

“Exchange Agent” means the bank or trust company or other agent designated by First Federal Bancorp, and reasonably acceptable to Alpena Banking Corporation, which shall act as agent for First Federal Bancorp in connection with the exchange procedures for converting Certificates into the Merger Consideration.

“Exchange Fund” has the meaning given to such term in Section 2.05 of this Agreement.

“Exchange Ratio” has the meaning given to such term in Section 2.04 of this Agreement.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Indianapolis.

“First Federal Bancorp” means First Federal of Northern Michigan Bancorp, Inc., a Federal corporation having its principal place of business located at 100 South Second Avenue, Alpena, Michigan 49707.

“First Federal Bancorp Common Stock” means the common stock of First Federal Bancorp described in Section 4.03(a).

“First Federal Bancorp Option” means an option to purchase First Federal Bancorp Common Stock granted pursuant to the First Federal Bancorp Stock Benefit Plan.

“First Federal Bancorp Preferred Stock” has the meaning given to such term in Section 4.03(a) of this Agreement.

“First Federal Bancorp Regulatory Agreement” has the meaning given to such term in Section 4.10(c) of this Agreement.

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“First Federal Bancorp Securities Documents” has the meaning given to such term in Section 4.06(a) of this Agreement.

“First Federal Bancorp Shareholders Meeting” has the meaning given to such term in Section 7.01(b) of this Agreement.

“First Federal Bancorp Stock Benefit Plan” means the First Federal of Northern Michigan Bancorp, Inc. 2006 Stock-Based Incentive Plan.

“First Federal Bank” means First Federal of Northern Michigan, a federally chartered stock savings bank, having its home office located at 100 South Second Avenue, Alpena, Michigan 49707.

“First Federal Financials” means (i) the audited consolidated financial statements of First Federal Bancorp and Subsidiaries as of December 31, 2012 and 2011, and for the two years ended December 31, 2012, including the notes thereto; and (ii) the unaudited interim consolidated financial statements of First Federal Bancorp as of each calendar quarter following December 31, 2012 included in First Federal Bancorp Securities Documents.

“First Federal Subsidiary” means any direct or indirect Subsidiary of First Federal Bancorp, and includes First Federal Bank, except that it does not include any corporation the stock of which is held in the ordinary course of the lending activities of First Federal Bank.

“Former Alpena Banking Corporation Health Plan Participant” has the meaning given to such term in Section 6.07(d) of this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System, including as successor to the Office of Thrift Supervision, and, where appropriate, the Federal Reserve Bank of Chicago.

“GAAP” means accounting principles generally accepted in the United States of America as in effect at the relevant date and consistently applied.

“Governmental Entity” means any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HIPAA” has the meaning given to such term in Section 3.13(b) of this Agreement.

“HOLA” means the Home Owners’ Loan Act, as amended.

“Indemnified Parties” has the meaning given to such term in Section 6.08(a) of this Agreement.

“IRC” has the meaning given to such term in the Recitals.

“IRS” means the Internal Revenue Service.

“Knowledge” as used with respect to a Party (including references to such Party being aware of a particular matter) means those facts that are actually known or would have been known following a reasonable investigation by the chief executive officer, chief financial officer or chief lending officer of such Party, and includes any facts, matters or circumstances set forth in any written notice from any Regulatory Authority or Governmental Entity or any other material written notice received by that Party.

“Maryland Department” means the Maryland State Department of Assessments and Taxation.

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“Material Adverse Effect” means, with respect to First Federal Bancorp or Alpena Banking Corporation, any effect, circumstance or occurrence that (i) is material and adverse to the financial condition, results of operations, assets or business of First Federal Bancorp and the First Federal Subsidiaries taken as a whole, or Alpena Banking Corporation and the Alpena Banking Subsidiaries taken as a whole, respectively, or (ii) does or would materially impair the ability of Alpena Banking Corporation, on the one hand, or First Federal Bancorp, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in laws, rules or regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles or interpretations thereof generally applicable to financial institutions and/or their holding companies, (c) actions and omissions of a party hereto (or any of its Subsidiaries) taken in accordance with the terms of this Agreement or with the prior written consent of the other party, (d) the announcement of this Agreement and the transactions contemplated hereby, and compliance with this Agreement on the business, financial condition or results of operations of the Parties and their respective Subsidiaries, including the expenses incurred by the Parties hereto in consummating the transactions contemplated by this Agreement, and (e) changes in economic conditions generally, including changes in the general level of market interest rates, or in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, unless it uniquely affects either or both of the Parties or any of their Subsidiaries.

“Material Contracts” has the meaning given to such term in Section 3.09(c) of this Agreement.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other hazardous or toxic materials regulated under Environmental Laws.

“Maximum Amount” has the meaning given to such term in Section 6.08(c) of this Agreement.

“MBCA” means the Michigan Business Corporation Act.

“Merger Consideration” has the meaning given to such term in Section 2.04 of this Agreement.

“Merger Registration Statement” means the registration statement, together with all amendments, filed by First Federal Bancorp with the SEC under the Securities Act to register shares of First Federal Bancorp Common Stock to be offered to holders of Alpena Banking Corporation Common Stock in connection with the Merger, and shall include the Proxy Statement-Prospectus.

“Merger” means the merger of Alpena Banking Corporation with and into First Federal Bancorp with First Federal Bancorp as the surviving entity.

“MGCL” means the Maryland General Corporation Law.

“Michigan Director” means the Director of the Michigan Department of Licensing and Regulatory Affairs.

“Nasdaq” means the Nasdaq Capital Market.

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“Notice of Superior Proposal” has the meaning given to such term in Section 5.10 of this Agreement.

“OCC” means the Office of the Comptroller of the Currency, including as successor to the Office of Thrift Supervision.

“Participation Facility” has the meaning given to such term in Section 3.15(b) of this Agreement.

“PBGC” has the meaning given to such term in Section 3.13(c) of this Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Previously Disclosed” means, with respect to any specific section or subsection of this Agreement, the information set forth by a party in (i) the corresponding section or subsection of its Disclosure Schedule, and (ii) any other section or subsection of its Disclosure Schedule to the extent it is reasonably clear from the context that the disclosure in such other section or subsection of its Disclosure Schedule is applicable to such specific section or subsection of this Agreement.

“Proxy Statement-Prospectus” has the meaning given to such term in Section 7.02(a) of this Agreement.

“Regulations” means applicable regulations promulgated by the FRB, the FDIC, the DIFS or the OCC with respect to the operations of Alpena Banking Corporation or First Federal Bancorp or any of their Subsidiaries.

“Regulatory Approvals” means the approval or required consent or waiver of any Regulatory Authority that is necessary in connection with the consummation of the Merger or the Bank Merger and the related transactions contemplated by this Agreement.

“Regulatory Authority” or “Regulatory Authorities” means any agency or department of any Federal or state government having supervisory jurisdiction over the Parties and the transactions contemplated by this Agreement, including without limitation the FRB, the FDIC, the DIFS and the OCC.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, dumping, disposing or depositing.

“Representative” has the meaning given to such term in Section 5.10(a) of this Agreement.

“Right” means any warrant, option, right, convertible security or other capital stock equivalent that obligates an entity to issue its securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Securities Laws” means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

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“Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either First Federal Bank or Bank of Alpena as the case may be, in the ordinary course of their lending activities.

“Superior Proposal” has the meaning given to such term in Section 5.10 of this Agreement.

“Termination Date” means December 31, 2014.

“Treasury Stock” has the meaning given to such term in Section 2.04(a) of this Agreement.

ARTICLE II

THE MERGERS AND RELATED MATTERS

Section 2.01       Effects of Merger; Surviving Entities.

(a)         Structure. Alpena Banking Corporation shall merge with and into First Federal Bancorp with First Federal Bancorp as the surviving entity pursuant to this Agreement. The separate existence of Alpena Banking Corporation shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Alpena Banking Corporation shall be transferred to and assumed by First Federal Bancorp (or its wholly-owned subsidiary) as the surviving entity in the Merger, without further act or deed, all in accordance with the HOLA and applicable Regulations. The Articles of Incorporation and Bylaws of First Federal Bancorp as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the surviving entity, until thereafter amended as provided therein and by applicable law. The directors and officers of First Federal Bancorp immediately prior to the Effective Time shall be the directors and officers of surviving entity, in each case until their respective successors are duly elected or appointed and qualified.

(b)         Modification of Structure.  Notwithstanding any provision of this Agreement to the contrary, First Federal Bancorp may, subject to the filing of all necessary applications and the receipt of all required Regulatory Approvals, modify the structure of the transactions described in this Section 2.01, and the Parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the shareholders of Alpena Banking Corporation as a result of such modification, (ii) such modification will not materially delay or jeopardize receipt of any required Regulatory Approvals required under Section 7.03, and (iii) the consideration to be paid to the holders of Alpena Banking Corporation Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount.

Section 2.02       Effect on Outstanding Shares of First Federal Bancorp Common Stock.

At and after the Effective Time, each share of First Federal Bancorp Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of First Federal Bancorp at the Effective Time and shall not be affected by the Merger.

Section 2.03.      Closing; Effective Time.

The closing of the Merger (“Closing”) shall occur on the date determined by First Federal Bancorp, in consultation with and upon no less than three (3) business days prior written notice to Alpena Banking Corporation, but in no event later than the close of business on the twentieth (20th) business day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VIII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date

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that may be agreed to in writing by the Parties (the date on which the Closing occurs being the “Closing Date”). The Merger shall be effected by the filing of Articles of Merger with the Maryland Department and a Certificate of Merger with the Michigan Director in accordance with the MGCL and the MBCA, respectively. The Merger shall become effective at such time the Articles of Merger are filed with the Maryland Department and the Certificate of Merger is filed with the Michigan Director, or at such later time as the Parties agree and specify in the Articles of Merger and the Certificate of Merger, in accordance with the MGCL and the MBCA, respectively (the date and time the Merger becomes effective being the “Effective Time”).

Section 2.04.      Conversion of Alpena Banking Corporation Common Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of First Federal Bancorp, Alpena Banking Corporation or the holders of any of the shares of Alpena Banking Corporation Common Stock:

(a)         All shares of Alpena Banking Corporation Common Stock held in the treasury of Alpena Banking Corporation (“Treasury Stock”) and each share of Alpena Banking Corporation Common Stock owned by First Federal Bancorp immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) shall, at the Effective Time, cease to exist, and the Certificates for such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

(b)         Subject to Section 2.04(a), each share of Alpena Banking Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, as provided in and subject to the terms set forth in this Agreement, the right to receive 1.549 shares (the “Exchange Ratio”) of First Federal Bancorp Common Stock (the “Merger Consideration”).

(c)         After the Effective Time, shares of Alpena Banking Corporation Common Stock shall be no longer outstanding and shall be canceled automatically and shall cease to exist, and shall thereafter by operation of this section represent the right to receive the Merger Consideration.

(d)         In the event First Federal Bancorp changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of First Federal Bancorp Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding First Federal Bancorp Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted.

Section 2.05        Procedures for Exchange of Alpena Banking Corporation Common Stock.

(a)         At or prior to the Effective Time, First Federal Bancorp shall reserve sufficient shares of First Federal Bancorp Common Stock equal to the aggregate amount of the Merger Consideration payable pursuant to Section 2.04 of this Article II (such shares of First Federal Bancorp Common Stock together with the cash in lieu of fractional shares to be paid in accordance with Section 2.05(i) herein being hereinafter referred to as the “Exchange Fund”).

(b)         First Federal Bancorp shall cause the Exchange Agent, within five (5) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates for the Merger Consideration into which the Alpena Banking Corporation Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal shall be subject to

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the approval of Alpena Banking Corporation (which shall not be unreasonably withheld, conditioned or delayed) and specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, the Merger Consideration and a check representing any cash payment in lieu of fractional shares which such former holder has the right to receive in respect of the Certificate(s) surrendered pursuant to the provisions of this Section 2.05, and the Certificate(s) so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Merger Consideration.

(c)         The holder of a Certificate shall have no rights, after the Effective Time, with respect to such Alpena Banking Corporation Common Stock except to surrender the Certificate(s) in exchange for the Merger Consideration (and any cash in lieu of fractional shares) as provided in this Agreement.

(d)         If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e)         From and after the Effective Time, there shall be no transfers on the stock transfer books of Alpena Banking Corporation of the Alpena Banking Corporation Common Stock that was issued and outstanding immediately prior to the Effective Time other than to settle transfers of Alpena Banking Corporation Common Stock that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration (and any cash in lieu of fractional shares) and canceled as provided in this Article II.

(f)        Neither First Federal Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to applicable abandoned property, escheat or other similar law.

(g)         In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or First Federal Bancorp, the posting by such person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

(h)         First Federal Bancorp or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Alpena Banking Corporation Common Stock such amounts as First Federal Bancorp (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. Federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by First Federal Bancorp or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder

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of the Alpena Banking Corporation Common Stock in respect of whom such deduction and withholding were made by First Federal Bancorp or the Exchange Agent.

(i)          Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of First Federal Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to First Federal Bancorp Common Stock shall be payable on or with respect to any fractional share interest, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of First Federal Bancorp. In lieu of the issuance of any such fractional share, First Federal Bancorp shall pay to each former holder of Alpena Banking Corporation Common Stock who otherwise would be entitled to receive a fractional share of First Federal Bancorp Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of First Federal Bancorp Common Stock as reported on the Nasdaq for the five consecutive trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of Alpena Banking Corporation Common Stock owned by an Alpena Banking Corporation shareholder shall be combined so as to calculate the maximum number of whole shares of First Federal Bancorp Common Stock issuable to such Alpena Banking Corporation shareholder.

Section 2.06       The Bank Merger.

Concurrently with or as soon as practicable after the execution and delivery of this Agreement, First Federal Bancorp will cause First Federal Bank, and Alpena Banking Corporation will cause Alpena Bank, to execute and deliver an agreement and plan of merger in respect of the Bank Merger. The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ALPENA BANKING CORPORATION

Except as Previously Disclosed, Alpena Banking Corporation represents and warrants to First Federal Bancorp as follows:

Section 3.01       Standard.

Except as set forth in the following sentence, no representation or warranty of Alpena Banking Corporation contained in this Article III (other than the representation and warranty contained in Section 3.08, which shall be true in all respects) shall be deemed untrue or incorrect, and Alpena Banking Corporation shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article III, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Section 3.02 (other than Sections 3.02(d) and 3.02(e) and the last sentence of Section 3.02(b)), Section 3.03, Section 3.04 (other than Section 3.04(b)(iii)) and Section 3.14, which shall be true and correct in all material respects.

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Section 3.02       Organization.

(a)         Alpena Banking Corporation is a corporation organized and validly existing under the laws of the State of Michigan, and is duly registered as a bank holding company under the BHCA. Alpena Banking Corporation has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Alpena Banking Corporation. Other than shares of capital stock of Bank of Alpena, and the Subsidiaries of Bank of Alpena as Previously Disclosed, Alpena Banking Corporation does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity.

(b)         Bank of Alpena is a commercial bank organized and validly existing under the laws of the State of Michigan. Except for its Subsidiaries that are identified as Alpena Banking Subsidiaries, Bank of Alpena does not possess, directly or indirectly, any material equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity, except for equity interests held in its investment portfolio, equity interests held by Bank of Alpena in a fiduciary capacity, and equity interests held in connection with its lending activities, including stock in the FHLB. Bank of Alpena owns all of the outstanding shares of capital stock of each of its Subsidiaries free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. The deposits of Bank of Alpena are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c)         Bank of Alpena is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(d)         The respective minute books of Alpena Banking Corporation and Bank of Alpena accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

(e)         Prior to the date of this Agreement, Alpena Banking Corporation has made available to First Federal Bancorp true and correct copies of the Articles of Incorporation and bylaws of Bank of Alpena and Alpena Banking Corporation.

Section 3.03       Capitalization.

(a)         The authorized capital stock of Alpena Banking Corporation consists of two-million (2,000,000) shares of common stock, $10.00 par value. As of the date of this Agreement, there are 533,700 shares of Alpena Banking Corporation Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights. There are no shares of Alpena Banking Corporation Common Stock held by Alpena Banking Corporation as Treasury Stock. Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of Alpena Banking Corporation Common Stock, or any other security of Alpena Banking Corporation or any Alpena Banking Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of Alpena Banking Corporation Common Stock or any other security of Alpena Banking Corporation.

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(b)         The authorized capital stock of Bank of Alpena consists of four-hundred and fifty thousand (450,000) shares of common stock, $5.00 par value. There are four-hundred and fifty thousand (450,000) shares of Bank of Alpena common stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights, and all of which are owned by Alpena Banking Corporation free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

Section 3.04       Authority; No Violation.

(a)         Alpena Banking Corporation has full power and authority to execute and deliver this Agreement, perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Alpena Banking Corporation and the completion by Alpena Banking Corporation of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Board of Directors of Alpena Banking Corporation and, except for approval from the shareholders of Alpena Banking Corporation and approval by Alpena Banking Corporation as the sole shareholder of Bank of Alpena, no other corporate proceedings on the part of Alpena Banking Corporation are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Alpena Banking Corporation and constitutes the valid and binding obligations of Alpena Banking Corporation, enforceable against Alpena Banking Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and as to Bank of Alpena the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity.

(b)         Subject to the receipt of approvals from the Regulatory Authorities and the compliance by Alpena Banking Corporation and First Federal Bancorp with any conditions contained therein (including the expiration of any applicable waiting period),

(A)	the execution and delivery of this Agreement by Alpena Banking Corporation,

(B)	the consummation of the transactions contemplated hereby, and

(C)	compliance by Alpena Banking Corporation with any of the terms or provisions hereof,

will not: (i) conflict with or result in a material breach of any provision of the Articles of Incorporation or bylaws of Alpena Banking Corporation or the articles of incorporation or bylaws of any Alpena Banking Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Alpena Banking Corporation or any Alpena Banking Subsidiary or any of the properties or assets of Alpena Banking Corporation or any Alpena Banking Subsidiary; or (iii) except as Previously Disclosed, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Alpena Banking Corporation or any Alpena Banking Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Alpena Banking Corporation or any Alpena Banking Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on Alpena Banking Corporation.

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(c)         The affirmative vote of the holders of a majority of the outstanding shares of Alpena Banking Corporation Common Stock is the only vote of holders of any class of Alpena Banking Corporation’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

(d)         The board of directors of Alpena Banking Corporation, by resolution duly adopted by the requisite vote of the board of directors at a meeting duly called and held, has (x) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Alpena Banking Corporation and its shareholders, and (y) recommended that the shareholders of Alpena Banking Corporation approve this Agreement and directed that such matter be submitted for consideration by the Alpena Banking Corporation shareholders at the Alpena Banking Corporation Shareholders Meeting.

Section 3.05       Consents.

Except as Previously Disclosed and for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, the expiration of any waiting periods, and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the Maryland Department and the Certificate of Merger with the Michigan Director, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) the filing with the Nasdaq Stock Market of a notification of the listing of the shares of First Federal Bancorp Common Stock to be issued in the Merger, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of First Federal Bancorp Common Stock pursuant to this Agreement and (f) the approval of this Agreement by the requisite votes of the shareholders of Alpena Banking Corporation and First Federal Bancorp, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of Alpena Banking Corporation, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by Alpena Banking Corporation, and (y) the completion of the Merger by Alpena Banking Corporation. Alpena Banking Corporation has no Knowledge of any reason pertaining to Alpena Banking Corporation why any Regulatory Approvals or other required consents or approvals should not be received.

Section 3.06       Financial Statements.

(a)         Alpena Banking Corporation has previously provided First Federal Bancorp copies of the Alpena Banking Financials. Such financial statements were prepared from the books and records of Alpena Banking Corporation and its Subsidiaries, fairly present the consolidated financial position of Alpena Banking Corporation and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations of Alpena Banking Corporation and its Subsidiaries for the periods indicated, and were prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(b)         The books and records of Alpena Banking Corporation and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)         Alpena Banking Corporation and each of its Subsidiaries have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2010 with any Governmental Entity and have paid all fees and assessments due and payable in connection therewith,

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except where the failure to make such filings or pay such fees would not have a Material Adverse Effect on Alpena Banking Corporation.

(d)         Alpena Banking Corporation and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. Alpena Banking Corporation’s Disclosure Schedule discloses (x) any significant deficiencies in and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Alpena Banking Corporation’s internal controls over financial reporting.

(e)         Since December 31, 2010, (A) neither Alpena Banking Corporation nor any of its Subsidiaries nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of it or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing it or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

(f)         Since December 31, 2012, Alpena Banking Corporation and its Subsidiaries have not incurred any liability other than as reflected in the Alpena Banking Financials or in the ordinary course of business consistent with past practice.

Section 3.07       Taxes.

Alpena Banking Corporation and the Alpena Banking Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Alpena Banking Corporation and each Alpena Banking Subsidiary has duly filed all Federal, state and material local tax returns required to be filed by or with respect to it on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Alpena Banking Corporation, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material Federal, state and local taxes that have been incurred by or are due or claimed to be due from it by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. As of the date of this Agreement, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has received written notice of, and to the Knowledge of Alpena Banking Corporation, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Alpena Banking Corporation or any Alpena Banking Subsidiary, and no written claim has been made by any authority in a jurisdiction where Alpena Banking Corporation or any Alpena Banking Subsidiary does not file tax returns that Alpena Banking Corporation or any Alpena Banking Subsidiary is subject to taxation in that jurisdiction. Alpena Banking Corporation and no Alpena Banking Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently

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in effect. Alpena Banking Corporation and each Alpena Banking Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Alpena Banking Corporation and each Alpena Banking Subsidiary, to the Knowledge of Alpena Banking Corporation, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

Section 3.08       No Material Adverse Effect.

Other than as Previously Disclosed, Alpena Banking Corporation has not suffered any Material Adverse Effect since December 31, 2012, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Alpena Banking Corporation.

Section 3.09       Material Contracts; Leases; Defaults.

(a)         Except as Previously Disclosed, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee, except for “at will” arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees; (iii) any collective bargaining agreement with any labor union relating to employees; (iv) any agreement which by its terms limits the payment of dividends by Alpena Banking Corporation or any Alpena Banking Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Alpena Banking Corporation or any Alpena Banking Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, FHLB advances, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to First Federal Bancorp or any First Federal Bancorp Subsidiary; (vi) any other agreement, written or oral, that obligates Alpena Banking Corporation or any Alpena Banking Subsidiary for the payment of more than $50,000 annually or for the payment of more than $100,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment (other than agreements for commercially available “off-the-shelf” software), or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by Alpena Banking Corporation or any Alpena Banking Subsidiary (it being understood that any non-compete or similar provision shall be deemed material, but any limitation on the scope of any license granted under any such agreement shall not be deemed material).

(b)         Alpena Banking Corporation has Previously Disclosed each real estate lease to which it or any Alpena Banking Subsidiary is a party that requires the consent of the lessor or its agent resulting from the Merger or the Bank Merger by virtue of the terms of any such lease. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

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(c)         True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 3.09(a) and (b) (“Material Contracts”) have been made available to First Federal Bancorp on or before the date hereof, and are in full force and effect on the date hereof. Except as Previously Disclosed, no party to any Material Contract will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

(d)         Since December 31, 2012, through and including the date of this Agreement, and except as Previously Disclosed, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans and as Previously Disclosed by Alpena Banking Corporation), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of Alpena Banking Corporation Common Stock, or any right to acquire any shares of its capital stock to any officer, director or employee, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for Federal or state income tax purposes, (v) made any material change in the credit policies or procedures of Alpena Banking Corporation or any of the Alpena Banking Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vii) entered into any lease of real or personal property requiring annual payments in excess of $50,000 other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of Alpena Banking Corporation or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

Section 3.10       Ownership of Property; Insurance Coverage.

(a)         Alpena Banking Corporation and each Alpena Banking Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by it or each Alpena Banking Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Alpena Banking Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, or any transaction by an Alpena Banking Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary liens affecting real property that do not adversely affect the value or use of such real property, and (iv) those described and reflected in the Alpena Banking Financials. Alpena Banking Corporation and the Alpena Banking Corporation Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Alpena Banking Corporation and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

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(b)         With respect to all material agreements pursuant to which Alpena Banking Corporation or any Alpena Banking Subsidiary has purchased securities subject to an agreement to resell, if any, Alpena Banking Corporation or such Alpena Banking Subsidiary, as the case may be, has a lien or security interest (which to Alpena Banking Corporation’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

(c)         Alpena Banking Corporation and each Alpena Banking Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Except as Previously Disclosed, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary, has received notice from any insurance carrier since December 31, 2010 that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. Except as Previously Disclosed, there are presently no material claims pending under such policies of insurance and no notices have been given by Alpena Banking Corporation or any Alpena Banking Subsidiary under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and since December 31, 2010, Alpena Banking Corporation and each Alpena Banking Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

Section 3.11       Legal Proceedings.

Except as Previously Disclosed, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary is a party to any, and there are no pending or, to the Knowledge of Alpena Banking Corporation, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Alpena Banking Corporation or any Alpena Banking Subsidiary, (ii) to which Alpena Banking Corporation or any Alpena Banking Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of Alpena Banking Corporation to perform under this Agreement, except as to (i) and (ii) above, for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on Alpena Banking Corporation.

Section 3.12       Compliance With Applicable Law.

(a)         Except as Previously Disclosed and where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alpena Banking Corporation, to Alpena Banking Corporation’s Knowledge each of Alpena Banking Corporation and each Alpena Banking Subsidiary is in compliance in all material respects with all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Bank Secrecy Act, the USA PATRIOT Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Equal Credit Opportunity Act, the Fair Housing Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has received any written notice to the contrary. The Board of Directors of Bank of Alpena has adopted, and Bank of Alpena has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and

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that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b)         Each of Alpena Banking Corporation and each Alpena Banking Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Regulatory Authorities that are required to allow it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licensees, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alpena Banking Corporation; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect in all material respects and, to the Knowledge of Alpena Banking Corporation, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining Regulatory Approvals.

(c)          Except as Previously Disclosed, since December 31, 2010, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has received any written notification or, to Alpena Banking Corporation’s Knowledge, any other communication from any Regulatory Authority (i) asserting that Alpena Banking Corporation or any Alpena Banking Subsidiary is not in material compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces; (ii) requiring or threatening to require, Alpena Banking Corporation or any Alpena Banking Subsidiary, or indicating that Alpena Banking Corporation or any Alpena Banking Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits; or (iii) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Alpena Banking Corporation or any Alpena Banking Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “Alpena Banking Corporation Regulatory Agreement”). Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has consented to or entered into any Alpena Banking Corporation Regulatory Agreement that is currently in effect. The most recent regulatory rating given to Bank of Alpena as to compliance with the Community Reinvestment Act (“CRA”) is satisfactory or better.

Section 3.13       Employee Benefit Plans.

(a)         Alpena Banking Corporation has Previously Disclosed a list of all existing bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other material benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements and all other material benefit practices, policies and arrangements maintained by Alpena Banking Corporation or any Alpena Banking Subsidiary in which any employee or former employee, consultant or former consultant or director or former director participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “Alpena Banking Corporation Compensation and Benefit Plans”). Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has any commitment to create any additional Alpena Banking Corporation Compensation and Benefit Plan or to materially modify, change or renew any existing Alpena Banking Corporation Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. Alpena Banking Corporation has made available to First Federal Bancorp true and correct copies of the Alpena Banking Corporation Compensation and Benefit Plans.

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(b)         To the Knowledge of Alpena Banking Corporation, each Alpena Banking Corporation Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the IRC, the Age Discrimination in Employment Act, Part G of Subtitle I of ERISA and Section 4980B of the IRC (collectively, “COBRA”), the Health Insurance Portability and Accountability Act (“HIPAA”) and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each Alpena Banking Corporation Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and Alpena Banking Corporation is not aware of any circumstances that are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Alpena Banking Corporation, threatened action, suit or claim relating to any of the Alpena Banking Corporation Compensation and Benefit Plans (other than routine claims for benefits). Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Alpena Banking Corporation Compensation and Benefit Plan that would reasonably be expected to subject Alpena Banking Corporation or any Alpena Banking Subsidiary to a material unpaid tax or penalty imposed by either Chapter 43 of the IRC or Sections 409 or 502 of ERISA.

(c)         No liability under Title IV of ERISA has been incurred by Alpena Banking Corporation or any Alpena Banking Subsidiary with respect to any Alpena Banking Corporation Compensation and Benefit Plan that is subject to Title IV of ERISA (“Alpena Banking Corporation Defined Benefit Plan”) currently or formerly maintained by Alpena Banking Corporation or any entity that is considered one employer with Alpena Banking Corporation under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an “Alpena Banking Corporation ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Alpena Banking Corporation or any Alpena Banking Corporation ERISA Affiliate of incurring a liability under such Title. No Alpena Banking Corporation Defined Benefit Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as Previously Disclosed, the fair market value of the assets of each Alpena Banking Corporation Defined Benefit Plan exceeds the present value of the “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA) under such Alpena Banking Corporation Defined Benefit Plan as of the end of the most recent plan year with respect to the respective Alpena Banking Corporation Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Alpena Banking Corporation Defined Benefit Plan as of the date hereof; there is not currently pending with the Pension Benefits Guarantee Corporation (“PBGC”) any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither Alpena Banking Corporation nor any Alpena Banking Corporation ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither Alpena Banking Corporation, nor any Alpena Banking Corporation ERISA Affiliate, nor any Alpena Banking Corporation Compensation and Benefit Plan, including any Alpena Banking Corporation Defined Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction in connection with which Alpena Banking Corporation, any Alpena Banking Corporation ERISA Affiliate, and any Alpena Banking Corporation Compensation and Benefit Plan, including any Alpena Banking Corporation Defined Benefit Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or

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penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the IRC.

(d)         All material contributions required to be made under the terms of any Alpena Banking Corporation Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on Alpena Banking Corporation’s consolidated financial statements to the extent required by GAAP. Alpena Banking Corporation and each Alpena Banking Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Alpena Banking Corporation Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

(e)         Except as Previously Disclosed, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has any obligations to provide retiree health, life insurance, or disability insurance, or any retiree death benefits under any Alpena Banking Corporation Compensation and Benefit Plan, other than benefits mandated by COBRA. There has been no communication to employees by Alpena Banking Corporation or any Alpena Banking Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.

(f)         Alpena Banking Corporation and its Subsidiaries do not maintain any Alpena Banking Corporation Compensation and Benefit Plans covering employees who are not United States residents.

(g)         With respect to each Alpena Banking Corporation Compensation and Benefit Plan, if applicable, Alpena Banking Corporation has provided or made available to First Federal Bancorp copies of the: (A) plan documents, trust instruments and insurance contracts; (B) three most recent IRS Forms 5500; (C) three most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; (G) most recent nondiscrimination tests performed under ERISA and the IRC (including 401(k) and 401(m) tests); and (H) PBGC Form 500 and 501 filings, along with the Notice of Intent to Terminate, ERISA Section 204(h) Notice, Notice of Plan Benefits, and all other documentation related to the termination of an Alpena Banking Corporation Pension Plan.

(h)         Except as Previously Disclosed, the consummation of the Merger or the Bank Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) entitle any employee or independent contractor to terminate any plan, agreement or arrangement without cause and continue to accrue future benefits thereunder, or result in the vesting or acceleration of any benefits under any Alpena Banking Corporation Compensation and Benefit Plan, (C) result in any material increase in benefits payable under any Alpena Banking Corporation Compensation and Benefit Plan, or (D) entitle any current or former employee, director or independent contractor of Alpena Banking Corporation or any Alpena Banking Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the IRC). No payments to any employee or director have been made or will be made (or will be required to be made) as the result of the transactions contemplated hereby that would result in a violation of Section 18(k) of the FDIA (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the FDIC (12 C.F.R. Part 359), or any successor statute or regulation.

(i)          Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the IRC and the regulations thereunder.

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(j)          Except as Previously Disclosed, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the Alpena Banking Corporation Compensation and Benefit Plans or otherwise as of the date hereof and none will be granted, awarded, or credited after the date hereof.

Section 3.14       Brokers, Finders and Financial Advisors.

Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of RP Financial, LC. by Alpena Banking Corporation and the fee payable pursuant thereto. Alpena Banking Corporation has Previously Disclosed a true and correct copy of the engagement agreement with RP Financial, LC. for its services rendered to Alpena Banking Corporation in connection with the Merger and transactions contemplated by this Agreement.

Section 3.15       Environmental Matters.

(a)         With respect to Alpena Banking Corporation and each Alpena Banking Subsidiary:

(i)           To the Knowledge of Alpena Banking Corporation and each Alpena Banking Subsidiary, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Alpena Banking Corporation or any Alpena Banking Subsidiary. Except as Previously Disclosed, to the Knowledge of Alpena Banking Corporation, no condition exists or event has occurred with respect to Alpena Banking Corporation or any Alpena Banking Subsidiary or any owned or operated property that is reasonably likely to result in any material liability to Alpena Banking Corporation or any Alpena Banking Subsidiary by reason of any Environmental Laws. Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Alpena Banking Corporation or any Alpena Banking Subsidiary or the operation or condition of any property ever owned or operated by Alpena Banking Corporation or any Alpena Banking Subsidiary (including Participation Facilities) is currently in violation of or otherwise is alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Alpena Banking Corporation or any Alpena Banking Subsidiary;

(ii)          There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of Alpena Banking Corporation, threatened, before any court, governmental agency or other forum against Alpena Banking Corporation or any Alpena Banking Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or Release into the environment of any Materials of Environmental Concern whether or not occurring at or on a site owned, leased or operated by Alpena Banking Corporation or any Alpena Banking Subsidiary;

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(iii)         To Alpena Banking Corporation’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by Alpena Banking Corporation or any of the Alpena Banking Corporation Subsidiaries, and to Alpena Banking Corporation’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by Alpena Banking Corporation or any of the Alpena Banking Corporation Subsidiaries or any Participation Facility except in compliance with Environmental Laws in all material respects; and

(iv)         To the Knowledge of Alpena Banking Corporation, no condition exists on any property for which Alpena Banking Corporation holds a lien, that results or resulted in a material violation of Environmental Laws or creates a material liability under Environmental Law that is reasonably likely to impose a material liability (including a material remediation obligation) upon Alpena Banking Corporation or any Alpena Banking Subsidiary.

(b)         “Participation Facility” means any facility in which Alpena Banking Corporation or its Subsidiaries participates in the management (as that term is defined under CERCLA), whether as a fiduciary, lender in control of the facility, owner or operator.

Section 3.16       Loan Portfolio.

(a)         The allowance for loan losses reflected in Alpena Banking Corporation’s audited consolidated balance sheet at December 31, 2012 was, and the allowance for loan losses shown on the balance sheets in filings made by Alpena Banking Corporation of any Alpena Banking Subsidiary with any Governmental Entity or Regulatory Authority for periods ending after December 31, 2012 was or will be, adequate, as of the date thereof, under GAAP.

(b)         Alpena Banking Corporation has Previously Disclosed a list setting forth, as of December 31, 2013, by account, of: (A) all loans (including loan participations) of Alpena Banking Corporation or any other Alpena Banking Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of Alpena Banking Corporation or any other Alpena Banking Subsidiary which have been terminated by Alpena Banking Corporation or any other Alpena Banking Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) each borrower, customer or other party which has notified Alpena Banking Corporation or any other Alpena Banking Subsidiary during the three years preceding the date of this Agreement, or has asserted against Alpena Banking Corporation or any other Alpena Banking Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Alpena Banking Corporation, each borrower, customer or other party which has given Alpena Banking Corporation or any other Alpena Banking Subsidiary any oral notification of, or orally asserted to or against Alpena Banking Corporation or any other Alpena Banking Subsidiary, any such claim; (D) all loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import) by Alpena Banking Corporation and any Alpena Banking Subsidiary, or any applicable Regulatory Authority, (4) as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (6) where a specific reserve allocation exists in connection therewith or (7) that are required to be accounted for as a troubled debt restructuring in accordance with Accounting Standards Codification 310-40; and (E) all assets classified by Bank of Alpena or any Alpena Banking Subsidiary as

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real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. The foregoing excludes any individual loan with a principal balance of less than $50,000.

(c)         All loans receivable (including discounts) and accrued interest entered on the books of Alpena Banking Corporation and the Alpena Banking Subsidiaries arose out of bona fide arm’s-length transactions and were made for good and valuable consideration in the ordinary course of Alpena Banking Corporation’s or the appropriate Alpena Banking Subsidiary’s respective business. To the Knowledge of Alpena Banking Corporation, the loans, discounts and the accrued interest reflected on the books of Alpena Banking Corporation and the Alpena Banking Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by Alpena Banking Corporation or the appropriate Alpena Banking Subsidiary free and clear of any liens.

(d)         The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

Section 3.17       Related Party Transactions.

Except as Previously Disclosed, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Alpena Banking Corporation or any Alpena Banking Subsidiary. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve substantially more than the normal risk of collectability or present other unfavorable features (as such terms are used under Item 404 of SEC Regulation S-K promulgated under the Securities Act and the Exchange Act). No loan or credit accommodation to any Affiliate of Alpena Banking Corporation or any Alpena Banking Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. To the Knowledge of Alpena Banking Corporation, neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by Alpena Banking Corporation is inappropriate.

Section 3.18       Registration Obligations.

Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

Section 3.19       Risk Management Instruments.

Except as may be included in its loan documents with its customers, Alpena Banking Corporation and Alpena Bank have not entered into and do not maintain any material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Alpena Banking Corporation’s own account, or for the account of one or more of Alpena Banking Corporation’s Subsidiaries or their customers.

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Section 3.20       Fairness Opinion.

Alpena Banking Corporation has received a written opinion from RP Financial, LC. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof, the Merger Consideration to be received by the shareholders of Alpena Banking Corporation pursuant to this Agreement is fair to such shareholders from a financial point of view.

Section 3.21       Fiduciary Accounts.

Bank of Alpena and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Alpena Banking Corporation nor any other Alpena Banking Subsidiary, and to the Knowledge of Alpena Banking Corporation, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

Section 3.22       Intellectual Property.

Alpena Banking Corporation and each Alpena Banking Subsidiary owns or, to Alpena Banking Corporation’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Alpena Banking Corporation’s or each of Alpena Banking Corporation’s Subsidiaries’ business, and neither Alpena Banking Corporation nor any Alpena Banking Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Alpena Banking Corporation and each Alpena Banking Subsidiary has performed all the material obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of Alpena Banking Corporation, the conduct of the business of Alpena Banking Corporation and each Alpena Banking Subsidiary as currently conducted or proposed to be conducted does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

Section 3.23       Labor Matters.

There are no labor or collective bargaining agreements to which Alpena Banking Corporation or any Alpena Banking Subsidiary is a party. To the Knowledge of Alpena Banking Corporation, there is no union organizing effort pending or threatened against Alpena Banking Corporation or any Alpena Banking Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Alpena Banking Corporation, threatened against Alpena Banking Corporation or any Alpena Banking Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Alpena Banking Corporation, threatened against Alpena Banking Corporation or any Alpena Banking Subsidiary (other than routine employee grievances that are not related to union employees). Alpena Banking Corporation and each Alpena Banking Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

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Section 3.24       Alpena Banking Corporation Information Supplied.

The information relating to Alpena Banking Corporation and any Alpena Banking Subsidiary to be contained in the Proxy Statement-Prospectus, or furnished to First Federal Bancorp for inclusion in any other document filed with any Regulatory Authority or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 3.25       No Dissenters Rights.

Stockholders of Alpena Banking Corporation do not have dissenters’ rights of appraisal or other similar rights under the MBCA in connection with the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FIRST FEDERAL BANCORP

Except as Previously Disclosed, First Federal Bancorp represents and warrants to Alpena Banking Corporation as follows:

Section 4.01       Standard.

Except as set forth in the following sentence, no representation or warranty of First Federal Bancorp contained in this Article IV (other than the representation and warranty contained in Section 4.08, which shall be true in all respects) shall be deemed untrue or incorrect, and First Federal Bancorp shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.02 (other than Sections 4.02(d) and 4.02(e) and the last sentence of Section 4.02(b)), Section 4.03, and Section 4.04 (other than Section 4.04(b)(iii)), which shall be true and correct in all material respects.

Section 4.02       Organization.

(a)         First Federal Bancorp is a corporation organized and validly existing under the laws of the State of Maryland, and is duly registered as a savings and loan holding company under the HOLA. First Federal Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on First Federal Bancorp. Except as Previously Disclosed or pursuant to this Agreement, First Federal Bancorp does not own, or control, directly or indirectly, or have the right to acquire directly or indirectly, any equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity.

(b)         Except as Previously Disclosed and except for its Subsidiaries that are identified as First Federal Bank Subsidiaries, First Federal Bank does not possess, directly or indirectly, any material equity interest in any corporation, limited liability company, association, partnership, joint venture or other entity,

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except for the equity interests held in its investment portfolio, equity interests held be First Federal Bank in a fiduciary capacity, and equity interests held in connection with its lending activities. First Federal Bank owns all of the outstanding shares of capital stock of each First Federal Bank Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. First Federal Bank is a savings bank duly organized and validly existing under the laws of the United States. The deposits of First Federal Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. First Federal Bank is a member in good standing of the FHLB and owns the requisite amount of stock therein.

(c)         The respective minute books of First Federal Bancorp and each First Federal Bancorp Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

(d)         Prior to the date of this Agreement, First Federal Bancorp has made available to Alpena Banking Corporation true and correct copies of the articles of incorporation/charters and bylaws of First Federal Bancorp and First Federal Bank.

Section 4.03       Capitalization.

(a)         The authorized capital stock of First Federal Bancorp consists of twenty million (20,000,000) shares of common stock, $0.01 par value (“First Federal Bancorp Common Stock”), and ten million (10,000,000) shares of Preferred Stock, $0.01 par value (the “First Federal Bancorp Preferred Stock”). There are 2,884,049 shares of First Federal Bancorp Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights. There are no shares of First Federal Bancorp Preferred Stock issued and outstanding. There are 307,750 shares of First Federal Bancorp Common Stock held by First Federal Bancorp as treasury stock. Except for First Federal Bancorp Options, neither First Federal Bancorp nor any First Federal Bancorp Subsidiary has or is bound by any Right of any character relating to the purchase, sale, issuance or voting of, or right to receive dividends or other distributions on, any shares of First Federal Bancorp Common Stock, or any other security of First Federal Bancorp or any First Federal Bancorp Subsidiary, or any securities representing the right to vote, purchase or otherwise receive any shares of First Federal Bancorp Common Stock or any other security of First Federal Bancorp.

(b)         There are one thousand (1,000) shares of First Federal Bank common stock outstanding, all of which are validly issued, fully paid and nonassessable and none of which were issued in violation of any preemptive rights, and all of which are owned by First Federal Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever.

Section 4.04       Authority; No Violation.

(a)         First Federal Bancorp has full power and authority to execute and deliver this Agreement, perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by First Federal Bancorp and the completion by First Federal Bancorp of the transactions contemplated hereby have been duly and validly approved by the requisite vote of the Board of Directors of First Federal Bancorp and, except for approval from the shareholders of First Federal Bancorp and approval by First Federal Bancorp as the sole shareholder of First Federal Bank, no other corporate proceedings on the part of First Federal Bancorp are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Federal Bancorp and constitutes the valid and binding obligations of First Federal Bancorp, enforceable against

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First Federal Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

(b)         Subject to the receipt of approvals from the Regulatory Authorities and the compliance by First Federal Bancorp and Alpena Banking Corporation with any conditions contained therein (including the expiration of any applicable waiting period),

(A)	the execution and delivery of this Agreement by First Federal Bancorp,

(B)	the consummation of the transactions contemplated hereby, and

(C)	compliance by First Federal Bancorp with any of the terms or provisions hereof,

will not: (i) conflict with or result in a material breach of any provision of the articles of incorporation or bylaws of First Federal Bancorp or the articles of incorporation/charter of any First Federal Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Federal Bancorp or any of the properties or assets of First Federal Bancorp or any First Federal Subsidiary; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of First Federal Bancorp or any First Federal Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which First Federal Bancorp or any First Federal Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except in the case of clause (iii) above, for violations which, individually or in the aggregate, would not have a Material Adverse Effect on First Federal Bancorp.

(c)         The board of directors of First Federal Bancorp, by resolution duly adopted by the requisite vote of the board of directors at a meeting duly called and held, has (x) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of First Federal Bancorp and its shareholders, and (y) recommended that the shareholders of First Federal Bancorp approve this Agreement and directed that such matter be submitted for consideration by the First Federal Bancorp shareholders at the First Federal Bancorp Shareholders Meeting.

(d)         The affirmative vote of the majority of the votes cast at a meeting of the shareholders of First Federal Bancorp Common Stock is the only vote of holders of any class of First Federal Bancorp’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

Section 4.05       Consents.

Except as Previously Disclosed and for (a) filings with Regulatory Authorities, the receipt of the Regulatory Approvals, the expiration of any waiting periods, and compliance with any conditions contained therein, (b) the filing of the Articles of Merger with the Maryland Department and the Certificate of Merger with the Michigan Director, (c) the filing with the SEC of (i) the Merger Registration Statement and (ii) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (d) the filing with the Nasdaq Stock Market of a notification of the listing of the shares of First Federal Bancorp Common Stock to be issued in the Merger, (e) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of shares of First Federal Bancorp Common Stock

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pursuant to this Agreement and (f) the approval of this Agreement by the requisite votes of the shareholders of Alpena Banking Corporation and First Federal Bancorp, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and, to the Knowledge of First Federal Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (x) the execution and delivery of this Agreement by First Federal Bancorp, and (y) the completion of the Merger by First Federal Bancorp. First Federal Bancorp has no Knowledge of any reason pertaining to First Federal Bancorp why any Regulatory Approvals or other required consents or approvals will not be received.

Section 4.06       Financial Statements and Securities Documents.

(a)         The Annual Reports on Form 10-K for the years ended December 31, 2012 and December 31, 2011 filed with the SEC by First Federal Bancorp, and all other reports, registration statements, definitive proxy statements or information statements filed by First Federal Bancorp subsequent to December 31, 2010 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act or under the securities regulations of the SEC (the “First Federal Bancorp Securities Documents”), in the form filed with the SEC as of the date filed or, if amended or supplemented as of the date amended or supplemented, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The First Federal Financials included or incorporated by reference into any such filing (including the related notes and schedules thereto) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of First Federal Bancorp and the First Federal Subsidiaries on a consolidated basis as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

(b)         First Federal Bancorp has made available to Alpena Banking Corporation true, correct and complete copies of all written correspondence between the SEC and any of its subsidiaries occurring since December 31, 2011 and prior to the date hereof. There are no unresolved written comments received from the SEC Staff with respect to any of First Federal Bancorp Securities Documents. The books and records of First Federal Bancorp and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

(c)         First Federal Bancorp and each of its Subsidiaries have timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2010 with any Governmental Entity (other than the SEC) and have paid all fees and assessments due and payable in connection therewith.

(d)         First Federal Bancorp (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure

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controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to First Federal Bancorp, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of First Federal Bancorp by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to First Federal Bancorp’s outside auditors and the audit committee of First Federal Bancorp’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect First Federal Bancorp’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in First Federal Bancorp’s internal control over financial reporting. These disclosures (if any) were made in writing by management to First Federal Bancorp’s auditors and audit committee and a copy has previously been made available to Alpena Banking Corporation. First Federal Bancorp’s management has completed an assessment of the effectiveness of its internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for the year ended December 31, 2011, and such assessment concluded that such controls were effective.

(e)         Since December 31, 2010, (A) neither First Federal Bancorp nor any of its Subsidiaries nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of it or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of it or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing it or any of its Subsidiaries, whether or not employed by it or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

(f)         Since December 31, 2012, First Federal Bancorp and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

(g)         The allowance for loan losses reflected in First Federal Bancorp’s audited statement of condition at December 31, 2012 was, and the allowance for loan losses shown on the balance sheets in the First Federal Bancorp Securities Documents for periods ending after December 31, 2012 was or will be, adequate, as of the date thereof, under GAAP.

Section 4.07       Taxes.

First Federal Bancorp and each First Federal Subsidiary has duly filed all Federal, state and material local tax returns required to be filed by or with respect to it on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of First Federal Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material Federal, state and local taxes that have been incurred by or are due or claimed to be due from it by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as Previously Disclosed, as of the date of this Agreement, First Federal Bancorp has not received written notice of, and to the Knowledge of First Federal Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of First Federal Bancorp or any First Federal Subsidiary, and no written claim has been made by any authority in a jurisdiction where First Federal Bancorp or any First Federal Subsidiary does not file tax returns that First Federal Bancorp or any First Federal Subsidiary is subject to taxation in that jurisdiction. Neither First

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Federal Bancorp nor any First Federal Subsidiary has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. First Federal Bancorp and each First Federal Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and First Federal Bancorp and each First Federal Subsidiary, to the Knowledge of First Federal Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.

Section 4.08       No Material Adverse Effect.

First Federal Bancorp has not suffered any Material Adverse Effect since December 31, 2012 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on First Federal Bancorp.

Section 4.09       Material Contracts; Leases; Defaults.

(a)         Except as Previously Disclosed, neither First Federal Bancorp nor any First Federal Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee, except for “at will” arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees; (iii) any collective bargaining agreement with any labor union relating to employees; (iv) any agreement which by its terms limits the payment of dividends by First Federal Bancorp or any First Federal Subsidiary; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which First Federal Bancorp or any First Federal Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers’ acceptances, and “treasury tax and loan” accounts and transactions in “federal funds” in each case established in the ordinary course of business consistent with past practice, or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to First Federal Bancorp or any First Federal Bancorp Subsidiary; (vi) any other agreement, written or oral, that obligates First Federal Bancorp or any First Federal Subsidiary for the payment of more than $50,000 annually or for the payment of more than $100,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment (other than agreements for commercially available “off-the-shelf” software), or (vii) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by First Federal Bancorp or any First Federal Subsidiary (it being understood that any non-compete or similar provision shall be deemed material, but any limitation on the scope of any license granted under any such agreement shall not be deemed material).

(b)         Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither First Federal Bancorp nor any First Federal Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

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(c)         Except as Previously Disclosed, no party to any Material Contract will have the right to terminate any or all of the provisions of any such Material Contract as a result of the execution of, and the consummation of the transactions contemplated by, this Agreement.

(d)         Since December 31, 2012, through and including the date of this Agreement, and except as Previously Disclosed, neither First Federal Bancorp nor any First Federal Subsidiary has (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans and as Previously Disclosed by First Federal Bancorp), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted any options to purchase shares of First Federal Bancorp Common Stock or Preferred Stock, or any right to acquire any shares of its capital stock to any officer, director or employee, (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, (iv) made any material election for Federal or state income tax purposes, (v) made any material change in the credit policies or procedures of First Federal Bancorp or any of the First Federal Subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, (vii) entered into any lease of real or personal property requiring annual payments in excess of $50,000 other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, (viii) changed any accounting methods, principles or practices of First Federal Bancorp or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

Section 4.10       Ownership of Property; Insurance Coverage.

(a)         First Federal Bancorp and each First Federal Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by it or each First Federal Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the First Federal Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, inter-bank credit facilities, or any transaction by a First Federal Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith, (iii) non-monetary liens affecting real property that do not adversely affect the value or use of such real property, and (iv) those described and reflected in the First Federal Financials. First Federal Bancorp and the First Federal Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by First Federal Bancorp and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

(b)         With respect to all material agreements pursuant to which First Federal Bancorp or any First Federal Subsidiary has purchased securities subject to an agreement to resell, if any, First Federal Bancorp or such First Federal Subsidiary, as the case may be, has a lien or security interest (which to First Federal Bancorp’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

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(c)         First Federal Bancorp and each First Federal Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Except as Previously Disclosed, neither First Federal Bancorp nor any First Federal Subsidiary, has received notice from any insurance carrier since December 31, 2010 that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs (other than with respect to health or disability insurance) with respect to such policies of insurance will be substantially increased. Except as Previously Disclosed, there are presently no material claims pending under such policies of insurance and no notices have been given by First Federal Bancorp or any First Federal Subsidiary under such policies (other than with respect to health or disability insurance). All such insurance is valid and enforceable and in full force and effect, and since December 31, 2010, First Federal Bancorp and each First Federal Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

Section 4.11       Legal Proceedings.

Neither First Federal Bancorp nor any First Federal Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of First Federal Bancorp, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against First Federal Bancorp or any First Federal Bancorp Subsidiary, (ii) to which First Federal Bancorp or any First Federal Bancorp Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which would reasonably be expected to adversely affect the ability of First Federal Bancorp to perform under this Agreement, except as to (i) and (ii) above, for any proceeding, claim, action, investigation or inquiry which, if adversely determined, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect on First Federal Bancorp.

Section 4.12       Compliance With Applicable Law.

(a)         Except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Federal Bancorp, to First Federal Bancorp’s knowledge, each of First Federal Bancorp and each First Federal Bancorp Subsidiary is in compliance in all material respects with all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the Bank Secrecy Act, the USA PATRIOT Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Equal Credit Opportunity Act, the Fair Housing Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither First Federal Bancorp nor any First Federal Bancorp Subsidiary has received any written notice to the contrary. The Board of Directors of First Federal Bank has adopted and First Federal Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Entity and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder.

(b)         Each of First Federal Bancorp and each First Federal Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Regulatory Authorities that are required to allow it to own or lease its properties and to conduct its business as presently conducted except where the failure to hold such permits, licensees, authorizations, orders or approvals, or the failure to make such filings, applications or registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on First Federal Bancorp; all such permits, licenses, certificates of authority, orders and

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approvals are in full force and effect and, to the Knowledge of First Federal Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

(c)         Except as Previously Disclosed, since December 31, 2010, neither First Federal Bancorp nor any First Federal Bancorp Subsidiary has received any written notification or, to First Federal Bancorp’s Knowledge, any other communication from any Regulatory Authority (i) asserting that First Federal Bancorp or any First Federal Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which that Regulatory Authority enforces; (ii) requiring or threatening to require First Federal Bancorp or any First Federal Bancorp Subsidiary, or indicating that First Federal Bancorp or any First Federal Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits; or (iii) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of First Federal Bancorp or any First Federal Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as an “First Federal Bancorp Regulatory Agreement”). Neither First Federal Bancorp nor any First Federal Bancorp Subsidiary has consented to or entered into any First Federal Bancorp Regulatory Agreement that is currently in effect. The most recent regulatory rating given to First Federal Bank as to compliance with the CRA is satisfactory or better.

(d)         First Federal Bancorp is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq.

Section 4.13       Employee Benefit Plans.

(a)         Neither First Federal Bancorp nor any Neither First Federal Subsidiary has any commitment to create any additional bonus, incentive, deferred compensation, supplemental executive retirement plans, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans (including paid time off policies and other material benefit policies and procedures), fringe benefit plans, employment, consulting, settlement and change in control agreements or any other material benefit practice, policy and arrangement (the “First Federal Bancorp Compensation and Benefit Plans”) or to materially modify, change or renew any existing First Federal Bancorp Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. First Federal Bancorp has made available to Alpena Banking Corporation true and correct copies of the First Federal Bancorp Compensation and Benefit Plans.

(b)         To the Knowledge of First Federal Bancorp, each First Federal Bancorp Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, COBRA, HIPAA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the IRC, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each First Federal Bancorp Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the IRC has received a favorable determination letter from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and First Federal Bancorp is not aware of any circumstances that are reasonably likely to result in revocation of any

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such favorable determination letter. There is no material pending or, to the Knowledge of First Federal Bancorp, threatened action, suit or claim relating to any of the First Federal Bancorp Compensation and Benefit Plans (other than routine claims for benefits). Neither First Federal Bancorp nor any First Federal Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any First Federal Bancorp Compensation and Benefit Plan that would reasonably be expected to subject First Federal Bancorp or any First Federal Subsidiary to a material unpaid tax or penalty imposed by either Chapter 43 of the IRC or Sections 409 or 502 of ERISA.

(c)         No liability under Title IV of ERISA has been incurred by First Federal Bancorp or any First Federal Subsidiary with respect to any First Federal Bancorp Compensation and Benefit Plan that is subject to Title IV of ERISA (“First Federal Bancorp Defined Benefit Plan”) currently or formerly maintained by First Federal Bancorp or any entity that is considered one employer with First Federal Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the IRC (a “First Federal Bancorp ERISA Affiliate”) since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to First Federal Bancorp or any First Federal Bancorp ERISA Affiliate of incurring a liability under such Title. No First Federal Bancorp Defined Benefit Plan had an “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof. Except as Previously Disclosed, the fair market value of the assets of each First Federal Bancorp Defined Benefit Plan exceeds the present value of the “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA) under such First Federal Bancorp Defined Benefit Plan as of the end of the most recent plan year with respect to the respective First Federal Bancorp Defined Benefit Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such First Federal Bancorp Defined Benefit Plan as of the date hereof; there is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made (other than as might be required with respect to this Agreement and the transactions contemplated thereby). Neither First Federal Bancorp nor any First Federal Bancorp ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA. Neither First Federal Bancorp, nor any First Federal Bancorp ERISA Affiliate, nor any First Federal Bancorp Compensation and Benefit Plan, including any First Federal Bancorp Defined Benefit Plan, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction in connection with which First Federal Bancorp, any First Federal Bancorp ERISA Affiliate, and any First Federal Bancorp Compensation and Benefit Plan, including any First Federal Bancorp Defined Benefit Plan or any such trust or any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409, 502(i) or 502(l) of ERISA or a tax imposed pursuant to Chapter 43 of the IRC.

(d)         All material contributions required to be made under the terms of any First Federal Bancorp Compensation and Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on First Federal Bancorp’s consolidated financial statements to the extent required by GAAP. First Federal Bancorp and each First Federal Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable First Federal Bancorp Compensation and Benefit Plan for financial reporting purposes to the extent required by GAAP.

(e)         Except as Previously Disclosed, neither First Federal Bancorp nor any First Federal Subsidiary has any obligations to provide retiree health, life insurance, or disability insurance, or any retiree death benefits under any First Federal Bancorp Compensation and Benefit Plan, other than benefits mandated by COBRA. There has been no communication to employees by First Federal Bancorp or any First Federal Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, or disability insurance, or any retiree death benefits.

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(f)         First Federal Bancorp and its Subsidiaries do not maintain any First Federal Bancorp Corporation Compensation and Benefit Plans covering employees who are not United States residents.

(g)         With respect to each First Federal Bancorp Compensation and Benefit Plan, if applicable, First Federal Bancorp has provided or made available to Alpena Banking Corporation copies of the: (A) plan documents, trust instruments and insurance contracts; (B) three most recent IRS Forms 5500; (C) three most recent actuarial reports and financial statements; (D) most recent summary plan description; (E) most recent determination letter issued by the IRS; (F) any Form 5310 or Form 5330 filed with the IRS within the last three years; (G) most recent nondiscrimination tests performed under ERISA and the IRC (including 401(k) and 401(m) tests); and (H) PBGC Form 500 and 501 filings, along with the Notice of Intent to Terminate, ERISA Section 204(h) Notice, Notice of Plan Benefits, and all other documentation related to the termination of a First Federal Bancorp Pension Plan.

(h)         The consummation of the Merger or the Bank Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) entitle any employee or independent contractor to terminate any plan, agreement or arrangement without cause and continue to accrue future benefits thereunder, or result in the vesting or acceleration of any benefits under any First Federal Bancorp Compensation and Benefit Plan, (C) result in any material increase in benefits payable under any First Federal Bancorp Compensation and Benefit Plan, or (D) entitle any current or former employee, director or independent contractor of First Federal Bancorp or any First Federal Subsidiary to any actual or deemed payment (or benefit) which could constitute a “parachute payment” (as such term is defined in Section 280G of the IRC).

(i)          Neither First Federal Bancorp nor any First Federal Subsidiary maintains any compensation plans, programs or arrangements under which any payment is reasonably likely to become non-deductible, in whole or in part, for tax reporting purposes as a result of the limitations under Section 162(m) of the IRC and the regulations thereunder.

(j)          Except as Previously Disclosed, there are no stock options, stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the First Federal Bancorp Compensation and Benefit Plans or otherwise as of the date hereof.

Section 4.14       Brokers, Finders and Financial Advisors.

Neither First Federal Bancorp nor any First Federal Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the retention of Austin Associates LLC by First Federal Bancorp and the fee payable pursuant thereto. First Federal Bancorp has Previously Disclosed a true and correct copy of the engagement agreement with Austin Associates LLC for its services rendered to First Federal Bancorp in connection with the Merger and transactions contemplated by this Agreement.

Section 4.15       Loan Portfolio.

(a)         The allowance for loan losses reflected in First Federal Bancorp’s audited consolidated balance sheet at December 31, 2012 was, and the allowance for loan losses shown on the balance sheets in filings made by First Federal Bancorp of any First Federal Subsidiary with any Governmental Entity or

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Regulatory Authority for periods ending after December 31, 2012 was or will be, adequate, as of the date thereof, under GAAP.

(b)         First Federal Bancorp has Previously Disclosed a list setting forth, as of December 31, 2013, by account, of: (A) all loans (including loan participations) of First Federal Bancorp or any other First Federal Subsidiary that have been accelerated during the past twelve months; (B) all loan commitments or lines of credit of First Federal Bancorp or any other First Federal Subsidiary which have been terminated by First Federal Bancorp or any other First Federal Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (C) each borrower, customer or other party which has notified First Federal Bancorp or any other First Federal Subsidiary during the three years preceding the date of this Agreement, or has asserted against First Federal Bancorp or any other First Federal Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of First Federal Bancorp, each borrower, customer or other party which has given First Federal Bancorp or any other First Federal Subsidiary any oral notification of, or orally asserted to or against First Federal Bancorp or any other First Federal Subsidiary, any such claim; (D) all loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import) by First Federal Bancorp and any First Federal Subsidiary, or any applicable Regulatory Authority, (4) as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (5) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (6) where a specific reserve allocation exists in connection therewith or (7) that are required to be accounted for as a troubled debt restructuring in accordance with Accounting Standards Codification 310-40; and (E) all assets classified by First Federal Bank or any First Federal Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure. The foregoing excludes any individual loan with a principal balance of less than $50,000.

(c)         All loans receivable (including discounts) and accrued interest entered on the books of First Federal Bancorp and the First Federal Subsidiaries arose out of bona fide arm’s-length transactions and were made for good and valuable consideration in the ordinary course of First Federal Bancorp’s or the appropriate First Federal Subsidiary’s respective business. To the Knowledge of First Federal Bancorp, the loans, discounts and the accrued interest reflected on the books of First Federal Bancorp and the First Federal Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by First Federal Bancorp or the appropriate First Federal Subsidiary free and clear of any liens.

(d)         The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

Section 4.16       First Federal Bancorp Common Stock.

The shares of First Federal Bancorp Common Stock to be issued as Merger Consideration pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

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Section 4.17       First Federal Bancorp Information.

The information relating to First Federal Bancorp and any First Federal Bancorp Subsidiary to be contained in the Proxy Statement-Prospectus, or in any other document filed with any Regulatory Authority or other Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement-Prospectus will comply with the provisions of the Exchange Act and the rules and regulations thereunder and the provisions of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by First Federal Bancorp with respect to statements made or incorporated by reference therein based on information supplied by Alpena Banking Corporation specifically for inclusion or incorporation by reference in the Proxy Statement-Prospectus.

Section 4.18       Environmental Matters.

(a)         With respect to First Federal Bancorp and each First Federal Subsidiary:

(i)          To the Knowledge of First Federal Bancorp, neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon First Federal Bancorp or any First Federal Subsidiary. Except as Previously Disclosed, to the Knowledge of First Federal Bancorp, no condition exists or event has occurred with respect to First Federal Bancorp or any First Federal Subsidiary or any owned or operated property that is reasonably likely to result in any material liability to First Federal Bancorp or any First Federal Subsidiary by reason of any Environmental Laws. Neither First Federal Bancorp nor any First Federal Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that First Federal Bancorp or any First Federal Subsidiary or the operation or condition of any property ever owned or operated by First Federal Bancorp or any First Federal Bancorp Subsidiary (including Participation Facilities) is currently in violation of or otherwise is alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon First Federal Bancorp or any First Federal Subsidiary;

(ii)          There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the First Federal Bancorp’s Knowledge, threatened, before any court, governmental agency or other forum against First Federal Bancorp or any First Federal Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or Release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by any of the First Federal Bancorp or any First Federal Subsidiary.

(iii)         Except as Previously Disclosed, to First Federal Bancorp’s Knowledge, there are no underground storage tanks on, in or under any properties owned or operated by First Federal Bancorp or any of the First Federal Bancorp Subsidiaries, and to First Federal Bancorp’s Knowledge, no underground storage tanks have been closed or removed from any properties owned or operated by First Federal Bancorp or any of the First Federal Bancorp Subsidiaries or any Participation Facility except in compliance with Environmental Laws in all material respects; and

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(iv)         Except as Previously Disclosed, to the Knowledge of First Federal Bancorp, no condition exists on any property for which First Federal Bancorp holds a lien, that results or resulted in a material violation of Environmental Laws or creates a material liability under Environmental Law that is reasonably likely to impose a material liability (including a material remediation obligation) upon First Federal Bancorp or any First Federal Subsidiary.

(b)         “Participation Facility” means any facility in which First Federal Bancorp or its Subsidiaries participates in the management (as that term is defined under CERCLA), whether as a fiduciary, lender in control of the facility, owner or operator.

Section 4.19       Risk Management Instruments.

Except as may be included in its loan documents with its customers, First Federal Bancorp and First Federal Bank have not entered into and do not maintain any material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for First Federal Bancorp’s own account, or for the account of one or more of First Federal Bancorp’s Subsidiaries or their customers.

Section 4.20       Fiduciary Accounts.

First Federal Bank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither First Federal Bancorp nor any First Federal Subsidiary, and to the Knowledge of First Federal Bancorp, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

Section 4.21       Intellectual Property.

First Federal Bancorp and each First Federal Subsidiary owns or, to First Federal Bancorp’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, service marks and trademarks, which are material to the conduct of their business as currently conducted, each without payment, except for all license agreements under which license fees or other payments are due in the ordinary course of Federal Bancorp’s or each of First Federal Bancorp’s Subsidiaries’ business, and neither First Federal Bancorp nor any Federal Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. First Federal Bancorp and each First Federal Subsidiary has performed all the material obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of First Federal Bancorp, the conduct of the business of First Federal Bancorp and each First Federal Subsidiary as currently conducted or proposed to be conducted does not, in any material respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

Section 4.22        Labor Matters.

There are no labor or collective bargaining agreements to which First Federal Bancorp or any First Federal Subsidiary is a party. To the Knowledge of First Federal Bancorp, there is no union organizing effort pending or threatened against First Federal Bancorp or any First Federal Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of First Federal Bancorp, threatened

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against First Federal Bancorp or any First Federal Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of First Federal Bancorp, threatened against First Federal Bancorp or any First Federal Subsidiary (other than routine employee grievances that are not related to union employees). First Federal Bancorp and each First Federal Subsidiary is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

ARTICLE V

COVENANTS OF ALPENA BANKING CORPORATION

Section 5.01       Conduct of Business.

(a)         Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of First Federal Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, Alpena Banking Corporation will, and it will cause each Alpena Banking Subsidiary to: operate its business in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would, or would be reasonably likely to, (i) materially adversely affect the ability of the Parties to obtain any Regulatory Approvals or other approvals of Governmental Entities required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such approvals, or (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement.

(b)         Negative Covenants.    Alpena Banking Corporation agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or as Previously Disclosed, without the written consent of First Federal Bancorp (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each Alpena Banking Subsidiary not to:

(i)           change or waive any provision of its Articles of Incorporation or Bylaws, or appoint a new director to its board of directors;

(ii)          change the number of authorized or issued shares of its capital stock, issue any shares of Alpena Banking Corporation Common Stock, including any shares that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any equity compensation plan or arrangement, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock.

(iii)         except as Previously Disclosed, enter into, amend in any material respect or terminate any contract or agreement except for any such contract or agreement that is for a term of twelve months or less or terminable at will without penalty, involves a cost in the aggregate of less than $50,000, and is otherwise in the ordinary course of business;

(iv)         make application for the opening or closing of any, or, open or close any, branch or automated banking facility;

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(v)          grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and as Previously Disclosed, and (ii) pay increases in the ordinary course of business consistent with past practice to non-executive officer employees. Neither Alpena Banking Corporation nor any Alpena Banking Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $50,000, provided that Alpena Banking Corporation or an Alpena Banking Subsidiary may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(vi)         enter into or, except as may be required by law, materially modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

(vii)        merge or consolidate Alpena Banking Corporation or any Alpena Banking Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of Alpena Banking Corporation or any Alpena Banking Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between Alpena Banking Corporation, or any Alpena Banking Subsidiary, and any other person; or enter into a purchase and assumption transaction with respect to deposits and liabilities;

(viii)       sell or otherwise dispose of any asset of Alpena Banking Corporation or of any Alpena Banking Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB, subject any asset of Alpena Banking Corporation or of any Alpena Banking Subsidiary to a lien, pledge, security interest or other encumbrance other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(ix)         voluntarily take any action which would result in any of the representations and warranties of Alpena Banking Corporation set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

(x)          change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating Alpena Banking Corporation or Bank of Alpena;

(xi)         waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which Alpena Banking Corporation or any Alpena Banking Subsidiary is a party;

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(xii)         purchase any securities other than in accordance with Alpena Banking Corporation’s investment policy and in the ordinary course of business consistent with past practice;

(xiii)        except for commitments issued prior to the date of this Agreement that have not yet expired and that have been Previously Disclosed, and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) other than in accordance with Bank of Alpena’s existing lending policies and in the ordinary course of business consistent with past practice. In addition, the prior approval of First Federal Bancorp is required with respect to the following: (i) any new loan or credit facility commitment to any borrower or group of affiliated borrowers in an amount in excess of $200,000 for a commercial real estate loan, $200,000 for a construction loan, $200,000 for a residential loan or whose credit exposure with Bank of Alpena, Alpena Banking Corporation, or any Alpena Banking Subsidiary in the aggregate, exceeds $400,000 prior to thereto or as a result thereof; and (ii) any new loan or credit facility commitment secured by any property located outside of the State of Michigan;

(xiv)       enter into, renew, extend or modify any transaction (other than a deposit transaction) with any Affiliate;

(xv)        enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest other than in the ordinary course of business consistent with past practice;

(xvi)       except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(xvii)      make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; deposit pricing or gathering; or other material banking policies except as may be required by changes in applicable law or regulations, GAAP or by a Regulatory Authority;

(xviii)     except for the execution of this Agreement, and the transactions contemplated herein, take any action that would give rise to an acceleration of the right to payment to any individual under any Alpena Banking Corporation Compensation and Benefit Plan;

(xix)       other than as Previously Disclosed make any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and as Previously Disclosed, and other than expenditures necessary to maintain existing assets in good repair;

(xx)        pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, except, in consultation with First Federal Bancorp, with respect to any such payment, discharge, settlement or compromise made in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or waive or release any material rights or

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claims, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(xxi)       except where it is a participant and not the lead lender, foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

(xxii)      purchase or sell any mortgage loan servicing rights;

(xxiii)     issue any broadly distributed communication relating to the Merger or the Bank Merger to employees (including general communications relating to benefits and compensation) without prior consultation with First Federal Bancorp and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of First Federal Bancorp (which shall not be unreasonably withheld, delayed or conditioned) or issue any broadly distributed communication to customers relating to the Merger or the Bank Merger without the prior approval of First Federal Bancorp (which shall not be unreasonably withheld, delayed or conditioned), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(xxiv)    (1) take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger or the Bank Merger from qualifying as reorganizations within the meaning of Section 368(a) of the IRC, or (2) take any action that is reasonably likely to result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or

(xxv)      agree to do any of the foregoing.

Section 5.02       Current Information.

(a)         During the period from the date of this Agreement to the Effective Time, Alpena Banking Corporation will cause one or more of its representatives to confer with representatives of First Federal Bancorp and report on the general status of its ongoing operations at such times as First Federal Bancorp may reasonably request, provided that such representatives shall be subject to the Confidentiality Agreement. Alpena Banking Corporation will promptly notify First Federal Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving Alpena Banking Corporation or any Alpena Banking Subsidiary. Without limiting the foregoing, senior officers of First Federal Bancorp and Alpena Banking Corporation shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of Alpena Banking Corporation and its Subsidiaries, in accordance with applicable law, and Alpena Banking Corporation shall give due consideration to First Federal Bancorp’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither First Federal Bancorp nor any First Federal Bancorp Subsidiary shall under any circumstance be permitted to exercise control of Alpena Banking Corporation or any Alpena Banking Subsidiary prior to the Effective Time.

(b)         Representatives of Bank of Alpena and First Federal Bank shall meet on a regular basis to discuss and plan for the conversion of Bank of Alpena’s data processing and related electronic informational systems to those used by First Federal Bank, which planning shall include, but not be limited

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to, discussion of the possible termination by Bank of Alpena of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by Bank of Alpena in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that Bank of Alpena shall not be obligated to take any such action prior to the Effective Time and no conversion shall take place prior to the Effective Time. In the event that Bank of Alpena takes, at the request of First Federal Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, First Federal Bank shall indemnify Bank of Alpena for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a willful breach of this Agreement by Alpena Banking Corporation, or a termination of this Agreement under Section 10.01(g) or 10.01(i).

(c)         Bank of Alpena shall provide First Federal Bank, within fifteen (15) business days after the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month, and (iv) impaired loans). On a monthly basis, Bank of Alpena shall provide First Federal Bank with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

(d)         Alpena Banking Corporation shall promptly inform First Federal Bancorp upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any Federal, state or local commission, agency or board) relating to the alleged liability of Alpena Banking Corporation or any Alpena Banking Subsidiary under any labor or employment law.

Section 5.03       Access to Properties and Records.

(a)         Alpena Banking Corporation agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford First Federal Bancorp, and First Federal Bancorp’s officers, employees, counsel, accountants and other authorized Representatives, such reasonable access during normal business hours throughout the period before the Effective Time to the books, records (including tax returns and work papers of independent auditors), properties, personnel and to such other information as First Federal Bancorp may reasonably request and, during such period, it will furnish promptly to First Federal Bancorp (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities or banking laws, and (2) all other information concerning its business, properties and personnel as First Federal Bancorp may reasonably request. Alpena Banking Corporation or any of its Subsidiaries will not be required to afford access or disclose information that would violate or prejudice the rights of its customers, jeopardize attorney-client privilege or contravene any provisions of applicable law, rule or regulation or any binding agreement with any third party. The Parties will make appropriate substitute arrangements in circumstances where the previous sentence applies. Each party will hold any information that is nonpublic and confidential in accordance with the confidentiality provisions of the Confidentiality Agreement.  No investigation by any party of the business and affairs of the other party, pursuant to this Section of the Agreement or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party’s obligation to consummate the transactions contemplated by this Agreement.

(b)         First Federal Bancorp may elect, at its own expense, to conduct a “phase I environmental audit” and a “phase II environmental audit” at each Bank of Alpena branch at a time or times mutual

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agreeable to the Parties prior to the Closing Date; provided, however, that First Federal Bancorp may elect to conduct a “phase II environmental audit” prior to the Closing only to the extent that a “phase II environmental audit” is recommended by the “phase I environmental audit” as a result of a “Recognized Environmental Condition” (as such term is defined by The American Society for Testing Materials) identified in the “phase I environmental audit,” and provided that as to any “phase II environmental audits” performed at a branch which Bank of Alpena leases, the landlord pursuant to the applicable lease has consented to such “phase II environmental audit” if such consent is necessary pursuant to the lease. Bank of Alpena will use its commercially reasonable efforts (at no cost to Alpena Banking Corporation or Bank of Alpena) to obtain such landlord consent. Prior to performing any “phase II environmental audits,” First Federal Bancorp will provide Bank of Alpena with a copy of its proposed work plan and First Federal Bancorp will cooperate in good faith with Bank of Alpena to address any comments or suggestions made by Bank of Alpena regarding the work plan. First Federal Bancorp and its environmental consultant shall conduct all environmental assessments pursuant to this Section at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with Bank of Alpena’s operation of its business, and First Federal Bancorp shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. First Federal Bancorp shall be required to restore each property upon which environmental testing has been performed to substantially its pre-assessment condition. All costs and expenses incurred in connection with any “phase I environmental audit” and any “phase II environmental audit,” and any restoration and clean up, shall be borne solely by First Federal Bancorp. Any access to the Bank of Alpena branches hereunder shall be at the sole risk of First Federal Bancorp and, in connection therewith, First Federal Bancorp agrees to indemnify and hold harmless Alpena Banking Corporation and Bank of Alpena with respect to any damages or losses resulting from or arising out of such access. A full and complete copy of all phase I environmental audits and phase II environmental audits prepared under this Section shall be provided to Alpena Banking Corporation within five (5) days of receipt thereof by First Federal Bancorp.

Section 5.04       Financial and Other Statements.

(a)         Promptly upon receipt thereof, Alpena Banking Corporation will furnish to First Federal Bancorp copies of each annual, interim or special audit of the financial statements of Alpena Banking Corporation and the Alpena Banking Corporation Subsidiaries made by its independent auditors and copies of all internal control reports submitted to Alpena Banking Corporation by such auditors in connection with each annual, interim or special audit of the financial statements of Alpena Banking Corporation and the Alpena Banking Corporation Subsidiaries made by such auditors.

(b)         Alpena Banking Corporation will furnish to First Federal Bancorp copies of all documents, statements and reports as it or any Alpena Banking Subsidiary shall send to its shareholders, the FDIC, the FRB, the DIFS or any other Regulatory Authority, except as legally prohibited thereby. Within 25 days after the end of each month, Alpena Banking Corporation will deliver to First Federal Bancorp a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

Section 5.05       Maintenance of Insurance.

Alpena Banking Corporation shall maintain, and cause each Alpena Banking Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business.

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Section 5.06       Disclosure Supplements.

From time to time prior to the Effective Time, Alpena Banking Corporation will promptly supplement or amend the Alpena Banking Corporation Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Alpena Banking Corporation Disclosure Schedule or that is necessary to correct any information in such Alpena Banking Corporation Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Alpena Banking Corporation Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII.

Section 5.07       Consents and Approvals of Third Parties.

Alpena Banking Corporation shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement.

Section 5.08       Reasonable Best Efforts.

Subject to the terms and conditions herein provided, Alpena Banking Corporation agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 5.09       Failure to Fulfill Conditions.

If Alpena Banking Corporation determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify First Federal Bancorp.

Section 5.10       No Solicitation.

(a)         Alpena Banking Corporation shall not, and shall not authorize or permit the Alpena Banking Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than First Federal Bancorp) any information or data with respect to Alpena Banking Corporation or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Alpena Banking Corporation is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Alpena Banking Corporation and its Subsidiaries shall, and shall cause each of Alpena Banking Corporation Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal from First Federal Bancorp), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this

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Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Alpena Banking Corporation or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Alpena Banking Corporation or any of its Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of Alpena Banking Corporation and its Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of Alpena Banking Corporation or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of Alpena Banking Corporation or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b)         Notwithstanding Section 5.10(a), Alpena Banking Corporation may take any of the actions described in clause (ii) of Section 5.10(a) if, but only if, prior to the date of the Alpena Banking Corporation Shareholders Meeting: (i) Alpena Banking Corporation has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.10; (ii) the Alpena Banking Corporation Board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal; and (iii) prior to furnishing or affording access to any information or data with respect to Alpena Banking Corporation or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, Alpena Banking Corporation receives from such Person a confidentiality agreement with terms no less favorable to Alpena Banking Corporation than those contained in the Confidentiality Agreement between Alpena Banking Corporation and First Federal Bancorp. Alpena Banking Corporation shall promptly provide to First Federal Bancorp any material, non-public information regarding Alpena Banking Corporation or its Subsidiaries provided to any other Person that was not previously provided to First Federal Bancorp, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Alpena Banking Corporation Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and a financial advisor: (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Alpena Banking Corporation Common Stock or all, or substantially all, of the assets of Alpena Banking Corporation and its Subsidiaries on a consolidated basis; (ii) would result in a transaction that involves consideration to the holders of the shares of Alpena Banking Corporation Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to Alpena Banking Corporation’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered, and which proposal is not conditioned upon obtaining additional financing; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal, including any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby.

(c)         Alpena Banking Corporation shall promptly (and in any event within twenty-four (24) hours) notify First Federal Bancorp in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Alpena Banking Corporation or any Alpena Banking Corporation Representatives, in each case in

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connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers unless: (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree. Alpena Banking Corporation agrees that it shall keep First Federal Bancorp reasonably informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)         Neither the Alpena Banking Corporation Board nor any committee thereof shall withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to First Federal Bancorp in connection with the transactions contemplated by this Agreement (including the Merger), the Alpena Banking Corporation Recommendation (as defined in Section 7.01(a)), or make any statement, filing or release, in connection with the Alpena Banking Corporation Shareholders Meeting or otherwise, inconsistent with the Alpena Banking Corporation Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Alpena Banking Corporation Recommendation).

(e)         Notwithstanding Section 5.10(d), prior to the date of Alpena Banking Corporation Shareholders Meeting, the Board of Directors of Alpena Banking Corporation may approve or recommend to the shareholders of Alpena Banking Corporation a Superior Proposal and withdraw, qualify or modify the Alpena Banking Corporation Recommendation in connection therewith (a “Alpena Banking Corporation Subsequent Determination”) after the third (3rd) Business Day following First Federal Bancorp’s receipt of a notice (the “Notice of Superior Proposal”) from Alpena Banking Corporation advising First Federal Bancorp that the Alpena Banking Corporation Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.10) constitutes a Superior Proposal (it being understood that Alpena Banking Corporation shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Alpena Banking Corporation proposes to accept and the subsequent notice period shall be two (2) business days) if, but only if, (i) the Alpena Banking Corporation Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and a financial advisor, that the failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties to Alpena Banking Corporation’s shareholders under applicable law, and (ii) at the end of such three (3) Business Day period or the two (2) Business Day Period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by First Federal Bancorp since its receipt of such Notice of Superior Proposal (provided, however, that First Federal Bancorp shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the Alpena Banking Corporation Board has again in good faith made the determination (A) in clause (i) of this Section 5.10(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal.

Section 5.11       Reserves and Merger-Related Costs.

Alpena Banking Corporation agrees to consult with First Federal Bancorp with respect to its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves). First Federal Bancorp and Alpena Banking Corporation shall also consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges as First Federal Bancorp shall reasonably request and which are not inconsistent with GAAP, provided that no such actions need be effected until First Federal Bancorp shall have irrevocably certified to Alpena Banking Corporation that all conditions set

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forth in Article VIII to the obligation of First Federal Bancorp to consummate the transactions contemplated hereby (other than the delivery of certificates or opinions) have been satisfied or, where legally permissible, waived.

Section 5.12       Board of Directors Meetings.

Alpena Banking Corporation and Bank of Alpena shall permit up to two (2) representatives of First Federal Bancorp to attend in person any meetings of the Board of Directors of Alpena Banking Corporation and/or Bank of Alpena as observers, subject to the Confidentiality Agreement; provided, that neither Alpena Banking Corporation nor Bank of Alpena shall be required to permit the First Federal Bancorp representatives to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of Alpena Banking Corporation or Bank of Alpena or during any other matter that the respective Board of Directors has reasonably determined to be confidential with respect to First Federal Bancorp’s participation. First Federal Bancorp shall bear all legal and financial responsibility for ensuring that observer rights shall not constitute control of Alpena Banking Corporation or Bank of Alpena under applicable laws.

ARTICLE VI

COVENANTS OF FIRST FEDERAL BANCORP

Section 6.01       Conduct of Business.

(a)         Affirmative Covenants.  During the period from the date of this Agreement to the Effective Time, except with the written consent of Alpena Banking Corporation, which consent will not be unreasonably withheld, First Federal Bancorp will, and will cause each First Federal Subsidiary to operate its business in the usual, regular and ordinary course of business and use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises.

(b)         Negative Covenants.   First Federal Bancorp agrees that from the date of this Agreement until the Effective Time, except as otherwise specifically permitted or required by this Agreement or as Previously Disclosed, without the written consent of Alpena Banking Corporation (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each First Federal Subsidiary not to:

(i)           change or waive any provision of its Articles of Incorporation or Bylaws in a manner that would materially and adversely affect the benefits of the Merger to the holders of Alpena Banking Corporation Common Stock;

(ii)          change the number of authorized or issued shares of its capital stock, issue any shares of First Federal Bancorp Common Stock, including any shares that are held as “treasury shares” as of the date of this Agreement, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under any equity compensation plan or arrangement, or split, combine or reclassify any shares of capital stock, provided that First Federal Bancorp may issue shares of capital stock or Rights, or make grants or awards, under equity compensation plans or arrangements that are existing as of the date of this Agreement;

(iii)         declare or pay any dividend or make any other distribution to First Federal Bancorp shareholders, whether in cash, stock or other property, except at such times and in such amounts as

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consistent with past practice, it being understood that the payment of dividends in amounts of up to $0.02 per share per quarter shall be considered consistent with past practice;

(iv)         merge or consolidate First Federal Bancorp with any other corporation in any transaction in which First Federal Bancorp is not the surviving company (a “Sale Transaction”), unless the acquirer in such transaction expressly agrees to be bound by this Agreement and, if such transaction is closed prior to the Effective Time of the Merger, any appropriate adjustment is made to the Exchange Ratio so that the Alpena Banking Corporation Shareholders receive the same benefits of the Sale Transaction as if they were shareholders of First Federal Bancorp at the time of the closing of the Sale Transaction;

(v)          voluntarily take any action which would result in any of the representations and warranties of First Federal Bancorp set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VIII hereof not being satisfied, except in each case as may be required by applicable law;

(vi)         take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of First Federal Bancorp or Alpena Banking Corporation to obtain any Regulatory Approvals or approvals of Governmental Entities required for the transactions contemplated hereby or to perform its covenants under the Agreement.

(vii)        (1) take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger or the Bank Merger from qualifying as reorganizations within the meaning of Section 368(a) of the IRC, or (2) take any action that is reasonably likely to result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; or

(viii)       agree to do any of the foregoing.

Section 6.02       Current Information.

(a)         During the period from the date of this Agreement to the Effective Time, First Federal Bancorp will cause one or more of its representatives to confer with representatives of Alpena Banking Corporation and report on the general status of matters relating to the completion of the transactions contemplated hereby and on its ongoing operations, at such times as Alpena Banking Corporation may reasonably request, provided that such representatives shall be subject to the Confidentiality Agreement. First Federal Bancorp will promptly notify Alpena Banking Corporation of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings, or the institution or the threat of material litigation involving First Federal Bancorp and its Subsidiaries. Without limiting the foregoing, senior officers of First Federal Bancorp and Alpena Banking Corporation shall meet on a reasonably regular basis (expected to be at least monthly) to review the financial and operational affairs of First Federal Bancorp and its Subsidiaries, in accordance with applicable law, and First Federal Bancorp shall give due consideration to Alpena Banking Corporation’s input on such matters.

(b)         First Federal Bank shall provide Bank of Alpena, within fifteen (15) business days after the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, “Troubled Debt Restructuring by Creditors,” (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due as of the end of such month, and (iv) impaired loans). On a monthly basis, First Federal Bank shall provide Bank of Alpena with a schedule of

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all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

(c)         First Federal Bancorp shall promptly inform Alpena Banking Corporation upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any Federal, state or local commission, agency or board) relating to the alleged liability of First Federal Bancorp or any First Federal Banking Subsidiary under any labor or employment law.

Section 6.03       Access to Properties and Records.

(a)         First Federal Bancorp agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it will (and will cause its Subsidiaries to) afford Alpena Banking Corporation, and Alpena Banking Corporation’s officers, employees, counsel, accountants and other authorized Representatives, such reasonable access during normal business hours throughout the period before the Effective Time to the books, records (including tax returns and work papers of independent auditors), properties, personnel and to such other information as Alpena Banking Corporation may reasonably request and, during such period, it will furnish promptly to Alpena Banking Corporation (1) a copy of each report, schedule and other document filed by it pursuant to the requirements of Federal or state securities or banking laws, and (2) all other information concerning its business, properties and personnel as Alpena Banking Corporation may reasonably request. First Federal Bancorp or any of its Subsidiaries will not be required to afford access or disclose information that would violate or prejudice the rights of its customers, jeopardize attorney-client privilege or contravene any provisions of applicable law, rule or regulation or any binding agreement with any third party. The Parties will make appropriate substitute arrangements in circumstances where the previous sentence applies. Each party will hold any information that is nonpublic and confidential in accordance with the confidentiality provisions of the Confidentiality Agreement. No investigation by any party of the business and affairs of the other party, pursuant to this Section of the Agreement or otherwise, will affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party’s obligation to consummate the transactions contemplated by this Agreement.

(b)         Alpena Banking Corporation may elect, at its expense, to conduct a “phase I environmental audit” and a “phase II environmental audit” at each First Federal Bank branch at a time or times mutually agreeable to the Parties prior to the Closing Date; provided, however, that Alpena Banking Corporation may elect to conduct a “phase II environmental audit” prior to the Closing only to the extent that a “phase II environmental audit” is recommended by the “phase I environmental audit” as a result of a “Recognized Environmental Condition” (as such term is defined by The American Society for Testing Materials) identified in the “phase I environmental audit,” and provided that as to any “phase II environmental audits” performed at a branch which First Federal Bank leases, the landlord pursuant to the applicable lease has consented to such “phase II environmental audit” if such consent is necessary pursuant to the lease. First Federal Bank will use its commercially reasonable efforts (at no cost to First Federal Bancorp or First Federal Bank) to obtain such landlord consent. Prior to performing any “phase II environmental audits,” Alpena Banking Corporation will provide First Federal Bank with a copy of its proposed work plan and Alpena Banking Corporation will cooperate in good faith with First Federal Bank to address any comments or suggestions made by First Federal Bank regarding the work plan. Alpena Banking Corporation and its environmental consultant shall conduct all environmental assessments pursuant to this Section at mutually agreeable times and so as to eliminate or minimize to the greatest extent possible interference with First Federal Bank’s operation of its business, and Alpena Banking Corporation shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. Alpena Banking Corporation shall be required to restore each property upon which environmental testing has been performed to substantially its pre-assessment condition. All costs and expenses incurred in connection with any “phase I environmental audit” and any “phase II environmental audit,” and any restoration and clean

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up, shall be borne solely by Alpena Banking Corporation. Any access to the First Federal Bank branches hereunder shall be at the sole risk of Alpena Banking Corporation and, in connection therewith, Alpena Banking Corporation agrees to indemnify and hold harmless First Federal Bancorp and First Federal Bank with respect to any damages or losses resulting from or arising out of such access. A full and complete copy of all phase I environmental audits and phase II environmental audits prepared under this Section shall be provided to First Federal Bancorp within five (5) days of receipt thereof by Alpena Banking Corporation.

Section 6.04       Financial and Other Statements.

(a)         First Federal Bancorp will make available to Alpena Banking Corporation (i) copies of all documents, statements and reports as it or any First Federal Subsidiary shall send to the OCC, the FRB, or any other Regulatory Authority, with respect to the Merger and the Bank Merger, and (ii) the First Federal Bancorp Securities Documents filed by it with the SEC.

(b)         Promptly upon receipt thereof, First Federal Bancorp will furnish to Alpena Banking Corporation copies of each annual, interim or special audit of the financial statements of First Federal Bancorp and the First Federal Bancorp Subsidiaries made by its independent auditors and copies of all internal control reports submitted to First Federal Bancorp by such auditors in connection with each annual, interim or special audit of the financial statements of First Federal Bancorp and the First Federal Bancorp Subsidiaries made by such auditors.

(c)         First Federal Bancorp will furnish to Alpena Banking Corporation copies of all documents, statements and reports as it or any Alpena Banking Subsidiary shall send to its shareholders, the FDIC, the FRB, the OCC or any other Regulatory Authority, except as legally prohibited thereby. Within 25 days after the end of each month, First Federal Bancorp will deliver to Alpena Banking Corporation a consolidated balance sheet and a consolidated statement of income, without related notes, for such month prepared in accordance with current financial reporting practices.

Section 6.05       Maintenance of Insurance.

First Federal Bancorp shall maintain, and cause each First Federal Bancorp Subsidiary to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of their properties and the nature of their business.

Section 6.06       Disclosure Supplements.

From time to time prior to the Effective Time, First Federal Bancorp will promptly supplement or amend the First Federal Bancorp Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such First Federal Bancorp Disclosure Schedule or which is necessary to correct any information in such First Federal Bancorp Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such First Federal Bancorp Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VIII.

Section 6.07       Consents and Approvals of Third Parties; Reasonable Best Efforts.

First Federal Bancorp shall use all commercially reasonable efforts to obtain as soon as practicable all consents and approvals necessary or desirable for the consummation of the transactions contemplated by this Agreement, including assistance with Regulatory Authorities concerning the termination of any written

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agreement then in effect between Alpena Banking Corporation or any Alpena Banking Subsidiary and any Regulatory Authority. Subject to the terms and conditions herein provided, First Federal Bancorp agrees to use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 6.08       Failure to Fulfill Conditions.

If First Federal Bancorp determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Alpena Banking Corporation.

Section 6.09       Employee Benefits.

(a)         First Federal Bancorp will review all Alpena Banking Corporation Compensation and Benefit Plans to determine whether to terminate or continue such plans. In the event employee compensation and/or benefits as currently provided by Alpena Banking Corporation or any Alpena Banking Subsidiary are changed or terminated by First Federal Bancorp, in whole or in part, First Federal Bancorp shall provide Continuing Employees (as defined below) with compensation and benefits that are, in the aggregate, substantially similar to the compensation and benefits provided to similarly situated employees of First Federal Bancorp or applicable First Federal Bancorp Subsidiary (as of the date any such compensation or benefit is provided). Employees of Alpena Banking Corporation or any Alpena Banking Subsidiary who become participants in any First Federal Bancorp Compensation and Benefit Plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for service as an employee of Alpena Banking Corporation or any Alpena Banking Subsidiary or any predecessor thereto prior to the Effective Time, and provided further, that credit for benefit accrual purposes will be given only for purposes of First Federal Bancorp vacation policies or programs and for purposes of the calculation of severance benefits under any severance compensation plan of First Federal Bancorp. This Agreement shall not be construed to limit the ability of First Federal Bancorp or First Federal Bank to terminate the employment of any employee or to review employee benefits programs from time to time and to make such changes (including terminating any program) as they deem appropriate.

(b)         First Federal Bancorp shall honor the terms of all employment, consulting and change in control agreements, if any, Previously Disclosed by Alpena Banking Corporation. Alpena Banking Corporation has Previously Disclosed the payments and benefits that would be required to be made/provided under the Alpena Banking Corporation Employment Agreements.

(c)         Nothing contained in this Agreement shall be construed to grant a contract of employment to any employee of Alpena Banking Corporation or any Alpena Banking Subsidiary who becomes an employee of First Federal Bancorp or First Federal Bank. Any employee of Bank of Alpena, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, whose employment is terminated involuntarily (other than for cause) at the Bank Merger Effective Date or within one year following the Bank Merger Effective Date shall receive a lump sum severance payment from First Federal Bank equal to one week’s pay at the rate then in effect, for each full year of employment with Bank of Alpena, subject to a minimum of four weeks and a maximum of 26 weeks, provided that such employee enters into a release of claims against Bank of Alpena and First Federal Bank, their Subsidiaries and affiliates in a form satisfactory to First Federal Bank. Such Bank of Alpena employees will have the right to continued health coverage under group health plans of First Federal Bank in accordance with IRC Section 4980B(f) and ERISA Sections 601-609.

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(d)         In the event of any termination or consolidation of any Alpena Banking Corporation health plan with any First Federal Bancorp health plan, First Federal Bancorp shall make available to those employees of Alpena Banking Corporation or any of the Alpena Banking Subsidiaries who become employees of First Federal Bancorp or any of the First Federal Subsidiaries following the Merger and the Bank Merger (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to First Federal Bancorp employees. Unless a Continuing Employee affirmatively terminates coverage under an Alpena Banking Corporation health plan before the time that such Continuing Employee becomes eligible to participate in the First Federal Bancorp health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Alpena Banking Corporation health plans before the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of First Federal Bancorp and their dependents. In the event of a termination or consolidation of any Alpena Banking Corporation health plan, terminated Alpena Banking Corporation employees and qualified beneficiaries will have the right to continued coverage under group health plans of First Federal Bancorp in accordance with COBRA, consistent with the provisions below. All Alpena Banking Corporation employees who cease participating in an Alpena Banking Corporation health plan and become participants in a comparable First Federal Bancorp health plan (each a “Former Alpena Banking Corporation Health Plan Participant”) shall receive credit for any co-payment and deductibles paid under Alpena Banking Corporation’s health plan for purposes of satisfying any applicable deductible or out-of-pocket requirements under the First Federal Bancorp health plan, upon substantiation, in a form satisfactory to First Federal Bancorp that such co-payment and/or deductible has been satisfied. With respect to any Former Alpena Banking Corporation Health Plan Participant, any coverage limitation under the First Federal Bancorp health plan due to any pre-existing condition shall be waived by the First Federal Bancorp health plan to the degree that such condition was covered by the Alpena Banking Corporation health plan and such condition would otherwise have been covered by the First Federal Bancorp health plan in the absence of such coverage limitation.

Section 6.10       Directors and Officers Indemnification and Insurance.

(a)         For a period of six years from and after the Effective Time, First Federal Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Alpena Banking Corporation or an Alpena Banking Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Alpena Banking Corporation or an Alpena Banking Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring at or before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before or after the Effective Time. The obligation of First Federal Bancorp to the Indemnified Parties shall be to the fullest extent as would have been permitted by Alpena Banking Corporation under Alpena Banking Corporation’s Articles of Incorporation and Bylaws. First Federal Bancorp shall also pay all of an Indemnified Party’s expenses in advance of the final disposition of any such action or proceeding to the fullest extent, and in accordance with the required procedures, of Alpena Banking Corporation’s Articles of Incorporation and Bylaws.

(b)         If either First Federal Bancorp or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person,

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then, and in each such case, proper provision shall be made so that the successors and assigns of First Federal Bancorp shall assume the obligations set forth in this Section 6.08.

(c)         First Federal Bancorp shall use its best efforts to maintain, or shall cause First Federal Bank to maintain, in effect for three years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Alpena Banking Corporation (provided, that First Federal Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Effective Time; provided, however, that in no event shall First Federal Bancorp be required to expend pursuant to this Section 6.08(c) an amount that in the aggregate is more than 100% of the annual premiums (the “Maximum Amount”) currently paid by Alpena Banking Corporation for such insurance and, if First Federal Bancorp is unable to maintain such policy as a result of this proviso, First Federal Bancorp shall obtain as much comparable insurance as is available for such Maximum Amount; provided further, that First Federal Bancorp may (i) request Alpena Banking Corporation to obtain an extended reporting period endorsement under Alpena Banking Corporation’s existing directors’ and officers’ liability insurance policy or (ii) substitute therefor “tail” policies the material terms of which, including coverage and amount, are no less favorable to such persons in any material respect than Alpena Banking Corporation’s existing insurance policies as of the date hereof. In connection with the foregoing, Alpena Banking Corporation agrees in order for First Federal Bancorp to fulfill its agreement to provide directors’ and officers’ liability insurance policies for three years to provide such insurer or substitute insurer with such reasonable and customary representations as such insurer may request with respect to the reporting of any prior claims.

(d)         The obligations of First Federal Bancorp provided under this Section 6.08 are intended to be enforceable against First Federal Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of First Federal Bancorp.

Section 6.11       Stock Listing.

Prior to the Effective Time, First Federal Bancorp shall notify Nasdaq of the additional shares of First Federal Bancorp Common Stock to be issued by First Federal Bancorp in exchange for the shares of Alpena Banking Corporation Common Stock.

Section 6.12       Board of Directors Meetings.

First Federal Bancorp and First Federal Bank shall permit up to two representatives of Alpena Banking Corporation to attend in person any meetings of the Board of Directors of First Federal Bancorp and/or First Federal Bank as observers, subject to the Confidentiality Agreement; provided, that neither First Federal Bancorp nor First Federal Bank shall be required to permit the Alpena Banking Corporation representatives to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby. Alpena Banking Corporation shall bear all legal and financial responsibility for ensuring that observer rights shall not constitute control of First Federal Bancorp or First Federal Bank under applicable laws.

Section 6.13        Board of Directors.

At the Effective Time, First Federal Bancorp and First Federal Bank shall each expand the size of their respective Boards of Directors to consist of nine (9) members, and shall cause four (4) individuals serving on Alpena Banking Corporation’s Board of Directors immediately prior to the Effective Time to be added to the Boards of Directors of First Federal Bancorp and First Federal Bank. Such individuals shall be selected by the board of directors of First Federal Bancorp, subject to the approval of Alpena Banking Corporation (which shall not be unreasonably withheld). First Federal Bancorp and First Federal Bank

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covenant and agree to take such actions as may be required to carry out the forgoing, including the securing of resignations of a sufficient number of incumbent members of the respective boards of directors of First Federal Bancorp and First Federal Bank and the appointment of the designated former directors of Alpena Banking Corporation and Bank of Alpena to the respective boards.

Section 6.14       First Federal Bancorp Recommendation.

(a)         Except as provided otherwise below, neither the First Federal Bancorp Board nor any committee thereof shall withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Alpena Banking Corporation in connection with the transactions contemplated by this Agreement (including the Merger), the First Federal Bancorp Recommendation (as defined in Section 7.01(b)), or make any statement, filing or release, in connection with the First Federal Bancorp Shareholders Meeting or otherwise, inconsistent with the First Federal Bancorp Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the First Federal Bancorp Recommendation).

(b)         Notwithstanding Section 6.14(a), prior to the date of the First Federal Bancorp Shareholders Meeting, the Board of Directors of First Federal Bancorp may withdraw, qualify or modify, or propose to withdraw, qualify or modify the First Federal Bancorp Recommendation if the First Federal Bancorp Board determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to violate its fiduciary duties under applicable law.

ARTICLE VII

REGULATORY AND OTHER MATTERS

Section 7.01       Meetings of Shareholders.

(a)         Alpena Banking Corporation will (i) except as otherwise provided in Section 5.10, take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, to consider this Agreement and the Merger (the “Alpena Banking Corporation Shareholders Meeting”), (ii) subject to Section 5.10, through its Board of Directors, in connection with the solicitation of proxies with respect to the Alpena Banking Corporation Shareholders Meeting, recommend approval of this Agreement to the Alpena Banking Corporation shareholders (the “Alpena Banking Corporation Recommendation”); and (iii) cooperate and consult with First Federal Bancorp with respect to each of the foregoing matters.  Subject to the foregoing, Alpena Banking Corporation and the Alpena Banking Corporation Board of Directors will use their reasonable best efforts to obtain from its shareholders the votes necessary to approve the adoption of this Agreement.

(b)         First Federal Bancorp will (i) except as otherwise provided in Section 6.14(b), take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, to consider this Agreement and the Merger (the “First Federal Bancorp Shareholders Meeting”), (ii) subject to Section 6.14(b), through its Board of Directors, in connection with the solicitation of proxies with respect to the First Federal Bancorp Shareholders Meeting, recommend approval of this Agreement to the First Federal Bancorp shareholders (the “First Federal Bancorp Recommendation”); and (iii) cooperate and consult with Alpena Banking Corporation with respect to each of the foregoing matters.  Subject to the foregoing, First Federal Bancorp and the Board of Directors will use their reasonable best efforts to obtain shareholder approval of this Agreement.

Section 7.02       Proxy Statement-Prospectus; Merger Registration Statement.

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(a)         For the purposes of (i) registering with the SEC under the Securities Act the First Federal Bancorp Common Stock to be offered to holders of Alpena Banking Corporation Common Stock in connection with the Merger, and (ii)  holding the Alpena Banking Corporation Shareholders Meeting and the First Federal Bancorp Shareholders Meeting, First Federal Bancorp shall draft and prepare, and Alpena Banking Corporation shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by Alpena Banking Corporation to the Alpena Banking Corporation shareholders and mailed by First Federal Bancorp to the First Federal Bancorp shareholders together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). First Federal Bancorp shall provide Alpena Banking Corporation and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. First Federal Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC as soon as practicable following execution of this Agreement. Each of First Federal Bancorp and Alpena Banking Corporation shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and Alpena Banking Corporation and First Federal Bancorp shall each thereafter promptly mail the Proxy Statement-Prospectus to their respective shareholders. First Federal Bancorp shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Alpena Banking Corporation shall furnish all information concerning Alpena Banking Corporation and the holders of Alpena Banking Corporation Common Stock as may be reasonably requested in connection with any such action.

(b)         First Federal Bancorp will advise Alpena Banking Corporation promptly after First Federal Bancorp receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the registration of the shares of First Federal Bancorp Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and First Federal Bancorp will provide Alpena Banking Corporation with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as Alpena Banking Corporation may reasonably request.

(c)         Alpena Banking Corporation and First Federal Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Alpena Banking Corporation shall cooperate with First Federal Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and First Federal Bancorp shall file an amended Merger Registration Statement with the SEC, and each of Alpena Banking Corporation and First Federal Bancorp shall mail an amended Proxy Statement-Prospectus to their respective shareholders.

Section 7.03       Regulatory Approvals.

The Parties will cooperate with each other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of the SEC, the Regulatory Authorities and any other third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. The

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Parties will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Proxy Statement-Prospectus and any application, petition or any other statement or application made to any Regulatory Authority or Governmental Entity in connection with the Merger and the Bank Merger, and the other transactions contemplated by this Agreement. Alpena Banking Corporation shall have the right to review the information relating to Alpena Banking Corporation and any of its Subsidiaries, which appears in any filing made in connection with the transactions contemplated by this Agreement with any Regulatory Authority or any Governmental Entity. First Federal Bancorp shall give Alpena Banking Corporation and its counsel the opportunity to review each filing prior to its being filed with a Regulatory Authority and shall give Alpena Banking Corporation and its counsel the opportunity to review all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Regulatory Authority.

ARTICLE VIII

CLOSING CONDITIONS

Section 8.01       Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

(a)         Shareholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of each of Alpena Banking Corporation and First Federal Bancorp.

(b)         Injunctions.  None of the Parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Regulatory Authority that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

(c)         Regulatory Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired; all written agreements then in effect between Alpena Banking Corporation or any Alpena Banking Subsidiary and any Regulatory Authority will have been terminated or the Regulatory Authority has agreed to terminate such written agreement contemporaneously with the Closing; all other necessary approvals, authorizations and consents of any Governmental Entities required to consummate the transactions contemplated by this Agreement, the failure of which to obtain would reasonably be expected to have a Material Adverse Effect, shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired. No such approval, authorization or consent shall include any condition or requirement, excluding standard conditions that are normally imposed by the Regulatory Authorities in bank merger transactions, that would, in the good faith reasonable judgment of the Board of Directors of First Federal Bancorp, materially and adversely affect the business, operations, financial condition, property or assets of the combined enterprise of the Parties.

(d)         Third Party Consents.  The Parties shall have obtained the consent or approval of each person (other than the Regulatory Approvals and other approvals, authorizations and consents of Governmental Entities referred to in Section 8.01(c)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except for those for which failure to obtain

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such consent or approval would not, individually or in the aggregate, have a Material Adverse Effect on First Federal Bancorp (after giving effect to the consummation of the transactions contemplated hereby).

(e)         Merger Registration Statement.    The Merger Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

(f)         Nasdaq Listing.  The shares of First Federal Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

Section 8.02       Conditions to the Obligations of First Federal Bancorp under this Agreement.

The obligations of First Federal Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.02 at or prior to the Closing Date:

(a)         Representations and Warranties.  Subject to the standard set forth in Section 3.01, each of the representations and warranties of Alpena Banking Corporation set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), and Alpena Banking Corporation shall have delivered to First Federal Bancorp a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Alpena Banking Corporation as of the Closing Date.

(b)         Agreements and Covenants.   Alpena Banking Corporation shall have performed in all material respects all obligations, and complied in all material respects with all agreements or covenants, to be performed or complied with by it at or prior to the Effective Time. First Federal Bancorp shall have received a certificate signed on behalf of Alpena Banking Corporation by the Chief Executive Officer and Chief Financial Officer of Alpena Banking Corporation to such effects dated as of the Effective Time.

(c)         Tax Opinion.   On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, First Federal Bancorp shall have received an opinion of counsel to First Federal Bancorp, reasonably acceptable in form and substance to First Federal Bancorp, dated as of the Closing Date, substantially to the effect that for Federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described herein, such counsel may require and rely upon customary representations contained in certificates of officers of First Federal Bancorp and Alpena Banking Corporation and their respective Subsidiaries.

Section 8.03    Conditions to the Obligations of Alpena Banking Corporation under this Agreement.

The obligations of Alpena Banking Corporation under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.03 at or prior to the Closing Date:

(a)         Representations and Warranties.  Subject to the standard set forth in Section 4.01, each of the representations and warranties of First Federal Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such

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representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date); and First Federal Bancorp shall have delivered to Alpena Banking Corporation a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of First Federal Bancorp as of the Effective Time.

(b)         Agreements and Covenants.   First Federal Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Alpena Banking Corporation shall have received a certificate signed on behalf of First Federal Bancorp by the Chief Executive Officer and Chief Financial Officer to such effects dated as of the Effective Time.

(c)         Tax Opinion.   On the basis of facts, representations and assumptions which shall be consistent with the state of facts existing at the Closing Date, Alpena Banking Corporation shall have received an opinion of counsel to First Federal Bancorp, reasonably acceptable in form and substance to Alpena Banking Corporation, dated as of the Closing Date, substantially to the effect that for Federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering the tax opinion described herein, such counsel may require and rely upon customary representations contained in certificates of officers of First Federal Bancorp and Alpena Banking Corporation and their respective Subsidiaries.

ARTICLE IX

THE CLOSING

Section 9.01       Time and Place.

Subject to the provisions of Articles VIII and X hereof, the Closing of the transactions contemplated hereby shall occur at such place and time upon which First Federal Bancorp and Alpena Banking Corporation mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place on the day prior to the Closing Date.

Section 9.02       Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to First Federal Bancorp and Alpena Banking Corporation drafts of the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof.

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

Section 10.01     Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the shareholders of Alpena Banking Corporation:

(a)         At any time by the mutual written agreement of First Federal Bancorp and Alpena Banking Corporation;

(b)         By the Board of Directors of either First Federal Bancorp or Alpena Banking Corporation (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been any breach of any of the representations or warranties set forth in this Agreement on the part of one of the other Parties, which breach (i) if occurring

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or continuing on the date on which the Closing would otherwise occur would result in the failure of the conditions set forth in Sections 8.02(a) or 8.03(a), as the case may be and (ii) by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party;

(c)         By the Board of Directors of either First Federal Bancorp or Alpena Banking Corporation (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of one of the other Parties, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party;

(d)         By the Board of Directors of either First Federal Bancorp or Alpena Banking Corporation if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by First Federal Bancorp and Alpena Banking Corporation; provided, that no party may terminate this Agreement pursuant to this Section 10.01(d) if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(e)         By the Board of Directors of either First Federal Bancorp or Alpena Banking Corporation if (x) the shareholders of Alpena Banking Corporation shall have voted at the Alpena Banking Corporation Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions, or (y) the shareholders of First Federal Bancorp shall have voted at the First Federal Bancorp Shareholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve such transactions;

(f)         By the Board of Directors of either First Federal Bancorp or Alpena Banking Corporation if (i) final action has been taken by a Regulatory Authority whose approval is required in connection with this Agreement and the transactions contemplated hereby, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

(g)         By the Board of Directors of First Federal Bancorp if the Board of Directors of Alpena Banking Corporation does not publicly recommend in the Proxy Statement-Prospectus that shareholders approve this Agreement or if, after recommending in the Proxy Statement-Prospectus that shareholders approve this Agreement, the Board of Directors withdraws its recommendation or modifies or qualifies its recommendation in a manner adverse to First Federal Bancorp;

(h)         By the Board of Directors of Alpena Banking Corporation if the Board of Directors of First Federal Bancorp does not publicly recommend in the Proxy Statement-Prospectus that shareholders approve this Agreement or if, after recommending in the Proxy Statement-Prospectus that shareholders approve this Agreement, the Board of Directors withdraws its recommendation or modifies or qualifies its recommendation in a manner adverse to Alpena Banking Corporation;

(i)          By the Board of Directors of Alpena Banking Corporation: (i) at any time before the approval of this Agreement by Alpena Banking Corporation’s shareholders, if Alpena Banking Corporation has received a Superior Proposal, and in accordance with Section 5.10 of this Agreement, the Board of Directors of Alpena Banking Corporation has made a determination to terminate this Agreement in order to

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accept such Superior Proposal; and (ii) Alpena Banking Corporation has paid the termination fee set forth below in Section 10.02(b)(iii).

(j)          By the Board of Directors of Alpena Banking Corporation if total shareholders’ equity of First Federal Bancorp, on the last day of the month prior to the month of Closing, computed in accordance with GAAP, is less than $22,060,000, adjusted to eliminate the effect of (x) transaction costs associated with Merger and the Bank Merger and (y) changes in accumulated other comprehensive income (loss).

(k)         By the Board of Directors of First Federal Bancorp if total shareholders’ equity of Alpena Banking Corporation, on the last day of the month prior to the month of Closing, computed in accordance with GAAP, is less than $6,307,000, adjusted to eliminate the effect of (x) transaction costs associated with Merger and the Bank Merger and (y) changes in accumulated other comprehensive income.

(l)          By Alpena Banking Corporation in the event First Federal Bancorp shall, prior to the Effective Time, enter into any agreement, whether or not binding, to merge or consolidate First Federal Bancorp with any other corporation in any transaction in which First Federal Bancorp is not the surviving entity.

Section 10.02     Effect of Termination.

(a)         In the event of termination of this Agreement pursuant to any provision of Section 10.01, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.02, 11.01, 11.02, 11.06, 11.09, 11.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

(b)         If this Agreement is terminated, expenses and damages of the Parties hereto shall be determined as follows:

(i)           Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(ii)          In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all liabilities and damages sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(iii)         As a condition of First Federal Bancorp’s willingness, and to induce First Federal Bancorp to enter into this Agreement, and/or to reimburse First Federal Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, Alpena Banking Corporation hereby agrees to pay First Federal Bancorp, and First Federal Bancorp shall be entitled to payment of, a fee equal to $200,000 or, if greater, reimbursement up to $400,000 for actual costs and expenses incurred by First Federal Bancorp and First Federal Bank related to entering into this Agreement and consummating the transactions contemplated by this Agreement (including out-of-pocket legal, financial advisory, due diligence, printing, postage and consulting expenses), following the occurrence of any of the events set forth below:

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(A)         Alpena Banking Corporation terminates this Agreement pursuant to Section 10.01(i); or

(B)         The entering into a definitive agreement by Alpena Banking Corporation relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving Alpena Banking Corporation within twelve (12) months after the occurrence of any of the following: (i) the termination of this Agreement by First Federal Bancorp pursuant to Section 10.01(b) or 10.01(c) because of, in either case, a willful breach by Alpena Banking Corporation; or (ii) the termination of this Agreement by First Federal Bancorp pursuant to Section 10.01(g); or (iii) the failure of the shareholders of Alpena Banking Corporation to approve this Agreement after the public disclosure or public awareness of an Acquisition Proposal.

(iv)        As a condition of Alpena Banking Corporation’s willingness, and to induce Alpena Banking Corporation to enter into this Agreement, and/or to reimburse Alpena Banking Corporation for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, First Federal Bancorp hereby agrees to reimburse Alpena Banking Corporation, and Alpena Banking Corporation shall be entitled to reimbursement of, out-of-pocket legal, financial advisory, due diligence, printing, postage and consulting expenses incurred by Alpena Banking Corporation and Bank of Alpena in connection with the transactions contemplated by this Agreement up to a maximum of $200,000, if Alpena Banking Corporation terminates this Agreement pursuant to Section 10.01(h).

(c)         Any fee payable pursuant to Section 10.02(b)(iii)(A) or Section 10.02(b)(iv) shall be made by wire transfer of immediately available funds at the time of termination. Any fee payable pursuant to Section 10.02(b)(iii)(B) shall be made by wire transfer of immediately available funds within two (2) business days after written demand for payment. The right to receive payment of the fee under Section 10.02(b)(iii) will constitute the sole and exclusive remedy of First Federal Bancorp against Alpena Banking Corporation and their respective officers and directors with respect to a termination on the bases specified in paragraphs (A) or (B) of Section 10.02(b)(iii). The right to receive payment of the fee under Section 10.02(b)(iv) will constitute the sole and exclusive remedy of Alpena Banking Corporation against First Federal Bancorp and their respective officers and directors with respect to a termination on the basis specified in Section 10.02(b)(iv).

Section 10.03     Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the shareholders of Alpena Banking Corporation), the Parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the shareholders of Alpena Banking Corporation, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount, value or changes the form of consideration to be delivered to Alpena Banking Corporation’s shareholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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ARTICLE XI

MISCELLANEOUS

Section 11.01     Confidentiality.

Except as specifically set forth herein, First Federal Bancorp and Alpena Banking Corporation mutually agree to be bound by the terms of the confidentiality agreement dated August 9, 2013 (the “Confidentiality Agreement”) previously executed by the Parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The Parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

Section 11.02     Public Announcements.

Alpena Banking Corporation and First Federal Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither Alpena Banking Corporation nor First Federal Bancorp shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release, public announcement or communication has been mutually agreed upon by the Parties hereto. Notwithstanding the foregoing, a party may, without the prior consent of the other party (but after prior consultation with the other party), issue such press release or public disclosure as may upon the advice of counsel be required by law or the rules and regulations of the applicable securities exchange, as the case may be.

Section 11.03     Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 11.04     Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

(a)   If to First Federal Bancorp to:

First Federal of Northern Michigan Bancorp, Inc.

100 South Second Avenue

Alpena, Michigan 49707

Attn: Michael W. Mahler

President and Chief Executive Officer

Fax: (989) 356-0909

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with a copy to:

Luse Gorman Pomerenk & Schick, P.C.

5335 Wisconsin Ave., NW

Suite 780

Washington, DC 20015

Attn:     Eric Luse, Esq.

Steven T. Lanter, Esq.

Fax: (202) 362-2902

(b)   If to Alpena Banking Corporation to:

Alpena Banking Corporation

468 North Ripley Boulevard

Alpena, Michigan 49707

Attn: Craig A. Kus

President and Chief Executive Officer

Fax: (989) 358-9909

with a copy to:

Shumaker, Loop & Kendrick, LLP

1000 Jackson St.

Toledo, Ohio 43604

Attn:     Martin D. Werner, Esq.

Fax:      (419) 241-3108

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given: (a) as of the date delivered by hand; (b) three (3) business days after being delivered to the U.S. mail, postage prepaid; or (c) one (1) business day after being delivered to the overnight courier.

Section 11.05     Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article II and Sections 6.08 and 6.10, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.06     Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, referred to in Section 11.01, contains the entire agreement and understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties other than those expressly set forth herein or therein. This Agreement supersedes all

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prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 11.01 hereof) between the Parties, both written and oral, with respect to its subject matter.

Section 11.07     Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

Section 11.08     Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 11.09     Governing Law.

This Agreement shall be governed by the laws of the State of Michigan, without regard to conflicts of laws principles.

Section 11.10     Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section. The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 11.11     Specific Performance; Jurisdiction.

The Parties hereto agree that irreparable damage would occur if the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in the United States District Court for the Michigan Eastern District or in any state court in the State of Michigan, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief. In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of the United States District Court for the Michigan Eastern District or of any state court located in the State of Michigan if any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not

A-66

bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other United States District Court for the Michigan Eastern District or a state court located in the State of Michigan.

A-67

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

/s/ Michael W. Mahler
By: Michael W. Mahler, President and Chief Executive Officer

ALPENA BANKING CORPORATION

/s/ Craig A. Kus
By: Craig A. Kus, President and Chief Executive Officer

A-68

Appendix B

RP® FINANCIAL, LC.
Advisory | Planning | Valuation

January 23, 2014

Board of Directors

Alpena Banking Corporation

468 North Ripley Boulevard

Alpena, MI 49707

Members of the Board:

You have requested RP® Financial, LC. (“RP Financial”) to provide you with its opinion as to the fairness from a financial point of view to the shareholders of Alpena Banking Corporation (“ABC”), the holding company for Bank of Alpena (the “Bank”) of the aggregate consideration pursuant to the Agreement and Plan of Merger (the “Agreement”), dated January 23, 2014, by and among ABC and First Federal of Northern Michigan Bancorp, Inc. (“FFNM”), Alpena, Michigan. As detailed in the Agreement, ABC will merge with and into FFNM, and the Bank will merge with and into First Federal of Northern Michigan (“First Federal Bank”), the wholly-owned subsidiary of FFNM. FFNM and First Federal Bank will be the surviving institutions (the “Merger”). The Agreement, inclusive of exhibits, is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement.

Summary Description of Merger Consideration

At the Effective Time, each share of ABC Common Stock issued and outstanding immediately prior to the Effective Time shall become and be converted into, as provided in and subject to the terms set forth in this Agreement, the right to receive 1.549 shares (the “Exchange Ratio”) of FFNM Common Stock (the “Merger Consideration”).

RP Financial Background and Experience

RP Financial, as part of its financial institution valuation and financial advisory practice, is regularly engaged in the valuation of federally-insured depository institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, mutual-to-stock conversions of thrift institutions, and business valuations for financial institutions for other purposes. As specialists in the valuation of securities and providing financial advisory services to insured financial institutions, RP Financial has experience in, and knowledge of, the markets for the securities of such institutions nationwide.

Materials Reviewed

In rendering this opinion, RP Financial reviewed or considered the following materials or information: (1) the Agreement, as reviewed by the ABC board on January 23, 2014, and certain exhibits; (2) the following financial information for ABC – (a) audited consolidated financial statements included in the annual reports for the fiscal years ended December 31, 2010 through December 31, 2012; (b) unaudited consolidated financial data, including shareholder reports and financial statements through September 30, 2013, and (c) unaudited draft consolidated financial data through December 31, 2013; quarterly financial reports submitted to the FDIC by the Bank through September 30, 2013; (d) internal financial and other reports from the beginning of fiscal 2012 through September 30, 2013 with regard to current and projected balance sheet and off-balance sheet composition, profitability, interest rates,

Washington Headquarters
1100 North Glebe Road, Suite 600	Direct: (703) 647-6544
Arlington, VA 22201	Telephone: (703) 528-1700
www.rpfinancial.com	Fax No.: (703) 528-1788
E-Mail: mail@rpfinancial.com	Toll-Free No.: (866) 723-0594

B-1

Board of Directors

January 23, 2014

volumes, maturities, market values, trends, credit risk, interest rate risk, liquidity risk and operations; and (d) historical publicly-available financial information as published by SNL Financial, Inc.; (2) internally prepared budget information for ABC; (3) the financial terms of other recently completed and pending acquisitions of regionally- banks and thrifts with similar characteristics as ABC; (4) the financial terms of other recently completed and pending acquisitions of small banks and thrifts where the transaction consideration was all stock and the acquirers stock was priced similarly to FFNM from a tangible book value perspective; (5) the estimated pro forma financial benefits of the Merger to ABC shareholders; and (6) in person interviews with senior executive officers and several board members of ABC.

In addition, RP Financial reviewed or considered the following materials or information for FFNM: (1) the following financial information for FFNM (a) the annual audited financial statements for the fiscal year ended 2012, as presented in 10K filings; (b) September 30, 2013 financial information contained in the 10Q; (c) unaudited consolidated financial data, including shareholder reports and financial statements through September 30, 2013 and; (d) unaudited draft consolidated financial data through December 31, 2013; (e) quarterly financial reports submitted to the FDIC by First Federal Bank through September 30, 2013; (f) internal financial and other reports from the beginning of fiscal 2012 through September 30, 2013 with regard to current and projected balance sheet and off-balance sheet composition, profitability, interest rates, volumes, maturities, market values, trends, credit risk, interest rate risk, liquidity risk and operations; and (g) historical publicly-available financial information as published by SNL Financial, Inc.; (2) internally prepared budget information for FFNM; (3) stock price history for FFNM during past twelve months; (4) FFNM financial information versus a peer group of comparable publicly-traded institutions; and (5) in person interviews with senior executives of FFNM.

In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning ABC and FFNM furnished by the respective institutions to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and competitive, economic and demographic data. We have further relied on the assurances of management of ABC and FFNM that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any such responsibility or liability for the accuracy or completeness thereof. ABC did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities, the collateral securing the assets or the liabilities (contingent or otherwise) of ABC or FFNM or the collectability of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of ABC or FFNM nor have we reviewed any individual credit files relating to ABC or FFNM.

RP Financial, with your consent, has relied upon the advice ABC has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Agreement and other transactions contemplated by the Agreement. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed Merger, no restriction will be imposed on ABC that would have a material adverse effect on the ability of the Merger to be consummated as set forth in the Agreement. We have also assumed that there has been no material change in ABC or FFNM’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statement made available to us. We have assumed in all respects material to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements and that the conditions precedent in the Agreement are not waived.

B-2

Board of Directors

January 23, 2014

Opinion

It is understood that this letter is directed to the Board of Directors of ABC in its consideration of the Agreement, and does not constitute a recommendation to any shareholder of ABC as to any action that such shareholder should take in connection with the Agreement, or otherwise. Our opinion is directed only to the fairness of the Merger Consideration to the current holders of ABC common stock from a financial point of view as of the date of the Agreement.

It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof. Events occurring after the date hereof could materially affect this opinion. We are expressing no opinion herein as to the prices at which FFNM common stock may trade at any time.

We will receive a fee for our fairness opinion services. ABC has agreed to indemnify us against certain liabilities arising out of our engagement. We have previously provided certain other, planning and financial advisory services to ABC.

It is understood that this opinion may be included in its entirety in any communication by ABC or its Board of Directors to the stockholders of ABC. It is also understood that this opinion may be included in its entirety in any regulatory filing by ABC, and that RP Financial consents to the summary of this opinion in the proxy materials of ABC, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial’s prior written consent.

Based upon and subject to the foregoing, and other such matters we consider relevant, it is RP Financial’s opinion that, as of the date hereof, the Merger Consideration to be received by the holders of ABC Common Stock, as described in the Agreement, is fair to such shareholders from a financial point of view.

Respectfully submitted,
RP® FINANCIAL, LC.

B-3

Appendix C

7205 W. Central Avenue

Toledo, Ohio 43617

P 419.841.8521

www.austinassociates.com

January 23, 2014

Personal & Confidential

Board of Directors

First Federal of Northern Michigan Bancorp, Inc.

100 South Second Avenue

Alpena, Michigan 49707

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to First Federal of Northern Michigan Bancorp, Inc. ("FFNM") of the consideration offered in the proposed merger (the “Merger”) by and between FFNM and Alpena Banking Corporation (“ABC”) pursuant to the Agreement and Plan of Merger dated as of January 23, 2014 (the "Agreement"). The terms of the Agreement provide that each outstanding share of ABC will be converted into 1.549 shares of FFNM. The exchange of FFNM shares for all of the outstanding common shares of ABC is deemed to be the “Merger Consideration” for purposes of this letter. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement

Austin Associates, LLC (“Austin”) as part of its investment banking practice is customarily engaged in advising and valuing financial institutions in connection with mergers and acquisitions and other corporate transactions. In our role as financial advisor to FFNM we participated in negotiations of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:

(i)	Reviewed the Agreement and related documents;

(ii)	Reviewed the audited financial statements of FFNM and ABC for each of the years ended December 31, 2010, 2011 and 2012;

(iii)	Reviewed the unaudited financial statements of FFNM and ABC for the 12 month period ended December 31, 2013;

(iv)	Held discussions with management of FFNM and ABC pertaining to respective business strategies, financial results and projections;

C-1

Board of Directors

January 23, 2014

(v)	Reviewed the pro forma financial impact of the Merger based on assumptions determined reasonable by management of FFNM relating to transaction costs, fair value adjustments, cost savings and other synergies;

(vi)	Reviewed certain other nonpublic information of ABC as provided by ABC and their advisor;

(vii)	Reviewed the historical stock prices and trading volumes of the common stock of FFNM;

(viii)	Reviewed a summary of the due diligence results as prepared by FFNM and their designated representatives;

(ix)	Reviewed the terms, to the extent publicly available, of certain other merger transactions in the banking industry which we deemed relevant for purposes of this opinion; and

(x)	Conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. With respect to anticipated transaction costs, fair value adjustments, expected synergies, cost savings and other information prepared by and/or reviewed with the management of FFNM and used by us in our analyses, FFNM’s management confirmed to us that they reflected the best currently available estimates and judgments and we assumed that such performances would be achieved. We assumed that the aggregate allowances for loan and lease losses for ABC are adequate to cover future loan losses.

In connection with rendering our opinion, we have also assumed that there has been no material change in FFNM’s or ABC’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have also assumed that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the Agreement will perform all of the covenants required to be performed by such party under the Agreement, that the conditions precedent in the Agreement are not waived and that the Merger will qualify as a tax-free reorganization for federal income tax purposes. We have also assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or

C-2

Board of Directors

January 23, 2014

amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings and related expenses expected to result from the Merger.

As part of its engagement, Austin reserves the right to review any public disclosures describing our firm or this fairness opinion. Austin will receive a contingent fee based on consummation of the transaction. In addition, FFNM has agreed to indemnify Austin against certain liabilities.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date hereof, the Merger Consideration issued to ABC in the Merger is fair, from a financial point of view to FFNM.

Respectfully,

Austin Associates, LLC

C-3

Appendix D

Consolidated Financial Statements

Alpena Banking Corporation

Years Ended December 31, 2013 and 2012

with Report of Independent Auditors

Alpena Banking Corporation

Consolidated Financial Statements

December 31, 2013

Report of Independent Auditors

Board of Directors

Alpena Banking Corporation

Alpena, Michigan

We have audited the accompanying consolidated financial statements of Alpena Banking Corporation and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting principles used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

D-1

We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Alpena Banking Corporation and Subsidiary as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Bay City, Michigan

March 13, 2014

D-2

Alpena Banking Corporation

Consolidated Balance Sheets

	December 31
	2013	2012
Assets
Cash and cash equivalents:
Cash and due from banks	$524,482	$432,970
Interest-bearing deposits in other financial institutions	7,213,143	18,739,095
Total cash and cash equivalents	7,737,625	19,172,065

Securities available for sale	22,916,256	21,467,363
Federal Home Loan Bank (FHLB) stock	156,700	156,700
Loans held for sale	-	382,621

Loans, net	38,674,966	40,214,222

Premises and equipment, net	2,805,581	2,876,224
Accrued interest receivable	224,725	256,820
Foreclosed assets	283,108	580,924
Other assets	434,803	329,311
Total assets	$73,233,764	$85,436,250

Liabilities and shareholders’ equity
Liabilities:
Deposits:
Noninterest-bearing	$14,868,203	$29,373,378
Interest-bearing	37,907,384	32,003,842
Time	13,239,994	16,518,360
Total deposits	66,015,581	77,895,580

Accrued interest payable and other liabilities	389,749	470,623
Total liabilities	66,405,330	78,366,203

Shareholders’ equity:
Common stock: no par value; 2,000,000 shares authorized, 533,700 issued and outstanding at December 31, 2013 and 2012	5,337,000	5,337,000
Retained earnings	1,671,749	1,583,137
Accumulated other comprehensive income (loss)	(180,315)	149,910
Total shareholders’ equity	6,828,434	7,070,047
Total liabilities and shareholders’ equity	$73,233,764	$85,436,250

See accompanying notes.

D-3

Alpena Banking Corporation

Consolidated Statements of Income

	Year Ended December 31
	2013	2012
Interest and dividend income:
Loans, including fees	$2,235,158	$2,515,482
Securities available for sale	360,750	353,962
Other interest and dividends	28,437	24,824
Total interest and dividend income	2,624,345	2,894,268

Interest expense:
Deposits	188,181	277,546
Net interest income	2,436,164	2,616,722
Provision for loan losses	61,000	30,500
Net interest income after provision for loan losses	2,375,164	2,586,222

Noninterest income (loss):
Service charges on deposit accounts	190,098	192,187
Net gains on securities	2,102	139,624
Net loss on sale of foreclosed assets	(43,172)	(80,292)
Other	160,836	143,140
Total noninterest income	309,864	394,659

Noninterest expenses:
Salaries and employee benefits	1,409,021	1,389,793
Occupancy and equipment	275,290	273,017
Foreclosed asset expense	83,922	439,218
Other	797,183	776,115
Total noninterest expenses	2,565,416	2,878,143
Income before income tax expense	119,612	102,738
Income tax expense	31,000	25,400
Net income	$88,612	$77,338

Basic earnings per share	$0.17	$0.14

See accompanying notes.

D-4

Alpena Banking Corporation

Consolidated Statements of Comprehensive Income (Loss)

	Year Ended December 31
	2013	2012

Net income	$88,612	$77,338

Other comprehensive loss, net of tax:
Unrealized losses on securities available for sale:
Unrealized holding gains (losses) arising during the period	(328,838)	44,704
Reclassification adjustment	(1,387)	(92,152)
Total other comprehensive loss, net of tax	(330,225)	(47,448)
Total comprehensive income (loss)	$(241,613)	$29,890

See accompanying notes.

D-5

Alpena Banking Corporation

Consolidated Statements of Changes in Shareholders’ Equity

Year Ended December 31, 2013 and 2012

				Accumulated
				Other	Total
	Number	Common	Retained	Comprehensive	Shareholders’
	of Shares	Stock	Earnings	Income (Loss)	Equity

Balance at January 1, 2012	533,700	$5,337,000	$1,505,799	$197,358	$7,040,157
Net income			77,338		77,338
Other comprehensive loss				(47,448)	(47,448)
Balance at December 31, 2012	533,700	5,337,000	1,583,137	149,910	7,070,047

Net income			88,612		88,612
Other comprehensive loss				(330,225)	(330,225)
Balance at December 31, 2013	533,700	$5,337,000	$1,671,749	$(180,315)	$6,828,434

See accompanying notes.

D-6

Alpena Banking Corporation

Consolidated Statements of Cash Flows

	Year Ended December 31
	2013	2012
Cash flows from operating activities
Net income	$88,612	$77,338
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	134,916	130,515
Deferred taxes	31,000	50,000
Provision for loan losses	61,000	30,500
Net amortization of securities available for sale	104,432	157,869
Net gain on securities available for sale	(2,102)	(139,624)
Net loss on sale of foreclosed assets	43,172	80,292
Net gain on sale of other assets	(1,214)	-
Loans originated for sale	(5,192,074)	(5,610,644)
Proceeds from sale of loans	5,612,928	5,294,154
Net gain on loans sold	(38,233)	(66,131)
Valuation write-down on foreclosed assets	14,760	349,832
Net change in:
Accrued interest receivable and other assets	66,934	(112,384)
Accrued interest payable and other liabilities	(80,874)	186,932
Net cash from operating activities	843,257	428,649

Cash flows from investing activities
Purchases of securities available for sale	(6,954,163)	(15,186,048)
Proceeds from sales of securities available for sale	-	6,180,621
Proceeds from maturities, calls, and paydowns of securities available for sale	4,902,598	4,634,660
Proceeds from sale of foreclosed assets	474,567	1,397,038
Additions to foreclosed assets	(9,007)	(124,157)
Loan originations and payments, net	1,252,580	(1,000,995)
Additions to premises and equipment, net	(64,273)	(53,389)
Net cash from investing activities	(397,698)	(4,152,270)

Cash flows from financing activities
Net change in deposits	(11,879,999)	15,156,771
Net cash from financing activities	(11,879,999)	15,156,771

Change in cash and cash equivalents	(11,434,440)	11,433,150
Cash and cash equivalents at beginning of year	19,172,065	7,738,915
Cash and cash equivalents at end of year	$7,737,625	$19,172,065

Supplemental information
Cash paid during the year for interest	$191,744	$278,521
Cash paid during the year for taxes	15,000	61,500

Supplemental noncash disclosure
Transfer from loans to foreclosed assets	225,676	110,206
Transfer from foreclosed assets to other assets	-	22,400

See accompanying notes.

D-7

Alpena Banking Corporation

Notes to Consolidated Financial Statements

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Alpena Banking Corporation (Corporation) is a one-bank holding company for the Bank of Alpena (Bank), a community-based bank offering retail and commercial banking services to its customers. The Bank’s loan and deposit accounts are served through its one branch located in Alpena, Michigan. Active competition, principally from other commercial banks, savings banks, and credit unions, exists in the Bank’s primary markets. The Bank’s results of operations can be significantly affected by changes in interest rates or changes in the general manufacturing and tourist industries, which comprise a significant portion of the local economic environment.

The Bank’s primary deposit products are interest and noninterest-bearing checking accounts, savings accounts, and time deposits, and its primary lending products are residential and commercial real estate mortgages, commercial loans, and consumer loans. The Bank does not have any significant concentrations in any one industry, customer, or depositor.

The Bank is a state-chartered bank and is a member of the Federal Deposit Insurance Corporation (FDIC) Bank Insurance Fund. The Bank is subject to the regulations and supervision of the FDIC and state regulators and undergoes periodic examinations by these regulatory authorities. The Corporation is also subject to regulations of the Federal Reserve Board (FRB) governing bank holding companies.

Principles of Consolidation

The consolidated financial statements include the accounts of Alpena Banking Corporation and its wholly-owned subsidiary, the Bank of Alpena. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, the valuation of foreclosed assets, and the fair values of securities and other financial instruments are particularly subject to change.

D-8

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, federal funds sold, interest-bearing deposits in other financial institutions, and securities purchased under agreements to resell. Generally, federal funds are sold for a one-day period. The Corporation maintains deposit accounts in various financial institutions which generally exceed the FDIC-insured limits or are not insured. Management does not believe the Corporation is exposed to any significant interest, credit, or other financial risk as a result of these deposits.

Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Corporation uses various methods including market, income, and cost approaches. Based on these approaches, the Corporation often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated, or generally unobservable inputs. The Corporation utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Based on the observability of the inputs used in the valuation techniques, the Corporation is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

•	Level 1 – Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access at the measurement date.

•	Level 2 – Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; and other inputs that are observable or can be corroborated by observable market data.

•	Level 3 – Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

In determining the appropriate levels, the Corporation performs a detailed analysis of the assets and liabilities. At December 31, 2013 and 2012, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

D-9

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

For the years ended December 31, 2013 and 2012, the application of valuation techniques applied to similar assets and liabilities has been consistent.

Securities

All securities that are classified as available for sale are carried at fair value, with unrealized holding gains and losses, net of related deferred income taxes, reported in other comprehensive income or loss.

Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold.

The entire amount of impairment is recognized through earnings for debt securities with unrealized losses that management intends to sell or will more likely than not be required to sell before an anticipated recovery in fair value. Otherwise, declines in the fair value of debt securities below their cost that are other than temporary are split into two components as follows: 1) other-than-temporary impairment (OTTI) related to credit loss, which must be recognized in the income statement; and 2) OTTI related to other factors, which is recognized in other comprehensive income.  The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of OTTI is recognized through earnings.

In estimating other-than-temporary losses, management considers: the length of time and extent that fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Federal Home Loan Bank Stock

The Bank is a member of the Federal Home Loan Bank System and is required to invest in capital stock of the Federal Home Loan Bank of Indianapolis (FHLB). The amount of the required investment is determined and adjusted annually by the FHLB and is carried at cost plus the value assigned to stock dividends.

Loans Held for Sale

Loans held for sale consist of residential mortgage loans. Such loans are recorded at the lower of aggregate cost or estimated fair value. Net unrealized losses, if any, are recognized in a valuation allowance by charges to earnings.

D-10

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Loans

Loans that management has the positive intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, adjusted for any charge-offs and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Management estimates that direct costs incurred in originating loans classified as held to maturity approximate the origination fees generated on those loans. Therefore, net deferred loan origination fees on loans classified as held to maturity are not included on the accompanying consolidated balance sheets.

Interest income on mortgage and commercial loans is discontinued at the time the loan is 90 days delinquent unless the credit is well secured and in process of collection. Personal loans are typically charged off no later than the time they are 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued in the current year but not received for loans placed on nonaccrual status or charged off is reversed against interest income while interest accrued but not collected in prior years is reversed against the allowance for loan losses. Interest received on such loans is accounted for on the cash-basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

Loans classified as troubled debt restructurings (TDRs) are accounted for in generally the same manner as all other loans. If the loan is in accrual status at the time of the restructuring, the borrower has the ability to make the payments under the restructured terms, and the restructuring does not forgive principal; the loan remains on an accrual basis under the new terms. If there is a forgiveness of debt or partial charge-off, the loan will generally be placed on nonaccrual status with any accrued interest reversed against interest income. If a loan is in accrual status at the time of a restructuring or subsequently becomes nonaccrual, it will remain in nonaccrual status until the borrower has demonstrated the ability to make the payments under the restructured terms by making a minimum of six months of payments. If the borrower makes the six months of payments without becoming past due 30 days or more, it will be returned to accrual status.

D-11

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses

The allowance for loan losses is based on management’s assessment of estimated loan portfolio losses. The allowance for loan losses is established through a provision for loan losses charged to earnings. Actual losses are charged against the allowance when management believes the uncollectability of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as nonaccrual, troubled debt restructurings, or are considered doubtful, substandard, or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-impaired loans and is based on historical loss experience adjusted for qualitative factors. The historical loss experience is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the most recent rolling eight quarters. This actual loss experience is supplemented with other economic factors based on the risks present for each portfolio segment. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Risk characteristics relevant to each portfolio segment are as follows:

Commercial – Loans in this segment are made to businesses and are generally secured by the assets of the business. Repayment is dependent upon the successful operation and management of a business; therefore, these loans are considered to be of greater risk than other types of loans. A weakened economy and the resulting decreased consumer spending will have an effect on the credit quality of this segment.

Residential mortgage – The Bank generally does not originate loans with a loan-to-value ratio greater than 80 percent. All loans in this segment are collateralized by owner-occupied, residential real estate and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality of this segment.

D-12

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses (continued)

Commercial mortgage – Loans in this segment are primarily income-producing properties and are secured by real estate. Repayment is dependent upon the successful operation and management of a business; therefore, these loans are considered to be of greater risk than other types of loans. The underlying cash flows generated by the properties are adversely impacted by a downturn in the economy. Management continually monitors the cash flows of these loans.

Agricultural mortgage – Loans in this segment are primarily secured by farmland or other land used for ongoing agricultural production. Repayment is dependent upon cash flows generated from such production, which may be seasonal in nature. Management continually monitors cash flows of these loans.

Consumer – Loans in this segment primarily include: secured loans, such as loans secured by recreational vehicles, all-terrain vehicles, boats, and snowmobiles; secured and unsecured personal loans; and overdraft protection related loans. Repayment is dependent on the credit quality of the individual borrower and their intent and ability to repay rather than collateral value. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic trends indicate the borrowers’ capacity to repay their obligations may be deteriorating.

Loans are reviewed on an ongoing basis for impairment. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Loans for which the terms have been modified, and for which the borrower is experiencing financial difficulties, are considered troubled debt restructurings and classified as impaired. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral, less costs to sell, if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank generally does not separately identify individual consumer and residential mortgage loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

D-13

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses (continued)

If a troubled debt restructuring is considered to be a collateral-dependent loan, the loan is reported net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Bank determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.

Transfers of Financial Assets

Transfers of financial assets, principally participation loans, are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is determined to be surrendered when 1) the assets have been legally isolated from the Bank, 2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and 3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation, which is computed principally by the straight-line method based upon the estimated useful lives of the related assets, which range from 5 to 40 years. Major improvements are capitalized and appropriately amortized based upon the useful lives of the related assets or the expected terms of the leases, if shorter, using the straight-line method. Maintenance, repairs, and minor alterations are charged to current operations as expenditures occur.

Foreclosed Assets

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value less estimated costs to sell on the date of transfer, establishing a new cost basis. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Revenue and expenses from operations of foreclosed assets and changes in the valuation allowance are included in other noninterest income and expenses in the accompanying consolidated statements of income. Significant improvements to properties are capitalized.

Long-Term Assets

Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

D-14

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Federal Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the federal income tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities. Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As changes in income tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Corporation records interest and penalties related to tax positions as interest expense or other expense, respectively, in the consolidated statements of income.

Off-Balance-Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commitments to fund lines of credit, commitments to grant loans, and commitments under commercial and standby letters of credit. Standby letters of credit are considered to be guarantees; however, since the amount of the liability related to such guarantees is considered insignificant, the guarantees are recorded only when they are funded.

Basic Earnings Per Share

Basic earnings per share is net income divided by the weighted-average number of common shares outstanding during the period. Earnings and dividends per share are restated for all stock splits and stock dividends through the issue date of the consolidated financial statements. Basic earnings per share is based on 533,700 weighted-average common shares outstanding for 2013 and 2012.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income and other comprehensive income or loss. Other comprehensive income or loss includes unrealized gains and losses on securities available for sale, which are also recognized as separate components of shareholders’ equity.

D-15

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

1. Nature of Operations and Summary of Significant Accounting Policies (continued)

Loss Contingencies

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters that will have a material effect on the consolidated financial statements.

Dividend Restrictions

Banking regulations require certain capital levels to be maintained and may limit the dividends paid by the Bank to the Corporation or by the Corporation to shareholders.

Subsequent Events

The Corporation has evaluated subsequent events for recognition and disclosure through March 13, 2014, which is the date the financial statements were available to be issued.

Reclassifications

Certain 2012 amounts have been reclassified to conform to the 2013 presentation.

2. Restrictions on Cash

Cash on hand or on deposit with the Federal Reserve Bank in the amount of $66,000 at December 31, 2013 and $133,000 at December 31, 2012 was required to meet regulatory reserve and clearing requirements. Other restrictions on cash totaled $42,000 at December 31, 2013 and 2012.

D-16

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

3. Securities

The fair value and amortized cost of available-for-sale securities and the related gross unrealized gains and losses recognized in accumulated other comprehensive income at December 31 is as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2013
Agency notes/bonds	$12,460,139	$18,177	$(318,366)	$12,159,950
Corporate bonds	528,495	2,152	–	530,647
Mortgage-backed securities and CMOs	4,529,697	40,960	(66,953)	4,503,704
Municipals	5,671,131	125,799	(74,975)	5,721,955
	$23,189,462	$187,088	$(460,294)	$22,916,256
2012
Agency notes/bonds	$12,426,731	$72,778	$(13,052)	$12,486,457
Corporate bonds	544,815	–	(437)	544,378
Mortgage-backed securities and CMOs	3,256,535	68,954	(3,032)	3,322,457
Municipals	4,107,271	102,279	(2,254)	4,207,296
U.S. Treasury bonds	904,875	1,900	–	906,775
	$21,240,227	$245,911	$(18,775)	$21,467,363

The amortized cost and fair value of available-for-sale securities by contractual maturity are as follows at December 31, 2013. Securities not due at a single maturity date, primarily mortgage-backed securities and collateralized mortgage obligations (CMOs), are shown separately.

	Amortized	Fair
	Cost	Value

Due in one year or less	$2,745,569	$2,705,321
Due from one to five years	8,948,166	8,949,567
Due from five to ten years	6,606,030	6,330,318
Due from over ten years	360,000	427,346
Subtotal	18,659,765	18,412,552
Mortgage-backed securities and CMOs	4,529,697	4,503,704
	$23,189,462	$22,916,256

D-17

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

3. Securities (continued)

Securities with unrealized losses aggregated by investment category and length of time that individual securities have been in continuous unrealized loss position are as follows at December 31:

	Less Than Twelve Months			Over Twelve Months
			Number			Number		Total
		Unrealized	of		Unrealized	of	Total Fair	Unrealized
	Fair Value	Losses	Securities	Fair Value	Losses	Securities	Value	Losses
2013
Agency notes/bonds	$9,239,233	$(290,707)	14	$477,755	$(27,659)	1	$9,716,988	$(318,366)
Mortgage-backed securities and CMOs	514,647	(7,081)	1	1,220,065	(59,872)	1	1,734,712	(66,953)
Municipals	2,713,786	(74,975)	13	–	–	–	2,713,786	(74,975)
Total	$12,467,666	$(372,763)	28	$1,697,820	$(87,531)	2	$14,165,486	$(460,294)

2012
Agency notes/bonds	$2,490,602	$(13,052)	4	$–	$–	–	$2,490,602	$(13,052)
Corporate bonds	544,378	(437)	1	–	–	–	544,378	(437)
Mortgage-backed securities and CMOs	1,533,365	(3,032)	1	–	–	–	1,533,365	(3,032)
Municipals	1,009,839	(2,254)	4	–	–	–	1,009,839	(2,254)
Total	$5,578,184	$(18,775)	10	$–	$–	–	$5,578,184	$(18,775)

Unrealized losses at December 31, 2013 and 2012 have not been recognized into income because they are not considered to be other than temporary. Management considers the unrealized losses to be market driven and no loss will be realized unless the securities are sold. Management does not have the intent to sell these securities and it is likely that the Bank will not be required to sell the securities before their anticipated recovery.

4. Loans and Allowance for Loan Losses

Loan segments have been identified by evaluating the portfolio based on collateral and credit risk characteristics. The ability of the Bank’s debtors to honor their contracts is dependent upon the general economic conditions in the area. Substantially all mortgage and consumer loans are secured by various items of property, while commercial loans are secured primarily by business assets and personal guarantees; a portion of the loans are unsecured.

D-18

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

Loans, by portfolio segment, are as follows at December 31:

	2013	2012
Mortgage loans:
Residential	$13,142,882	$13,682,036
Commercial	18,082,694	19,527,956
Agricultural	982,854	1,008,924
Total mortgage loans	32,208,430	34,218,916
Commercial	6,946,506	6,417,853
Consumer	321,546	411,400
Total loans	39,476,482	41,048,169
Less allowance for loan losses	801,516	833,947
Loans, net	$38,674,966	$40,214,222

The following is an analysis of the allowance for loan losses by loan segment for the year ended December 31, 2013:

	Residential	Commercial	Agricultural
	Mortgage	Mortgage	Mortgage	Commercial	Consumer	Unallocated	Total
Beginning balance	$320,374	$251,339	$79,732	$170,829	$11,582	$91	$833,947
Provision	(25,574)	(50,909)	64,877	5,497	(2,004)	69,113	61,000
Charge offs	(6,060)	(1,805)	–	(116,536)	(1,172)	–	(125,573)
Recoveries	20,265	200	–	11,501	176	–	32,142
Ending balance	$309,005	$198,825	$144,609	$71,291	$8,582	$69,204	$801,516

Evaluated for impairment:
Individually	$110,164	$18,679	$–	$70,879	$–	$–	$199,722
Collectively	198,841	180,146	144,609	412	8,582	69,204	601,794

Financing receivables:
Ending balance	13,142,882	18,082,694	982,854	6,946,506	321,546	–	39,476,482

Evaluated for impairment:
Individually	892,692	1,295,640	69,890	406,312	–	–	2,664,534
Collectively	12,250,190	16,787,054	912,964	6,540,194	321,546	–	36,811,948

D-19

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

The following is an analysis of the allowance for loan losses by loan segment for the year ended December 31, 2012:

	Residential	Commercial	Agricultural
	Mortgage	Mortgage	Mortgage	Commercial	Consumer	Unallocated	Total
Beginning balance	$321,047	$261,865	$2,038	$247,937	$13,595	$102,179	$948,661
Provision	107,134	35,243	77,694	(84,970)	(2,513)	(102,088)	30,500
Charge offs	(127,792)	(74,895)	–	–	–	–	(202,687)
Recoveries	19,985	29,126	–	7,862	500	–	57,473
Ending balance	$320,374	$251,339	$79,732	$170,829	$11,582	$91	$833,947

Evaluated for impairment:
Individually	$18,893	$43,637	$–	$170,379	$–	$–	$232,909
Collectively	301,481	207,702	79,732	450	11,582	91	601,038

Financing receivables:
Ending balance	13,682,036	19,527,956	1,008,924	6,417,853	411,400	–	41,048,169

Evaluated for impairment:
Individually	978,753	1,343,054	69,890	559,049	–	–	2,950,746
Collectively	12,703,283	18,184,902	939,034	5,858,804	411,400	–	38,097,423

D-20

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

The following table presents the unpaid principal balance, recorded investment, related allowance, average recorded investment, and interest income recognized for impaired loans at December 31, 2013 by class of loans:

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Residential mortgage:
1-4 family	$697,256	$572,147	$–	$724,005	$5,363
Commercial mortgage	892,263	620,722	–	630,690	–
Agricultural mortgage	795,351	807,430	–	807,430	–
Commercial:
Business	243,834	223,860	–	253,971	–
Total	$2,628,704	$2,224,159	$–	$2,416,096	$5,363

With an allowance recorded:
Residential mortgage:
1-4 family	$267,308	$267,313	$110,164	$163,948	$1,801
Commercial mortgage	512,741	455,245	18,679	456,214	17,810
Commercial:
Business	224,653	218,625	70,879	225,607	1,583
Total	$1,004,702	$941,183	$199,722	$845,769	$21,194

D-21

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

The following table presents the unpaid principal balance, recorded investment, related allowance, average recorded investment, and interest income recognized for impaired loans at December 31, 2012 by class of loans:

	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Residential mortgage:
1-4 family	$1,019,978	$811,216	$–	$772,090	$6,361
Commercial mortgage	1,243,468	1,010,662	–	1,002,245	28,652
Agricultural mortgage	803,963	807,430	–	67,286	644
Commercial:
Business	201,781	146,555	–	58,229	793
Consumer:
Unsecured	–	–	–	112	164
Total	$3,269,190	$2,775,863	$–	$1,899,962	$36,614

With an allowance recorded:
Residential mortgage:
1-4 family	$71,709	$71,754	$18,893	$72,339	$5,497
Commercial mortgage	421,297	385,851	43,637	218,492	2,820
Commercial:
Business	132,245	132,245	170,379	11,020	–
Total	$625,251	$589,850	$232,909	$301,851	$8,317

No additional funds are committed to be advanced in connection with impaired loans as of December 31, 2013 or 2012.

D-22

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

The following table presents the aging of the recorded investment in loans as of December 31, 2013 by class of loans:

	Current	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
Residential mortgage:
1-4 family	$10,439,547	$108,465	$268,415	$407,123	$805,441
Home equity	1,030,614	–	8,123	–	23,446
Construction	800,257	–	–	–	–
Multi-family	80,338	–	–	–	–
Total residential mortgage	12,350,756	108,465	276,538	407,123	828,887

Commercial mortgage	17,626,170	341,099	–	115,425	841,472

Agricultural mortgage	288,254	–	–	694,600	694,600

Commercial:
Business	6,486,120	121,128	–	117,800	267,294
Agricultural	120,707	–	–	100,751	86,592
Total commercial	6,606,827	121,128	–	218,551	353,886

Consumer:
Secured	180,265	1,446	60,625	–	–
Unsecured	79,210	–	–	–	–
Total consumer	259,475	1,446	60,625	–	–
Totals	$37,131,482	$572,138	$337,163	$1,435,699	$2,718,845

D-23

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

The following table presents the aging of the recorded investment in loans at December 31, 2012 by class of loans:

	Current	30-59 Days Past Due	60-89 Days Past Due	Over 90 Days Past Due	Nonaccrual
Residential mortgage:
1-4 family	$10,879,825	$321,949	$86,019	$–	$785,165
Home equity	1,135,877	–	–	–	–
Construction	1,171,178	–	–	–	–
Multi-family	87,188	–	–	–	–
Total residential mortgage	13,274,068	321,949	86,019	–	785,165

Commercial mortgage	18,940,762	160,202	313,067	113,925	820,958

Agricultural mortgage	1,008,924	–	–	–	–

Commercial:
Business	5,450,933	182,115	422,491	132,245	284,845
Agricultural	230,069	–	–	–	–
Total commercial	5,681,002	182,115	422,491	132,245	284,845

Consumer:
Secured	171,223	88,116	–	–	–
Unsecured	152,061	–	–	–	–
Total consumer	323,284	88,116	–	–	–
Totals	$39,228,040	$752,382	$821,577	$246,170	$1,890,968

There were three loans greater than 90 days past due and still accruing at December 31, 2013 and none at December 31, 2012. Of the total nonaccrual loans presented in the tables above, approximately $993,000 at December 31, 2013 and $873,000 at December 31, 2012 are TDRs that are paying and are included in the current or 30-59 days past due columns above. The remaining balance is included in one of the other aging categories above.

Troubled Debt Restructurings

The Corporation has allocated specific reserves of $89,358 at December 31, 2013 and $32,909 at December 31, 2012 to customers whose loan terms have been modified in troubled debt restructurings. This specific reserve is related to a total troubled debt restructuring portfolio of approximately $1,781,000 at December 31, 2013 and $1,174,000 at December 31, 2012. These loans were classified as impaired loans. This portfolio of troubled debt restructurings consists of approximately 4.51% of the Corporation’s total loans at December 31, 2013 and 2.86% at December 31, 2012.

D-24

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

Troubled Debt Restructurings (continued)

During the year ended December 31, 2013, the terms of five loans were modified as troubled debt restructurings. The modification of the terms of these loans included an extension of the maturity dates. The loans modified during 2013 had a combined loan balance of $663,067 at December 31, 2013.

During the year ended December 31, 2012, there were no loans modified as troubled debt restructurings.

One troubled debt restructuring defaulted during the 12 months ending December 31, 2013. At December 31, 2013, this TDR was 151 days past due. No troubled debt restructurings defaulted during the 12 months ending December 31, 2012.

The Corporation has not committed to lend additional amounts to customers with outstanding loans that are classified as troubled debt restructurings.

Credit Quality Information

The Corporation utilizes a 10-grade internal loan rating system for all non-personal loans.

Loans rated 1-6: Loans in these categories are considered “pass” or “satisfactory” rated loans with low to average risk.

Loans rated 7: Loans in this category are considered “special mention/watch.” A watch asset is not considered criticized for regulatory purposes. A watch obligor may exhibit some level of marked financial deterioration; however, there must also be a well-defined plan of corrective action that is believed to be credible. The obligor will generally have exhibited a sudden but modest and temporary deterioration, often related to a specific event. Protracted gradual deterioration that appears to represent a trend or sudden deterioration of a more significant magnitude would warrant a more severe risk rating. The action plan may include certain kinds of bridging events that could resolve the issue. A watch asset may also have a single event of uncertainty associated with it, which must be resolved within 120 days.

Loans rated 8: Loans in this category are considered “substandard.” Generally, a substandard loan is inadequately protected by the current net worth and repayment capacity of the borrower or there is a likelihood that collateral will have to be liquidated to repay the debt. A substandard loan may exhibit one or more of the following characteristics:

•	Cash flow from operations may be insufficient to meet principal reductions as expected, with the prospect that this condition may not be temporary.

D-25

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

Credit Quality Information (continued)

•	Operating losses may exceed 20% of capital.

•	Restructure not in the ordinary course of business has occurred or is anticipated.

•	A payment default is possible and there is a dependence upon favorable business, financial, and economic conditions to meet timely payment of interest and principal.

•	If deficiencies are not corrected, there is a possibility of loss and a question regarding the borrower’s ability to operate as a going concern.

•	Generally, the asset/loan is considered collectable as to both principal and interest, primarily because of collateral coverage or enterprise value. Loss of principal is not at question, unless current trends were to continue.

Loans rated 9: Loans in this category are considered “doubtful.” Loans classified as doubtful have all of the weaknesses inherent in a substandard loan with the added characteristic that collection and/or liquidation in full, on the basis of currently existing facts, conditions, and values, is highly questionable and improbable. The possibility of loss is high, but because of certain important pending factors that may strengthen the loan, the “loss” classification is deferred until the exact status of repayment is known.

Loans rated 10: Loans in this category are considered “uncollectible/loss.” Loans are considered uncollectible and of such little value that continuing to carry them as assets is not warranted. Loans will be classified loss when it is neither practical nor desirable to defer writing off or reserving all or a portion of a basically worthless asset, even though partial recovery may be possible at some time in the future. There were no loans classified as loss at December 31, 2013 or 2012.

On an annual basis, or more often if needed, the Corporation formally reviews the ratings on all insider loans, commercial relationships greater than $250,000, and problem loans. An independent third-party loan review is conducted annually. Management uses the results of these reviews as part of its annual review process.

The Corporation risk rates personal loans, including residential mortgage and consumer loans, on an as-needed basis as they become aware of credit weaknesses.

D-26

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

Credit Quality Information (continued)

The following table presents loans by risk rating at December 31, 2013:

	Unrated	Pass	Watch	Substandard	Doubtful	Total
Residential mortgage:
1-4 family	$7,723,156	$1,864,590	$673,487	$962,317	$–	$11,223,550
Home equity	1,024,797	–	–	13,940	–	1,038,737
Construction	286,692	513,565	–	–	–	800,257
Multi-family	–	80,338	–	–	–	80,338
Total residential mortgage	9,034,645	2,458,493	673,487	976,257	–	13,142,882

Commercial mortgage	250,838	15,415,529	1,308,666	993,736	113,925	18,082,694

Agricultural mortgage	–	283,960	694,600	4,294	–	982,854

Commercial:
Business	275,553	5,500,837	732,174	216,484	–	6,725,048
Agricultural	1,764	125,000	–	94,694	–	221,458
Total commercial	277,317	5,625,837	732,174	311,178	–	6,946,506

Consumer:
Secured	233,673	7,827	–	836	–	242,336
Unsecured	79,210	–	–	–	–	79,210
Total consumer	312,883	7,827	–	836	–	321,546
Total loans	$9,875,683	$23,791,646	$3,408,927	$2,286,301	$113,925	$39,476,482

D-27

 Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

4. Loans and Allowance for Loan Losses (continued)

Credit Quality Information (continued)

The following table presents the Corporation’s loans by risk rating at December 31, 2012:

	Unrated	Pass	Watch	Substandard	Doubtful	Total
Residential mortgage:
1-4 family	$7,602,836	$1,916,775	$502,356	$1,265,826	$–	$11,287,793
Home equity	1,119,657	–	–	16,220	–	1,135,877
Construction	567,303	603,875	–	–	–	1,171,178
Multi-family	–	87,188	–	–	–	87,188
Total residential mortgage	9,376,984	2,520,650	502,356	1,282,046	–	13,682,036

Commercial mortgage	403,845	16,546,643	1,231,352	1,232,191	113,925	19,527,956

Agricultural mortgage	–	310,030	694,601	4,293	–	1,008,924

Commercial:
Business	59,087	5,490,040	243,764	394,893	–	6,187,784
Agricultural	–	125,000	–	105,069	–	230,069
Total commercial	59,087	5,615,040	243,764	499,962	–	6,417,853

Consumer:
Secured	257,304	–	–	2,035	–	259,339
Unsecured	150,781	–	–	1,280	–	152,061
Total consumer	408,085	–	–	3,315	–	411,400
Total loans	$10,248,001	$24,992,363	$2,672,073	$3,021,807	$113,925	$41,048,169

Certain directors, executive officers, and employees of the Corporation and the Bank, including their immediate families and companies in which they are principal owners, are loan customers. Total loans to these persons approximate $1,386,000 at December 31, 2013 and $395,000 at December 31, 2012. The increase in 2013 was due to a new $1.5 million commercial term loan that closed in April 2013. Activity for these loans was not deemed significant during 2012.

D-28

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

5. Premises and Equipment, Net

Premises and equipment were as follows at December 31:

	2013	2012

Land	$506,474	$506,474
Buildings and improvements	2,875,674	2,875,674
Furniture and equipment	1,108,070	1,053,161
Software	452,333	446,303
Total	4,942,551	4,881,612
Less accumulated depreciation	2,136,970	2,005,388
Premises and equipment, net	$2,805,581	$2,876,224

6. Deposits

Time deposits of $100,000 or more approximated $4,559,000 at December 31, 2013 and $5,592,000 at December 31, 2012. Interest expense on time deposits of $100,000 or more was approximately $47,000 in 2013 and $83,000 in 2012.

Scheduled maturities of time deposits for the next five years are as follows:

2014	$9,280,384
2015	1,836,181
2016	1,150,845
2017	717,965
2018	254,619
$13,239,994

Deposits from principal officers, directors, employees and their affiliates approximated $37,555,000 at December 31, 2013, and $34,113,000 at December 31, 2012. Activity in these accounts was not deemed significant during 2013 or 2012.

7. Borrowed Funds

The Bank has $5 million in borrowing availability under an Advances, Pledge, and Security Agreement with the FHLB. No advances were outstanding under this agreement at December 31, 2013 or 2012. Investments with a carrying value of approximately $5,538,000 were pledged as collateral for this agreement at December 31, 2013 and $5,426,000 at December 31, 2012.

D-29

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

7. Borrowed Funds (continued)

The Bank has also been approved to participate in a seasonal lending program through the Federal Reserve Bank, which provides borrowing availability in amounts that vary by month; interest is charged at a variable rate based on the primary discount rate. There were no borrowings outstanding under this agreement at December 31, 2013 or 2012. Investments with a carrying value of approximately $2,229,000 were pledged as collateral for this agreement at December 31, 2013 and $2,185,000 at December 31, 2012.

8. Federal Income Taxes

Income tax expense (benefit) at December 31 approximated:

	2013	2012

Current benefit	$–	$(25,000)
Deferred	31,000	50,000
Federal income tax expense	$31,000	$25,000

The components of the net deferred income tax assets and liabilities resulted from the following temporary differences between the carrying amounts of assets and liabilities for income tax and financial reporting purposes at December 31:

	2013	2012
Deferred tax asset:
Allowance for loan losses	$129,000	$146,000
Nonaccrual loan interest	75,000	54,000
Foreclosed assets	24,000	57,000
Unrealized holding losses	92,000	–
Other	10,000	12,000
Total deferred tax asset	330,000	269,000

Deferred tax liability:
Accumulated depreciation	(172,000)	(172,000)
Unrealized holding gains	–	(78,000)
Total deferred tax liability	(172,000)	(250,000)
Net deferred tax asset	$158,000	$19,000

Generally, tax years from 2010 through the current year remain open to examination. The Corporation does not believe that the results from any examination of these open years would have a material adverse effect on the Corporation.

D-30

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

9. Employee Benefit Plans

The Corporation sponsors a 401(k) and profit-sharing plan covering substantially all employees. The plan allows employee contributions up to the maximum percentage of compensation and dollar amounts permissible under the Internal Revenue Code. The Corporation, at the discretion of the Board of Directors, provides an annual contribution. The Corporation’s expense for contributions to the plan was approximately $40,000 in 2013 and $29,000 in 2012.

10. Off-Balance-Sheet Activities

Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.

The contractual amount of financial instruments with off-balance-sheet risk is as follows at December 31:

	2013	2012

Commercial and standby letters of credit	$85,000	$85,000
Commitments to grant loans	425,000	372,000
Unfunded commitments under lines of credit	2,031,000	1,729,000
Total	$2,541,000	$2,186,000

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit may be uncollateralized, usually do not contain a specified maturity date, and may not be drawn upon to the total extent to which the Bank is committed.

11. Derivative Instruments

Derivative Loan Commitments

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding. The Bank enters into commitments to fund residential mortgage loans at specified times in the future, with the intention that these loans will subsequently be sold in the secondary market. A mortgage loan commitment binds the Bank to lend funds to a potential borrower at a specified interest rate and within a specified period of time, generally up to 60 days after inception of the rate lock.

D-31

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

11. Derivative Instruments (continued)

Derivative Loan Commitments (continued)

Outstanding derivative loan commitments expose the Bank to the risk that the price of the loans arising from exercise of the loan commitment might decline from inception of the rate lock to funding of the loan due to an increase in mortgage interest rates. If interest rates increase, the value of these loan commitments decreases. Conversely, if interest rates decrease, the value of these loan commitments increases. The notional amount of undesignated mortgage loan commitments was $0 at December 31, 2013.

Forward Loan Sale Commitments

To protect against the price risk inherent in derivative loan commitments, the Bank utilizes “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in values of loans that would result from the exercise of the derivative loan commitments. The Bank does not utilize “mandatory deliver” forward loan sale commitments.

With a “best efforts” contract, the Bank commits to deliver an individual mortgage loan of a specified principal amount and quality to an investor if the loan to the underlying borrower closes. Generally, the price the investor will pay the seller for an individual loan is specified prior to the loan being funded (e.g., on the same day the lender commits to lend funds to a potential borrower).

The Bank expects that these forward loan sale commitments will experience changes in fair value opposite to the change in fair value of derivative loan commitments. The notional amount of undesignated forward loan sale commitments was $-0- at December 31, 2013.

The fair values of the rate lock loan commitments related to origination or acquisition of mortgage loans that will be held for sale and the forward loans sale commitments are deemed insignificant by the Bank and, accordingly, are not recorded in the accompanying consolidated financial statements.

D-32

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

12. Capital Requirements and Restrictions on Retained Earnings

The Bank is subject to regulatory capital requirements administered by federal banking agencies. For bank holding companies with less than $500 million in consolidated assets, the regulatory capital requirements are applied on a bank-only basis. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Management believes the Bank meets all capital adequacy requirements to which it is subject at December 31, 2013 and 2012.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital to average assets (as defined). To be categorized as well capitalized according to the regulatory framework for prompt corrective action, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table.

At December 31, 2013 and 2012, the Bank met all the capital adequacy requirements to which it is subject.

The Bank’s actual and required capital amounts (in thousands) and ratios at December 31 are presented below:

					Minimum Required
					to be Well
	Actual		Minimum Required for Capital Adequacy Purposes		Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2013
Total capital
to risk-weighted assets	$7,447	19.4%	$4,224	11.0%	$3,840	10.0%
Tier I capital
to risk-weighted assets	6,963	18.1	3,072	8.0	2,304	6.0
Tier I capital
to average assets	6,963	9.7	6,476	9.0	3,598	5.0

2012
Total capital
to risk-weighted assets	$7,409	18.1%	$4,514	11.0%	$4,104	10.0%
Tier I capital
to risk-weighted assets	6,892	16.8	3,283	8.0	2,462	6.0
Tier I capital
to average assets	6,892	9.6	6,463	9.0	3,590	5.0

D-33

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

12. Capital Requirements and Restrictions on Retained Earnings (continued)

Consolidated capital amounts and ratios are not presented in the above table due to immateriality compared with those of the Bank.

Restrictions on Dividends, Loans, and Advances

Federal and state banking regulations place certain restrictions on the amount of loans or advances that can be extended to the Corporation by the Bank and dividends that can be paid to the Corporation by the Bank. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10% of the Bank’s capital stock and surplus on a secured basis. In addition, dividends paid by the Bank to the Corporation would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements. The Corporation and the Bank are in compliance with any dividend restrictions.

13. Other Comprehensive Income (Loss)

The comprehensive income topic of FASB ASC requires the reporting of comprehensive income (loss) in addition to net income. Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosures of certain financial information that, historically, has not been recognized in the calculation of net income.

The only item included in other comprehensive income (loss) is the change in unrealized gains (losses) on investment securities classified as available for sale. The amounts for the years ended December 31 are summarized below:

	Before-Tax Amount	Tax Benefit (Expense)	Net-of-Tax Amount
2013
Unrealized losses on securities available for sale	$(498,240)	$169,402	$(328,838)
Reclassification adjustment	(2,102)	715	(1,387)
Net unrealized losses	$(500,342)	$170,117	$(330,225)

2012
Unrealized gains on securities available for sale	$67,733	$(23,029)	$44,704
Reclassification adjustment	(139,624)	47,472	(92,152)
Net unrealized losses	$(71,891)	$24,443	$(47,448)

D-34

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

14. Fair Value

Securities

The fair values of securities available for sale are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1 inputs) or matrix pricing, which is a mathematical technique widely used in the industry to value debt securities without relying exclusively on quoted prices for the specific securities but rather by relying on the securities’ relationship to other benchmark quoted securities (Level 2 inputs).

Loans Held for Sale

Fair value is based on quoted market prices, when available. Where quoted market prices are not available, the fair value of loans is generally based upon observable market prices of similar instruments, including bonds, credit derivatives, and loans with similar characteristics. If observable market prices are not available, fair value is based upon estimated cash flows adjusted for credit risk which are discounted using an interest rate appropriate for the maturity of the applicable loans or the unfunded commitments.

Impaired Loans

The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. These would be considered Level 2. Adjustments are routinely made in the appraisal process by the appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are typically significant and result in a Level 3 classification of the inputs for determining fair value. The table below lists the quantitative information about impaired loans measured utilizing Level 3 fair value measurements.

Collateral Type	Valuation Technique	Discount Applied to Valuation

Accounts receivable	Book value	25%
Equipment	Comparable sales or appraisal	10% - 50%
Real estate	Appraisal or internal evaluation	0% - 20%

D-35

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

14. Fair Value (continued)

Foreclosed Assets

Nonrecurring adjustments to certain commercial and residential real estate properties classified as foreclosed assets are measured at the lower of carrying amount or fair value, less costs to sell. Fair value is based upon independent market prices, appraised values of the collateral, or management’s estimate of the collateral. These would be considered Level 2. When a current appraised value is not available or management determines further impairment below the appraised value and there is no observable market price, the Bank classifies the foreclosed asset as nonrecurring Level 3. In cases where the carrying amount exceeds the fair value, less costs to sell, an impairment loss is recognized.

Fair values of assets and liabilities measured on a recurring basis at December 31 are as follows:

		Fair Value Measurements at Reporting Date Using
		Quoted Prices
		In Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair	Assets/Liabilities	Inputs	Inputs
	Value	(Level 1)	(Level 2)	(Level 3)
2013
Agency notes/bonds	$12,159,950	$12,159,950	$–	$–
Corporate bonds	530,647	530,647	–	–
Mortgage-backed securities and CMOs	4,503,704	–	4,503,704	–
Municipals	5,721,955	–	5,294,609	427,346
Total assets	$22,916,256	$12,690,597	$9,798,313	$427,346

2012
Agency notes/bonds	$12,486,457	$12,486,457	$–	$–
Corporate bonds	544,378	544,378	–	–
Mortgage-backed securities and CMOs	3,322,457	–	3,322,457	–
Municipals	4,207,296	–	4,207,296	–
U.S. Treasury bonds	906,775	906,775	–	–
Total assets	$21,467,363	$13,937,610	$7,529,753	$–

D-36

Alpena Banking Corporation

Notes to Consolidated Financial Statements (continued)

December 31, 2013

14. Fair Value (continued)

Fair values of assets and liabilities measured on a nonrecurring basis at December 31 are as follows:

	Total	Level 1	Level 2	Level 3
2013
Impaired loans	$741,462	$–	$–	$741,462
Total assets	$741,462	$–	$–	$741,462

2012
Foreclosed assets	$297,612	$–	$297,612	$–
Impaired loans	356,941	–	–	356,941
Total assets	$654,553	$–	$297,612	$356,941

15. Commitments and Contingencies

Litigation

The Corporation is party to litigation arising during the normal course of business. In the opinion of management, based on consultation with legal counsel, the resolution of such litigation is not expected to have a material effect on the consolidated financial statements.

Environmental Issues

As a result of acquiring real estate from foreclosure proceedings, the Bank is subject to potential claims and possible legal proceedings involving environmental matters. No such claims have been asserted at December 31, 2013 or 2012.

16. Potential Merger with First Federal of Northern Michigan Bancorp, Inc.

On January 23, 2014, the Board of Directors of Alpena Banking Corporation and First Federal of Northern Michigan Bancorp, Inc. jointly announced the execution of an agreement and plan of merger that provides for the integration of the two companies and their subsidiary community banking institutions. The all-stock transaction is based on the pro rata tangible equity contribution of each company as of September 30, 2013. Under the agreement, each share of Alpena Banking Corporation common stock will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock. The merger agreement was unanimously approved by the Boards of Directors of each company. The transaction is subject to customary closing conditions, including approval by the shareholders of the companies and applicable banking regulatory authorities.

D-37

Alpena Banking Corporation

Consolidated Balance Sheet as of March 31, 2014 (unaudited)
and December 31, 2013 and 2012

	31-Mar	31-Dec
	2014	2013	2012
Assets
Cash and cash equivalents:
Cash and due from banks	$330,852	$524,482	$432,970
Interest-bearing deposits in other financial institutions	4,862,666	7,213,143	18,739,095
Total cash and cash equivalents	5,193,517	7,737,625	19,172,065

Securities available for sale	23,592,031	22,916,256	21,467,363
Federal Home Loan Bank (FHLB) stock	156,700	156,700	156,700
Loans held for sale	-	-	382,621

Loans, net	37,376,681	38,674,966	40,214,222

Premises and equipment, net	2,773,988	2,805,581	2,876,224
Accrued interest receivable	247,136	224,725	256,820
Foreclosed assets	283,108	283,108	580,924
Other assets	271,700	434,803	329,311
Total assets	$69,894,860	$73,233,764	$85,436,250

Liabilities and shareholders’ equity
Liabilities:
Deposits:
Noninterest-bearing	$14,839,871	$14,868,203	$29,373,378
Interest-bearing	35,311,447	37,907,384	32,003,842
Time	12,521,206	13,239,994	16,518,360
Total deposits	62,672,524	66,015,581	77,895,580

Accrued interest payable and other liabilities	302,655	389,749	470,623
Total liabilities	62,975,179	66,405,330	78,366,203

Shareholders’ equity:
Common stock: no par value; 2,000,000 shares authorized, 533,700 issued and outstanding at December 31, 2013 and 2012	5,337,000	5,337,000	5,337,000
Retained earnings	1,680,389	1,671,749	1,583,137
Accumulated other comprehensive income (loss)	(97,710)	(180,315)	149,910
Total shareholders’ equity	6,919,681	6,828,434	7,070,047
Total liabilities and shareholders’ equity	$69,894,860	$73,233,764	$85,436,250

D-38

Alpena Banking Corporation

Consolidated Statements of Income for the three months ended March 31, 2014 and 2013 (unaudited) and the years ended December 31, 2013 and 2012

Alpena Banking Corporation
Consolidated Statements of Income

	For the Months Ended March 31		Year Ended December 31
	2014	2013	2013	2012
Interest and dividend income:
Loans, including fees	$521,844	$569,331	$2,235,158	$2,515,482
Securities available for sale	98,992	90,990	360,750	353,962
Other interest and dividends	6,773	6,567	28,437	24,824
Total interest and dividend income	627,608	666,889	2,624,345	2,894,268

Interest expense:
Deposits	33,579	56,139	188,181	277,546
Net interest income	594,029	610,750	2,436,164	2,616,722
Provision for loan losses	0	20,000	61,000	30,500
Net interest income after provision for loan losses	594,029	590,750	2,375,164	2,586,222

Noninterest income (loss):
Service charges on deposit accounts	44,586	46,308	190,098	192,187
Net gains on securities	769	0	2,102	139,624
Net gain/loss on sale of foreclosed assets	0	300	(43,172)	(80,292
Other	45,361	49,988	160,836	143,140
Total noninterest income	90,715	96,597	309,864	394,659

Noninterest expenses:
Salaries and employee benefits	329,430	363,361	1,409,021	1,389,793
Occupancy and equipment	71,294	68,701	275,290	273,017
Foreclosed asset expense	6,220	12,327	83,922	439,218
Other	268,768	185,611	797,183	776,115
Total noninterest expenses	675,711	630,000	2,565,416	2,878,143
Income before income tax expense	9,033	57,346	119,612	102,738
Income tax expense	392	17,500	31,000	25,400
Net income	$8,641	$39,846	$88,612	$77,338

Basic earnings per share	$0	$0	$0.17	$0.14

D-39

Appendix E

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-K

☒	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the Fiscal Year Ended December 31, 2013

OR
☐	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from _______________ to ______________________

Commission File Number: 000-31957

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	32-0135202
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

100 S. Second Avenue, Alpena, Michigan	49707
(Address of Principal Executive Offices)	Zip Code

(989) 356-9041
(Registrant’s telephone number)

Securities Registered Pursuant to Section 12(b) of the Act:

Common Stock, par value $.01 per share	The Nasdaq Stock Market LLC
(Title of Class)	(Name of Exchange of Which Registered)

Securities Registered Pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-know seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐.  NO ☒.

Indicate by check mark if the registrant in not required to file reports pursuant to Section 13 or 15(d) of the Act. YES ☐. NO ☒.

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past twelve months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.
YES ☒ . NO ☐.

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

YES ☒ . NO ☐.

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or nay amendments to this Form 10-K. ☒.

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act). YES ☐. NO ☒.

The aggregate market value of the voting stock held by non-affiliates of the registrant, computed by reference to the last sale price on June 30, 2013 ($4.38 per share) was $11.1 million.

As of March 19, 2014, there were issued and outstanding 2,884,049 shares of the registrant’s common stock.

DOCUMENTS INCORPORATED BY REFERENCE

1.	Proxy Statement for the 2014 Annual Meeting of Stockholders (Parts I and III).
2.	Annual Report to Shareholders for the Year Ended December 31, 2013 (Part II).

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PART I

ITEM 1.          BUSINESS

Private Securities Litigation Reform Act Safe Harbor Statement

This Annual Report on Form 10-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;
•	statements regarding our business plans, prospects, growth and operating strategies;
•	statements regarding the asset quality of our loan and investment portfolios; and
•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this Form 10-K.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions, either nationally or in our market areas, that are worse than expected;
•	competition among depository and other financial institutions;
•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
•	adverse changes in the securities markets;
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;
•	our ability to enter new markets successfully and capitalize on growth opportunities;
•	our ability to successfully integrate acquired entities;
•	changes in consumer spending, borrowing and savings habits;
•	changes in accounting policies and practices, as may be adopted by the regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board;
•	changes in our organization, compensation and benefit plans;
•	changes in our financial condition or results or operations that reduce capital available to pay dividends;
•	regulatory changes or actions; and
•	changes in the financial condition or future prospects of issuers of securities that we own.

Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

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First Federal of Northern Michigan Bancorp, Inc.

First Federal of Northern Michigan Bancorp, Inc. is a Maryland corporation that owns all of the outstanding shares of common stock of First Federal of Northern Michigan. At December 31, 2013, we had consolidated assets of $209.7 million, deposits of $160.0 million and stockholders’ equity of $23.5 million. As of December 31, 2013, First Federal of Northern Michigan Bancorp, Inc. had 2,884,049 shares of common stock issued and outstanding. Our executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Our phone number at that address is (800) 498-0013.

The Company maintains a website at www.first-federal.com that includes important information on our Company, including a list of our products and services, branch locations and current financial information. In addition, we make available, without charge, through our website, a link to our filings with the SEC, including copies of annual reports on Form 10-K, quarterly reports in Form 10-Q, current reports in Form 8-K, and amendments to these filings, if any. Information on our website should not be considered a part of this Annual Report.

First Federal of Northern Michigan

First Federal of Northern Michigan is a full-service, community-oriented savings bank that provides financial services to individuals, families and businesses from eight full-service facilities located in Alpena, Cheboygan, Emmet, Iosco, Otsego, Montmorency and Oscoda Counties, Michigan. First Federal of Northern Michigan was chartered in 1957, and reorganized into the mutual holding company structure in 1994. In 2000, First Federal of Northern Michigan became the wholly owned subsidiary of Alpena Bancshares, Inc., our predecessor company, and in April 2005 we completed our “second step” mutual-to-stock conversion and formed our current ownership structure.

First Federal of Northern Michigan’s business consists primarily of accepting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, commercial real estate loans, commercial business loans, consumer loans and in investment securities and mortgage-backed securities.

First Federal of Northern Michigan’s executive offices are located at 100 South Second Avenue, Alpena, Michigan 49707. Its phone number at that address is (800) 498-0013.

Market Area and Competition

First Federal of Northern Michigan conducts operations through its main office in Alpena, Michigan, which is located in the northeastern lower peninsula of Michigan, and through its seven other branch offices in Michigan. According to the Michigan Senate, the population of Alpena County, from which the majority of our deposits are drawn, has decreased approximately 6.6% since 2000, and currently is approximately 30,000. The population of our primary market area, which includes Alpena County and seven surrounding counties, was estimated to be approximately 155,000 in 2012, a decrease of 13.9% from approximately 180,000 according to the 2012 census. Median household income for the counties which comprised our market area in 2012 ranged from approximately $33,900 to $50,700, which represented moderate increases from 2010 levels in most counties in our market area. Median household income for our entire market area was below the national level of $51,371 and below the Michigan level of $46,859 in all but 2 counties in our market area, reflecting the largely rural nature of our market area and the absence of more densely populated urban and suburban areas. Household income levels are not expected to increase substantially in our market area in the near future. The unemployment rate in our primary market, Alpena County, was 9.5% for December 2013, and ranged from 10.8% to 18.1% across the rest of our primary market area, as compared to 6.7% nationally and 8.4% for Michigan (all numbers not seasonally adjusted).

Alpena is the largest city located in the northeastern lower peninsula of Michigan. This area has long been associated with agricultural, wood and concrete industries. Tourism has also been a major industry in our primary market area. All of these industries tend to be seasonal and are strongly affected by state and national economic conditions.

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Major employers in our primary market area include various public schools and governmental agencies, Alpena Regional Medical Center, Besser Company (a manufacturer of concrete products equipment), Lafarge Corporation (an international limestone mining and cement producer), Panel Processing (a peg board manufacturer), Treetops Sylvan Resort (an operator of resort properties), Garland Resort (an operator of resort properties and golf courses), Otsego Memorial Hospital, Decorative Panels International (a hardboard manufacturer), OMNI Metalcraft Corp. (a diversified manufacturer), and various other small companies.

As of December 31, 2013, First Federal of Northern Michigan was the only thrift institution headquartered in our market area. We encounter strong competition both in attracting deposits and in originating residential and commercial real estate and other loans. Our most direct competition for deposits has historically come from commercial banks, other savings institutions, and credit unions in our market area. Competition for loans comes from such financial institutions. We expect continued strong competition in the foreseeable future, including the “super-regional” banks currently in our markets, from internet banks, and from credit unions in many of our markets. We compete for savings deposits by offering depositors a high level of personal service and a wide range of competitively priced financial products. We compete for real estate loans primarily on the basis of the interest rates and fees we charge and through advertising. Strong competition for deposits and loans may limit our ability to grow and may adversely affect our profitability in the future.

Lending Activities

General. The largest part of our loan portfolio is mortgage loans secured by one- to four-family residential real estate. In recent years, we have sold most of the fixed-rate conventional one- to four-family mortgage loans that we originate that have terms of 15 years or more. We retain the servicing on a majority of the mortgage loans that we sell. To a lesser extent, we also originate commercial loans, commercial real estate loans and consumer loans. At December 31, 2013, we had total loans of $138.1 million, of which $63.8 million, or 46.2% were one- to four-family residential real estate mortgage loans, $51.9 million, or 37.6% were commercial real estate loans, and $12.5 million, or 9.0%, were commercial loans. Other loans consisted primarily of home equity loans, which totaled $8.7 million, or 6.3% of total loans, and other consumer loans which totaled $1.2 million, or 0.9% of total loans.

One- to Four-Family Residential Real Estate Lending. Our primary lending activity consists of originating one- to four-family owner-occupied residential mortgage loans, virtually all of which are collateralized by properties located in our market area. We also originate one- to four-family construction loans that pay interest only during the initial construction period (which generally does not exceed twelve months) and then pay interest and principal for the remainder of the loan term. To address interest rate risk we generally sell most of our one- to four-family fixed-rate mortgage loans with terms of 15 years or more and retain the loan servicing on a majority of these mortgage loans. Fixed-rate loans with terms of 15 years or less are either sold into the secondary market or, in some cases, retained in our portfolio. Adjustable rate mortgage loans are generally underwritten to secondary market mortgage standards, but are retained in our loan portfolio. One- to four-family residential mortgage loans are underwritten and originated according to policies and guidelines established by the secondary mortgage market agencies and approved by our Board of Directors. We utilize existing liquidity, deposits, loan repayments, and Federal Home Loan Bank advances to fund new loan originations.

We currently offer fixed rate one- to four-family residential mortgage loans with terms ranging from 15 to 30 years. One- to four-family residential mortgage loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers may refinance or prepay loans at their option. The average length of time that our one- to four-family residential mortgage loans remain outstanding varies significantly depending upon trends in market interest rates and other factors. In recent years, the average maturity of our mortgage loans has decreased significantly because of the declining trend in market interest rates and the unprecedented volume of refinancing activity resulting from such interest rate decreases.

Originations of one- to four fixed-rate mortgage loans are regularly monitored and are affected significantly by the level of market interest rates, our interest rate gap position, and loan products offered by our competitors. Our fixed rate mortgage loans amortize on a monthly basis with principal and interest due each month.

We have in the past originated fixed-rate loans that amortize over 15 years but that have “balloon payments” that are due upon the maturity of the loan in five years. As a general rule, we no longer originate this type of mortgage loan. Upon maturity, existing balloon mortgage loans are either underwritten as fixed-rate loans and sold or rewritten as adjustable rate mortgages at current market rates. While the majority of our balloon mortgage loans amortize over 15 years, some amortize over 10 or 30 years, and a limited number amortize over five years.

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Our one- to four-family residential mortgage loans customarily include due-on-sale clauses, which are provisions giving us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells or otherwise disposes of the underlying real property serving as security for the loan. Due-on-sale clauses are an important means of adjusting the rates on our fixed-rate mortgage loan portfolio, and we have generally exercised our rights under these clauses.

Regulations limit the amount that a savings institution may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal at the time of loan origination. Such regulations permit a maximum loan-to-value ratio of 100% for residential property and 90% for all other real estate loans. Our lending policies limit the maximum loan-to-value ratio on fixed-rate loans without private mortgage insurance to 80% of the lesser of the appraised value or the purchase price of the property serving as collateral for the loan.

Generally, we make one- to four-family mortgage loans with loan-to-value ratios of up to 90%. However, for one- to four-family real estate loans with loan-to-value ratios of between 80% and 90%, we may require the borrower to purchase private mortgage insurance. In 2005 we began making 80/20 loans and interest-only loans subject to Board-approved dollar limits to limit risk exposure. In late 2007 these products were eliminated; however, at December 31, 2013 approximately $339,000 of these products remained in our portfolio. We require fire and casualty insurance, flood insurance when applicable, as well as title insurance, on all properties securing real estate loans made by us.

Commercial Real Estate Lending. We originate commercial real estate loans. At December 31, 2013, we had a total of 148 loans secured primarily by commercial real estate properties, unimproved vacant land and, to a limited extent, multifamily properties. Our commercial real estate loans are secured by income-producing properties such as office buildings, retail buildings, restaurants and motels. A majority of our commercial real estate loans are secured by properties located in our primary market area, although at December 31, 2013 we did have $3.8 million in commercial real estate loans located outside of Michigan. We have originated commercial construction loans that are originated as permanent loans but are interest-only during the initial construction period, which generally does not exceed nine months. At December 31, 2013, our commercial real estate loans, totaled $51.9 million, or 37.6% of our total loans, and had an average principal balance of approximately $350,000. The terms of each loan typically amortize over 15 years and have a three- or five-year balloon feature. An origination fee of 0.5% to 1.0% is generally charged on commercial real estate loans. We generally make commercial real estate loans up to 75% of the appraised value of the property securing the loan.

At December 31, 2013, our largest commercial real estate relationship consisted of one loan having a total principal balance of $3.1 million, which was performing according to its repayment terms as of December 31, 2013. This loan relationship is secured by a single piece of commercial real estate and is also our largest single commercial real estate loan.

Commercial real estate loans generally carry higher interest rates and have shorter terms than those on one- to four-family residential mortgage loans. However, loans secured by commercial real estate generally involve a greater degree of credit risk than one- to four-family residential mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by commercial real estate is typically dependent upon the successful operation of the business or the related real estate property. If the cash flow from the business operation is reduced, the borrower’s ability to repay the loan may be impaired. This may be particularly true in the early years of the business operation when the risk of failure is greatest. Many of our commercial real estate loans have been made to borrowers whose business operations are untested, which increases our risk.

Consumer and Other Loans. We originate a variety of consumer and other loans, including loans secured by savings accounts, new and used automobiles, mobile homes, boats, recreational vehicles, and other personal property. As of December 31, 2013, consumer and other loans totaled $9.9 million, or 7.2% of our total loan portfolio. At such date, $290,000, or 0.2% of our consumer loans, were unsecured. As of December 31, 2013, home equity loans totaled $8.7 million, or 6.3% of our total loan portfolio, and automobile loans totaled $458,000, or 0.3% of our total loan portfolio. We originate automobile loans directly to our customers and have no outstanding agreements with automobile dealerships to generate indirect loans.

Our procedures for underwriting consumer loans include an assessment of an applicant’s credit history and the ability to meet existing obligations and payments on the proposed loan. Although an applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral security, if any, to the proposed loan amount.

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Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of consumer loans that are unsecured or secured by assets that tend to depreciate rapidly, such as automobiles, mobile homes, boats and recreational vehicles. In addition, the repayment of consumer loans depends on the borrower’s continued financial stability, as repayment is more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy than a single family mortgage loan.

Commercial Loans. At December 31, 2013, we had $12.5 million in commercial loans which amounted to 9.0% of total loans. We make commercial loans primarily in our market area to a variety of professionals, sole proprietorships and small businesses. Commercial lending products include term loans and revolving lines of credit. The maximum amount of a commercial loan is our loans-to-one-borrower limit, which was $3.6 million at December 31, 2013. Such loans are generally used for longer-term working capital purposes such as purchasing equipment or furniture. Commercial loans are made with either adjustable or fixed rates of interest. Variable rates are generally based on the prime rate, as published in The Wall Street Journal, plus a margin. Fixed rate commercial loans are set at a margin above the Federal Home Loan Bank comparable advance rate.

When making commercial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are typically made in amounts of up to 75% of the value of the collateral securing the loan.

Commercial loans generally have greater credit risk than residential mortgage loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. If the cash flow from the business operation is reduced, the borrower’s ability to repay the loan may be impaired. This may be particularly true in the early years of the business operation when the risk of failure is greatest. Moreover, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At December 31, 2013, our largest commercial loan was a $2.2 million commercial term loan and was collateralized by equipment and inventory of a supermarket. At December 31, 2013, the outstanding balance was $1.7 million and the loan was performing according to its repayment terms.

Construction Loans. We originate construction loans to local home builders in our market area, generally with whom we have an established relationship, and to individuals engaged in the construction of their residences. We also originate loans for the construction of commercial buildings and, to a lesser extent, participate in construction loan projects originated by other lenders. Our construction loans totaled $1.8 million, or 1.3% of our total loan portfolio, at December 31, 2013.

Our construction loans to home builders are repaid on an interest-only basis for the term of the loan (which is generally six to 12 months), with interest calculated on the amount disbursed to the builders based upon a percentage of completion of construction. These loans typically have a maximum loan-to-value ratio of 80%, based on the appraised value. Interest rates are fixed during the construction phase of the loan. Loans to builders are made on either a pre-sold or speculative (unsold) basis. Most of our construction loans to individuals who intend to occupy the completed dwelling are originated via a “one-step closing” process, whereby the construction phase and end-financing are handled with one loan closing. Prior to funding a construction loan, we require an appraisal of the property from a qualified appraiser approved by us, and all appraisals are reviewed by us.

Construction lending exposes us to greater credit risk than permanent mortgage financing because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost of the project. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion is inaccurate, the value of the property may be insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the repayment of the loan depends on the builder’s ability to sell the property prior to the time that the construction loan is due. We have attempted to minimize these risks by, among other things, limiting our residential construction lending primarily to residential properties in our market area and generally requiring personal guarantees from the principals of corporate borrowers.

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Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

	At December 31,
	2013		2012		2011		2010		2009
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(dollars in thousands)
Real estate loans:
Residential Mortgages:
1-4 Family Mortgages	$60,750	44.0%	$63,867	45.3%	$64,177	45.0%	$68,298	42.7%	$77,851	44.4%
Purchased Mortgage In-State	1,506	1.2%	1,711	1.3%	1,924	1.3%	3,243	2.0%	3,342	1.9%
1-4 Familly Construction	1,583	1.1%	962	0.7%	498	0.3%	156	0.1%	427	0.2%
Home Equity/Junior Liens	8,730	6.3%	10,409	7.4%	13,395	9.4%	16,547	10.3%	18,732	10.7%
Nonresidential Mortgages:
Nonresidential	41,090	29.8%	40,992	29.1%	44,020	30.9%	43,580	27.3%	43,446	24.8%
Purchased Nonresidential In-State	6,886	5.0%	4,553	3.2%	2,130	1.5%	4,232	2.6%	3,894	2.2%
Purchased Nonresidential Out-of-State	3,750	2.7%	6,882	4.9%	7,788	5.5%	9,928	6.2%	8,428	4.8%
Nonresidential Construction	—	0.0%	1,458	1.0%	91	0.1%	1,498	0.9%	2,816	1.6%
Purchased Construction In-State	—	0.0%	615	0.4%	—	0.0%	—	0.0%	—	0.0%
Purchased Construction Out-of-State	173	0.1%	173	0.1%	173	0.1%	1,772	1.1%	3,792	2.2%
Non real estate loans:
Commercial Loans	12,164	8.8%	7,769	5.5%	6,621	4.6%	7,382	4.6%	7,035	4.0%
Purchased Commerical Loans In-State	287	0.2%	333	0.2%	381	0.3%	1,466	0.9%	2,838	1.6%
Consumer and other loans	1,165	0.8%	1,258	0.9%	1,477	1.0%	2,118	1.3%	2,553	1.6%

Total Loans	$138,084	100.00%	$140,982	100.00%	$142,675	100.00%	$160,220	100.00%	$175,154	100.00%

Other items:
Deferred loan origination costs	179		15		14		31		12
Deferred loan origination fees	(476)		(335)		(287)		(276)		(287)
Allowance for loan losses	(1,472)		(1,750)		(1,518)		(2,831)		(3,660)

Total loans, net	$136,315		$138,912		$140,884		$157,144		$171,219

Loan Portfolio Maturities and Yield. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2013. Demand loans, loans having no stated repayment or maturity, and overdraft loans are reported as being due in one year or less.

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	1-4 Family Mortgage		Purchased Mortgage In-State		1-4 Family Construction
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(dollars in thousands)
Due During the Years Ending December 31,
2014	$235	6.90%	$—	0.00%	$1,583	3.68%
2015	101	7.98%	—	0.00%	—	0.00%
2016	157	7.03%	—	0.00%	—	0.00%
2017 to 2018	1,634	5.65%	—	0.00%	—	0.00%
2019 to 2023	5,712	5.76%	—	0.00%	—	0.00%
2024 to 2028	24,068	4.58%	26	4.85%	—	0.00%
2029 and beyond	28,843	5.39%	1,480	2.63%	—	0.00%

Total	$60,750	5.13%	$1,506	2.67%	$1,583	2.54%

	Home Equity/Junior Liens		Nonresidential		Purchased Nonresidential In-State
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(dollars in thousands)
Due During the Years Ending December 31,
2014	$42	6.73%	$5,437	5.97%	$1,737	5.05%
2015	107	7.18%	3,944	6.39%	39	7.48%
2016	307	8.02%	3,907	5.71%	760	4.75%
2017 to 2018	391	5.59%	19,951	5.49%	1,616	4.75%
2019 to 2023	4,542	5.77%	5,353	5.64%	1,750	4.75%
2024 to 2028	3,341	4.21%	1,485	6.75%	984	5.75%
2029 and beyond	—	0.00%	1,013	6.25%	—	0.00%

Total	$8,730	5.27%	$41,090	5.74%	$6,886	4.98%

	Purchased Nonresidential Out-of-State		Purchased Construction Out-of-State		Commercial Loans
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(dollars in thousands)
Due During the Years Ending December 31,
2014	$1,441	5.50%	$173	9.25%	$3,406	5.19%
2015	—	0.00%	—	0.00%	2,165	5.25%
2016	—	0.00%	—	0.00%	1,378	5.42%
2017 to 2018	—	0.00%	—	0.00%	3,255	5.00%
2019 to 2023	—	0.00%	—	0.00%	1,960	5.48%
2024 to 2028	—	0.00%	—	0.00%	—	0.00%
2029 and beyond	2,309	5.75%	—	0.00%	—	0.00%

Total	$3,750	0.00%	$173	122.56%	$12,164	0.13%

	Purchased Commercial Loans In-State		Consumer & Other Loans		Total
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(dollars in thousands)
Due During the Years Ending December 31,
2014	$—	0.00%	$16	8.88%	$14,070	0.01%
2015	—	0.00%	77	8.14%	6,433	0.10%
2016	—	0.00%	220	8.09%	6,729	0.26%
2017 to 2018	287	4.75%	658	6.71%	27,792	0.16%
2019 to 2023	—	0.00%	176	6.36%	19,493	0.06%
2024 to 2028	—	0.00%	18	5.50%	29,922	0.00%
2029 and beyond	—	0.00%	—	0.00%	33,645	0.00%

Total	$287	4.75%	$1,165	1.17%	$138,084	0.06%

Fixed- and Adjustable-Rate Loans. The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2013 that are contractually due after December 31, 2014.

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	Due After December 31, 2014
	Fixed	Adjustable	Total
	(dollars in thousands)

Residential Mortgages:
1-4 Family Mortgages	$36,547	$23,968	$60,515
Purchased Mortgage In-State	—	1,506	1,506
Home Equity/Junior Liens	3,065	5,623	8,688
Nonresidential Mortgages:
Nonresidential	24,799	10,854	35,653
Purchased Nonresidential In-State	3,406	1,743	5,149
Purchased Nonresidential Out-of-State	2,309	—	2,309
Non real estate loans:
Commercial Loans	6,773	1,985	8,758
Purchased Commerical Loans In-State	287	—	287
Consumer and other loans	945	204	1,149

Total Loans	$78,131	$45,883	$124,014

Loan Originations, Purchases, Sales and Servicing. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. These lenders include competing banks, savings banks, credit unions, internet lenders, mortgage banking companies and life insurance companies that may also actively compete for local commercial real estate loans. Loan originations are derived from a number of sources, including real estate agent referrals, existing customers, borrowers, builders, attorneys, our directors, walk-in customers and our own sales force. Upon receiving a loan application, we obtain a credit report and employment verification to verify specific information relating to the applicant’s employment, income, and credit standing. In the case of a real estate loan, we obtain a determination of value of the real estate intended to collateralize the proposed loan. Our residential mortgage officers have residential mortgage lending authority up to $150,000. While certain Senior Bank Officers have residential lending limits up to $400,000, the Officer Loan Committee generally approves residential loans from $150,000 to $500,000, while requests over $500,000 must be approved by the Board of Directors. Secured consumer lending limits by officer range from $25,000 to $50,000, while certain Senior Bank Officers have secured consumer lending limits up to $150,000. For secured commercial loans, the limits range from $100,000 to $400,000. Senior Loan Committee generally approves secured commercial loans from $400,000 to $500,000, while requests over $500,000 must be approved by the Board of Directors.

A commercial commitment letter specifies the terms and conditions of the proposed loan including the amount of the loan, interest rate, amortization term, a brief description of the required collateral, and required insurance coverage. Commitments are typically issued for 15-day periods. The borrower must provide proof of fire and casualty insurance on the property serving as collateral, which must be maintained during the full term of the loan. A title insurance policy is required on all real estate loans. At December 31, 2013, we had outstanding loan commitments of $18.9 million, including unfunded commitments under lines of credit and commercial and standby letters of credit.

Our loan origination and sales activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed- and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to investor guidelines, and closed on standard investor documents. We currently sell loans to Freddie Mac and the Federal Home Loan Bank of Indianapolis (the “FHLB”). If such loans are sold, the sales are conducted using standard investor purchase contracts and master commitments as applicable. The majority of one- to four-family mortgage loans that we have sold to investors have been sold on a non-recourse basis, whereby foreclosure losses are generally the responsibility of the purchaser and not First Federal of Northern Michigan.

We are a qualified loan servicer for both Freddie Mac and the FHLB. Our policy has historically been to retain the servicing rights for all conforming loans sold, and to continue to collect payments on the loans, maintain tax escrows and applicable fire and flood insurance coverage, and supervise foreclosure proceedings if necessary. We retain a portion of the interest paid by the borrower on the loans as consideration for our servicing activities.

E-10

We require appraisals of real property securing loans. Appraisals are performed by independent appraisers, who are approved by our Board of Directors annually. We require fire and extended coverage insurance in amounts adequate to protect our principal balance. Where appropriate, flood insurance is also required. Private mortgage insurance is required for most residential mortgage loans with loan-to-value ratios greater than 80%.

Loan Origination Fees and Costs. In addition to interest earned on loans, we generally receive fees in connection with loan originations. Such loan origination fees, net of costs to originate, are deferred and amortized using an interest method over the contractual life of the loan. Fees deferred are recognized into income immediately upon prepayment or subsequent sale of the related loan. At December 31, 2013, we had $297,000 of net deferred loan origination fees. Such fees vary with the volume and type of loans and commitments made and purchased, principal repayments, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money. In addition to loan origination fees, we also generate other income through the sales and servicing of mortgage loans, late charges on loans, and fees and charges related to deposit accounts. We recognized fees and service charges of $857,000 and $760,000 for the years ended December 31, 2013 and 2012, respectively.

To the extent that originated loans are sold with servicing retained, we capitalize a mortgage servicing asset at the time of the sale in accordance with applicable accounting standards (FASB ASC 860, “Transfers and Servicing”). The capitalized amount is amortized thereafter (over the period of estimated net servicing income) as a reduction of servicing fee income. The unamortized amount is fully charged to income when loans are prepaid. Originated mortgage servicing rights with an amortized cost of $860,000 were included on our balance sheet at December 31, 2013. During 2013, we reversed the $20,000 valuation reserve that was established in 2012 on the value of our rights to service 20 year fixed-rate loans which we have sold to Freddie Mac.

Origination, Purchase and Sale of Loans. The table below shows our loan originations, purchases, sales, and repayments of loans for the periods indicated.

	Years Ended December 31,
	2013	2012	2011
	(dollars in thousands)

Loans receivable at beginning of period	$140,982	$142,675	$160,220

Originations:
Real estate:
Residential 1-4 family	28,776	52,387	38,150
Commercial and Multi-family	33,260	18,182	12,941
Consumer	1,639	2,040	2,113
Total originations	63,675	72,609	53,204

Loan purchases:
Commercial	2,844	6,538	1,000
Total loan purchases	2,844	6,538	1,000

Loan sales	(17,776)	(36,529)	(28,353)
Transfer of loans to foreclosed assets	(1,486)	(1,823)	(3,459)
Repayments	(50,155)	(42,488)	(39,937)

Total loans receivable at end of period	$138,084	$140,982	$142,675

E-11

Delinquent Loans, Other Real Estate Owned and Classified Assets

Collection Procedures. Our general collection procedures provide that when a commercial loan becomes 10 days past due and when a mortgage or consumer loan become 15 days past due, a computer-generated late charge notice is sent to the borrower requesting payment. If delinquency continues, a second delinquent notice is mailed when the loan continues past due for 30 days. If a loan becomes 60 days past due, the loan becomes subject to possible legal action. We will generally send a “due and payable” letter upon a loan becoming 60 days delinquent. This letter grants the borrower 30 days to bring the account paid to date prior to the start of any legal action. If not paid, foreclosure proceedings are initiated after this 30-day period. To the extent required by regulations of the Department of Housing and Urban Development (“HUD”), generally within 30 days of delinquency, a Section 160 HUD notice is given to the borrower which provides access to consumer counseling services. General collection procedures may vary with particular circumstances on a loan by loan basis. Also, collection procedures for Freddie Mac serviced loans follow the Freddie Mac guidelines which are different from our general procedures.

Loans Past Due and Non-Performing Assets. Loans are reviewed on a regular basis and are placed on non-accrual status when, in the opinion of management, the collection of additional interest is doubtful or when extraordinary efforts are required to collect the debt. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income.

Real estate acquired by us as a result of foreclosure or by deed in lieu of foreclosure is deemed real estate owned (“REO”) until such time as it is sold. In general, we consider collateral for a loan to be “in-substance” foreclosed if: (i) the borrower has little or no equity in the collateral; (ii) proceeds for repayment of the loan can be expected to come only from the operation or sale of the collateral; and (iii) the borrower has either formally or effectively abandoned control of the collateral, or retained control of the collateral but is unlikely to be able to rebuild equity in the collateral or otherwise repay the loan in the foreseeable future. Cash flow attributable to in-substance foreclosures is used to reduce the carrying value of the collateral.

When collateral, other than real estate, securing commercial and consumer loans is acquired as a result of delinquency or other reasons, it is classified as Other Repossessed Assets (“ORA”) and recorded at the lower of cost or fair market value until it is disposed of.

When collateral is acquired or otherwise deemed REO/ORA, it is recorded at the lower of the unpaid principal balance of the related loan or its estimated net realizable value. This write down is recorded against the allowance for loan losses. Periodic future valuations are performed by management, and any subsequent decline in fair value is charged to operations. At December 31, 2013, we held $757,000 in properties that were classified REO and $1.0 million in assets classified as ORA.

E-12

Delinquent Loans. The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

	At December 31,
	2013	2012	2011	2010	2009

	(dollars in thousands)

Non-Accrual Loans:
Residential Mortgage	$651	$1,810	$2,420	$3,114	$2,944
Commercial Mortgage	13	821	356	1,148	2,204
Purchased Mortgage Out-of-State	1,441	2,030	—	—	—
Construction	—	—	—	—	1,433
Purchased Construction Out-of-State	173	173	173	1,772	2,113
Commercial	—	—	—	—	96
Consumer and other	7	29	152	206	157

Total non-accrual loans	$2,285	$4,863	$3,101	$6,240	$8,947

Accrual loans delinquent 90 days or more:
Residential Mortgage	24	61	238	282	89
Commercial Mortgage	—	—	—	82	2,696
Construction	—	—	—	—	—
Purchased Construction Out-of-State	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer and other	2	6	—	2	54
Total accrual loans delinquent 90 days or more	$26	$67	$238	$366	$2,839

Total nonperforming loans (1)	$2,311	$4,930	$3,339	$6,606	$11,786

Real Estate Owned and Other Repossessed Assets:
Residential Mortgage	285	957	1,086	494	584
Commercial Mortgage	472	309	1,015	2,304	2,985
Construction	—	—	—	—	—
Commercial	—	—	—	—	—
Consumer and other	1,023	1,121	1,307	20	11

Total real estate owned and other repossessed assets (2)	$1,780	$2,387	$3,408	$2,818	$3,580
Total nonperforming assets	$4,091	$7,317	$6,747	$9,424	$15,366

Total nonperforming loans to total loans receivable	1.67%	3.50%	2.37%	4.12%	6.73%
Total nonperforming assets to total assets	1.95%	3.42%	3.11%	4.37%	6.58%

(1)	All of our loans delinquent 90 days or more are classified as nonperforming.
(2)	Represents the net book value of property acquired by us through foreclosure or deed in lieu of foreclosure. Upon acquisition, this property is recorded at the lower of its fair market value or the principal balance of the related loan.

E-13

          Nonperforming Assets. The following table sets forth the amounts and categories of our non-performing assets at the dates indicated.

	Loan Delinquent For
	60-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(dollars in thousands)
At December 31, 2013
Residential Mortgages	9	$393	5	$353	14	$746
Commercial Mortgages	2	521	—	—	2	521
Purchased Out-of-State Commercial Mortgages	—	—	1	1,441	1	1,441
Construction	—	—	—	—	—	—
Purchased Out-of-State Construction	—	—	1	173	1	173
Commercial	1	20	—	—	1	20
Consumer	3	59	1	2	4	61
Total	15	$993	8	$1,969	23	2,962

At December 31, 2012
Residential Mortgages	11	$796	10	$1,198	21	$1,994
Commercial Mortgages	1	540	3	282	4	822
Construction	—	—	—	—	—	—
Purchased Out-of-State Construction	—	—	1	173	1	173
Commercial	—	—	—	—	—	—
Consumer	1	5	3	19	4	24
Total	13	$1,341	17	$1,672	30	3,013

At December 31, 2011
Residential Mortgages	16	$1,501	23	$1,969	39	$3,470
Commercial Mortgages	3	339	1	245	4	584
Construction	—	—	—	—	—	—
Purchased Out-of-State Construction	—	—	1	173	1	173
Commercial	1	29	—	—	1	29
Consumer	6	59	5	128	11	187
Total	26	$1,928	30	$2,515	56	4,443

At December 31, 2010
Residential Mortgages	23	$2,056	34	$2,434	57	$4,490
Commercial Mortgages	3	488	8	784	11	1,272
Construction	—	—	2	1,772	2	1,772
Commercial	1	6	—	—	1	6
Consumer	10	122	9	207	19	329
Total	37	$2,672	53	$5,197	90	7,869

At December 31, 2009
Residential Mortgages	22	$1,819	23	$1,719	45	$3,538
Commercial Mortgages	7	1,125	12	3,705	19	4,830
Construction	2	1,255	1	290	3	1,545
Commercial	3	402	1	80	4	482
Consumer	14	226	14	135	28	361
Total	48	$4,827	51	$5,929	99	10,756

Interest income that would have been recorded for the year ended December 31, 2013, had non-accruing loans been current according to their original terms amounted to $1.1 million. Interest of $203,000 was recognized on these impaired loans prior to placing them on non-accrual status, and is included in net income for the year ended December 31, 2013.

The following table displays the unpaid principal balance and number of loans classified as troubled debt restructurings as of the dates indicated:

	Troubled Debt Restructurings
	as of December 31, 2013		as of December 31, 2012		as of December 31, 2011
	(dollars in thousands)

	Number of Contracts	Unpaid Principal Balance	Number of Contracts	Unpaid Principal Balance	Number of Contracts	Unpaid Principal Balance

Commercial - Construction	1	$173	1	$173	—	$—
Commercial Real Estate - Other	6	$3,725	6	$3,872	3	$1,398
Residential	2	$267	—	$—	—	$—

Total	9	$4,165	7	$4,045	3	$1,398

E-14

Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets such as debt and equity securities and real estate held for sale considered by the Office of the Comptroller of the Currency (OCC) to be of lesser quality as “substandard,” “doubtful,” or “loss” assets. An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the savings institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets that do not expose the savings institution to risk sufficient to warrant classification in one of the aforementioned categories, but which possess some weaknesses, are required to be designated “special mention” by management. Loans designated as special mention are generally loans that, while current in required payments, have exhibited some potential weaknesses that, if not corrected, could increase the level of risk in the future.

The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When we classify problem assets as loss, we charge-off such amount. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can order the establishment of additional loss allowances. Management regularly reviews our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of management’s review of our assets at December 31, 2013, classified assets consisted of substandard assets of $5.7 million. There were no assets classified as doubtful or loss at December 31, 2013.

We classify our assets pursuant to criteria similar to the classification structure provided in the OCC regulations. The following table sets forth the aggregate amount of our internally classified assets at the dates indicated.

	At December 31,
	2013	2012	2011	2010	2009
	(dollars in thousands)

Substandard assets	$5,662	$13,008	$16,435	$15,974	$18,141
Doubtful assets	—	—	—	—	—
Loss assets	—	—	—	—	—
Total classified assets	$5,662	$13,008	$16,435	$15,974	$18,141

Allowance for Loan Losses. We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in management’s judgment, deserve current recognition in estimating probable losses. Management regularly reviews the loan portfolio and makes provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of amounts specifically allocated to non-performing loans and other criticized or classified loans (if any) as well as general allowances determined for each major loan category. Commercial loans and loans secured by commercial real estate are evaluated individually for impairment. Other smaller-balance, homogeneous loan types, including loans secured by one- to four-family residential real estate and consumer installment loans, are evaluated for impairment on a collective basis. After we establish a provision for loans that are known to be non-performing, criticized or classified, we calculate percentage loss factors to apply to the remaining categories within the loan portfolio to estimate probable losses inherent in these categories of the portfolio. When the loan portfolio increases, therefore, the percentage calculation results in a higher dollar amount of estimated probable losses than would be the case without the increase, and when the loan portfolio decreases, the percentage calculation results in a lower dollar amount of estimated probable losses than would be the case without the decrease. These percentage loss factors are determined by management based on our historical loss experience and credit concentrations for the applicable loan category, which may be adjusted to reflect our evaluation of levels of, and trends in, delinquent and non-accrual loans, trends in volume and terms of loans, and local economic trends and conditions.

E-15

We consider commercial and commercial real estate loans and construction loans to be riskier than the one- to four-family residential mortgage loans that we originate. Commercial and commercial real estate loans have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing because of the inherent difficulty in estimating both a property’s value at completion of the project and the estimated cost of the project. If the estimate of construction costs is inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the project. If the estimate of value upon completion is inaccurate, the value of the property may be insufficient to assure full repayment. Projects also may be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the repayment of the loan depends on the builder’s ability to sell the property prior to the time that the construction loan is due. The increased risk characteristics associated with commercial real estate and land loans and construction loans are considered by management in the evaluation of the allowance for loan losses and generally result in a larger loss factor applied to these segments of the loan portfolio in developing an estimate of the required allowance for loan losses. We intend to increase our originations of commercial and commercial real estate loans, and we intend to retain these loans in our portfolio. Because these loans entail significant additional credit risks compared to one- to four-family residential mortgage loans, an increase in our origination (and retention in our portfolio) of these types of loans would, in the absence of other offsetting factors, require us to make additional provisions for loan losses.

The carrying value of loans is periodically evaluated and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Analysis of the Allowance for Loan Losses. The following table sets forth the activity on our allowance for loan losses for the periods indicated.

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
	(dollars in thousands)

Allowance at beginning of period	$1,750	$1,518	$2,831	$3,660	$5,647

(Charge-offs):
Real Estate:
Residential Mortgages	(464)	(840)	(1,119)	(258)	(362)
Nonresidential Real Estate:
Commercial Mortgages	(85)	(265)	(334)	(198)	(4,903)
Purchased In-State	—	—	—	—	(2,482)
Purchased Out-of-State	(589)	—	(93)	(314)	—
Construction	—	—	—	(751)	—
Purchased In-State	—	—	—	—	—
Purchased Out-of-State	—	—	—	(262)	—
Non Real Estate Loans:
Commercial	—	—	(6)	—	(246)
Consumer and other	(53)	(131)	(192)	(319)	(254)
Total charge offs	(1,191)	(1,236)	(1,744)	(2,102)	(8,247)

Recoveries:
Real Estate:
Residential Mortgages	120	65	25	2	—
Nonresidential Real Estate:
Commercial Mortgages	114	10	79	85	—
Construction	—	—	—	60	—
Non Real Estate Loans:
Commercial	—	—	1	—
Consumer and other	42	26	42	25	64
Total recoveries	276	101	147	172	64

Net (charge offs) recoveries	(915)	(1,135)	(1,597)	(1,930)	(8,183)
Provision for loan losses	637	1,367	284	1,101	6,196

Balance at end of year	$1,472	$1,750	$1,518	$2,831	$3,660

Ratios:
Net Charge-offs to average loans outstanding (annualized)	0.64%	0.79%	1.02%	1.14%	4.58%

Allowance for loan loss to non-performing loans at end of period	63.70%	35.50%	45.46%	87.70%	31.05%

Allowance for loan losses to total loans at end of period	1.07%	1.24%	1.06%	1.98%	2.09%
E-16

          Allocation of Allowance for Loan Losses. The following table sets forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

			At December 31
	2013		2012		2011
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(dollars in thousands)
Residential Mortgages:
1 - 4 family residential	$773	44.0%	$894	45.3%	$858	45.0%
Purchased Mortgages In-State	11	1.2%	12	1.3%	12	1.3%
1 - 4 family construction	—	1.1%	—	0.7%	—	0.3%
Home Equity & Junior Liens	62	6.3%	99	7.4%	146	9.4%
Nonresidential Mortgages:
Nonresidential	319	29.8%	453	29.1%	320	30.9%
Purchased Nonresidential In-State	—	5.0%	50	3.2%	16	1.5%
Purchased Nonresidential Out-of-State	125	2.7%	76	4.9%	57	5.5%
Construction	—	0.0%	57	1.0%	3	0.1%
Purchased Construction In-State	—	0.0%	—	0.4%	—	0.0%
Purchased Construction Out-of-State	48	0.1%	7	0.1%	7	0.1%
Non Real Estate Loans:
Commercial	63	8.8%	66	5.5%	50	4.6%
Purchased Commercial In-State	—	0.2%	3	0.2%	3	0.3%
Consumer	21	0.8%	33	0.9%	46	1.0%
Unallocated	50	0.0%	—	0.0%	—	0.0%
Total	$1,472	100.0%	$1,750	100.0%	$1,518	100.0%

	At December 31

	2010		2009
	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans	Allowance for Loan Losses	Percent of Loans in Each Category to Total Loans
	(dollars in thousands)
Residential Mortgages:
One to four family residental	$519	42.7%	$634	44.4%
Purchased Mortgages In-State	17	2.0%	12	1.9%
1 - 4 family construction	—	0.1%	3	0.2%
Home Equity & Junior Liens	228	10.3%	214	10.7%
Nonresidential Mortgages:
Nonresidential	967	27.3%	1,055	24.9%
Purchased Nonresidential In-State	94	2.6%	140	2.2%
Purchased Nonresidential Out-of-State	220	6.2%	175	4.8%
Construction	245	0.9%	647	1.6%
Purchased Construction In-State	—	0.0%	—	0.0%
Purchased Construction Out-of-State	290	1.1%	350	2.2%
Non Real Estate Loans:
Commercial	192	4.6%	316	4.0%
Purchased Commercial In-State	—	0.9%	73	1.6%
Consumer	59	1.3%	41	1.5%
Total	$2,831	100.0%	$3,660	100.0%

E-17

 Mortgage Banking Activities

 Our mortgage banking activities involve the origination and subsequent sale of one- to four-family residential mortgage loans. When loans are sold, we generally retain the rights to service those loans thereby maintaining our customer relationships. We intend to use these customer relationships to cross-sell additional products and services. Loans that we sell are originated using the same personnel and the same underwriting policies as loans that we maintain in our portfolio. The decision whether to sell a loan is dependent upon the type of loan product and the term of the loan. In recent years, we have sold most of our fixed-rate one- to four-family residential loans with maturities of 15 years or greater, and have retained servicing on most of these loans.

Mortgage servicing involves the administration and collection of home loan payments. When we acquire mortgage servicing rights through the origination of mortgage loans and the subsequent sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. As of December 31, 2013, we were servicing loans sold to third parties totaling $131.7 million, and the mortgage servicing rights associated with such loans had a book value, net of valuation reserve, at such date of $860,000. Generally, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall, because the estimated life and estimated income from the underlying loans increase with rising interest rates and decrease with falling interest rates.

Insurance Brokerage Activities

In March 2003, we acquired InsuranCenter of Alpena (“ICA”), a licensed insurance agency, to increase and diversify our sources of non-interest income. In April 2008, ICA sold to a non-related third party the rights to service certain health insurance contracts and collect commissions on the contracts written through the local Chambers of Commerce. This sale resulted in a nominal gain to us, but reduced health insurance revenues. The sale also reduced non-interest expenses and amortization of intangibles.

On February 27, 2009, we sold the majority of the assets of ICA. We retained the residual income stream associated with the April 2008 sale of its wholesale Blue Cross/Blue Shield override business to the third party. We continue to collect the residual revenue stream associated with this sale through FFNM Agency, the successor company to ICA.

See “-Subsidiary Activity” for a further discussion of ICA and FFNM Agency.

Investment Activities

Our investment securities portfolio is comprised of U.S. Government, state agency and municipal obligations, and mortgage-backed securities, of which $50.4 million, or 95.7%, was classified as available-for-sale, and $2.3 million, or 4.3%, of the total portfolio was classified as held-to-maturity. At December 31, 2013, we had no investments in unrated securities. At December 31, 2013, $16.0 million, or 30.2% of our investment portfolio was scheduled to mature in less than five years, and $36.9 million, or 69.8%, was scheduled to mature in over five years. At December 31, 2013, $4.9 million, or 9.2% of our investment portfolio was scheduled to mature in less than one year.

At December 31, 2013, we held U.S. Government and state agency obligations and municipal obligations classified as available-for-sale, with a fair market value of $23.1 million. While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

We invest in mortgage-backed securities in order to: generate positive interest rate spreads with minimal administrative expense; lower credit risk as a result of the guarantees provided by Ginnie Mae and, to a lesser extent, Fannie Mae and Freddie Mac; supplement local loan originations; reduce interest rate risk exposure; and increase liquidity. Our mortgage-backed securities portfolio consists of pass-through certificates. At December 31, 2013, the fair market value of mortgage-backed securities totaled $28.6 million, or 54.4% of total investments. All of our pass-through certificates are insured or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Our policy is to hold mortgage-backed securities as available-for-sale.

We have interests in pools of single-family mortgages in which the principal and interest payments are from the mortgage originators, through intermediaries (generally government-sponsored agencies) that pool and repackage loans and sell the participation interest in the form of securities, to investors. These government-sponsored agencies include Freddie Mac, Ginnie Mae, or Fannie Mae. The underlying pool of mortgages can be comprised of either fixed-rate mortgage loans or adjustable-rate mortgage loans. The interest rate risk characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable rate, are shared by the investors in that pool.

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Our investment policy also permits investment in corporate debt obligations. Although corporate bonds may offer higher yields than U.S. Treasury or agency securities of comparable duration, corporate bonds also have a higher risk of default due to possible adverse changes in the creditworthiness of the issuer.

We are required under federal regulations to maintain a minimum amount of liquid assets that may be invested in specified short term securities and certain other investments. We generally have maintained a portfolio of liquid assets that exceeds regulatory requirements. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives and upon management’s judgment as to the attractiveness of the yields then available in relation to other opportunities and its expectation of the level of yield that will be available in the future, as well as management’s projections as to the short term demand for funds to be used in our loan origination and other activities.

ASC 320-10 requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. Securities available for sale are reported at fair value. As of December 31, 2013, all of our investment securities were designated as available for sale except for $2.3 million in municipal bond investments designated as held to maturity.

At December 31, 2013 we had no investment in a single company or entity (other than an agency of the U.S. Government or U.S. Government-sponsored enterprise) that had an aggregate book value in excess of 10% of our equity.

Investment Securities Portfolio. The following table sets forth the composition of our investment securities portfolio at the dates indicated.

	At December 31,
	2013		2012		2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(dollars in thousands)
Debt Securities:
U.S. Government and agency obligations	$7,111	$7,042	$9,181	$9,247	$14,756	$14,863

Municipal obligations	15,949	16,009	12,758	13,328	9,362	9,941

Corporate bonds and other obligations	1,085	1,097	1,135	1,150	—	—

Mortgage-backed securities:
Pass-through securities:
Fannie Mae	11,052	10,941	6,486	6,587	4,984	4,990
Freddie Mac	2,989	2,940	4,045	4,110	3,981	3,974
Ginnie Mae	14,667	14,722	18,370	18,911	21,385	21,945

Total debt securities	52,853	52,751	51,975	53,333	54,468	55,713

Marketable equity securities
Common stock	3	7	3	1	3	1

Total equity securities	3	7	3	1	3	1

Total investment securities	$52,856	$52,758	$51,978	$53,334	$54,471	$55,714

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Portfolio Maturities and Yields. The composition and maturities of the investment securities portfolio at December 31, 2013 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have not been adjusted to a tax-equivalent basis.

	At December 31, 2013
	One Year or Less		More than One Year Through Five years		More than Five Years Through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(dollars in thousands)
Debt Securities:
U.S. Government and agency securities	$2,009	3.13%	$4,103	2.03%	$999	2.19%	$—	0.00%	$7,111	$7,042	2.36%
State agency and municipal obligations	2,871	4.68%	5,782	2.54%	5,761	2.17%	1,535	4.32%	15,949	16,009	2.96%

Corporate bonds and other obligations	—	0.00%	1,085	6.90%	—	0.00%	—	0.00%	1,085	1,097	6.90%

Mortgage-backed securities
Fannie Mae	—	0.00%	83	4.50%	10,969	2.49%	—	0.00%	11,052	10,941	2.50%
Freddie Mac	—	0.00%	4	1.63%	2,234	2.73%	751	0.00%	2,989	2,940	2.80%
Ginnie Mae	—	0.00%	44	3.39%	—	0.00%	14,623	3.40%	14,667	14,722	3.40%

Total debt securities	4,880		11,102		19,963		16,909		52,853	52,751

Marketable equity securities:
Common Stock	—	0.00%	—	0.00%	—	0.00%	3	0.00%	3	7	0.00%

Total investment securities	$4,880		$11,102		$19,963		$16,912		$52,856	$52,758

	At December 31, 2012
	One Year or Less		More than One Year Through Five years		More than Five Years Through Ten Years		More than Ten Years		Total Securities
	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Weighted Average Yield	Amortized Cost	Fair Value	Weighted Average Yield
	(dollars in thousands)
Debt Securities:
U.S. Government and agency securities	$—	0.00%	$8,182	2.01%	$999	2.19%	$—	0.00%	$9,181	$9,247	2.03%
State agency and municipal obligations	1,947	2.36%	5,119	3.13%	4,266	3.09%	1,426	4.78%	12,758	13,328	3.18%

Corporate bonds and other obligations	—	0.00%	1,135	6.90%	—	0.00%	—	0.00%	1,135	1,150	6.90%

Mortgage-backed securities
Fannie Mae	—	0.00%	—	0.00%	6,486	2.91%	—	0.00%	6,486	6,587	2.91%
Freddie Mac	39	4.00%	6	1.63%	2,975	2.75%	1,024	0.00%	4,045	4,110	2.82%
Ginnie Mae	—	0.00%	48	3.41%	17	3.35%	18,305	3.85%	18,370	18,911	3.84%

Total debt securities	1,986		14,491		14,743		20,755		51,975	53,333

Marketable equity securities:
Common Stock	—	0.00%	—	0.00%	—	0.00%	3	0.00%	3	1	0.00%

Total investment securities	$1,986		$14,491		$14,743		$20,758		$51,978	$53,334

Sources of Funds

General. Deposits are the major source of our funds for lending and other investment purposes. We generate deposits from our eight full-service offices in Alpena, Mio, Cheboygan, Oscoda, Lewiston, Alanson and Gaylord. In addition to deposits, we derive funds from borrowings, proceeds from the settlement of loan sales, the amortization and prepayment of loans and mortgage-backed securities, the maturity of investment securities, and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and market conditions. Borrowings are used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes. We currently are managing liquidity levels and loan funding primarily through secondary mortgage market sales and Federal Home Loan Bank advances.

Deposits. We generate deposits primarily from our market area by offering a broad selection of deposit instruments including NOW accounts, regular savings, money market deposits, term certificate accounts and individual retirement accounts. Deposit account terms vary according to the minimum balance required, the period of time during which the funds must remain on deposit, and the interest rate, among other factors. The rate of interest which we must pay is not established by regulatory authority. The asset/liability committee regularly evaluates our internal cost of funds, surveys rates offered by competing institutions, reviews the cash flow requirements for lending and liquidity, and executes rate changes when deemed appropriate. We have sought to decrease the risk associated with changes in interest rates by offering competitive rates on some deposit accounts and by pricing certificates of deposit to provide customers with incentives to choose certificates of deposit with longer maturities. We also attract non-interest bearing commercial deposit accounts from our commercial borrowers and offer a competitive non-deposit sweep product that is not insured by the FDIC. In recent periods, we generally have not obtained funds through brokers or through a solicitation of funds outside our market area. At December 31, 2013 we had $3.8 million in brokered deposits from CDAR’s and ICS sweep program. We offer a limited amount of certificates of deposit in excess of $100,000 which may have negotiated rates. Future liquidity needs are expected to be satisfied through the both the use of Federal Home Loan Bank borrowings, as necessary, and through growth in deposits. Management does not generally plan on paying above-market rates on deposit products, although from time-to-time we may do so as liquidity needs dictate.

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The following table sets forth the distribution of total deposit accounts, by account type, at the dates indicated.

	At December 31,
	2013			2012			2011
	Amount	Percent of Total	Weighted Average Interest Rate	Amount	Percent of Total	Weighted Average Interest Rate	Amount	Percent of Total	Weighted Average Interest Rate
	(dollars in thousands)

Non-interest-bearing	$21,047	13.15%	NA	$21,067	13.30%	NA	$12,609	8.36%	NA
NOW accounts	22,794	14.24%	0.13%	19,531	12.33%	0.21%	18,602	12.35%	0.21%
Passbook	22,037	13.77%	0.05%	19,867	12.55%	0.05%	17,873	11.86%	0.05%
Money market accounts	27,428	17.14%	0.15%	24,687	15.59%	0.22%	23,193	15.40%	0.22%

Time deposits that mature:
Less than 12 months	32,952	20.59%	0.60%	39,161	24.73%	0.85%	38,503	25.56%	1.08%
Within 12-36 months	24,273	15.17%	1.33%	28,701	18.13%	1.33%	32,580	21.63%	1.60%
Beyond 36 months	9,498	5.94%	1.67%	5,336	3.37%	2.10%	7,290	4.84%	2.21%
Jumbo	—	0.00%	0.00%	—	0.00%	0.00%	—	0.00%	0.00%

Total deposits	$160,029	100.00%	0.68%	$158,350	100.00%	0.68%	$150,650	100.00%	0.87%

Time Deposit Rates. The following table sets forth time deposits classified by rates as of the dates indicated (see Note 7 to our consolidated financial statements contained within Exhibit 13 for a more detailed breakdown by rate range):

	At December 31,
Rate	2013	2012	2011
	(dollars in thousands)
0.50 percent to 0.99 percent	$40,259	$42,698	$38,802
1.00 percent to 1.99 percent	17,715	15,962	18,343
2.00 percent to 2.99 percent	7,130	10,746	16,057
3.00 percent to 3.99 percent	1,486	3,398	4,078
4.00 percent to 4.99 percent	133	394	1,092
	$66,723	$73,198	$78,372

Time Deposit Maturities. The following table sets forth the amount and maturities of time deposits at December 31, 2013.

Rate	Less Than One Year	1 - Less than 2 Years	2 - Less than 3 Years	3 - Less than 5 Years	5 years and Greater	Total
	(dollars in thousands)
0.50 percent to 0.99 percent	$27,892	$11,193	$877	$297	$—	$40,259
1.00 percent to 1.99 percent	3,324	953	6,408	3,315	3,715	17,715
2.00 percent to 2.99 percent	1,313	3,861	409	51	1,496	7,130
3.00 percent to 3.99 percent	422	494	—	12	558	1,486
4.00 percent to 4.99 percent	—	46	33	54	—	133
	$32,951	$16,547	$7,727	$3,729	$5,769	$66,723

As of December 31, 2013, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was $22.9 million. The following table sets forth the maturity of those certificates as of December 31, 2013.

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Maturity Period	Certificates of Deposit in excess of $100,000
(dollars in thousands)

Three months or less	$3,164
Three through six months	4,100
Six through twelve months	3,144
Over twelve months	12,523

Total	$22,931

Borrowings. Our borrowings consist primarily of advances from the Federal Home Loan Bank of Indianapolis. At December 31, 2013, we had access to additional Federal Home Loan Bank advances of up to $27.2 million, based upon pledged collateral. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances and other borrowings at the dates and for the periods indicated.

	Years Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Balance at end of period	$24,813	$26,358	$34,500
Average balance during period	24,065	31,260	31,217
Maximum outstanding at any month end	25,313	35,600	36,200
Weighted average interest rate at end of period	1.00%	1.46%	2.30%
Average interest rate during period	1.25%	1.88%	2.16%

Subsidiary Activity

First Federal of Northern Michigan Bancorp, Inc.’s only direct subsidiary is First Federal of Northern Michigan.

First Federal of Northern Michigan has two wholly owned subsidiaries and these have been consolidated in the financial statements and all inter-company balances and transactions have been eliminated in consolidation.

One subsidiary, Financial Services & Mortgage Corporation, leases, sells, develops and maintains real estate properties. For reporting purposes, Financial Services & Mortgage Corporation is included in our banking segment. As of December 31, 2013, First Federal of Northern Michigan’s investment in Financial Services & Mortgage Corporation was $92,000. The primary asset of the subsidiary was an investment in land and real estate but as of December 31, 2011 all real estate had been sold. See “Real Estate Development Activities.” Financial Services & Mortgage Corporation is not currently a party to any agreement that is material to First Federal of Northern Michigan Bancorp, Inc. on a consolidated basis.

First Federal of Northern Michigan’s second subsidiary, FFNM Agency, Inc., collects the residual income stream associated with the April 2008 sale of the Company’s wholesale health insurance override business to a third party. FFNM Agency is the successor company to the InsuranCenter of Alpena (“ICA”). On February 27, 2009, we sold the majority of the assets of ICA.

Personnel

As of December 31, 2013, First Federal of Northern Michigan had 71 full-time and 21 part-time employees. None of the Bank’s employees is represented by a collective bargaining group. The Bank believes its relationship with its employees to be good. First Federal of Northern Michigan Bancorp, Inc., FFNM Agency, Inc. and FSMC have no separate employees.

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SUPERVISION AND REGULATION

General

As a federal savings bank, First Federal of Northern Michigan is subject to examination and regulation by the Office of the Comptroller of the Currency (“OCC”), and is also subject to examination by the Federal Deposit Insurance Corporation (“FDIC”). Prior to July 21, 2011, the Office of Thrift Supervision was First Federal of Northern Michigan’s primary federal regulator. However, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which is discussed further below, eliminated the Office of Thrift Supervision and transferred the Office of Thrift Supervision’s functions relating to federal savings banks, including rulemaking authority, to the OCC, effective July 21, 2011. The federal system of regulation and supervision establishes a comprehensive framework of activities in which First Federal of Northern Michigan may engage and is intended primarily for the protection of depositors and the FDIC’s Deposit Insurance Fund.

First Federal of Northern Michigan also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board”, which governs the reserves to be maintained against deposits and other matters. In addition, First Federal of Northern Michigan is a member of and owns stock in the Federal Home Loan Bank of Indianapolis, which is one of the twelve regional banks in the Federal Home Loan Bank System. First Federal of Northern Michigan’s relationship with its depositors and borrowers also is regulated to a great extent by federal law and, to a lesser extent, state law, including in matters concerning the ownership of deposit accounts and the form and content of First Federal of Northern Michigan’s loan documents.

As a savings and loan holding company, First Federal of Northern Michigan Bancorp is subject to examination and supervision by, and is required to file certain reports with, the Federal Reserve Board. The Office of Thrift Supervision’s functions relating to savings and loan holding companies were transferred to the Federal Reserve Board on July 21, 2011 pursuant to the Dodd-Frank Act regulatory restructuring. First Federal of Northern Michigan Bancorp is also subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws.

Set forth below are certain material regulatory requirements that are applicable to First Federal of Northern Michigan and First Federal of Northern Michigan Bancorp. This description of statutes and regulations is not intended to be a complete description of such statutes and regulations and their effects on First Federal of Northern Michigan and First Federal of Northern Michigan Bancorp. Any change in these laws or regulations, whether by Congress or the applicable regulatory agencies, could have a material adverse impact on First Federal of Northern Michigan Bancorp, First Federal of Northern Michigan and their operations.

Dodd-Frank Act

As noted above, the Dodd-Frank Act made significant changes to the regulatory structure for depository institutions and their holding companies. However, the Dodd-Frank Act’s changes go well beyond that and affect the lending, investments and other operations of all depository institutions. The Dodd-Frank Act required the Federal Reserve Board to set minimum capital levels for both bank holding companies and savings and loan holding companies that are as stringent as those required for the insured depository subsidiaries, and the components of Tier 1 capital for holding companies were restricted to capital instruments that were then currently considered to be Tier 1 capital for insured depository institutions. Bank holding companies with assets of less than $500 million are exempt from these capital requirements. Proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. These capital requirements do not apply to savings and loan holding companies until five years after the July 21, 2010 enactment date of the Dodd-Frank Act. The legislation also established a floor for capital of insured depository institutions that cannot be lower than the standards in effect upon passage, and directed the federal banking regulators to implement new leverage and capital requirements that take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions such as First Federal of Northern Michigan, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10 billion in assets. Banks and savings institutions with $10 billion or less in assets are still examined for compliance by their applicable bank regulators. The new legislation also weakened the federal preemption available for national banks and federal savings associations, and gave state attorneys general the ability to enforce applicable federal consumer protection laws.

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The Dodd-Frank Act broadened the base for FDIC insurance assessments. Assessments are now based on the average consolidated total assets less tangible equity capital of a financial institution. The legislation also permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and noninterest bearing transaction accounts had unlimited deposit insurance through December 31, 2012. The Dodd-Frank Act increased stockholder influence over boards of directors by requiring companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded or not. Further, the legislation requires that originators of securitized loans retain a percentage of the risk for transferred loans, directs the Federal Reserve Board to regulate pricing of certain debit card interchange fees and contains a number of reforms related to mortgage origination.

Many provisions of the Dodd-Frank Act involve delayed effective dates and/or require implementing regulations. Their impact on operations cannot yet fully be assessed. However, there is a significant possibility that the Dodd-Frank Act will result in an increased regulatory burden and compliance, operating and interest expense for First Federal of Northern Michigan and First Federal of Northern Michigan Bancorp.

Federal Banking Regulation

Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners’ Loan Act, and the regulations of the OCC. Under these laws and regulations, First Federal of Northern Michigan may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other loans and assets. First Federal of Northern Michigan also may establish subsidiaries that may engage in activities not otherwise permissible for First Federal of Northern Michigan directly, including real estate investment, securities brokerage and insurance agency services.

Capital Requirements. OCC regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest CAMELS rating) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the OCC capital regulation based on the risks inherent in the type of asset. Core capital is defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, allowance for loan and lease losses up to a maximum of 1.25% of risk-weighted assets, and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

Additionally, a savings association that retains credit risk in connection with an asset sale may be required to maintain regulatory capital because of the recourse back to the savings association. In assessing an institution’s capital adequacy, the OCC takes into consideration not only thee numeric factors but also qualitative factors as well, and has the authority to establish higher capital requirements for individual associations where necessary.

In July, 2013, the OCC and the other federal bank regulatory agencies issued a final rule to revise their risk-based and leverage capital requirements and their method for calculating risk-weighted assets, to make them consistent with the agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. The final rule applies to all depository institutions, top-tier bank holding companies with total consolidated assets of $500 million or more, and top-tier savings and loan holding companies (“banking organizations”). Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk-weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4% to 6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or are on non-accrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The final rule also limits a banking organization’s capital distributions and certain discretionary bonus payments if the banking organization does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets. The final rule becomes effective for us on January 1, 2015. The capital conservation buffer requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

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  At December 31, 2013, First Federal of Northern Michigan’s capital exceeded all applicable requirements. The following table sets forth the Bank’s capital position at December 31, 2013 and 2012, as compared to the minimum capital requirements.

	At December 31,
	2013		2012

	Amount	Percent of Assets	Amount	Percent of Assets
	(dollars in thousands)
Equity capital	$22,701	10.9%	$23,304	11.0%

Tangible Capital Requirement:
Tangible capital level	22,563	10.8%	22,015	10.3%
Requirement	3,137	1.5%	3,197	1.5%
Excess	19,426	9.3%	18,818	8.8%

Core Capital Requirement:
Core capital level	22,563	10.8%	22,015	10.3%
Requirement	8,366	4.0%	8,526	4.0%
Excess	14,197	6.8%	13,489	6.3%

Risk-based Capital Requirement:
Risk-based capital level	24,033	17.9%	23,723	17.4%
Requirement	10,748	8.0%	10,930	8.0%
Excess	13,285	9.9%	12,793	9.4%

Loans to One Borrower. A federal savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2013, First Federal of Northern Michigan was in compliance with the loans-to-one-borrower limitations.

Qualified Thrift Lender Test. As a federal savings bank, First Federal of Northern Michigan is subject to a qualified thrift lender, or “QTL,” test. Under the QTL test, First Federal of Northern Michigan must maintain at least 65% of its “portfolio assets” in “qualified thrift investments” in at least nine months of the most recent 12-month period.

A savings bank that fails the QTL test must operate under specified restrictions. The Dodd-Frank Act made noncompliance with the QTL test potentially subject to agency enforcement action for a violation of law. At December 31, 2013, First Federal of Northern Michigan maintained approximately 73.4% of its portfolio assets in qualified thrift investments, and therefore satisfied the QTL test.

Capital Distributions. OCC regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the institution’s capital account. A savings bank must file an application for approval of a capital distribution if:

•	the total capital distributions for the applicable calendar year exceed the sum of the savings bank’s net income for that year to date plus the savings bank’s retained net income for the preceding two years;

•	the savings bank would not be at least adequately capitalized following the distribution;

•	the distribution would violate any applicable statute, regulation, agreement or Office of the Comptroller of the Currency-imposed condition; or

•	the savings bank is not eligible for expedited treatment of its filings.
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Even if an application is not otherwise required, every savings bank that is a subsidiary of a savings and loan holding company, such as First Federal of Northern Michigan, must still file a notice with the Federal Reserve Board at least 30 days before the board of directors declares a dividend or approves a capital distribution.

A notice or application related to a capital distribution may be disapproved if:

•	the federal savings bank would be undercapitalized following the distribution;

•	the proposed capital distribution raises safety and soundness concerns; or

•	the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution if, after making such distribution, the institution would fail to meet any applicable regulatory capital requirement. A federal savings bank also may not make a capital distribution that would reduce its regulatory capital below the amount required for the liquidation account established in connection with its conversion to stock form.

Community Reinvestment Act and Fair Lending Laws. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the OCC to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the OCC is required to assess the savings bank’s record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A savings bank’s failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the OCC, as well as other federal regulatory agencies and the Department of Justice. First Federal of Northern Michigan received an “Outstanding” Community Reinvestment Act rating in its two most recent federal examinations.

Transactions with Related Parties. A federal savings bank’s authority to engage in transactions with its “affiliates” is limited by Office of the Comptroller of the Currency regulations and Regulation W of the Federal Reserve Board, which implements Sections 23A and 23B of the Federal Reserve Act. The term “affiliates” for these purposes generally means any company that controls or is under common control with an institution. First Federal of Northern Michigan Bancorp, Inc. and its non-savings institution subsidiaries will be affiliates of First Federal of Northern Michigan. In general, transactions with affiliates must be on terms that are as favorable to the savings bank as comparable transactions with non-affiliates. In addition, certain types of these transactions are restricted to an aggregate percentage of the savings bank’s capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings bank. In addition, Office of the Comptroller of the Currency regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

First Federal of Northern Michigan’s authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of First Federal of Northern Michigan’s capital. In addition, extensions of credit in excess of certain limits must be approved by First Federal of Northern Michigan’s board of directors.

Enforcement. The OCC has primary enforcement responsibility over federal savings banks and has the authority to bring enforcement action against all “institution-affiliated parties,” including stockholders, attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the savings bank, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The FDIC also has the authority to recommend to the Director of the Office of the Comptroller of the Currency that enforcement action be taken with respect to a particular savings bank. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

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Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

Federal Insurance of Deposit Accounts. The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008.

Under the FDIC’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other risk factors. Rates are based on each institution’s risk category and certain specified risk adjustments. Stronger institutions pay lower rates while riskier institutions pay higher rates.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefined the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the rule, assessments are based on an institution’s average consolidated total assets minus average tangible equity instead of total deposits. The rule revised the assessment rate schedule to establish assessments ranging from 2.5 to 45 basis points. Deposit assessments were prepaid in December 2009 for the fourth quarter of 2009 and for calendar years 2010 through 2012. Estimated assessments were based on certain assumptions specified by the FDIC, including a 5% annual growth rate. Prepaid assessments are to be applied against actual assessments until the prepaid assessments are exhausted. Unused prepayments were returned to the institutions on June 28, 2013. We recorded the prepayment of assessments as a prepaid expense, which was amortized to expense during the three year period. Our prepayment amount was $1.4 million and we received a reimbursement of $509,000.

In addition to the FDIC assessments, the Financing Corporation (“FICO”) is authorized to impose and collect, with the approval of the FDIC, assessments for anticipated payments, issuance costs and custodial fees on bonds issued by the FICO in the 1980s to recapitalize the former Federal Savings and Loan Insurance Corporation. The bonds issued by the FICO are due to mature in 2017 through 2019. For the quarter ended December 31, 2013, the annualized Financing Corporation assessment was equal to 0.64 of a basis point of total assets less tangible capital.

The Dodd-Frank Act increased the minimum target Deposit Insurance Fund ratio from 1.15% of estimated insured deposits to 1.35% of estimated insured deposits. The FDIC must seek to achieve the 1.35% ratio by June 30, 2020. Insured institutions with assets of $10 billion or more are supposed to fund the increase. The Dodd-Frank Act eliminated the 1.5% maximum fund ratio, instead leaving it to the discretion of the FDIC and the FDIC has exercised that discretion by establishing a long-term fund ratio of 2%.

The FDIC has authority to increase insurance assessments. Any significant increases would have an adverse effect on the operating expenses and results of operations of First Federal of Northern Michigan. Management cannot predict what assessment rates will be in the future.

Insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. We do not currently know of any practice, condition or violation that may lead to termination of our deposit insurance.

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Prompt Corrective Action. The “prompt corrective action” provisions of the FDIA create a statutory framework that applies a system of both discretionary and mandatory supervisory actions indexed to the capital level of FDIC-insured depository institutions. These provisions impose progressively more restrictive constraints on operations, management, and capital distributions of the institution as its regulatory capital decreases, or in some cases, based on supervisory information other than the institution’s capital level. This framework and the authority it confers on the federal banking agencies supplement other existing authority vested in such agencies to initiate supervisory actions to address capital deficiencies. Moreover, other provisions of law and regulation employ regulatory capital level designations the same as or similar to those established by the prompt corrective action provisions both in imposing certain restrictions and limitations and in conferring certain economic and other benefits upon institutions. These include restrictions on brokered deposits, limits on exposure to interbank liabilities, determination of risk-based FDIC deposit insurance premium assessments, and action upon regulatory applications.

The recently proposed rules that would increase regulatory capital requirements would adjust prompt corrective categories accordingly. See “- Capital Requirements” above.

Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the savings bank or its affiliates or not obtain services of a competitor of the savings bank.

Federal Home Loan Bank System. First Federal of Northern Michigan is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Indianapolis, First Federal of Northern Michigan is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount equal to at least 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of December 31, 2013, First Federal of Northern Michigan was in compliance with this requirement.

Other Regulations

Interest and other charges collected or contracted for by First Federal of Northern Michigan are subject to state usury laws and federal laws concerning interest rates. First Federal of Northern Michigan’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

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The operations of First Federal of Northern Michigan also are subject to the:

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

•	Title III of The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expanded the responsibilities of financial institutions, including savings and loan associations, in preventing the use of the American financial system to fund terrorist activities. Among other provisions, the USA PATRIOT Act and the related regulations of the OCC require savings associations operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control regulations; and

•	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Federal Reserve System

Federal Reserve Board regulations require savings banks to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2013, First Federal of Northern Michigan was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of the Comptroller of the Currency.

The USA PATRIOT Act

The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Certain provisions of the Act impose affirmative obligations on a broad range of financial institutions, including federal savings banks, like First Federal of Northern Michigan. These obligations include enhanced anti-money laundering programs, customer identification programs and regulations relating to private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States).

First Federal of Northern Michigan has established policies and procedures to ensure compliance with the USA PATRIOT Act’s provisions, and the impact of the USA PATRIOT Act on our operations has not been material.

Holding Company Regulation

Pursuant to the Dodd-Frank Act, as of July 21, 2011, the Federal Reserve Board succeeded the Office of Thrift Supervision as the regulator for savings and loan holding companies, such as First Federal of Northern Michigan Bancorp, Inc.

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General. First Federal of Northern Michigan Bancorp, Inc. is a non-diversified unitary savings and loan holding company within the meaning of the Home Owners’ Loan Act. As such, First Federal of Northern Michigan Bancorp, Inc. is registered with the Federal Reserve Board and subject to examination and supervision by the Federal Reserve Bank of Chicago. First Federal of Northern Michigan Bancorp, Inc. is subject to the Federal Reserve Board regulations (including applicable regulations of the former Office of Thrift Supervision), and reporting requirements. In addition, the Federal Reserve Board has enforcement authority over First Federal of Northern Michigan Bancorp, Inc. and its non-insured subsidiaries. Among other things, this authority permits the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution.

Savings and loan holding companies are not currently subject to specific regulatory capital requirements. The Dodd-Frank Act, however, requires the Federal Reserve Board to promulgate consolidated capital requirements for depository institution holding companies that are no less stringent, both quantitatively and in terms of components of capital, than those applicable to institutions themselves. Instruments such as cumulative preferred stock and trust preferred securities will no longer be includable as Tier 1 capital, as is currently the case with bank holding companies. Instruments issued prior to May 19, 2010 are grandfathered for companies with consolidated assets of $15 billion or less. There is a five-year transition period (from the July 21, 2010 effective date of the Dodd-Frank Act) before the capital requirements will apply to savings and loan holding companies.

The Federal Reserve Board has issued a policy guidance regarding the payment of dividends by bank holding companies that it has made applicable to savings and loan holding companies as well. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Federal Reserve Board guidance provides for prior regulatory review of capital distributions in certain circumstances such as where the company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the company’s overall rate of earnings retention is inconsistent with the company’s capital needs and overall financial condition. The ability of a holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect our ability to pay dividends or otherwise engage in capital distributions.

The Dodd-Frank Act also extends the “source of strength” doctrine to savings and loan holding companies. The regulatory agencies must issue regulations requiring that all bank and savings and loan holding companies serve as a source of strength to their subsidiary depository institutions by providing capital, liquidity and other support in times of financial stress.

Permissible Activities. Under present law, the business activities of First Federal of Northern Michigan Bancorp, Inc. are generally limited to those activities permissible for financial holding companies under Section 4(k) of the Bank Holding Company Act of 1956, as amended, or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance as well as activities that are incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Federal Reserve Board, and certain additional activities authorized by Federal Reserve Board regulations.

Federal law prohibits a savings and loan holding company, including First Federal of Northern Michigan Bancorp, Inc., directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Federal Reserve Bank of Chicago. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a non-subsidiary company engaged in activities that are not closely related to banking or financial in nature, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Federal Reserve Bank of Chicago must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

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The Federal Reserve Bank of Chicago is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

(i)	the approval of interstate supervisory acquisitions by savings and loan holding companies; and

(ii)	the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisition.

The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 addresses, among other things corporate governance, auditing and accounting, executive compensation and enhanced and timely disclosures of corporate information. We have existing policies, procedures and systems designed to comply with these regulations, and we review and document such policies, procedures and systems to ensure continued compliance with these regulations.

Federal Securities Laws

First Federal of Northern Michigan Bancorp, Inc.’s common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. First Federal of Northern Michigan Bancorp, Inc. is subject to the information, proxy solicitation, insider trader restrictions and other requirements under the Securities Exchange of 1934.

First Federal of Northern Michigan Bancorp, Inc. common stock held by persons who are affiliates (generally officers, directors and principal stockholders) of First Federal of Northern Michigan Bancorp, Inc. may not be resold without registration or unless sold in accordance with certain resale restrictions. If First Federal of Northern Michigan Bancorp, Inc. meets specified current public information requirements, each affiliate of First Federal of Northern Michigan Bancorp, Inc. is able to sell in the public market, without registration, a limited number of shares in any three-month period.

TAXATION

Federal Taxation

General. First Federal of Northern Michigan Bancorp, Inc. and First Federal of Northern Michigan are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize material federal income tax matters and is not a comprehensive description of the tax rules applicable to First Federal of Northern Michigan Bancorp, Inc. and First Federal of Northern Michigan.

Method of Accounting. For federal income tax purposes, First Federal of Northern Michigan currently reports its income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its consolidated federal income tax returns. The Small Business Protection Act of 1996 eliminated the use of the reserve method of accounting for bad debt reserves by savings institutions, effective for taxable years beginning after 1995.

Bad Debt Reserves. Prior to the Small Business Protection Act of 1996, First Federal of Northern Michigan was permitted to establish a reserve for bad debts for tax purposes and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at First Federal of Northern Michigan’s taxable income. As a result of the Small Business Protection Act, First Federal of Northern Michigan must use the specific charge-off method in computing its bad debt deduction for tax purposes.

Deferred Tax Asset Valuation. The Company records a valuation allowance against its deferred tax assets if it believes, based on available evidence, that it is “more likely than not” that the future tax assets recognized will not be realized before their expiration. Realization of the Company’s deferred tax assets is primarily dependent upon the generation of a sufficient level of future taxable income. At December 31, 2013 the Company had a valuation allowance against its deferred tax assets of $3.2 million.

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Taxable Distributions and Recapture. Prior to the Small Business Protection Act of 1996, bad debt reserves created prior to 1988 were subject to recapture into taxable income if First Federal of Northern Michigan failed to meet certain thrift asset and definitional tests. The Small Business Protection Act of 1996 eliminated these thrift-related recapture rules. However, under current law, pre-1988 reserves remain subject to tax recapture should First Federal of Northern Michigan make certain distributions from its tax bad debt reserve or cease to maintain a bank charter. At December 31, 2013, First Federal of Northern Michigan’s total federal pre-1988 reserve was approximately $60,000. This reserve reflects the cumulative effects of federal tax deductions by First Federal of Northern Michigan for which no federal income tax provision has been made.

Minimum Tax. The Internal Revenue Code of 1986, as amended, imposes an alternative minimum tax at a rate of 20% on a base of regular taxable income plus certain tax preferences (“alternative minimum taxable income” or “AMTI”). The alternative minimum tax is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can, in general, offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. First Federal of Northern Michigan has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding five taxable years and forward to the succeeding 20 taxable years. At December 31, 2013, First Federal of Northern Michigan had a net operating loss of approximately $10.8 million which it may carry forward for federal income tax purposes until 2033.

Corporate Dividends. We may exclude from our income 100% of dividends received from First Federal of Northern Michigan as a member of the same affiliated group of corporations.

The federal income tax returns of First Federal of Northern Michigan Bancorp, Inc. and its predecessor, Alpena Bancshares, Inc. have not been audited by the Internal Revenue Service in the last five fiscal years.

State and Local Taxation

We are subject to the Michigan Business Tax (MBT). Financial Institutions are subject to a component of the MBT, the Financial Institutions Tax, which is based on capital rather than taxable earnings.

Other applicable state taxes include generally applicable sales, use and real property taxes.

As a Maryland business corporation, First Federal of Northern Michigan Bancorp, Inc. is required to file annual returns with and pay annual fees to the State of Maryland.

ITEM 1A. RISK FACTORS

Not required for smaller reporting companies.

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ITEM 1B. UNRESOLVED STAFF COMMENTS
None

ITEM 2. PROPERTIES

As of December 31, 2013, First Federal of Northern Michigan owned its main office and all of its branch offices. The following is a list of our locations:

Main Office	Main Office – Annex Building

100 South Second Avenue	123 S Second Ave
Alpena, Michigan 49707	Alpena, MI 49707

Branch Offices

300 South Ripley Boulevard	2885 South County Road #489
Alpena, Michigan 49707	Lewiston, Michigan 49756

6232 River Street	308 North Morenci
Alanson, Michigan 49706	Mio, Michigan 48647

101 South Main Street	201 North State Street
Cheboygan, Michigan 49721	Oscoda, Michigan 48750

1000 South Wisconsin
Gaylord, Michigan 49735

ITEM 3. LEGAL PROCEEDINGS

We are periodically involved in claims and lawsuits that are incident to their business. At December 31, 2013, we are not involved in any claims or lawsuits material to their respective businesses.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.        MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

(a)	First Federal of Northern Michigan Bancorp, Inc.’s common stock is traded on the Nasdaq Capital Market under the symbol “FFNM.”

As of March 18, 2014 there were 2,884,049 shares of First Federal of Northern Michigan Bancorp, Inc. common stock outstanding. At December 31, 2013, First Federal of Northern Michigan Bancorp, Inc. had approximately 600 stockholders of record. The remaining information required by this item is incorporated by reference to Exhibit 13, the Company’s Annual Report to Stockholders.

No equity securities were sold during the year ended December 31, 2013 that were not registered under the Securities Act.
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(b)	Not Applicable

(c)	First Federal of Northern Michigan Bancorp, Inc. did not repurchase any of its equity securities during the quarter ended December 31, 2013.

ITEM 6. SELECTED FINANCIAL DATA

Not required for smaller reporting companies.

ITEM 7.        MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Information contained in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is incorporated by reference to Exhibit 13, the Company’s Annual Report to Stockholders.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not required for smaller reporting companies.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Information contained in the section captioned “Financial Statements” is incorporated by reference to Exhibit 13, the Company’s Annual Report to Shareholders.

ITEM 9.       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

ITEM 9A. CONTROLS AND PROCEDURES

(a)      Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including the Company’s Chief Executive Officer and VP – Director of Financial Reporting and Accounting, the Company evaluated the effectiveness of the design and operation of its disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d–15(e) under the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based upon that evaluation, the Chief Executive Officer and VP - Director of Financial Reporting and Accounting concluded that, as of the end of the period covered by this report, the Company’s disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports the Company files or submits under the Securities Exchange Act of 1934, is recorded, processed, summarized and reported, within the time periods specified by the SEC’s rules and forms and in timely alerting them to material information relating to the Company (or its consolidated subsidiaries) required to be included in its periodic SEC filings.

(b)      Management’s Annual Report on Internal Control over Financial Reporting

Management of First Federal of Northern Michigan Bancorp, Inc. and subsidiaries (the “Company”) is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s system of internal control is designed under the supervision of management, including our Chief Executive Officer and VP – Director of Financial Reporting and Accounting, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of the Company’s financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles (“GAAP”).

Our internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets; provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures are made only in accordance with the authorization of management and the Board of Directors; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on our financial statements.

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Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections on any evaluation of effectiveness to future periods are subject to the risk that the controls may become inadequate because of changes in conditions or that the degree of compliance with policies and procedures may deteriorate.

As of December 31, 2013, management assessed the effectiveness of the Company’s internal control over financial reporting based upon the framework established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based upon its assessment, management believes that the Company’s internal control over financial reporting as of December 31, 2013 is effective using these criteria.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission applicable to smaller reporting companies that permit the Company to provide only management’s report in this annual report.

(c)     Changes in Internal Control over Financial Reporting

There has been no change in the Company’s internal control over the financial reporting during the Company’s fourth quarter of fiscal year 2013 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Information concerning directors and executive officers is incorporated herein by reference from the Company’s Proxy Statement, specifically the section captioned “Proposal I—Election of Directors.”

ITEM 11. EXECUTIVE COMPENSATION

Information concerning executive compensation is incorporated herein by reference from the Company’s Proxy Statement, specifically the section captioned “Proposal I—Election of Directors.”

ITEM 12.        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Information concerning security ownership of certain owners and management is incorporated herein by reference from the Company’s Proxy Statement, specifically the Section captioned “Proposal I – Election of Directors.”

ITEM 13.         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Information concerning relationships and transactions is incorporated herein by reference from the Company’s Proxy Statement, specifically the section captioned “Transactions with Certain Related Persons”.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Information concerning principal accountant fees and services is incorporated herein by reference to the Company’s Proxy Statement, specifically the section captioned “Proposal II – Ratification of Appointment of Auditors.”

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PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits filed as a part of this form 10-K are as follows:

3.1	Articles of Incorporation of First Federal of Northern Michigan Bancorp, Inc.*
3.2	Bylaws of First Federal of Northern Michigan Bancorp, Inc.*
4	Form of Common Stock Certificate of First Federal of Northern Michigan Bancorp, Inc.*
10.1	Change in Control Agreements*
10.2	1996 Stock Option Plan*
10.3	2006 Stock-Based Incentive Plan**
13	Annual Report to Shareholders
14	Code of Ethics ***
21	Subsidiaries of Registrant
23	Consent of Plante & Moran PLLC
31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1	Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2	Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101	INS	XBRL Taxonomy Extension Schema
101	SCH	XBRL Taxonomy Extension Calculation Linkbase
101	CAL	XBRL Taxonomy Extension Label Linkbase
101	DEF	XBRL Taxonomy Extension Definition Linkbase
101	LAB	XBRL Taxonomy Extension Label Linkbase
101	PRE	XBRL Taxonomy Extension Presentation Linkbase

*	Incorporated by reference to the Registration Statement on Form SB-2 of First Federal of Northern Michigan Bancorp, Inc. (Registration No. 333-121178), originally filed with the Commission on December 10, 2004.
**	Incorporate by reference to the Definitive Proxy materials filed on April 10, 2006 (No. 000-31957).
***	Incorporated by reference to the Annual Report on Form 10-K of Alpena Bancshares, Inc. filed with the Commission on March 30, 2004 (Registration No. 000-31957).

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

By:	/s/Michael W. Mahler
Michael W. Mahler
Chief Executive Officer

Date: March 19, 2014
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Pursuant to the requirements of the Securities Exchange of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

By:	/s/Michael W. Mahler	By:	/s/Eileen M. Budnick
	Michael W. Mahler, Director and		Eileen M. Budnick, VP- Director of Financial Reporting &
	Chief Executive Officer		Accounting, Treasurer & Corporate Secretary
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)
Date:	March 19, 2014		Date: March 19, 2014

By:	/s/Martin A. Thomson	By:	/s/Keith Wallace
	Martin A. Thomson, Chairman		Keith Wallace, Director

Date:	March 19, 2014		Date: March 19, 2014

By:	/s/GaryVanMassenhove	By:	/s/Thomas R. Townsend
	Gary VanMassenhove, Director		Thomas R. Townsend, Director

Date:	March 19, 2014		Date: March 19, 2014

By:	/s/James E. Kraenzlein
James E. Kraenzlein, Director

Date:	March 19, 2014
E-38

 First Federal of Northern Michigan 10-K

EXHIBIT 13

2013 ANNUAL REPORT TO STOCKHOLDERS

E-39

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

2013

ANNUAL REPORT

March 19, 2014

E-40

Selected Consolidated Financial and Other Data of the Company

Set forth below are selected financial and other data of First Federal of Northern Michigan Bancorp, Inc. (the “Company”). This information is derived in part from and should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto presented elsewhere in this Annual Report. The information at December 31, 2013 and December 31, 2012 and for the years ended December 31, 2013 and 2012 is derived in part from the audited consolidated financial statements of the Company that appear in this Annual Report. The information for the years ended December 31, 2011, 2010, and 2009 is derived in part from audited consolidated financial statements that do not appear in this Annual Report.

	At December 31,
Financial condition data:	2013	2012	2011	2010	2009
	(In thousands)
Total assets	$209,657	$213,834	$217,045	$215,733	$233,506
Loans receivable, net	136,315	138,912	140,884	157,144	171,219
Loans held for sale	175	79	—	—	52
Investment securities	52,613	53,109	55,484	37,821	37,641
Cash and cash equivalents	2,766	2,752	2,749	1,963	3,099
Deposits	160,029	158,350	150,649	155,466	158,100
FHLB advances	24,813	26,358	34,500	29,000	45,031
Repo Sweep agreements	—	3,183	5,592	6,172	5,408
Stockholders’ equity	23,525	24,435	24,568	23,236	23,052

	For the Years Ended December 31,
Operating data:	2013	2012	2011	2010	2009
	(In thousands)
Interest income	$8,319	$9,243	$10,390	$11,447	$12,442
Interest expense	1,150	1,654	2,262	3,447	5,088
Net interest income	7,169	7,589	8,128	8,000	7,354
Provision for loan losses	637	1,367	284	1,101	6,196

Net interest income after provision for loan losses	6,532	6,222	7,844	6,899	1,158
Other income (loss):
Service charges and fees	857	760	730	804	869
Mortgage banking activities	585	1,243	969	1,438	1,414
Net gain on sale of investment securities	—	47	—	546	—
Gain (loss) on sale of real estate	3	(3)	(51)	(43)	20
Other non-interest income	194	80	126	301	102
Insurance & brokerage commissions	126	149	158	159	170

Total other income	1,765	2,276	1,932	3,205	2,575
Other expenses	8,242	8,712	9,034	9,866	9,360

Income (loss) from continuing operations before income tax expense (benefit) .	55	(214)	742	238	(5,627)
Income tax expense from continuing operations	—	—	—	—	1,090
Net income (loss) from continuing operations	55	(214)	742	238	(6,717)
Loss from discontinued operations, net of tax benefit	—	—	—	—	(46)
Net income (loss)	$55	$(214)	$742	$238	$(6,763)

	For the Years Ended December 31,
Performance Ratios:	2013	2012	2011	2010	2009

Return on average assets	0.03%	-0.10%	0.34%	0.10%	-2.80%
Return on average equity	0.22%	-0.85%	3.07%	0.99%	-23.21%
Average interest rate spread	3.54%	3.65%	3.88%	3.60%	2.97%
Dividend payout ratio	105.35%	0.00%	0.00%	0.00%	0.00%
Dividends per share	$0.02	$0.00	$0.00	$0.00	$0.00
Net interest margin	3.64%	3.78%	4.02%	3.78%	3.26%
Efficiency ratio (Bank)	98.00%	101.55%	90.06%	102.76%	252.19%
Texas ratio (Bank)	17.02%	30.83%	28.28%	39.66%	64.29%
Non-interest expense to average total assets	3.78%	3.94%	4.14%	4.33%	3.88%
Average interest-earning assets to average interest-bearing liabilities	118.10%	115.88%	112.59%	111.20%	113.32%

	At December 31,
Asset Quality Ratios:	2013	2012	2011	2010	2009

Non-performing assets to total assets	1.95%	3.42%	3.11%	4.37%	6.58%
Non-performing loans to total loans	1.68%	3.50%	2.34%	4.13%	6.73%
Allowance for loan losses to nonperforming loans	63.65%	35.50%	45.47%	42.85%	31.05%
Allowance for loan losses to total loans	1.07%	1.24%	1.07%	1.77%	2.09%

Capital Ratios:

Equity to total assets at end of period	11.22%	11.43%	11.32%	10.77%	9.87%
Average equity to average assets	11.43%	11.63%	11.06%	10.47%	12.07%
Risk-based capital ratio (Bank only)	17.89%	17.36%	17.20%	15.57%	13.58%

Other Data:
Number of full service offices	8	8	8	8	8
E-41

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

First Federal of Northern Michigan (the “Bank”), the Company’s principal operating subsidiary, is a full-service, community-oriented savings bank whose primary lending activity is the origination of one- to four-family residential real estate mortgages, commercial real estate loans, commercial loans and consumer loans. As of December 31, 2013, $63.8 million, or 46.2%, of our total loan portfolio consisted of one- to four-family residential real estate loans, $51.9 million, or 37.6%, and $12.5 million, or 9.0%, of our total loan portfolio consisted of commercial mortgage loans and commercial loans, respectively, and $9.9 million, or 7.2%, of our total loan portfolio consisted of consumer and other loans. In recent years, commercial mortgage loans and commercial loans have grown as a percentage of our loan portfolio for three reasons. First, we have increased our emphasis on originating these loans, which generally have higher interest rates compared to one- to four-family residential real estate loans. In addition, most of these loans are originated with adjustable interest rates, which assist us in managing interest rate risk. Finally, most of our one- to four-family residential mortgage loan customers prefer fixed-rate loans in the low interest rate environment that has prevailed over the last several years. Since we sell a majority of the fixed-rate one- to four-family residential mortgage loans that we originate, one- to four-family residential real estate loans have decreased as a percentage of our total loan portfolio.

Our results of operations depend primarily on our net interest income, which is the difference between the interest income we receive on our interest-earning assets, such as loans and securities, and the interest expense we pay on our deposits and borrowings. Our results of operations are also affected by non-interest income and non-interest expense, the provision for loan losses and income tax expense. Non-interest income consists primarily of banking fees, service charges, insurance commissions, mortgage banking activities and security transactions. Our non-interest expense consists primarily of salaries and employee benefits, FDIC insurance premiums, occupancy and office expenses, advertising and promotion expense, data processing expenses and expenses related to troubled credits and repossessed properties.

Our results of operations are significantly affected by general economic and competitive conditions, and particularly changes in market interest rates, government policies and actions of regulatory authorities. Numerous factors that are beyond our control can cause market interest rates to increase or decline. In addition, we are unable to predict future changes in government policies and actions of regulatory authorities that could have a material impact on our financial performance. As a result, we believe that changes in market interest rates, government policies and actions of regulatory authorities represent the primary uncertainties in predicting our future performance.

Business Strategy

Operating as a Community Savings Bank. We are committed to meeting the financial needs of the communities in which we operate. Our branch network of eight offices enhances our ability to serve these communities. We provide a broad range of individualized consumer and business financial services. We believe that we can be more effective in servicing our customers than many of our non-local competitors because our employees and senior management are able to respond promptly to customer needs and inquiries. Our ability to provide these services is enhanced by the experience of our senior management, which has an average of 22 years experience in the financial services industry.

E-42

On January 23, 2014, we signed a merger agreement with and Alpena Banking Corporation, the parent company of Bank of Alpena. Pursuant to the agreement First Federal and Bank of Alpena will merge. In connection with the all-stock transaction, which is based upon the pro rata tangible equity contribution of each company as of September 30, 2013, each share of common stock of Alpena Banking Corporation will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock. The merger is subject to customary closing conditions, including approval by the shareholders of First Federal Bancorp and the shareholders of Alpena Banking Corporation and applicable banking regulatory authorities. It is anticipated the transaction will close late in the second quarter of 2014 or in the third quarter of 2014.

Rebuilding our Balance Sheet. Beginning in 2001, we began to increase our originations of commercial real estate and commercial loans, resulting in significant organic loan growth in the years from 2004 through 2006. In 2007 we began participating, on a limited basis, in commercial opportunities outside of our market areas and, in some cases, outside of Michigan to help mitigate the geographic risk of lending only in Michigan. At December 31, 2005 and 2006, respectively, our total assets were $282.8 million and $281.0 million, the highest levels in our history. Beginning in 2008, due to severely deteriorating economic conditions in our market area, we began to see a decline in loan balances and an increase in loan charge-offs, which began deteriorating our asset base. At December 31, 2013 our total assets were $209.7 million. We are seeing signs of economic recovery in our markets and have devoted staff and resources to begin the process of rebuilding our balance sheet in 2014 and beyond.

Increasing Our Share of Lower-Cost Deposits. In past years our cost of funds has been relatively high as we accepted higher-cost long-term certificates of deposit to fund our long-term assets such as one- to four-family residential mortgage loans. As we have increased our origination of shorter-term commercial real estate and commercial loans, most of which are originated with adjustable interest rates, we have decreased our need for higher-cost long-term certificates of deposit. We intend to continue to lower our cost of funds by increasing our share of lower-cost short-term certificates of deposit and lower-cost money market deposits. We typically are not a market leader in deposit rates, although from time-to-time we do offer higher rates as liquidity needs dictate. We also intend to continue to market our non-interest-bearing checking accounts in conjunction with our focus on commercial business lending. We grew the average balance of core deposits, non-maturity deposit accounts, by $8.3 million in 2013. This growth is attributed to implementing a sales calling program, in which we target area businesses and municipalities to gain core deposit relationships and a reclassification of funds previously maintained in non-core deposit products.

Maintaining High Asset Quality and Capital Strength. We are committed to conservative loan underwriting standards and procedures, and we primarily originate loans secured by real estate. As a result, we have historically experienced low levels of late payments and losses on loans. However, during the economic recession of recent years, we saw delinquency trends increase despite our conservative underwriting practices due to declining economic conditions and increasing unemployment in our market area. In 2013 we continued to see an improvement in delinquency patterns as evidenced by improvements in our asset quality ratios: at December 31, 2013, our ratio of non-performing assets to total assets was 1.95% as compared to 3.42% at December 31, 2012 due to a $3.2 million reduction to our non-performing asset balances as of December 31, 2013. We continue to maintain a strong capital base. At December 31, 2013, our total risk-based capital ratio was 17.9%, an improvement from 17.4% at December 31, 2012 and well in excess of the regulatory requirements to be categorized as “well capitalized.”

Managing Our Interest Rate Risk Exposure by Selling Fixed-Rate Residential Real Estate Loans. Historically, most borrowers have preferred long-term, fixed-rate residential real estate loans when, as now, market interest rates are at relatively low levels. These loans expose us to interest rate risk because our liabilities, consisting primarily of deposits, have relatively short maturities. In order to better match the maturities of our loan portfolio to the maturities of our deposits in the current low interest rate environment, we sell substantially all of the fixed-rate, one- to four-family residential real estate loans with maturities of 15 years or more that we have originated since 2002. Beginning in late 2012 we began placing certain 15 year fixed residential real estate loans into our portfolio in an effort to rebuild our balance sheet and increase net interest income, however we continue to sell most loans with terms longer than 15 years into the secondary market to minimize interest rate risk.

E-43

Comparison of Financial Condition at December 31, 2013 and 2012

Total assets decreased $4.1 million, or 1.9%, to $209.7 million at December 31, 2013 from $213.8 million at December 31, 2012. Net loans decreased $2.6 million, or 1.9% to $136.3 million at December 31, 2013 from $138.9 million at December 31, 2012. Mortgage loan originations decreased $23.6 million to $28.8 million in 2013 from $52.4 million in 2012. During that time period, our mortgage loan portfolio decreased $2.7 million to $63.8 million at December 31, 2013 from $66.5 million as of December 31, 2012, despite placing $3.5 million of high-quality 10- and 15-year fixed rate mortgages into portfolio in 2013. The commercial loan portfolio increased 2.5% to $64.4 million at December 31, 2013 from $62.8 million at December 31, 2012. Cash and cash equivalents remained unchanged at $2.8 million at December 31, 2013 and December 31, 2012. Investment securities decreased $496,000, or 0.9%, to $52.6 million at December 31, 2013 from $53.1 million at December 31, 2012.

Deposits increased $1.7 million, or 1.1%, to $160.0 million at December 31, 2013 from $158.4 million at December 31, 2012. This increase was due in large part to the increase in our interest-bearing commercial checking accounts. Our focus in 2013 continued to be on building deposit relationships rather than attracting higher-cost non-core certificate of deposit accounts. REPO Sweep accounts decreased $3.2 million, or 100% to $0 at December 31, 2013 from $3.2 million at December 31, 2012 as a result of our discontinuation of this product in 2013. Borrowings, consisting primarily of FHLB advances, decreased $1.6 million, or 6.1%, to $24.8 million at December 31, 2013 from $26.4 million at December 31, 2012 as we replaced borrowings with deposits.

Stockholders’ equity decreased $910,000, or 3.7%, to $23.5 million at December 31, 2013 from $24.4 million at December 31, 2012. The decrease was mainly a result of a decrease of $907,000 in net unrealized gain on investment securities and dividends paid of $58,000 with net income for the year of $55,000 partially offsetting these decreases.

Comparison of Operating Results for the Years Ended December 31, 2013 and 2012

General. Net income increased to $55,000 for the year ended December 31, 2013 from a loss of $214,000 for the year ended December 31, 2012. Net interest income before provision for loan losses decreased $420,000 to $1.2 million in 2013 from $1.7 million in 2012, due in large part to a decline in our net interest margin year over year. The provision for loan losses was $730,000 lower in 2013 than in 2012, resulting in net interest income after provision for loan losses being $310,000 higher in 2013 than in 2012. Non-interest income was $511,000 lower in 2013 than in 2012, and non-interest expenses which were $470,000 lower in 2013 than in 2012.

Interest Income. Interest income decreased by $924,000, or 10.0%, to $8.3 million for the year ended December 31, 2013 from $9.2 million for the year ended December 31, 2012. The decrease was primarily due to a decrease in the average balance of our interest bearing assets of $3.7 million, or 1.9%, year over year. The average balance of our one- to four-family residential mortgage loans decreased by $1.9 million, or 2.9%, to $65.3 million for the year ended December 31, 2013 from $67.2 million for the year ended December 31, 2012, while the average yield on such loans decreased to 5.11% from 5.52%. The average balance of our non-mortgage loans, principally commercial loans and consumer loans, decreased by $827,000, or 1.1%, to $74.8 million for the twelve months ended December 31, 2013 from $75.6 million for the twelve months ended December 31, 2012. The average yield on our commercial loans decreased 47 basis points and the average yield on our consumer loans decreased 5 basis points from 2012 to 2013. The average balance of our investment securities, excluding mortgage-backed securities, decreased by $2.0 million, or 8.0%, to $22.4 million for the year ended December 31, 2013 from $24.4 million for the year ended December 31, 2012, while the average yield on these investments decreased to 2.24% from 2.33%.

E-44

Interest Expense. Interest expense decreased to $1.2 million for the year ended December 31, 2013 from $1.7 million for the year ended December 31, 2012, due primarily to a $6.4 million, or 3.7%, decrease in the average balance of interest-bearing liabilities. The average balance of interest-bearing deposits increased by $1.2 million from 2013 to 2012, while the average cost of those deposits decreased 16 basis points to 0.60% for 2013 from 0.76% for 2012, reflecting a continued decline in market interest rates during 2013. The average balance of FHLB borrowings decreased $7.2 million from 2013 to 2012 while the cost of those borrowings decreased from 1.92% to 1.30% year over year as we were able to pay off high-cost maturing advances with deposits or replace them with lower-cost advances due to the rate environment. The average balance of REPO Sweep accounts decreased by $465,000, or 10.5% year over year, while the average cost of these accounts decreased 3 basis points from 0.21% for 2012 to 0.18% for 2013. As of December 31, 2013 we have discontinued offering this product to customers.

Net Interest Income. Net interest income decreased to $7.2 million for the year ended December 31, 2013 from $7.6 million for the year ended December 31, 2012. The decrease was primarily due to a decrease of 11 basis points in our average interest rate spread to 3.54% for the year ended December 31, 2013 from 3.65% for the year ended December 31, 2012.

Provision for Loan Losses. We recorded a provision for loan losses of $637,000 for the year ended December 31, 2013 compared to a provision of $1.4 million for the year ended December 31, 2012. We had net charge-offs of $915,000 and $1.1 million during 2013 and 2012, respectively. Included in our net charge-offs for 2013 is a partial charge-off of $589,000, related to a single loan that became troubled at the end of 2012. Our provision is based on management’s review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors. For 2013, the provision was significantly lower than 2012 due to the following factors: our provision for loan losses is based on a twelve-quarter rolling average of actual net charge-offs adjusted for various environmental factors for each pool of loans in our portfolio. As our charge-off history on commercial loans improved in 2013 as compared to recent prior years, lower loss factors were applied to those pools of loans to establish an adequate reserve. In addition, asset quality metrics improved in 2013. In contrast, in 2012, the Company charged off $1.2 million in loans, including $840,000 of residential mortgage loans which required a comparatively higher provision than the previous year.

Non-Interest Income. Non-interest income decreased to $1.8 million for the year ended December 31, 2013 from $2.3 million for the year ended December 31, 2012. The 2013 results reflected a decrease of $658,000 in mortgage banking activities and a decrease in gain on sale of available for sale securities to $0 for 2013 from $47,000 for 2012. In 2013 we retained in our portfolio approximately $3.5 million of 10- and 15-year fixed residential mortgages in our portfolio, rather than selling them, which reduced mortgage banking activities income.

E-45

	For years ended December 31,
			Change from 2013 to
	2013	2012	2012
	(dollars in thousands)
Service charges and other fees	$857	$760	12.76%
Net gain on sale of investments	—	47	(100.00%)
Net gain on sale of loans	235	587	(59.97%)
Net gain/(loss) on sale of real estate owned and other repossessed assets	3	(83)	103.61%
Loan servcing fees	350	656	(46.65%)
Insurance and brokerage commissions	126	149	(15.44%)
Other	194	160	21.25%

	$1,765	$2,276	(22.45%)

Non-Interest Expense. Non-interest expense decreased to $8.2 million for the year ended December 31, 2013 from $8.7 million for the year ended December 31, 2012. The year over year decrease related primarily to a reduction in expenses associated with troubled loans and repossessed properties. Compensation and benefits were lower in 2013 as compared to 2012 resulting from decreases in the number of employees, mortgage lender commissions attributable to decreased mortgage loan originations year over year and as a result of self insuring a portion of our health care premiums during the twelve months ended December 31, 2013.

	For years ended December 31,
			Change from 2013 to
	2013	2012	2012
	(dollars in thousands)

Compensation and employee benefits	$4,654	$4,913	(5.27%)
FDIC premiums	184	189	(2.65%)
Amortization of intangible assets	119	177	(32.77%)
Advertising	130	156	(16.67%)
Occupancy and equipment	911	959	(5.01%)
Data processing service bureau	301	306	(1.63%)
Professional fees	510	424	20.28%)
Collection activity	153	206	(25.73%)
Real estate and other repossessed assets	245	409	(40.10%)
Other	1,035	973	6.37%)

	$8,242	$8,712	(5.39%)

Income Taxes. The Company had no federal income expense for the periods ended December 31, 2013 and 2012 as a result of the valuation allowance against the Company’s deferred tax assets. See Critical Accounting Policies section for discussion on valuation of deferred tax assets.

E-46

Average Balance Sheet

The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

			Average Consolidated Statements of Condition For Years Ended December 31,			Average Consolidated Statements of Condition For Years Ended December 31,
	As of December 31, 2013		2013			2012			2011
	Balance	Yield / Rate	Average Balance	Interest	Average Yield / Rate	Average Balance	Interest	Average Yield / Rate	Average Balance	Interest	Average Yield / Rate
			(In thousands)			(In thousands)			(In thousands)
Interest-earning assets:
Mortgage loans			$65,297	$3,338		$67,151	$3,708		$67,529	$4,012
Non-mortgage loans			74,813	3,865		75,640	4,220		82,562	4,914
Loans	$136,490	4.91%	140,110	7,203	5.14%	142,791	7,928	5.55%	150,091	8,926	5.95%
Mortgage-backed securities	28,709	2.99%	29,540	480	1.63%	29,002	621	2.14%	26,543	784	2.95%
Other Investment securities	23,904	2.91%	22,401	502	2.24%	24,352	566	2.32%	19,448	573	2.95%
Investment securities	52,613	2.51%	51,941	982	1.89%	53,354	1,187	2.22%	45,991	1,357	2.95%
Other investments	3,658	2.80%	4,759	134	2.83%	4,412	128	2.90%	6,433	107	1.66%
Total interest-earning assets	192,761	4.21%	196,810	8,319	4.23%	200,557	9,243	4.62%	202,515	10,390	5.14%

Non interest-earning assets	16,896		16,261			16,544			15,947
Total Assets	$209,657		$213,071			$217,101			$218,462

Interest-bearing liabilities:
Savings Deposits	$22,037	0.05%	$21,630	$11	0.06%	$18,784	$9	0.06%	$17,507	$9	0.06%
Money market/NOW accounts	50,222	0.21%	46,765	97	0.21%	43,634	94	0.21%	43,471	158	0.35%
Certificates of deposit	66,723	0.97%	70,217	718	1.02%	74,966	931	1.24%	81,665	1,382	1.69%
Total interest-bearing deposits	138,982	0.55%	138,612	$826	0.61%	137,384	$1,034	0.75%	142,643	$1,549	1.09%
Borrowed funds	24,813	1.07%	28,035	324	1.14%	35,694	620	1.74%	37,233	713	1.91%
Total interest-bearing liabilities	163,795	0.63%	166,647	1,150	0.69%	173,078	1,654	0.96%	179,876	2,262	1.26%

Non interest-bearing liabilities	22,337		22,043			18,729			14,417

Total liabilities	186,132		188,690			191,807			194,293
Stockholders’ equity	23,525		24,381			25,294			24,169

Total liabilities & stockholders’ equity	$209,657		$213,071			$217,101			$218,462

Net interest income				$7,169			$7,589			$8,128

Interest rate spread		3.59%			3.54%			3.66%			3.88%

Net interest-earning assets			$30,163			$27,479			$22,639

Net interest margin (1)		3.68%			3.64%			3.80%			4.02%

Average interest-earning assets to average interest-bearing liabilities					118.10%			115.88%			112.59%

(1)	Net interest margin represents net interest income divided by the interest-earning assets.
E-47

Rate/Volume Analysis

The following table sets forth certain information regarding changes in interest income and interest expense of the Company during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided in each category with respect to (i) changes attributable to changes in volume (change in volume multiplied by prior rate), (ii) changes in rates (changes in rate multiplied by prior average volume), and (iii) the net change. Changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

	Year ended December 31, 2013 Compared to Year ended December 31, 2012 Increase (Decrease) Due to:
	Volume	Rate	Total
	(In thousands)
Interest-earning assets:
Loans receivable	$(154)	$(571)	$(725)
Investment securities	(33)	(172)	$(205)
Other investments	10	(4)	$6

Total interest-earning assets	(177)	(747)	(924)

Interest-bearing liabilities:
Savings Deposits	—	2	2
Money Market/NOW accounts	6	(3)	3
Certificates of Deposit	(66)	(147)	(213)
Deposits	(60)	(148)	(208)
Borrowed funds	(210)	(86)	(296)

Total interest-bearing liabilities	(270)	(234)	(504)

Change in net interest income	$93	$(513)	$(420)

	Year ended December 31, 2012 Compared to Year ended December 31, 2011 Increase (Decrease) Due to:
	Volume	Rate	Total
	(In thousands)
Interest-earning assets:
Loans receivable	$(413)	$(585)	$(998)
Investment securities	27	(196)	$(169)
Other investments	(41)	61	$20

Total interest-earning assets	(427)	(720)	(1,147)

Interest-bearing liabilities:
Savings Deposits	1	—	1
Money Market/NOW accounts	1	(65)	(64)
Certificates of Deposit	(134)	(318)	(452)
Deposits	(132)	(383)	(515)
Borrowed funds	(33)	(60)	(93)

Total interest-bearing liabilities	(165)	(443)	(608)

Change in net interest income	$(262)	$(277)	$(539)
E-48

Management of Interest Rate Risk

Qualitative Analysis. Our most significant form of market risk is interest rate risk. The general objective of our interest rate risk management is to determine the appropriate level of risk given our business strategy, and then manage that risk in a manner that is consistent with our policy to reduce the exposure of our net interest income to changes in market interest rates. First Federal of Northern Michigan’s asset/liability management committee (“ALCO”), which consists of senior management, evaluates the interest rate risk inherent in our assets and liabilities, our operating environment and capital and liquidity requirements, and modifies our lending, investing and deposit-taking strategies accordingly. The Board of Directors reviews the ALCO’s activities and strategies, the effect of those strategies on our net interest margin, and the effect that changes in market interest rates would have on the economic value of our loan and securities portfolios, as well as the intrinsic value of our deposits and borrowings.

We actively evaluate interest rate risk in connection with our lending, investing and deposit-taking activities. Generally, our loans, which represent the significant majority of our assets, have longer-terms to maturity than our deposits, which represent the significant majority of our liabilities. As of December 31, 2013, $124.0 million, or 89.8% of our loan portfolio, consisted of loans that mature or reprice after December 31, 2014. In contrast, as of December 31, 2013, $33.0 million, or 49.4% of our time deposits as of that date, consisted of deposits that mature or reprice in less than one year.

In an effort to manage interest rate risk, we have increased our focus on the origination and retention in our portfolio of adjustable-rate residential mortgage loans. In addition, we have increased the origination and retention in our portfolio of commercial real estate and commercial loans, since most of these loans are originated with adjustable interest rates. In the current low interest rate environment, we generally have sold all of the fixed-rate, longer-term (15 years or more) residential mortgage loans that we originate on a servicing-retained basis. In 2013, we determined to keep in portfolio $3.5 million of 10- and 15-year fixed rate residential mortgage loans. Finally, we have primarily invested in short- and medium-term securities and have maintained high levels of liquid assets, such as cash and cash equivalents. Shortening the average maturity of our interest-earning assets through these strategies helps us to better match the maturities and interest rates of our assets and liabilities, thereby reducing the exposure of our net interest income to changes in market interest rates. Maintaining high levels of liquid assets also permits us to invest in higher-yielding securities and loans when market interest rates increase. However, these strategies can be expected to adversely affect net interest income if long-term interest rates remain at low levels. As long-term interest rates rise, as we expect will happen, we will reduce our mortgage-banking operations, and will retain in our portfolio a larger percentage of the one- to four-family loans that we originate.

Quantitative Analysis. The Company uses two primary measurement techniques to identify and manage its interest rate risk:
•	Net Interest Income (NII) simulation
•	Economic Value of Equity (EVE)

Net Interest Income Simulation Model: The Company uses a NII simulation model to analyze the sensitivity of net interest income to changing interest rates. The model is based on contractual and assumed cash flows and repricing characteristics for all of the Company’s financial instruments and incorporates market-based assumptions regarding the effect of changing interest rates on the prepayment rates of certain assets and liabilities. The model also includes management’s projections of the future volume and pricing of each of the product lines offered by the Company as well as other pertinent assumptions. Actual results may differ from these simulated results due to timing, magnitude and frequency of interest rate changes as well as changes in market conditions and management strategies.

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The Company’s interest rate risk exposure is currently evaluated by measuring the anticipated change in net interest income over a 24-month horizon assuming a -100bp, 100bp, 200bp, 300bp and 400bp parallel ramped decrease or increase in interest rates. The Fed Funds interest rate, targeted by the Federal Reserve at a range of 0% to 0.25% is currently set at a level that would be negative in parallel ramped decrease scenarios, therefore those scenarios were omitted from the interest rate risk analysis at December 31, 2013.

At December 31, 2013, the Company’s interest rate risk profile reflects a neutral position. The following table shows the Company’s estimated net interest income sensitivity profile and ALCO policy limits as of December 31, 2013.

Dynamic Balance Sheet - RAMP

Rate Changes:	0 BP	- 100 BP	+ 100 BP	+200 BP	+300 BP	+400 BP
$Change in NII	$14,666	$14,505	$14,919	$15,385	$15,919	$16,454
% Change in NII		-1.10%	1.73%	4.91%	8.55%	12.19%
Policy Limits		+/- 5%	+/- 5%	+/- 10%	+/- 15%	+/- 20%

The 24-months net interest income at risk reported as of December 31, 2013 for all scenarios presented shows that the Company’s overall risk to changes in interest rates is low. Given that the duration of our assets is longer than that of our liabilities, the scenarios shown illustrate that a rising rate environment has a neutral to slightly positive impact on our net interest income. The impact illustrated is well within Board set limits.

Certain shortcomings are inherent in the methodology used in the above interest rate risk measurements. Modeling changes in net interest income requires making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. The net interest income table presented above assumes that the composition of our interest-rate sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and, accordingly, the data do not reflect any actions management may undertake in response to changes in interest rates. The table also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or the repricing characteristics of specific assets and liabilities. Accordingly, although the net interest income table provides an indication of our sensitivity to interest rate changes at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Economic Value of Equity: The Company also uses EVE as a measurement tool in managing interest rate risk. Whereas the net interest income simulation model highlights exposure over a relatively short time horizon, the EVE analysis incorporates all cash flows over the estimated remaining life of all balance sheet positions. The EVE of the balance sheet, at a point in time, is defined as the discounted present value of asset cash flows less the discounted value of liability cash flows. The sensitivity of EVE to changes in the level of interest rates is a measure of longer-term interest rate risk. EVE values only the current balance sheet and does not incorporate the growth assumptions used in the earnings simulation model. As with the earnings simulation model, assumptions about the timing and variability of existing balance sheet cash flows are critical in the EVE analysis. Particularly important are assumptions driving prepayments and the expected changes in balances and pricing of transaction deposit portfolios. The following table shows the Company’s EVE sensitivity profile as of December 31, 2013.

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Rate Changes:	0 BP	+ 100 BP	+200 BP	+300 BP	+400 BP
$Change in Equity	$33,081	$34,155	$35,058	$35,825	$36,631
% Change in Equity		3.24%	5.98%	8.29%	10.73%
Policy Limits		+/- 10%	+/- 15%	+/- 20%	+/- 25%

The EVE at risk profile shows slight to moderate asset sensitivity from market rate increases.

Cash Flows

Cash flows provided by operations were $2.1 million for 2013 compared to $2.2 million for 2012. Cash flows provided by investing activities were $1.1 million in 2013 as compared to $700,000 in 2012. The change year over year was due in large part to the purchase of bank owned life insurance of $3.0 million and proceeds from the sale of available for sale securities of $1.6 million in 2012. Cash used in financing activities was $3.1 million in 2013 as compared to $2.9 million in 2012, due primarily to the lower growth of deposits and the continued decrease in our outstanding Federal Home Loan Bank (FHLB) advances year over year in 2013.

Liquidity and Capital Resources

The overall objective of our liquidity management is to ensure the availability of sufficient cash funds to meet all financial commitments and to take advantage of investment opportunities. We manage liquidity in order to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise.

Our primary sources of funds are deposits, principal and interest payments on loans and securities, and, to a lesser extent, borrowings (Federal Home Loan Bank advances), the proceeds from maturing securities and short-term investments, and the proceeds from the sales of loans and securities. The scheduled amortization of loans and securities, as well as proceeds from borrowings, are predictable sources of funds. Other funding sources, however, such as deposit inflows, mortgage prepayments, mortgage loan sales and mortgage-backed securities sales are greatly influenced by market interest rates, economic conditions and competition.

Liquidity represents the amount of our assets that can be quickly and easily converted into cash without significant loss. Our most liquid assets are cash, short-term U.S. Government securities and U.S. Government agency or government-sponsored enterprise securities. We are required to maintain sufficient levels of liquidity as defined by the Office of the Comptroller of the Currency regulations. Current regulations require that we maintain sufficient liquidity to ensure our safe and sound operation. Our current objective is to maintain liquid assets equal to at least 20% of total deposits and Federal Home Loan Bank borrowings due in one year or less. Liquidity as of December 31, 2013 was $53.4 million, or 42.4% of total deposits and Federal Home Loan Bank borrowings due in one year or less, compared to $52.5 million, or 42.5% of this amount at December 31, 2012. The levels of liquidity are dependent on our operating, financing, lending and investing activities during any given period. Our calculation of liquidity includes additional borrowing capacity available with the Federal Home Loan Bank. As of December 31, 2013, we had unused borrowing capacity of $27.2 million.

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We currently retain in our portfolio all adjustable-rate residential mortgage loans, short-term balloon mortgage loans and fixed-rate residential mortgage loans with maturities of less than 15 years, and generally sell the remainder, although in 2013 we placed $3.5 million in 10- and 15-year fixed-rate residential mortgage loans in our portfolio. We also originate for retention in our loan portfolio, commercial and commercial real estate loans, including real estate development loans. During the year ended December 31, 2013, we originated $28.8 million of one- to four-family residential mortgage loans, of which $11.7 million were retained in our portfolio and the remainder were sold. This compares to $52.4 million of one- to four-family originations during the year ended December 31, 2012, of which $15.9 million were retained in our portfolio. At December 31, 2013, we had outstanding loan commitments of $18.9 million. These commitments included $1.6 million for permanent one- to four-family residential mortgage loans, $1.2 million for non-residential loans, $2.3 million of undisbursed loan proceeds for construction of one- to four-family residences, $4.1 million of undisbursed lines of credit on home equity loans, $458,000 of unused credit card lines, $6.7 million of unused commercial lines of credit, and $745,000 for commercial loans, unused bounce protection.of $1.7 million and letters of credit of $59,000.

Deposits are a primary source of funds for use in lending and for other general business purposes. At December 31, 2013, deposits funded 76.3% of our total assets compared to 74.1% at December 31, 2012. Certificates of deposit scheduled to mature in less than one year at December 31, 2013 totaled $33.0 million. We believe that a significant portion of such deposits will remain with us. We monitor the deposit rates offered by competitors in our market area, and we set rates that take into account the prevailing market conditions along with our liquidity position. As we rebuild our balance sheet in the next few years, the growth in assets may require a more significant in-flow of liquidity than has been necessary over the past few years. As such, we may from time to time be a market leader in rates paid for certain liabilities to fund asset growth.

Borrowings may be used to compensate for seasonal or other reductions in normal sources of funds or for deposit outflows at more than projected levels. Borrowings also may be used on a longer-term basis to support increased lending or investment activities. At December 31, 2013, we had $24.8 million in Federal Home Loan Bank advances and no outstanding advances at the Federal Reserve Discount Window. Total borrowings as a percentage of total assets were 11.8% at December 31, 2013 compared to 12.3% at December 31, 2012.

As of December 31, 2013, management was not aware of any known trends, events or uncertainties that have or are reasonably likely to have a material impact on our liquidity. As of December 31, 2013, we had no material commitments for capital expenditures.

Our cash flows are derived from operating activities, investing activities and financing activities as reported in our Consolidated Statement of Cash Flows included with our Consolidated Financial Statements.

Total stockholders’ equity of the Company was $23.5 million at December 31, 2013 and $24.4 million at December 31, 2012, a decrease of $910,000 year over year. The Company’s ratio of equity to assets decreased from 11.4% as of December 31, 2012 to 11.2% as of December 31, 2013. Federal bank regulatory agencies have set capital adequacy standards for Total Risk Based Capital, Tier 1 Risk Based Capital, and Leverage Capital. These regulatory standards require banks to maintain Leverage and Tier 1 ratios of at least 4% and a Total Capital ratio of at least 8% to be adequately capitalized. The regulatory agencies consider a bank to be “well capitalized” if its Total Risk Based Capital is at least 10% of Risk Weighted Assets, Tier 1 Capital is at least 6% of Risk Weighted Assets, the Leverage Capital Ratio is at least 5%, and the Bank is not subject to any written agreements or order issued by the FDIC pursuant to Section 8 of the Federal Deposit Insurance Act.

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The following table summarizes the capital ratios of the Company:

	At December 31,		Minimum to be
	2013	2012	Well Capitalized

Tier 1 Leverage Ratio	10.79%	10.33%	5.00%

Tier 1 Risk-Based Capital	16.79%	16.11%	6.00%

Total Risk-Based Capital	17.89%	17.36%	10.00%

At December 31, 2013 and December 31, 2012, the Bank exceeded the minimum capital requirements to be considered “well capitalized.” See Note 11 to our financial statements for further information.

Critical Accounting Policies

Our accounting and reporting policies are prepared in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. We consider accounting policies that require significant judgment and assumptions by management that have, or could have a material impact on the carrying value of certain assets or on income to be critical accounting policies. Changes in underlying factors, assumptions or estimates could have a material impact on our future financial condition and results of operations. Based on the size of the item or significance of the estimate, the following accounting policies are considered critical to our financial results.

Allowance for Loan Losses. The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses. Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective, as it requires an estimate of the loss content for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish an allowance for losses on loans. The allowance for losses on loans is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio. The allowance for losses on loans is established through a provision for loan losses based on our evaluation of the losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectability as of the reporting date. Our evaluation, which includes a review of all loans on which full collectability may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance. Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters.

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The analysis of the allowance for loan losses has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general reserve. The principal assumption used in deriving the allowance for loan losses is the estimate of loss content for each risk rating. To illustrate, if recent loss experience dictated that the projected loss ratios would be increased by 10% (of the estimate) across all risk ratings, the allocated allowance as of December 31, 2013 would have changed by approximately $109,000. Actual loan losses may be significantly more than the allowances we have established, which could have a material negative effect on our financial results.

Mortgage Servicing Rights. We sell to investors a portion of our originated one- to four-family residential real estate mortgage loans. When we acquire mortgage servicing rights through the origination of mortgage loans and sale of those loans with servicing rights retained, we allocate a portion of the total cost of the mortgage loans to the mortgage servicing rights based on their relative fair value. As of December 31, 2013, we were servicing loans sold to others totaling $131.7 million. We amortize capitalized mortgage servicing rights as a reduction of servicing fee income in proportion to, and over the period of, estimated net servicing income by use of a method that approximates the level-yield method. We periodically evaluate capitalized mortgage servicing rights for impairment using a model that takes into account several variables including expected prepayment speeds and prevailing interest rates. If we identify impairment, we charge the amount of the impairment to earnings by establishing a valuation allowance against the capitalized mortgage servicing rights asset. The primary risk of material changes to the value of the servicing rights resides in the potential volatility in the economic assumptions used, particularly the prepayment speed. We monitor this risk and adjust the valuation allowance as necessary to adequately record any probable impairment in the portfolio. Management believes the estimation of these variables makes this a critical accounting policy. For purposes of measuring impairment, the mortgage servicing rights are stratified based on financial asset type and interest rates. In addition, we obtain an independent third-party valuation of the mortgage servicing portfolio on a quarterly basis. In general, the value of mortgage servicing rights increases as interest rates rise and decreases as interest rates fall. This is because the estimated life and estimated income from a loan increase as interest rates rise and decrease as interest rates fall. The key economic assumptions made in determining the fair value of the mortgage servicing rights at December 31, 2013 included the following:

Annual constant prepayment speed (CPR):	10.3%
Weighted average life remaining (in months):	244
Discount rate used:	9.3%

At the December 31, 2013 valuation we determined that the book value of our mortgage servicing rights asset associated with sold 20-year fixed-rate loans was no longer $19,200 more than the independent valuation; therefore the $19,200 valuation reserve that was established against that tranche of loans as of December 31, 2012 was reversed. There was no need to establish a valuation allowance against the asset related to either the 15- or 30-year fixed-rate sold loan tranches.

Impairment of Intangible Assets. On June 12, 2003, we acquired 100% of the stock of the InsuranCenter of Alpena (ICA). We allocated the excess of the purchase price paid over the fair value of net assets acquired to intangible assets, including goodwill. On February 27, 2009 the Company sold the majority of the assets of ICA. The remaining goodwill on our books of $600,000 related to certain assets of the Company that were not sold in the sale of ICA. We allocated the goodwill between the assets sold and the assets retained and determined a value of the assets that remained of $600,000. Since the $600,000 allocation relates to a finite life asset, we re-characterized the goodwill as an amortizable intangible and began amortizing the asset in March 2009. The balance of the intangible asset was $39,000 at December 31, 2013, and was evaluated for impairment as of that date.

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Valuation of Deferred Tax Assets. The Company records a valuation allowance if it believes, based on available evidence, that it is “more likely than not” that the future tax assets recognized will not be realized before their expiration. Realization of the Company’s deferred tax assets is primarily dependent upon the generation of a sufficient level of future taxable income.

At December 31, 2013 and 2012, management did not believe it was more likely than not that all of the deferred tax assets would be realized. Accordingly, at December 31, 2013 and 2012 a valuation allowance of $3.2 million was recorded, respectively. The net deferred tax asset recorded at December 31, 2013 and 2012 was $798,000 and $331,000. See Note 9 for additional information.

Off-Balance Sheet Arrangements

In the ordinary course of business, First Federal of Northern Michigan is a party to credit-related financial instruments with off-balance-sheet risk to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. First Federal of Northern Michigan follows the same credit policies in making off-balance sheet commitments as it does for on-balance-sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by First Federal of Northern Michigan, is based on management’s credit evaluation of the customer.

Unfunded commitments under construction lines of credit for residential and commercial properties and commercial lines of credit are commitments for possible future extensions of credit to existing customers, for which funds have not been advanced by First Federal of Northern Michigan.

At December 31, 2013 and December 31, 2012, First Federal of Northern Michigan had $5.9 million and $9.5 million, respectively, of commitments to grant loans, $12.9 million and $13.1 million, respectively, of unfunded commitments under lines of credit and $59,000 and $4,000, respectively, of letters of credit. See Note 10 of the Notes to the Consolidated Financial Statements.

Safe Harbor Statement

When used in this annual report or future filings by First Federal of Northern Michigan Bancorp, Inc. with the Securities and Exchange Commission, in the Company’s press releases or other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

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The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit and other risks of lending and investment activities and competitive and regulatory factors, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from those anticipated or projected.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Impact of Inflation and Changing Prices

The financial statements and related notes of First Federal of Northern Michigan Bancorp, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

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STOCKHOLDER INFORMATION

The Annual Meeting of Stockholders will be held at 1:00 p.m., May 14, 2014 at the Thunder Bay National Marine Sanctuary, 500 W. Fletcher St., Alpena, MI 49707.

Stock Listing

The Company’s common stock is traded on the NASDAQ Capital Market under the symbol “FFNM”.

Price Range of Common Stock

The following sets forth the quarterly high and low closing price per share and cash dividends declared during each of the four quarters in 2013 and 2012.

	Market Price
Quarter Ended	High	Low	Cash Dividend Declared

December 31, 2013	$5.72	$4.71	$0.020
September 30, 2013	$4.47	$4.20	$—
June 30, 2013	$4.65	$3.40	$—
March 31, 2013	$4.79	$4.24	$—
December 31, 2012	$5.00	$3.94	$—
September 30, 2012	$3.96	$3.25	$—
June 30, 2012	$4.03	$3.30	$—
March 31, 2012	$4.27	$2.99	$—

Special Counsel	Independent Auditor

Luse Gorman Pomerenk & Schick, PC	Plante & Moran, PLLC
5335 Wisconsin Avenue, N.W., Suite 780	2601 Cambridge Ct. Suite 500
Washington, D.C. 20015	Auburn Hills, Michigan 48326

Market Maker	Transfer Agent

Raymond James & Associates, Inc.	Registrar and Transfer Company
222 South Riverside Plaza	10 Commerce Drive
7th Floor 60606	Cranford, New Jersey 07016
Chicago, IL	800-346-6084
312-655-3000

Annual Report on Form 10-K

A copy of the Company’s Form 10-K for the year ended December 31, 2013 will be furnished without charge upon written request to: Eileen M. Budnick, VP- Director of Financial Reporting & Accounting.

Treasurer and Corporate Secretary, First Federal of Northern Michigan Bancorp, Inc., 100 S. Second Avenue, Alpena, Michigan 49707.

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DIRECTORS AND EXECUTIVE OFFICERS OF FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC. AND FIRST FEDERAL OF NORTHERN MICHIGAN

Directors

Martin A. Thomson has been Chairman of the Board of Directors since May 2008. He was President and Chief Executive Officer of the Company and Bank from May 2001. In January 2006, Mr. Thomson relinquished the position of President and in May 2008 relinquished the position of Chief Executive Officer and assumed the role of Chairman of the Board of Directors of the Company and Bank. Mr. Thomson previously held the position of President and Chief Executive Officer of Presque Isle Electric and Gas Co-op., Onaway, Michigan. Mr. Thomson has been a director of the Bank since 1986, and a director of the Company since its formation in November 2000.

Keith D. Wallace is a senior attorney with the law firm of Isackson, Wallace and Pfiefer, P.C., located in Alpena, Michigan. Mr. Wallace has been a director of the Bank since 1988, and a director of the Company since its formation in November 2000.

Gary C. VanMassenhove is a Certified Public Accountant at Straley, Lamp and Kraenzlein, CPA firm. Mr. VanMassenhove has been a Certified Public Accountant for 43 years. He has been a director of the Company and the Bank since September 2001.

Thomas R. Townsend is the President of the R.A. Townsend Co., a plumbing, heating and air conditioning distributor located in Alpena, Michigan, where he has been employed for the past 36 years. Mr. Townsend has been a director of the Company and the Bank since April 2002.

James E. Kraenzlein is a partner in Straley, Lamp and Kraenzlein CPA firm. Mr. Kraenzlein has been a Certified Public Accountant for 17 years. He has been a director of the Company since June 2013.

Michael W. Mahler was named President and Chief Executive Officer of the Company and the Bank in May 2008. He was named President and Chief Operating Officer of the Company and the Bank in January 2006. Prior to that appointment, since November 2004, Mr. Mahler served as Executive Vice President of the Company and the Bank and had served, since November 2002, as Chief Financial Officer. From September 2000 until November 2002, Mr. Mahler was Corporate Controller at Besser Company, Alpena, Michigan, an international producer of concrete products equipment. From 1990 until 2000, Mr. Mahler was employed at LTV Steel Company, East Chicago, Indiana where he served in financial roles of increasing responsibility and served, from 1997 until 2000, as Controller for a northeast Michigan division. Mr. Mahler has been a Director of the Bank since January 2006 and of the Company since May 2008.

Executive Officers Who Are Not Directors

Jerome W. Tracey was named Executive Vice President and Chief Lending Officer of the Company and the Bank in January 2006. Mr. Tracey had served as Senior Vice President, Senior Lender of the Company and the Bank since September 2001 and served as Vice President of Commercial Services since joining the Bank in November 1999. Prior to joining the Bank, Mr. Tracey served as Vice President of Commercial Lending for National City Bank, Alpena, Michigan, a position he held since 1996. Mr. Tracey has been in the banking profession since 1981.

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Eileen M. Budnick was named VP- Director of Financial Reporting & Accounting, Treasurer and Corporate Secretary of the Company and the Bank in May 2013. Mrs. Budnick had served as Controller of the Bank since April 2008 and had served, since February 2007, as Assistant Controller, and prior to that appointment served, since February 2002, as a staff accountant for the Bank. Prior to February 2002, Mrs. Budnick was employed at Alpena Alcona Area Credit Union serving in various banking positions since September 1993.

Executive Management of the Bank

Michael W. Mahler, Jerome W. Tracey, Eileen M. Budnick, Linda K. Sansom

Officers of the Bank

Michael W. Mahler, Jerome W. Tracey, Eileen M. Budnick, Joseph W. Gentry II, Kathleen R. Brown, Linda K. Sansom, Jerome P. Schmidt, Steven T. Mousseau, Tifanie A. Tremble

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First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

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Report of Independent Registered Public Accounting Firm

Board of Directors
First Federal of Northern Michigan Bancorp, Inc.

We have audited the consolidated balance sheet of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each year in the two-year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2013 and 2012 and the consolidated results of its operations and its cash flows for each year in the two-year period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
March 18, 2014

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First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheet (000s omitted, except per share data)

	December 31
	2013	2012
Assets
Cash and cash equivalents	$2,760	$2,732
Overnight deposits with Federal Home Loan Bank	6	20

Total cash and cash equivalents	2,766	2,752

Securities available for sale, at fair value (Note 2)	50,358	50,764
Securities held to maturity (Note 2)	2,255	2,345
Loans - net (Note 3)	136,315	138,912
Loans held for sale	175	79
Federal Home Loan Bank stock	3,266	3,266
Property and equipment (Note 4)	5,203	5,394
Foreclosed real estate	1,780	2,387
Accrued interest receivable	745	970
Intangible assets (Note 6)	40	158
Deferred tax asset (Note 9)	799	331
Originated mortgage servicing right - net (Note 5)	860	1,016
Bank owned life insurance	4,610	4,475
Other assets	485	985
Total assets	$209,657	$213,834

Liabilities and Stockholders’ Equity
Liabilities
Non-interest bearing deposits	$21,047	$21,067
Interest-bearing deposits (Note 7)	138,982	137,283
Advances from Federal Home Loan Bank (Note 8)	24,813	26,358
REPO sweep accounts	—	3,183
Accrued expenses and other liabilities (Note 12)	1,290	1,508
Total liabilities	186,132	189,399

Stockholders’ Equity (Note 11)
Common stock ($0.01 par value 20,000,000 shares authorized, 3,191,799 shares issued) - at December 31, 2013 and 2012, respectively	32	32
Additional paid-in capital	23,854	23,854
Retained earnings	2,763	2,766
Treasury stock at cost (307,750 shares) - at December 31, 2013 and 2012, respectively	(2,964)	(2,964)
Accumulated other comprehensive (loss) income	(160)	747
Total stockholders’ equity	23,525	24,435
Total liabilities and stockholders’ equity	$209,657	$213,834

See Notes to Consolidated Financial Statements.

E-62

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Consolidated Statement of Operations and Comprehensive Income (000s omitted, except per share data)

	Year Ended December 31
	2013	2012

Interest Income
Loans, including fees	$7,203	$7,928
Investments
Taxable	484	540
Tax-exempt	151	154
Mortgage-backed securities	481	621
Total interest income	8,319	9,243
Interest Expense
Deposits (Note 7)	826	1,034
Borrowings	324	620
Total interest expense	1,150	1,654
Net Interest Income - Before provision for loan losses	7,169	7,589
Provision for Loan Losses (Note 3)	637	1,367
Net Interest Income - After provision for loan losses	6,532	6,222
Other Income
Service charges and other fees	857	760
Net gain on sale of investments	—	47
Net gain on sale of loans	235	587
Net gain (loss) on sale of real estate owned and other repossessed assets	3	(83)
Loan servicing fees	350	656
Insurance and brokerage commissions	126	149
Other	194	160
Total other income	1,765	2,276
Operating Expenses
Compensation and employee benefits (Note 12)	4,654	4,913
FDIC insurance premiums	184	189
Amortization of intangible assets	119	177
Advertising	130	156
Occupancy and equipment	911	959
Data processing service bureau	301	306
Professional fees	510	424
Collection activity	153	206
Real estate owned & other repossessed assets	245	409
Other	1,035	973
Total operating expenses	8,242	8,712
Income (Loss) - before income tax expense	55	(214)
Income tax expense (Note 9)	—	—
Net income (loss)	$55	$(214)

Other Comprehensive Income (Loss):
Unrealized (loss) gain on investment securities - available for sale securities - net of tax	(907)	110
Reclassification adjustment for gains realized in earnings - net of tax	—	(31)

Comprehensive Loss	$(852)	$(135)

Per Share Data
Net income (loss) per share
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)

Dividends per common share	$0.02	$—

See Notes to Consolidated Financial Statements.

E-63

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity (000s omitted)

	Shares	Common Stock	Treasury Stock	Additional Paid-in Capital	Unearned Compensation	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity

Balance - January 1, 2012	3,192	$32	$(2,964)	$23,853	$(1)	$2,980	$668	$24,568
Net loss	—	—	—	—	—	(214)	—	(214)
Other comprehensive income	—	—	—	—	—	—	79	79
Stock options/MRP shares expense	—	—	—	1	1	—	—	2

Balance - December 31, 2012	3,192	32	(2,964)	23,854	—	2,766	747	24,435
Net income	—	—	—	—	—	55	—	55
Other comprehensive loss	—	—	—	—	—	—	(907)	(907)
Common dividend declared, $0.02 per share	—	—	—	—	—	(58)	—	(58)

Balance - December 31, 2013	3,192	$32	$(2,964)	$23,854	$—	$2,763	$(160)	$23,525

See Notes to Consolidated Financial Statements.

E-64

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Consolidated Statement of Cash Flows (000s omitted, except per share data)

	Year Ended December 31
	2013	2012
Cash Flows from Operating Activities
Net income (loss)	$55	$(214)
Adjustments to reconcile net income (loss) to cash from operating activities:
Depreciation and amortization	401	480
Provision for loan losses	637	1,367
Amortization and accretion on securities	551	527
Gain on sale of investment securities	—	(47)
Stock options/awards	—	2
Gain on sale of loans held for sale	(235)	(587)
(Gain) Loss on sale of property and equipment	(12)	4
(Gain) Loss on sale of real estate owned and other repossessed assets	(3)	83
Originations of loans held for sale	(17,383)	(35,559)
Proceeds from sale of loans held for sale	17,522	36,067
Net change in:
Accrued interest receivable	225	179
Prepaid FDIC insurance premiums	583	176
Bank owned life insurance	(135)	(61)
Other assets	73	(37)
Accrued expenses and other liabilities	(218)	(227)
Deferred income tax benefit - (Note 9)	—	—
	—	—
Net cash provided by operating activities	2,061	2,153
	—	—
Cash Flows from Investing Activities
Net decrease (increase) in loans	474	(1,219)
Proceeds from maturity of securities	14,441	20,494
Proceeds from sale of securities available-for-sale	—	1,600
Proceeds from sale of property and equipment	59	264
Proceeds from sale of of real estate owned and other repossessed assets	2,097	2,761
Purchase of securities available for sale	(15,872)	(20,080)
Purchase of bank owned life insurance	—	(3,000)
Purchase of premises and equipment	(139)	(120)

Net cash provided by investing activities	1,060	700

Cash Flows from Financing Activities
Net increase in deposits	1,679	7,701
Dividends paid on common stock	(58)	—
Net decrease in Repo Sweep Accts	(3,183)	(2,409)
Advances from FHLB	47,005	58,815
Repayments of advances from FHLB	(48,550)	(66,957)

Net cash used in financing activities	(3,107)	(2,850)

Net Increase in Cash and Cash Equivalents	14	3

Cash and Cash Equivalents - Beginning of year	2,752	2,749

Cash and Cash Equivalents - End of year	$2,766	$2,752

Supplemental Cash Flow and Noncash Information
Net cash paid (refunded) for income taxes	$—	$(15)
Cash paid for interest on deposits and borrowings	1,161	1,702
Transfer of loans to real estate owned & other repossessed assets	1,486	1,823

.

E-65

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies

Nature of Operations – First Federal of Northern Michigan Bancorp, Inc. (the “Company”) and its subsidiary, First Federal of Northern Michigan (the “Bank”), conduct operations in the northeastern lower peninsula of Michigan. The Company’s primary services include accepting deposits, making commercial, consumer and mortgage loans, and engaging in mortgage banking activities.

Principles of Consolidation - The consolidated financial statements include the accounts of First Federal of Northern Michigan Bancorp, Inc., First Federal of Northern Michigan, and the Bank’s wholly owned subsidiaries, Financial Services & Mortgage Corporation (“FSMC”) and FFNM Agency. FSMC invested in real estate, which includes leasing, selling, developing, and maintaining real estate properties. The main activity of FFNM Agency is to collect the stream of income associated with the sale of the Blue Cross/Blue Shield override business to an outside party and, to a lesser extent, the collection of commissions for the sale of non-insured investment products. All significant intercompany balances and transactions have been eliminated in the consolidation.

Certain reclassifications of prior years’ amounts have been made to conform to current year presentation. Such reclassifications had no effect on prior year net income or shareholders’ equity.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of investment securities, intangible and deferred tax assets, and mortgage servicing rights.

Significant Group Concentrations of Credit Risk - Most of the Company’s activities are with customers located within the northeastern lower peninsula of Michigan. Note 2 discusses the types of securities in which the Company invests. Note 3 discusses the types of lending in which the Company engages. The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents - For the purpose of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from depository institutions and federal funds sold and interest bearing deposits in other depository institutions which mature within ninety days when purchased.

E-66

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

Securities – Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income net of applicable income taxes. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Management evaluates securities for other-than-temporary impairment (“OTTI”) on a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. When evaluating investment securities consideration is given to the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, whether the market decline was affected by macroeconomic conditions and whether the Company has the intent to sell the debt security or more likely than not will be required to sell the debt security before its anticipated recovery. In analyzing an issuer’s financial condition, the Company may consider whether the securities are issued by the federal government or its agencies, or U.S. Government sponsored enterprises, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. The assessment of whether another-than-temporary decline exists involves a high degree of subjectivity and judgment and is based on the information available to management at a point in time.

When OTTI occurs, the amount of the OTTI recognized in earnings depends on whether an entity intends to sell the security or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis. If an entity intends to sell or it is more likely than not it will be required to sell the security before recovery of its amortized cost basis, the OTTI shall be recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. The previous amortized cost basis less the OTTI recognized in earnings becomes the new amortized cost basis of the investment. If a security is determined to be other-than-temporarily impaired, but the entity does not intend to sell the security, only the credit portion of the estimated loss is recognized in earnings, with the other portion of the loss recognized in other comprehensive income.

E-67

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

Federal Home Loan Bank Stock – Federal Home Loan Bank (FHLB) Stock is carried at cost and is held to allow the Bank to conduct business with the entity. The Federal Home Loan Bank sells and purchases its stock at par; therefore cost approximates fair market value.

Mortgage Banking Activities – The Company routinely sells to investors its originated long-term residential fixed-rate mortgage loans. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Mortgage loans held for sale are generally sold with the mortgage servicing rights retained by the Company. The carrying value of mortgage loans sold is reduced by the cost allocated to the associated mortgage servicing rights. Gains or losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

The Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding, also known as rate lock commitments. Rate lock commitments on residential mortgage loans that are intended to be sold are considered to be derivatives. Fair value is based on fees currently charged to enter into similar agreements. The fair value of rate lock commitments was insignificant at December 31, 2013 and 2012.

The Company uses forward contracts as part of its mortgage banking activities. Forward contracts provide for the delivery of financial instruments at a specified future date and at a specified price or yield. The fair value of forward contracts was insignificant at December 31, 2013 and 2012.

Loans - The Company grants mortgage, commercial, and consumer loans to customers. Loans are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield over the contractual life of the loan.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

E-68

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

The accrual of interest on loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected, for loans that are placed on nonaccrual or charged off, is reversed against interest income. The interest on these loans is accounted for on the cash basis or cost recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses - The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based on management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.

E-69

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Large groups of homogeneous loans are collectively evaluated for impairment. The Company does not separately identify individual consumer and residential loans for impairment disclosures until a loss is imminent.

Troubled debt restructuring of loans is undertaken to improve the likelihood that the loan will be repaid in full under the modified terms in accordance with a reasonable repayment schedule. All modified loans are evaluated to determine whether the loans should be reported as a Troubled Debt Restructure (TDR). A loan is a TDR when the Company, for economic or legal reasons related to the borrower’s financial difficulties, grants a concession to the borrower by modifying or renewing a loan that the Company would not otherwise consider. To make this determination, the Company must determine whether (a) the borrower is experiencing financial difficulties and (b) the Company granted the borrower a concession. This determination requires consideration of all of the facts and circumstances surrounding the modification. An overall general decline in the economy or some deterioration in a borrower’s financial condition does not automatically mean the borrower is experiencing financial difficulties.

E-70

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

Loan Servicing – Servicing assets are recognized as separate assets when rights are acquired through the sale of originated residential mortgage loans. Capitalized servicing rights are reported in other assets and are amortized against non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying loans. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights into tranches based on predominant characteristics, such as interest rate, loan type and investor type. Fair value is based on market prices for comparable mortgage servicing contracts, when available, or on a valuation model that calculates the present value of estimated future net servicing income using market based assumptions. Temporary impairment is recognized through a valuation allowance for an individual stratum to the extent that fair value is less than the capitalized amount for the stratum. If it is later determined that all or a portion of the temporary impairment no longer exists, the valuation allowance is reduced through a recovery of income. An other-than-temporary impairment results in a permanent reduction to the carrying value of the servicing asset. Servicing income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

Foreclosed Assets (Including Other Real Estate Owned) - Foreclosed real estate held for sale is carried at the lower of fair value minus estimated costs to sell, or cost. Costs of holding foreclosed real estate are charged to expense in the current period, except for significant property improvements, which are capitalized. Valuations are periodically performed by management and an allowance is established by a charge to non-interest expense if the carrying value exceeds the fair value minus estimated costs to sell. Foreclosed real estate is classified as other real estate owned. The net income from operations of foreclosed real estate held for sale is reported in non-interest income.

Property and Equipment - These assets are recorded at cost, less accumulated depreciation. The Bank uses the straight-line method of recording depreciation for financial reporting. The depreciable lives used by the Company are: land improvements 7-10 years, buildings 7-40 years and equipment 3-10 years. Maintenance and repairs are charged to expense and improvements are capitalized.

Bank Owned Life Insurance - The Bank has purchased life insurance policies on certain key officers. Bank-owned life insurance is recorded at its cash surrender value, or the amount that can be realized.

E-71

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

Intangible Assets – The Company has in the past purchased a branch or branches from other financial institutions. The analysis of these branch acquisitions led the Company to conclude that in each case, we acquired a business and therefore, the excess of purchase price over fair value of net assets acquired has been allocated to core deposit intangible assets. The conclusion was based on the fact that in each case we acquired employees, customers and branch facilities. The expected life for core deposit intangibles is based on the type of products acquired in an acquisition. The amortization periods range from 10 to 15 years and are based on the expected life of the products. The expected life was determined based on an analysis of the life of similar products within the Company and local competition in the markets where the branches were acquired. The core deposit intangibles are amortized on a straight line basis. The core deposit intangible is analyzed quarterly for impairment.

On June 12, 2003, First Federal of Northern Michigan acquired 100% of the stock of the InsuranCenter of Alpena (ICA).

On February 27, 2009 the Company announced that it had sold the majority of the assets of the InsuranCenter of Alpena.

At the time of the sale, goodwill of $600 continued to be recorded relating to certain assets of the Company that were not sold in the sale of ICA. The assets retained relate to a future stream of commissions. Under an agreement, the Company will receive a portion of the override commission through April, 2014. Management computed an estimated cash flow on this commission using a 6.0% discount rate and determined a fair value of $600. Since the $600 allocation of fair value relates to a finite life asset, the Company re-characterized the goodwill as an amortizable intangible and began amortizing the asset in March, 2009.

Income Taxes - Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company records a valuation allowance if it believes, based on available evidence, that it is “more likely than not” that the future tax assets recognized will not be realized before their expiration. Realization of the Company’s deferred tax assets is primarily dependent upon the generation of a sufficient level of future taxable income.

E-72

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

At December 31, 2013 and 2012, management did not believe it was more likely than not that all of the deferred tax assets would be realized. Accordingly, at December 31, 2013 and 2012 a valuation allowance of $3.2 million was recorded.

The net deferred tax asset recorded at December 31, 2013 and 2012 was $798 and $331. See Note 9 for additional information.

Off Balance Sheet Instruments - In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under credit card arrangements, commercial letters of credit and standby letters of credit. For letters of credit, a liability is recorded for the fair value of the obligation undertaken in issuing the guarantee.

Comprehensive Income - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component in the equity section of the consolidated statement of financial condition. Such items, along with net income, are components of comprehensive income.

Stock-Based Compensation – The Company applies the recognition and measurement of stock-based compensation accounting rules for stock-based compensation which is referred to as the fair value method. Compensation cost is based on the fair value of the equity issued to employees. The Company recognizes compensation expense related to stock-based compensation over the period the services are performed.

The Company’s stock based compensation plans are described in detail in Note 12 (Employee Benefit Plans). Compensation expense is recognized for stock options and unvested (restricted) stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common shares at the date of grant is used to estimate the fair value of unvested (restricted) stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period for stock option awards and as the unvested period for nonvested (restricted) stock awards. Certain of the Company’s share-based awards contain terms that provide for a graded vesting schedule whereby portions of the award vest in increments over the requisite service period.

E-73

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

The Company granted no options in 2013 and 2012. Compensation costs related to stock options charged to earnings were $0 and $2 in 2013 and 2012, respectively.

Earnings Per Common Share - Earnings per common share are computed by dividing net income by the average number of common shares outstanding during the period. The Company uses the treasury stock method to compute diluted earnings per share, which assumes that proceeds from the assumed exercise of stock options would be used to purchase common stock at the average market price during the period. As of December 31, 2013, 150,030 options were not considered dilutive, due to the fact that the options are underwater. As of December 31, 2012 there was no dilution due to the net loss for the year.

Earnings per common share have been computed based on the following:

	December 31,
	2013	2012

Net income (loss)	$55	$(214)

Average number of common shares outstanding	2,884,049	2,884,049
Effect of dilutive options	—	—
Average number of common shares outstanding used to calculate diluted earnings per common share	2,884,049	2,884,049

Recent Accounting Pronouncements - In 2013 the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02 The Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. The Update does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income (AOCI) by component. In addition, an entity is required to present, either on the face of the statement where net income is presented (or in the notes), significant amounts reclassified out of AOCI by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. This standard is effective for reporting periods beginning after December 15, 2013 (December 31, 2014)

E-74

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 1 - Summary of Significant Accounting Policies (Continued)

In 2013 the FASB issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The update provides additional guidance related to the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists. An unrecognized tax benefit should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss or a tax credit carryfoward. Except for when a net operating loss carryforward, a similar tax loss or tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. The amendments in this update are effective for fiscal years and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted. We do not expect the update to have a material effect on our financial statements.

During 2014, the FASB issued ASU N. 2014-04 Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The amendments in this Update clarify that an in substance repossession or foreclosures occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendment requires interim and annual disclosure of both (1) the amount of

E-75

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this Update are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. For entities other than public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2014 and interim periods within annual periods beginning after December 15, 2015. An entity can elect to adopt the amendments in this Update using either a modified retrospective transition method or a prospective method. We do not expect the update to have a material effect on our financial statements.

Note 2 - Securities

Investment securities have been classified according to management’s intent. The carrying value and estimated fair value of securities are as follows:

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities Available for Sale
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$7,111	$36	$(105)	$7,042
Municipal notes	13,694	216	(301)	13,609
Corporate securities	1,085	12	—	1,097
Mortgage-backed securities	28,708	279	(384)	28,603
Equity securities	3	4	—	7

Total	$50,601	$547	$(790)	$50,358

Securities Held to Maturity
Municipal notes	$2,255	$145	$—	$2,400

E-76

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 2 - Securities (Continued)

	December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Market Value
Securities Available for Sale
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$9,181	$66	$—	$9,247
Municipal notes	10,413	368	(23)	10,758
Corporate securities	1,135	15	—	1,150
Mortgage-backed securities	28,901	736	(29)	29,608
Equity securities	3	—	(2)	1

Total	$49,633	$1,185	$(54)	$50,764

Securities Held to Maturity
Municipal notes	$2,345	$225	$—	$2,570

The amortized cost and estimated market value of securities at December 31, 2013, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

E-77

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 2 - Securities (Continued)

	December 31, 2013
	Amortized Cost	Market Value
Available For Sale:

Due in one year or less	$3,414	$3,427
Due after one year through five years	10,779	10,854
Due in five year through ten years	6,461	6,201
Due after ten years	1,236	1,266

Subtotal	21,890	21,748

Equity securities	3	7
Mortgage-backed securities	28,708	28,603

Total	$50,601	$50,358

Held To Maturity
Due in one year or less	$90	$92
Due after one year through five years	490	516
Due in five year through ten years	700	750
Due after ten years	975	1,042

Total	$2,255	$2,400

At December 31, 2013 and 2012, securities with a fair value of $36.0 million and $44.1 million, respectively, were pledged to secure REPO Sweep accounts, FHLB advances and borrowings from the Federal Reserve discount window.

Gross proceeds from the sale of available-for-sale securities for the years ended December 31, 2013 and 2012 were $0 and $1.6 million, respectively, resulting in gross gains of $0 and $54, respectively, and gross losses of $0 and $7, respectively. The tax provision applicable to these net realized gains amounted to $0 and $16, respectively.

The following is a summary of securities that had unrealized losses at December 31, 2013 and 2012. The information is presented for securities that have been in an unrealized loss position for less than 12 months and for more than 12 months. At December 31, 2013, the Company held 39 securities with unrealized losses totaling $790. At December 31, 2012 there were 10 securities with unrealized losses totaling $54. There are temporary reasons why securities may be valued at less than amortized cost.

E-78

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 2 - Securities (Continued)

Temporary reasons are that the current levels of interest rates as compared to the coupons on the securities held by the Company are higher and impairment is not due to credit deterioration. The Company has the intent and the ability to hold these securities until their value recovers, which may be until maturity.

	December 31, 2013				December 31, 2012
		Gross Unrealized Losses		Gross Unrealized Losses		Gross Unrealized Losses		Gross Unrealized Losses
	Fair Value	Less than 12 months	Fair Value	12 months or longer	Fair Value	Less than 12 months	Fair Value	12 months or longer

Available For Sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	$—	$894	$(105)	$—	$—	$—	$—
Corporate and other securities
Municipal notes	7,902	(243)	1,668	(58)	1,537	(23)	—	—
Mortgage-backed securities	14,471	(334)	2,052	(50)	2,725	(13)	1,687	(16)
Equity securities	—	—	—	—	—	—	1	(2)
Total Securities available for sale	$22,373	$(577)	$4,614	$(213)	$4,262	$(36)	$1,688	$(18)
Held to Maturity:
Municipal notes	—	—	—	—	—	—	—	—
Total Securities held to maturity	$—	$—	$—	$—	$—	$—	$—	$—

On a quarterly basis, the Company performs a comprehensive security-level impairment assessment on all securities in an unrealized loss position to determine if other-than-temporary impairment (“OTTI”) exists. An unrealized loss exists when the current fair value of an individual security is less than its amortized cost basis. For debt securities, an OTTI loss must be recognized for a debt security in an unrealized loss position if the Company intends to sell the security or it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis. In this situation, the amount of loss recognized in income is equal to the difference between the fair value and the amortized cost basis of the individual security. If the Company does not expect to sell the security, the Company must evaluate the expected cash flows to be received to determine if a credit loss has occurred. If a credit loss is present, only the amount of impairment associated with the credit loss is recognized in income. The portion of the unrealized loss relating to other factors, such as liquidity conditions in the market or changes in market interest rates, is recorded in other comprehensive income.

E-79

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 2 - Securities (Continued)

The security-level assessment is performed on each security, regardless of the classification of the security as available for sale or held to maturity. The assessments are based on the nature of the securities, the financial condition of the issuer, the extent and duration of the securities, the extent and duration of the loss and the intent and whether Management intends to sell or it is more likely than not that it will be required to sell a security before recovery of its amortized cost basis, which may be maturity. For those securities for which the assessment shows the Company will recover the entire cost basis, Management does not intend to sell these securities and it is not more likely than not that the Company will be required to sell them before the anticipated recovery of the amortized cost basis, the gross unrealized losses are recognized in other comprehensive income, net of tax.

Management does not believe that the investment securities that were in an unrealized loss position as of December 31, 2013 represent an other-than-temporary impairment. Total gross unrealized losses were primarily attributable to changes in interest rates, relative to when the investment securities were purchased, and not due to the credit quality of the investment securities. The Company does not intend to sell the investment securities that were in an unrealized loss position and it is not more likely than not that the Company will be required to sell the investment securities before recovery of their amortized cost bases, which may be at maturity.

E-80

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3 - Loans

Loans at December 31, 2013 and 2012 are summarized as follows:

	December 31
	2013	2012

Real estate loans - One- to four-family residential	$63,839	$66,539
Commercial loans:
Secured by real estate	51,899	54,673
Other	12,451	8,102
Total commercial loans	64,350	62,775
Consumer loans:
Secured by real estate	8,730	10,409
Other	1,165	1,259
Total consumer loans	9,895	11,668
Total gross loans	138,084	140,982
Less:
Net deferred loan fees	297	320
Allowance for loan losses	1,472	1,750
Total loans - net	$136,315	$138,912

Final loan maturities and rate sensitivity of the loan portfolio are as follows:

	December 31, 2013
	Less Than One Year	One Year to Five Years	After Five Years	Total

Loans at fixed interest rates	$7,713	$28,673	$49,458	$85,844
Loans at variable interest rates	6,357	12,280	33,603	52,240

Total	$14,070	$40,953	$83,061	$138,084

Certain directors and executive officers of the Company were loan customers of the Bank during 2013 and 2012. Such loans were made in the ordinary course of business and do not involve more than a normal risk of collectability. An analysis of aggregate loans outstanding to directors and executive officers for the years ended December 31, 2013 and 2012 are as follows:

E-81

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3- Loans (Continued)

	December 31
	2013	2012

Aggregate balance - Beginning of Period	$3,340	$3,344

New loans	2,524	1,166
Repayments	(2,491)	(1,170)
Net change in directors and officers	(205)	—

Aggregate balance - End of Period	$3,168	$3,340

The following tables illustrate the contractual aging of the recorded investment in past due loans by class of loans as of December 31, 2013 and 2012:

As of December 31, 2013
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing

Commercial Real Estate:
Commercial Real Estate - construction	$—	$—	$173	$173	$—	$173	$—
Commercial Real Estate - other	—	521	1,441	1,962	49,764	51,726	—
Commercial - non real estate	33	20	—	53	12,398	12,451	—

Consumer:
Consumer - Real Estate	54	55	—	109	8,621	8,730	—
Consumer - Other	—	4	2	6	1,159	1,165	2

Residential:
Residential	1,973	393	353	2,719	61,120	63,839	24
Total	$2,060	$993	$1,969	$5,022	$133,062	$138,084	$26

E-82

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3 - Loans (Continued)

As of December 31, 2012
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing

Commercial Real Estate:
Commercial Real Estate - construction	$—	$—	$173	$173	$2,073	$2,246	$—
Commercial Real Estate - other	3,210	540	282	4,032	48,395	52,427	—
Commercial - non real estate	113	—	—	113	7,989	8,102	—

Consumer:
Consumer - Real Estate	59	—	13	72	10,337	10,409	—
Consumer - Other	11	5	6	22	1,237	1,259	6

Residential:
Residential	2,047	796	1,198	4,041	62,498	66,539	61
Total	$5,440	$1,341	$1,672	$8,453	$132,529	$140,982	$67

The Bank uses an eight tier risk rating system to grade its commercial loans. The grade of a loan may change during the life of the loans. The risk ratings are described as follows:

Risk Grade 1 (Excellent) - Prime loans based on liquid collateral, with adequate margin or supported by strong financial statements. Probability of serious financial deterioration is unlikely. High liquidity, minimum risk, strong ratios, and low handling costs are common to these loans. This classification also includes all loans secured by certificates of deposit or cash equivalents.

Risk Grade 2 (Good) - Desirable loans of somewhat less stature than Grade 1, but with strong financial statements. Probability of serious financial deterioration is unlikely. These loans possess a sound repayment source (and/or a secondary source). These loans represent less than the normal degree of risk associated with the type of financing contemplated.

Risk Grade 3 (Satisfactory) - Satisfactory loans of average risk – may have some minor deficiency or vulnerability to changing economic conditions, but still fully collectible. There may be some minor weakness but with offsetting features or other support readily available. These loans present a normal degree of risk associated with the type of financing. Actual and projected indicators and market conditions provide satisfactory assurance that the credit shall perform in accordance with agreed terms.

E-83

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3 - Loans (Continued)

Risk Grade 4 (Acceptable) - Loans considered satisfactory, but which are of slightly “below average” credit risk due to financial weaknesses or uncertainty. The loans warrant a somewhat higher than average level of monitoring to insure that weaknesses do not advance. The level of risk is considered acceptable and within normal underwriting guidelines, so long as the loan is given the proper level of management supervision.

Risk Grade 4.5 (Monitored) - Loans are considered “below average” and monitored more closely due to some credit deficiency that poses additional risk but is not considered adverse to the point of being a “classified” credit. Possible reasons for additional monitoring may include characteristics such as temporary negative debt service coverage due to weak economic conditions, borrower may have experienced recent losses from operations, declining equity and/or increasing leverage, or marginal liquidity that may affect long-term sustainability. Loans of this grade have a higher degree of risk and warrant close monitoring to insure against further deterioration.

Risk Grade 5 (Other Assets Especially Mentioned) (OAEM) - Loans which possess some credit deficiency or potential weakness, which deserve close attention, but which do not yet warrant substandard classification. Such loans pose unwarranted financial risk that, if not corrected, could weaken the loan and increase risk in the future.

Risk Grade 6 (Substandard) - Loans are “substandard” whose full, final collectability does not appear to be a matter of serious doubt, but which nevertheless portray some form of well defined weakness that requires close supervision by Bank management. The noted weaknesses involve more than normal banking risk. One or more of the following characteristics may be exhibited in loans classified Substandard: (1) Loans possess a defined credit weakness and the likelihood that the loan shall be paid from the primary source of repayment is uncertain; (2) Loans are not adequately protected by the current net worth and/or paying capacity of the obligor; (3) primary source of repayment is gone, and the Bank is forced to rely on a secondary source of repayment such as collateral liquidation or guarantees; (4) distinct possibility that the Bank shall sustain some loss if deficiencies are not corrected; (5) unusual courses of action are needed to maintain a high probability of repayment; (6) the borrower is not generating enough cash flow to repay loan principal, however, continues to make interest payments; (7) the Bank is forced into a subordinated or unsecured position due to flaws in documentation; (8) loans have been restructured so that payment schedules, terms, and collateral represent concessions to the

E-84

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3 - Loans (Continued)

borrower when compared to normal loan terms; (9) the Bank is contemplating foreclosure or legal action due to the apparent deterioration in the loan; or (10) there is a significant deterioration in the market conditions and the borrower is highly vulnerable to these conditions.

Grade 7 (Doubtful) - Loans have all the weaknesses of those classified Substandard. Additionally, however, these weaknesses make collection or liquidation in full, based on existing conditions, improbable. Loans in this category are typically not performing in conformance with established terms and conditions. Full repayment is considered “Doubtful”, but extent of loss is not currently determinable.

Risk Grade 8 (Loss) - Loans are considered uncollectible and of such little value, that continuing to carry them as an asset on the Bank’s financial statements is not feasible.

The following tables present the risk category of loans by class of loans based on the most recent analysis performed as of December 31, 2013 and 2012:

As of December 31, 2013

Loan Grade	Commercial Real Estate Construction	Commercial Real Estate Other	Commercial

1-2	$—	$—	$—
3	—	16,187	5,602
4	—	27,789	6,699
5	—	4,835	45
6	173	2,915	105
7	—	—	—
8	—	—	—
Total	$173	$51,726	$12,451

As of December 31, 2012

Loan Grade	Commercial Real Estate Construction	Commercial Real Estate Other	Commercial

1-2	$—	$—	$—
3	615	13,895	2,376
4	1,458	27,488	5,489
5	—	2,712	37
6	173	8,332	200
7	—	—	—
8	—	—	—
Total	$2,246	$52,427	$8,102

E-85

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3 - Loans (Continued)

For residential real estate and other consumer credit the Company also evaluates credit quality based on the aging status of the loan and by payment activity. Loans 60 or more days past due are monitored by the collection committee.

The following tables present the risk category of loans by class based on the most recent analysis performed as of December 31, 2013 and 2012.

As of December 31, 2013
	Residential

Loan Grade:
Pass	$63,164
Special Mention	—
Substandard	675
Total	$63,839

	Consumer - Real Estate	Consumer - Other

Performing	$8,723	$1,163
Nonperforming	7	2
Total	$8,730	$1,165

As of December 31, 2012
	Residential

Loan Grade:
Pass
Special Mention	$64,668
Substandard	—
Total	1,871
	$66,539

	Consumer - Real Estate	Consumer - Other

Performing	$10,381	$1,253
Nonperforming	28	6
Total	$10,409	$1,259

E-86

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 3 - Loans (Continued)

The following tables present the recorded investment in non-accrual loans by class as of December 31, 2013 and 2012:

As of December 31
	2013	2012

Commercial Real Estate:
Commercial Real Estate - construction	$173	$173
Commercial Real Estate - other	1,454	2,851
Commercial	—	—

Consumer:
Consumer - real estate	7	28
Consumer - other	—	1

Residential:
Residential	651	1,810

Total	$2,285	$4,863

The following tables present loans individually evaluated for impairment by class of loans as of December 31, 2013 and 2012:

Impaired Loans As of December 31, 2013				For the Twelve Months Ended December 31,
				2013
	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	—	—	—	—	—
Commercial Real Estate - Other	1,789	1,788	—	1,894	104
Consumer - Real Estate	8	7	—	7	—
Consumer - Other	—	—	—	—	—
Residential	954	722	—	727	6

With a specific allowance recorded:
Commercial	—	—	—	—	—
Commercial Real Estate - Construction	1,589	173	48	173	—
Commercial Real Estate - Other	3,980	3,391	182	3,397	94
Consumer - Real Estate	—	—	—	—	—
Consumer - Other	—	—	—	—	—
Residential	53	30	5	30	—

Totals:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	$1,589	$173	$48	$173	$—
Commercial Real Estate - Other	$5,769	$5,179	$182	$5,291	$198
Consumer - Real Estate	$8	$7	$—	$7	$—
Consumer - Other	$—	$—	$—	$—	$—
Residential	$1,007	$752	$5	$757	$6

E-87

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 3 - Loans (Continued)

				For the Twelve Months Ended
Impaired Loans				December 31,
As of December 31, 2012				2012
	Unpaid Principal Balance	Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	1,589	173	—	173	—
Commercial Real Estate - Other	4,869	4,535	—	5,084	138
Consumer - Real Estate	33	28	—	34	—
Consumer - Other	1	1	—	3	—
Residential	1,365	1,194	—	1,359	—

With a specific allowance recorded:
Commercial	—	—	—	—	—
Commercial Real Estate - Construction	—	—	—	—	—
Commercial Real Estate - Other	2,138	2,127	101	2,167	80
Consumer - Real Estate	—	—	—	—	—
Consumer - Other	—	—	—	—	—
Residential	616	616	141	642	—

Totals:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	$1,589	$173	$—	$173	$—
Commercial Real Estate - Other	$7,007	$6,662	$101	$7,251	$218
Consumer - Real Estate	$33	$28	$—	$34	$—
Consumer - Other	$1	$1	$—	$3	$—
Residential	$1,981	$1,810	$141	$2,001	$—

As of December 31, 2013 no additional funds are committed to be advanced in connection with impaired loans.

A restructuring of debt constitutes a troubled debt restructuring (“TDR”) if the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider. That concession either stems from an agreement between the creditor and the debtor or is imposed by law or a court. The Company adheres to ASC 310-40, Troubled Debt Restructurings by Creditors, to determine whether a TDR applies in a particular instance. Prior to loans being modified and classified as a TDR, specific reserves are generally assessed, as most these loans have been specifically allocated for as part of the Company’s normal loan loss provisioning methodology. The Company allocated $230 and $13 reserves for the TDR loans at December 31, 2013 and December 31, 2012, respectively. The Company classifies all TDR loans as impaired loans in the table above.

E-88

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 3 - Loans (Continued)

The following table summarizes the loans that were modified as a TDR during the period ended December 31, 2013 and 2012.

	For the Twelve Months Ended December 31, 2013
	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investment	Troubled Debt Restructurings That Subsequently Defaulted
				Number of Contracts	Recorded Investment

Troubled Debt Restructurings

Commercial Real Estate - Construction	—	$—	$—	—	$—
Commercial Real Estate - Other	1	412	412	—	—
Commercial - non real estate	—	—	—	—	—
Residential	2	337	337	—	—

Total	3	$749	$749	—	$—

	For the Twelve Months Ended December 31, 2012
	Number of Contracts	Pre-Modification Outstanding Recorded Investments	Post-Modification Outstanding Recorded Investment	Troubled Debt Restructurings That Subsequently Defaulted
				Number of Contracts	Recorded Investment

Troubled Debt Restructurings

Commerical Real Estate - Construction	—	$—	$—	—	$—
Commercial Real Estate - Other	—	—	—	1	53
Consumer - Real Estate	4	3,542	2,737	—	—
Residential	—	—	—	—	—

Total	4	$3,542	$2,737	1	$53

A modification of a loan constitutes a TDR when a borrower is experiencing financial difficulty and the modification constitutes a concession. The Company offers various types of concessions when modifying a loan, however, forgiveness of principal is rarely granted. Commercial loans modified in a TDR often involve temporary interest-only payments, term extensions, and converting revolving credit lines to term loans.

E-89

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 3 - Loans (Continued)

Additional collateral, a co-borrower, or a guarantor may be requested. Commercial mortgage and construction loans modified in a TDR often involve reducing the interest rate for the remaining term of the loan, extending the maturity date at an interest rate lower than the current market rate for new debt with similar risk, or substituting or adding a new borrower or guarantor.

Loans modified in a TDR may be on non-accrual status and partial charge-offs have in some cases already been taken against the outstanding loan balance. As a result, loans modified in a TDR for the Company may have the financial effect of increasing the specific allowance associated with the loan. The allowance for impaired loans that have been modified in a TDR is measured based on the estimated fair value of the collateral, less any selling costs, if the loan is collateral dependent or on the present value of expected future cash flows discounted at the loan’s effective interest rate if the loan is performing in accordance with the modified terms. Management exercises significant judgment in developing these estimates.

The regulatory guidance requires loans to be accounted for as collateral-dependent loans when borrowers have filed Chapter 7 bankruptcy, the debt has been discharged and the borrower has not reaffirmed the debt, regardless of the delinquency status of the loan. The filing of bankruptcy by the borrower is evidence of financial difficulty and the discharge of the obligation by the bankruptcy court is deemed to be a concession granted to the borrower.

At December 31, 2013, there were no additional commitments to lend additional funds to the related debtors whose terms have been modified in a TDR.

The Bank uses the following guidelines as stated in policy to determine when to realize a charge-off, whether a partial or full loan balance. A charge down in whole or in part is realized when unsecured consumer loans, credit card credits and overdraft lines of credit reach 90 days delinquency. At 120 days delinquent, secured consumer loans are charged down to the value of collateral, if repossession of the collateral is assured and/or in the process of repossession. Consumer mortgage loan deficiencies are charged down upon the sale of the collateral or sooner upon the recognition of collateral deficiency. Commercial credits are charged down at 90 days delinquency, unless an established and approved work-out plan is in place or litigation of the credit will likely result in recovery of the loan balance. Upon notification of bankruptcy, unsecured debt is charged off. Additional charge-off may be realized as further unsecured positions are recognized.

The ALLL has a direct impact on the provision expense. An increase in the ALLL is funded through recoveries and provision expense.

E-90

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 3 – Loans (Continued)

Activity in the allowance for loan and lease losses was as follows for the years ended December 31, 2013 and 2012:

For the Year Ended December 31, 2013
	Commercial Construction	Commercial Real Estate	Commercial	Consumer Real Estate	Consumer	Residential	Unallocated	Total

Allowance for credit losses:
Beginning Balance	$64	$579	$69	$99	$33	$906	$—	$1,750
Charge-offs	—	(674)	—	(40)	(13)	(464)	—	(1,191)
Recoveries	—	114	—	36	6	120	—	276
Provision	(16)	425	(6)	(33)	(5)	222	50	637
Ending Balance	$48	$444	$63	$62	$21	$784	$50	$1,472

Ending balance: individually evaluated for impairment	$48	$182	$—	$—	$—	$5	$—	$235

Ending balance: loans collectively evaluated for impairment	$—	$262	$63	$62	$21	$779	$50	$1,237

Loans:
Ending Balance	$173	$51,726	$12,451	$8,730	$1,165	$63,839	$—	$138,084

Ending balance: individually evaluated for impairment	$173	$5,179	$—	$7	$—	$752	$—	$6,111

Ending balance: loans collectively evaluated for impairment	$—	$46,547	$12,451	$8,723	$1,165	$63,087	$—	$131,973

E-91

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 3 – Loans (Continued)

For the Year Ended December 31, 2012
	Commercial Construction	Commercial Real Estate	Commercial	Consumer Real Estate	Consumer	Residential	Unallocated	Total

Allowance for credit losses:
Beginning Balance	$10	$393	$53	$146	$46	$870	$—	$1,518
Charge-offs	—	(265)	—	(87)	(44)	(840)	—	(1,236)
Recoveries	—	10	—	16	10	65	—	101
Provision	54	441	16	24	21	811	—	1,367
Ending Balance	$64	$579	$69	$99	$33	$906	$—	$1,750

Ending balance: individually evaluated for impairment	$—	$101	$—	$—	$—	$141	$—	$242

Ending balance: loans collectively evaluated for impairment	$64	$478	$69	$99	$33	$765	$—	$1,508

Loans:
Ending Balance	$2,246	$52,427	$8,102	$10,409	$1,259	$66,539	$—	$140,982

Ending balance: individually evaluated for impairment	$173	$6,662	$—	$28	$1	$1,810	$—	$8,674

Ending balance: loans collectively evaluated for impairment	$2,073	$45,765	$8,102	$10,381	$1,258	$64,729	$—	$132,308

Note 4 - Property and Equipment

A summary of property and equipment is as follows:

	December 31
	2013	2012

Land	$1,071	$1,112
Land improvements	182	184
Buildings	6,237	6,249
Equipment	3,523	3,682

Total property and equipment	11,013	11,227

Accumulated depreciation	5,810	5,833

Net property and equipment	$5,203	$5,394

Depreciation expense was $283 and $303 for the periods ended December 31, 2013 and 2012, respectively.

E-92

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 5 - Servicing

Loans serviced for others are not included in the accompanying consolidated balance sheet. The unpaid principal balances of mortgage and other loans serviced for others were approximately $131.7 million and $140.7 million at December 31, 2013 and 2012, respectively.

The key economic assumptions used in determining the fair value of the mortgage servicing rights are as follows:

	December 31,
	2013	2012
Annual constant prepayment speed (CPR)	10.27%	17.86%
Weighted average life (in months)	244	246
Discount rate	9.26%	8.11%

The fair value of our mortgage servicing rights was estimated to be $1.1 million and $1.0 million at December 31, 2013 and December 31, 2012, respectively. At December 31, 2012 a valuation allowance of $19 was established against the mortgage servicing rights associated with our 20-year fixed-rate sold loans. Based on decreased prepayment speeds within the 20-year fixed rate tranche, the valuation allowance was removed in 2013.

The following table summarizes mortgage servicing rights capitalized and amortized, along with the aggregate activity in related valuation allowances:

	December 31
	2013	2012
Balance - beginning of period:	$1,035	$993

Originated mortgage servicing rights capitalized	151	426
Amortization of mortgage servicing rights	(326)	(384)

Balance - end of period	860	1,035

Valuation allowances:
Balance - beginning of period	(19)	—
Additions	—	(19)
Reductions	19	—
Write-downs	—	—

Balance - end of period (net of allowances)	$860	$1,016

E-93

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 6 - Intangible Assets

Intangible assets of the Company are summarized as follows:

	December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Core deposit	$25	$24	$1
Commission residual	600	561	39
Total	$625	$585	$40

	December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortized intangible assets:
Core deposit	$3,081	$3,078	$3
Commission residual	600	445	155
Total	$3,681	$3,523	$158

Amortization expense was $118 and $177 for the periods ended December 31, 2013 and 2012, respectively.

As discussed in Note 1, on February 27, 2009 the Company announced that it had sold the majority of the assets of the InsuranCenter of Alpena. The Company allocated the goodwill between the assets sold and the assets retained.

The assets retained relate to a future stream of commissions related to the override commission discussed earlier. Under an agreement, the Company will receive a portion of the override commission through April, 2014. Management computed an estimated cash flow on this commission and using a 6.0% discount rate determined a fair value of $600. Since the $600 allocation of fair value relates to a finite life asset, the Company re-characterized the goodwill as an amortizable intangible and began amortizing the asset in March, 2009.

The following table sets forth the amount of remaining amortization for intangibles assets:

E-94

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 6 - Intangible Assets (Continued)

For the year ended December 31,
2014

Core deposit	1
Commission residual	39
Total	40

Note 7 - Deposits

Deposit accounts, by type and range of rates, consist of the following:

	December 31
	2013	2012
Account Type

NOW accounts and MMDA	$50,222	$44,218
Regular savings accounts	22,037	19,867

Total	72,259	64,085

Certificate of Deposit Rates

0.50 percent to 0.99 percent	40,259	42,698
1.00 percent to 1.99 percent	17,715	15,962
2.00 percent to 2.99 percent	7,130	10,746
3.00 percent to 3.99 percent	1,486	3,398
4.00 percent to 4.99 percent	133	394

Total certificate of deposits	66,723	73,198

Total interest-bearing deposits	$138,982	$137,283

Certificates of deposit $100 or greater at December 31, 2013 and 2012 were $22.9 million and $26.0 million, respectively.

E-95

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 7 – Deposits (Continued)

The following table sets forth the amount and maturities of certificates of deposit:

	December 31, 2013
	Amount Due
Rate	Less than 1 Year	1-2 Years	2-3 Years	3-5 Years	Greater than 5 Years	Total
0.50 percent to 0.99 percent	$27,892	$11,193	$877	$297	$—	$40,259
1.00 percent to 1.99 percent	3,324	953	6,408	3,315	3,715	17,715
2.00 percent to 2.99 percent	1,313	3,861	409	51	1,496	7,130
3.00 percent to 3.99 percent	422	494	—	12	558	1,486
4.00 percent to 4.99 percent	—	46	33	54	—	133
Total	$32,951	$16,547	$7,727	$3,729	$5,769	$66,723

Interest expense on deposits is summarized as follows:

	Year Ended December 31
	2013	2012

NOW and MMDAs	$98	$95
Regular savings	11	10
Certificates of deposit	717	929

Total	$826	$1,034

Deposits from related parties held by the Bank at December 31, 2013 and 2012 amounted to $632 and $1.3 million, respectively.

Note 8 - Federal Home Loan Bank and Federal Reserve Advances

The Bank has advances from the Federal Home Loan Bank of Indianapolis. Interest rates range from 0.30% to 2.21% with a weighted average interest rate of 1.00%. These advances contain varying maturity dates through January 3, 2023 with a weighted average maturity of approximately 32 months. The advances are collateralized by approximately $49.6 million and $50.0 million of mortgage loans as of December 31, 2013 and 2012, respectively. In addition, at December 31, 2013 and 2012, securities with a carrying value of $20.4 million and $31.7 million, respectively, were pledged as collateral for Federal Home Loan Bank advances. Available borrowings with the Federal Home Loan Bank at December 31, 2013 totaled $52.0 million, of which $24.8 million was outstanding.

E-96

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 8 - Federal Home Loan Bank and Federal Reserve Advances (Continued)

The advances are subject to prepayment penalties subject to the provisions and conditions of the credit policy of the Federal Home Loan Bank. Future maturities of the advances are as follows:

December 31, 2013

Years Ending December 31	Amount	Weighted Average Interest Rate

2014	$7,715.44
2015	2,526.81
2016	6,938	1.15
2017	5,729	1.49
2018	661	1.17
Thereafter	1,244	1.61
Total	$24,813	1.00

The Bank had $1.5 million and $0 of variable rate advances outstanding as of December 31, 2013 and 2012, respectively.

In 2009, the Bank entered into a discount window loan agreement with the Federal Reserve Bank that allows for advances up to seventy-five percent of the collateral balance. As of December 31, 2013, these advances are secured by investment securities with a fair value of approximately $7.9 million and are generally due within 28 days from the date of the advance. The interest rate on the advances is based on the quoted Federal Reserve discount window rate (effective rate of 0.75 percent as of December 31, 2013). At December 31, 2013 and 2012, the Bank had no outstanding advances.

Note 9 - Federal Income Tax

Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed. The Company and the Bank file a consolidated Federal income tax return.

E-97

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 9 - Federal Income Tax (Continued)

The analysis of the consolidated provision for federal income tax is as follows:

	Year Ended December 31
	2013	2012

Current provision	$—	$—
Deferred benefit	(57)	(138)
Change in valuation allowance	57	138

Total	$—	$—

A reconciliation of the federal income tax expense and the amount computed by applying the statutory federal income tax rate (34 percent) to income before federal income tax is as follows:

	Year Ended December 31
	2013	2012

Tax (benefit) expense at statutory rate	$19	$(73)
Increase (decrease) from:
Change in valuation allowance	57	138
Tax-exempt interest	(52)	(52)
Other	(24)	(13)

Total income tax expense	$—	$—

E-98

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 9 - Federal Income Tax (Continued)

The net deferred tax asset was comprised of the following temporary differences:

	December 31
	2013	2012
Deferred tax assets:
Other real estate owned	$92	$96
Non-accrual loan interest	49	65
Directors’ benefit plan	272	274
Net operating loss carryforward	3,684	3,536
Investment in subsidiary	784	784
Net deferred loan origination fees	101	109
Unrealized loss on available-for-sale securities	83	—
Other	246	192

Total deferred tax assets	5,311	5,056

Less: valuation allowance	3,223	3,166

Deferred tax liabilities:
Allowance for loan losses	322	158
Mortgage servicing rights	292	345
Partnership losses	124	117
Unrealized gain on available-for-sale securities	—	385
Depreciation	344	343
Other	207	211

Total deferred tax liabilities	1,289	1,559

Net deferred tax asset	$799	$331

The Company has net operating loss carryforwards of approximately $10.8 million generated from December 31, 2007 through December 31, 2013 that are available to reduce total taxable income through the years ending December 31, 2033.

For tax years beginning prior to January 1, 1996, a qualified thrift institution was allowed a bad debt deduction for tax purposes based on a percentage of taxable income or on actual experience. The Bank used the percentage of taxable income method through December 31, 1995.

A deferred tax liability has not been recognized for the tax bad debt base year reserves of the Bank. The base year reserves are the balance of reserves as of December 31, 1987. At December 31, 2013 and 2012, the amount of those reserves was approximately $60. The amount of the unrecognized deferred tax liability at December 31, 2013 and 2012 was approximately $20.

E-99

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 10 – Off-Balance Sheet Risk Commitments and Contingencies

The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. These financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statement of financial condition.

The Bank’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

The following financial instruments were outstanding whose contract amounts represent credit risk:

	December 31
	2013	2012

Commitments to grant loans	$5,936	$9,498
Unfunded commitments under lines of credit	12,940	13,074
Commercial and standby letters of credit	59	4

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines, and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. In most cases, these lines of credit are collateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

Commercial and standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily used to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. Fees earned on commercial and standby letters of credit are required to be deferred over the contractual life of the letter of credit. The Company determined that the fair value of guarantees on standby letters of credit has an immaterial effect on the financial results at December 31, 2013 and 2012.

E-100

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 10 - Off Balance Sheet Risk Commitments and Contingencies (Continued)

To reduce credit risk related to the use of credit-related financial instruments, the Company generally holds collateral supporting those commitments if deemed necessary. The amount and nature of the collateral obtained is based on the Company’s credit evaluation of the customer. Collateral held varies, but may include cash, securities, accounts receivable, inventory, property, plant, equipment, and real estate.

If the counterparty does not have the right and ability to redeem the collateral or the Company is permitted to sell or repledge the collateral on short notice, the Company records the collateral in its balance sheet at fair value with a corresponding obligation to return it.

Various legal claims also arise from time to time in the normal course of business, which, in the opinion of management, will have no material effect on the Company’s financial statements.

Note 11 - Stockholders’ Equity

Payment of dividends on the common stock is subject to determination and declaration by the Board of Directors and depends on a number of factors, including capital requirements, regulatory limitation on payment of dividends, the Bank’s results of operations and financial condition, tax considerations, and general economic conditions.

The Bank is subject to various regulatory capital requirements which were administered by the Office of Thrift Supervision (OTS) until July 21, 2011. Effective that date, supervisory responsibility for federal savings associations was transferred to the Office of the Comptroller of the Currency (OCC). Failure to meet certain capital requirements can initiate certain mandatory and possibly additional discretionary action by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators regarding components, risk-weightings, and other factors.

E-101

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 11 - Stockholders’ Equity (Continued)

During the most recent regulatory examination, the OCC categorized the Bank as “well-capitalized” per definition of 12 CFR Section 565.4(b)(1). To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, tier 1 risk based, and tangible equity ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s categorization. Consolidated data has not been disclosed as the amounts and ratios are not significantly different.

	Actual		For Capital Adequacy Purposes		To be Categorized as Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in Thousands)

December 31, 2013
Total capital (to risk-weighted assets)	$24,033	17.9%	$10,748	8.0%	$13,436	10.0%
Tier 1 capital (to risk-weighted assets)	$22,563	16.8%	$5,374	4.0%	$8,061	6.0%
Tangible capital (to tangible assets)	$22,563	10.8%	$3,137	1.5%	$4,183	2.0%

December 31, 2012
Total capital (to risk-weighted assets)	$23,723	17.4%	$10,930	8.0%	$13,663	10.0%
Tier 1 capital (to risk-weighted assets)	$22,015	16.1%	$5,465	4.0%	$8,198	6.0%
Tangible capital (to tangible assets)	$22,015	10.3%	$3,197	1.5%	$4,263	2.0%

Note 12 - Employee Benefit Plans

Defined Benefit Pension Plan

The Bank is a participant in the multiemployer Financial Institutions Retirement Fund (FIRF or the “Plan”), which covers substantially all of its officers and employees. The defined benefit plan covers all employees who have completed one year of service, attained age 21, and worked at least 1,000 hours during the year. Normal retirement age is 65, with reduced benefits available at age 55. The Bank’s contributions are determined by FIRF and generally represent the normal cost of the Plan. Specific Plan assets and accumulated benefit information for the Bank’s portion of the Plan are not available. Under the Employee Retirement Income Security Act of 1974 (ERISA), a contributor to a multiemployer pension plan may be liable in the event of complete or partial withdrawal for the benefit payments guaranteed under ERISA. Effective July 1, 2005 the plan was frozen as to current participants and any new employees hired after July 1, 2004 were excluded from the plan. The expense of the Plan allocated to the Bank was $72 and $87 for the years ended December 31, 2013 and 2012, respectively.

E-102

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 12 - Employee Benefit Plans (Continued)

401(k) Savings Plan

The Bank has a 401(k) savings plan covering substantially all of its employees who meet certain age and service requirements. Contributions to the plan by the Bank are discretionary in nature in such amounts determined by the Board of Directors. The expense under the plan for the years ended December 31, 2013 and 2012 was $89 and $94, respectively.

Nonqualified Deferred Compensation Plan

The Bank has a nonqualified deferred compensation plan for certain of its directors. Through 1998, each eligible director could voluntarily defer all or part of his or her director’s fees to participate in the program. The plan is currently unfunded and amounts deferred are unsecured and remain subject to claims of the Bank’s general creditors.

Directors are paid once they reach normal retirement age or sooner for reason of death, total disability, or termination. The Bank may terminate the plan at any time. The amount recorded under the plan totaled approximately $801 and $807 at December 31, 2013 and 2012, respectively. The expense under the plan for the years ended December 31, 2013 and 2012 was $78 and $71, respectively.

Employee Stock Ownership Plan

Effective January 1, 1994, the Bank implemented an employee stock ownership plan (ESOP). The ESOP covers substantially all employees who have completed one year of service, attained age 21, and worked at least 1,000 hours during the year. To fund the ESOP, the Bank borrowed $480 from an outside party to purchase 48,000 shares of the Company’s common stock at $10 per share. The ESOP note was payable quarterly with interest at the prime rate and was retired in 1999. All of the 1994 shares were allocated as of December 31, 1999. Compensation expense is measured by the fair value of ESOP shares allocated to participants during a fiscal year.

Pursuant to the 2005 second-step conversion and stock offering, the shareholders of the Company approved the purchase of 8% of shares sold in the stock offering by the ESOP.
E-103

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 12 - Employee Benefit Plans (Continued)

The Company provided a loan to the ESOP, which was used to purchase 138,709 shares of the Company’s common stock in the stock offering at $10 per share. The loan bore interest at a rate equal to the current prime rate, adjustable on January 1 of each year and provided for repayment of principal over the 15 year term of the loan. Since the Company provided the loan to the ESOP, the note receivable was not included in the Company’s balance sheet. Accordingly, the Company did not recognize interest income on the loan.

The Company made annual contributions to the ESOP sufficient to support the debt service of the loan. The loan was secured by the shares purchased, which were held in a suspense account for allocation among the participants as the loan is paid. Dividends paid on unallocated shares were not considered dividends for financial reporting purposes and were used to pay principal and interest on the ESOP loan. Dividends on allocated shares are charged to retained earnings.

The loan was paid in full as of December 31, 2009.

Compensation expense is recognized for the ESOP equal to the average fair value of shares committed to be released for allocation to participant accounts. Any difference between the average fair value of shares committed to be released for allocation and the ESOP’s original acquisition cost is charged or credited to stockholders’ equity (additional paid-in capital). During the years ended December 31, 2013 and 2012, respectively, 2,793 and 13,687 shares were sold into the open market and 0 and 15 shares were purchased from the open market. Total compensation expense was $0 for both the years ended December 31, 2013 and 2012.

Shares held by the ESOP include the following:

	December 31
	2013	2012

Allocated	116,465	121,608
Unallocated	—	—
Total	116,465	121,608

E-104

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements December 31, 2013 & 2012 (000s omitted, except per share data)

Note 12 - Employee Benefit Plans (Continued)

There were 1,.350 and 3,065 shares distributed to ESOP participants in 2013 and 2012, respectively.

Stock-Based Compensation Plans

The Company’s 1996 Stock Option Plan (the “1996 Plan”), which was approved by shareholders, permits the grant of stock options to its directors and employees for up to 127,491 shares of common stock (retroactively adjusted for the exchange ratio applied in the Company’s 2005 stock offering and related second-step conversion). The Company’s 2006 Stock-Based Incentive Plan (the “2006 Plan”), which was approved by the shareholders on May 17, 2006, permits the award of up to 242,740 shares of common stock of which the maximum number to be granted as Stock Options is 173,386 and the maximum that can be granted as Restricted Stock Awards is 69,354. Option awards are granted with an exercise price equal to the market price of the Company’s stock at the date of grant; those option awards generally vest based on five years of continual service and have ten year contractual terms. Certain options provide for accelerated vesting if there is a change in control (as defined in the Plans). Shares issued under the Plan and exercised pursuant to the exercise of the stock option plan may be either authorized but unissued shares or reacquired shares held by the Company as treasury stock.

Stock Options - A summary of option activity under the Plans during the years ended December 31, 2013 and 2012 is presented below:

E-105

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 12 - Employee Benefit Plans (Continued)

Options	Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value

Outstanding at January 1, 2012	182,682	$9.47	4.30	—

Granted	—	$0.00

Exercised	—	$0.00

Forfeited or Expired	(15,062)	$8.81

Outstanding at December 31, 2012	167,620	$9.53	3.38	—

Granted	—	$0.00

Exercised	—	$0.00

Forfeited or expired	(17,590)	$9.60

Oustanding at December 31, 2013	150,030	$9.52	2.40	—

Options Exercisable at December 31, 2013	150,030	$9.52	2.40	—

There were 54,656 shares available for future granting of options as of December 31, 2013.

The aggregate intrinsic value of outstanding options shown in the table above represents the total pretax intrinsic value (i.e. the difference between the Company’s closing stock price of $5.40 on December 31, 2013 and the exercise price times the number of shares) that would have been received by the option holder had all option holders exercised their options on December 31, 2013. The amount changes based on the fair market value of the stock. This value was $0.00 at both December 31, 2013 and 2012. The exercise prices for the stock options range from $7.60 to $9.65 per share.

As of December 31, 2013, the total compensation cost of the Plans were fully recognized. The total fair value of shares vested during the year ended December 31, 2013 and 2012 was $0 and $4, respectively. Compensation expense for 2013 and 2012 related to options granted under this plan was $0 and $1, respectively.

All stock options were fully vested at December 31, 2013 and 2012, respectively.

Restricted Stock Awards – The Company did not grant any award shares during the years ended December 31, 2013 and 2012. Compensation expense for 2013 and 2012 related to awards granted under this plan was $0 and $1, respectively.
E-106

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 12 - Employee Benefit Plans (Continued)

The shares vest over a five year service period. As of December 31, 2013, the total compensation cost of the Plan was fully recognized. In addition, there were no restricted stock awards under the plan that were unvested at December 31, 2013 and 2012, respectively.

There were 5,304 shares available for future grants of award shares at December 31, 2013.

Note 13 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following tables present information about the Company’s assets measured at fair value on a recurring basis at December 31, 2013 and 2012 and the valuation techniques used by the Company to determine those fair values.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

E-107

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 13 - Fair Value Measurements (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2013

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2013

Investment securities - available-for-sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	$7,042	$—	$7,042
Municipal notes	—	13,609	—	13,609
Corporate securities	—	1,097		1,097
Mortgage-backed securities	—	28,603	—	28,603
Equity securities	—	7	—	7

Total investment securities - available-for-sale	$—	$50,358	$—	$50,358

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2012

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2012

Investment securities - available-for-sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	$9,247	$—	$9,247
Municipal notes	—	10,758	—	10,758
Corporate securities	—	1,150		1,150
Mortgage-backed securities	—	29,608	—	29,608
Equity securities	—	1	—	1

Total investment securities - available-for-sale	$—	$50,764	$—	$50,764

Fair value measurements of U.S. Government agencies and mortgage backed securities use pricing models that vary and may consider various assumptions, including time value, yield curves, volatility factors, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures.

There were no transfers between Levels 1 and 2 of the fair value hierarchy during the years ended December 31, 2013 and 2012. For the available for sale securities, the Company obtains fair value measurements from an independent third-party service.
E-108

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 13 - Fair Value Measurements (Continued)

The Company also has assets that under certain conditions are subject to measurement at fair value on a nonrecurring basis. These assets include impaired loans (see Note 3) and other real estate owned.

The change in fair value of impaired loans is recorded through the allowance for loan losses. The Company estimates the fair value of impaired loans based on Level 3 inputs which include the present value of expected future cash flows using management’s best estimate of key assumptions. These assumptions include future payment ability, timing of payment streams, and estimated realizable values of available collateral (typically based on outside appraisals).

Other real estate owned assets are reported in the following table at initial recognition of impairment and on an ongoing basis until recovery or charge-off. At the time of foreclosure or repossession, real estate owned and repossessed assets are adjusted to fair value less estimated costs to sell, establishing a new cost basis. At that time, they are reported in the Company’s fair value disclosures in the following nonrecurring tables:

Assets Measured at Fair Value on a Nonrecurring Basis at December 31, 2013

	Balance at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans accounted for under FASB ASC 310-10	$5,352	$—	$—	$5,352

Other real estate owned - residential mortgages	$285	$—	$—	$285

Other real estate owned - commercial	$472	$—	$—	$472

Other repossessed assets	$1,023	$—	$—	$1,023

Total assets at fair value on a non-recurring basis				$7,132

E-109

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 13 - Fair Value Measurements (Continued)

Assets Measured at Fair Value on a Nonrecurring Basis at December 31, 2012

	Balance at December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans accounted for under FASB ASC 310-10	$6,835	$—	$—	$6,835

Other real estate owned - residential mortgages	$947	$—	$—	$947

Other real estate owned - commercial	$319	$—	$—	$319

Other repossessed assets	$1,121	$—	$—	$1,121

Total assets at fair value on a non-recurring basis				$9,222

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents - The carrying amounts of cash and short-term instruments approximate fair values.

Securities - Fair values of securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Loans Receivable - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

E-110

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 13 - Fair Value Measurements (Continued)

Federal Home Loan Bank Stock - The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Deposit Liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances - The estimated fair value of the fixed and variable rate Federal Home Loan Bank advances are estimated by discounting the related cash flows using the rates currently available for similarly structured borrowings with similar maturities.

REPO Sweep Accounts - The fair values disclosed for REPO Sweeps are equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).

Accrued Interest - The carrying amounts of accrued interest approximate fair value.

Other Financial Instruments - The fair value of other financial instruments, including loan commitments and unfunded letters of credit, based on discounted cash flow analyses, is not material.

E-111

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 13 - Fair Value Measurements (Continued)

The estimated fair values and related carrying amounts of the Company’s financial instruments as of December 31, 2013 and 2012 are as follows:

December 31, 2013	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(dollars in thousands)
Financial assets:
Cash and cash equivalents	$2,766	$2,766	$—	$—	$2,766
Securities available for sale	50,358	—	50,358	—	50,358
Securities held to maturity	2,255	—	2,400	—	2,400
Loans held for sale	175			178	178
Loans receivable - net	136,315	—	—	135,172	135,172
Federal Home Loan Bank stock	3,266	—	3,266	—	3,266
Accrued interest receivable	745	—	—	745	745

Financial liabilities:
Customer deposits	160,029	—	160,784	—	160,784
Federal Home Loan Bank advances	24,813	—	24,458	—	24,458
Accrued interest payable	89	—	—	89	89

December 31, 2012	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(dollars in thousands)

Financial assets:
Cash and cash equivalents	$2,752	$2,752	$—	$—	$2,752
Securities available for sale	50,764	—	$50,764	—	50,764
Securities held to maturity	2,345	—	2,570	—	2,570
Loans held for sale	79	—	—	84	84
Loans receivable - net	138,912	—	—	140,877	140,877
Federal Home Loan Bank stock	3,266	—	3,266	—	3,266
Accrued interest receivable	970		—	970	970
Financial liabilities:

Customer deposits	158,350	—	159,335	—	159,335
Federal Home Loan Bank advances	26,358	—	26,493	—	26,493
REPO sweep accounts	3,183	—	3,183	—	3,183
Accrued interest payable	100	—	—	100	100
Note 14 - Restrictions on Dividends

Dividends paid by the Bank are the primary source of funds available to the Company for payment of dividends to shareholders and for other working capital needs. The payment of dividends by the Bank to the Company is subject to restrictions by the Office of the Comptroller of Currency (OCC). These restrictions generally limit dividends to the current and prior two years’ retained earnings. In addition to these restrictions, as a practical matter, dividend payments cannot reduce regulatory capital levels below the Bank’s regulatory capital requirements and minimum regulatory guidelines. Future dividend payments by the Company will be based on future earnings and the approval of the OCC.

E-112

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 15 - Parent-Only Financial Statements

The following represents the condensed financial statements of First Federal of Northern Michigan Bancorp, Inc. (“Parent”) only. The Parent-only financial information should be read in conjunction with the Company’s consolidated financial statements.

Condensed parent company financial statements, which include transactions with the subsidiary, are as follows:

Balance Sheets:
	December 31
	2013	2012

Assets

Cash at subsidiary bank	$510	$817
Investment in subsidiary	22,701	23,304
Deferred tax asset	318	318
Other assets	1	—

Total assets	$23,530	$24,439

Liabilities and Stockholders’ Equity

Liabilities	$5	$4
Stockholders’ equity	23,525	24,435

Total liabilities and stockholders’ equity	$23,530	$24,439

E-113

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 15 - Parent-Only Financial Statements (Continued)

Statements of Operations:

	December 31
	2013	2012

Operating income	$—	$—

Dividend income	—	500
Operating expense	(249)	(205)

Income (Loss) before income taxes and equity in undistributed net income of subsidiary bank	(249)	295

Income tax benefit	—	—

Income (Loss) before equity in undistributed loss of subsidiary bank	(249)	295

Equity in undistributed net income (loss) of subsidiary bank	304	(509)

Net income (loss)	$55	$(214)

Statements of Cash Flows:

	December 31
	2013	2012

Cash Flows from Operating Activities
Net income (loss)	$55	$(214)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock options/awards	—	2
Equity in undistributed net (income) loss of subsidiary bank	(304)	509
Net change in other liabilities	1	4
Net change in other assets	(1)	—

Cash Flows from Financing Activities
Dividends paid	(58)	—

Net cash provided by (used in) operating activities	(362)	515

Net (Decrease) Increase in Cash	(307)	301

Cash - Beginning of year	817	516

Cash - End of year	$510	$817

E-114

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 16 - Quarterly Results of Operations (Unaudited)

The following tables summarize the Company’s quarterly results for the fiscal years ended December 31, 2013 and 2012:

	For the Three-Month Period Ending
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
Interest income	$2,085	$2,095	$2,065	$2,074
Interest expense	321	285	274	270
Net interest income	1,764	1,810	1,791	1,804
Provision for loan losses	144	196	32	265
Other income	440	465	459	401
Other expenses	1,992	2,082	2,036	2,132
Income (Loss) - before income tax expense (benefit)	68	(3)	182	(192)
Income tax (benefit) expense	—	—	—	—
Net income (loss)	$68	$(3)	$182	$(192)

Net income (loss) per share
Basic	$0.02	$(0.00)	$0.06	$(0.07)
Diluted	$0.02	$(0.00)	$0.06	$(0.07)

Weighted average number of shares outstanding - basic and dilutive	2,884	2,884	2,884	2,884
Cash dividends declared per common share	$—	$—	$—	$0.020

	For the Three-Month Period Ending
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
Interest income	$2,409	$2,352	$2,313	$2,169
Interest expense	464	427	394	369
Net interest income	1,945	1,925	1,919	1,800
Provision for loan losses	376	578	234	179
Other income	447	390	802	637
Other expenses	2,301	2,143	2,077	2,191
Income - before income tax expense (benefit)	(285)	(406)	410	67
Income tax expense	(886)	(136)	137	885
Net income	$601	$(270)	$273	$(818)

Net income per share
Basic	$0.21	$(0.09)	$0.09	$(0.28)
Diluted	$0.21	$(0.09)	$0.09	$(0.28)

Weighted average number of shares outstanding - basic and dilutive	2,884	2,884	2,884	2,884
Cash dividends declared per common share	$—	$—	$—	$—

E-115

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2013 & 2012
(000s omitted, except per share data)

Note 17 – Subsequent Events

On January 23, 2014, First Federal of Northern Michigan Bancorp, Inc. (“First Federal Bancorp”) and Alpena Banking Corporation, jointly announced the execution of an agreement and plan of merger that provides for the integration of the two companies and their subsidiary community banking institutions. In connection with the all-stock transaction, which is based upon the pro rata tangible equity contribution of each company as of September 30, 2013, each share of common stock of Alpena Banking Corporation will be converted into the right to receive 1.549 shares of First Federal Bancorp common stock. The merger is subject to customary closing conditions, including approval by the shareholders of First Federal Bancorp and the shareholders of Alpena Banking Corporation and applicable banking regulatory authorities. It is anticipated the transaction will close late in the second quarter of 2014 or in the third quarter of 2014.

E-116

EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

E-117

EXHIBIT 21

Subsidiaries of the Registrant

Parent Company	Subsidiary Companies	State of Incorporation

First Federal of Northern Michigan Bancorp, Inc.	First Federal of Northern Michigan	Federal
First Federal of Northern Michigan	Financial Services and Mortgage Corporation	Michigan
First Federal of Northern Michigan	FFNM Agency, Inc	Michigan

E-118

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

E-119

EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company’s 1996 Stock Option Plan and 1996 Recognition and Retention Plan (Registration No. 333-83198) of our report dated March 18, 2014 relating to the consolidated financial statements of First Federal of Northern Michigan Bancorp, Inc. as of December 31, 2013 which appear in this Form 10-K of First Federal of Northern Michigan Bancorp, Inc. for the year ended December 31, 2013.

Plante & Moran, PLLC

Auburn Hills, Michigan
March 18, 2014

E-120

Exhibit 31.1

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
FORM 10-K

Year Ended December 31, 2013

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael W. Mahler, certify that:

(1)	I have reviewed this annual report on Form 10-K of First Federal of Northern Michigan Bancorp, Inc.;

(2)	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

(3)	Based on my knowledge, the financial statements and other financial information included in this annual report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

(4)	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

	a)	Designed such disclosure controls and procedures, or caused such disclosure controls procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

	b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

	c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over reporting; and

(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

	a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

March 19, 2014	/s/ Michael W. Mahler
Date	Michael W. Mahler

E-121

Exhibit 31.2

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

FORM 10-K

Year Ended December 31, 2013

Certification of VP- Director of Financial Reporting & Accounting

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Eileen M. Budnick, certify that:

(1)	I have reviewed this annual report on Form 10-K of First Federal of Northern Michigan Bancorp, Inc.;

(2)	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

(3)	Based on my knowledge, the financial statements and other financial information included in this annual report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

(4)	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

	a)	Designed such disclosure controls and procedures, or caused such disclosure controls procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

	b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

	c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

	d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over reporting; and

(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

	a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

	b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

March 19, 2014	/s/ Eileen M. Budnick
Date	Eileen M. Budnick
VP- Director of Financial Reporting & Accounting,
Treasurer, and Corporate Secretary

E-122

EXHIBIT 32.1

STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Michael W. Mahler, is the Chief Executive Officer of First Federal of Northern Michigan Bancorp, Inc. (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”).

By execution of this statement, I certify that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

March 19, 2014	/s/ Michael W. Mahler
Dated	Michael W. Mahler

E-123

EXHIBIT 32.2

STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

The undersigned, Eileen M. Budnick, is the VP- Director of Financial Reporting & Accounting of First Federal of Northern Michigan Bancorp, Inc. (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Report”).

By execution of this statement, I certify that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

March 19, 2014	/s/ Eileen M. Budnick
Dated	Eileen M. Budnick

E-124

Appendix F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2014

OR

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from ____________ to ____________

Commission File Number 000-31957

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	32-0135202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 S. Second Avenue, Alpena, Michigan	49707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (989) 356-9041

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.

Common Stock, Par Value $0.01	Outstanding at May 13, 2014
(Title of Class)	2,884,049 shares

F-1

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

FORM 10-Q

Quarter Ended March 31, 2014

When used in this Form 10-Q or future filings by First Federal of Northern Michigan Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”), in the Company’s press releases or other public or stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit and other risks of lending and investment activities and competitive and regulatory factors, could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from those anticipated or projected.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

F-2

PART I - FINANCIAL INFORMATION

ITEM 1 - FINANCIAL STATEMENTS

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents:
Cash on hand and due from banks	$2,868,380	$2,760,010
Overnight deposits with FHLB	278,575	5,823
Total cash and cash equivalents	3,146,955	2,765,833
Securities available for sale	56,442,499	50,358,175
Securities held to maturity	2,255,000	2,255,000
Loans held for sale	235,500	175,400
Loans receivable, net of allowance for loan losses of $1,458,130 and $1,471,622 as of March 31, 2014 and December 31, 2013, respectively	135,326,174	136,314,964
Foreclosed real estate and other repossessed assets	1,938,058	1,780,058
Federal Home Loan Bank stock, at cost	3,266,100	3,266,100
Premises and equipment	5,159,558	5,203,301
Accrued interest receivable	828,205	744,730
Intangible assets	10,087	39,732
Deferred tax asset	657,705	798,163
Originated mortgage servicing rights	812,421	860,024
Bank owned life insurance	4,638,674	4,610,070
Other assets	549,713	485,234

Total assets	$215,266,649	$209,656,784

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$165,719,953	$160,029,115
Advances from borrowers for taxes and insurance	321,427	151,254
Advances from Federal Home Loan Bank	24,232,904	24,813,409
Accrued expenses and other liabilities	1,031,238	1,138,324

Total liabilities	191,305,522	186,132,102

Stockholders’ equity:
Common stock ($0.01 par value 20,000,000 shares authorized 3,191,799 shares issued)	31,918	31,918
Additional paid-in capital	23,853,891	23,853,891
Retained earnings	2,927,034	2,763,242
Treasury stock at cost (307,750 shares)	(2,963,918)	(2,963,918)
Accumulated other comprehensive income (loss)	112,202	(160,451)
Total stockholders’ equity	23,961,127	23,524,682

Total liabilities and stockholders’ equity	$215,266,649	$209,656,784

See accompanying notes to consolidated financial statements.

F-3

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Consolidated Statement of Income and Comprehensive Income

	For the Three Months
	Ended March 31,
	2014	2013
	(Unaudited)
Interest income:
Interest and fees on loans	$1,710,414	$1,816,613
Interest and dividends on investments
Taxable	150,676	115,329
Tax-exempt	41,456	37,695
Interest on mortgage-backed securities	142,294	115,371
Total interest income	2,044,840	2,085,008

Interest expense:
Interest on deposits	186,527	221,902
Interest on borrowings	62,766	99,441
Total interest expense	249,293	321,343

Net interest income	1,795,547	1,763,665
Provision for loan losses	15,765	144,074
Net interest income after provision for loan losses	1,779,782	1,619,591

Non-interest income:
Service charges and other fees	181,092	192,440
Mortgage banking activities	95,838	170,432
Net income (loss) on sale of premises and equipment, real estate owned and other repossessed assets	(4,813)	6,479
Other	64,118	70,992
Total non-interest income	336,235	440,343

Non-interest expense:
Compensation and employee benefits	1,109,043	1,159,257
FDIC Insurance Premiums	45,544	45,699
Advertising	27,635	38,919
Occupancy	236,375	233,446
Amortization of intangible assets	29,646	29,646
Service bureau charges	62,386	77,494
Professional services	129,258	72,863
Collection activity	18,205	42,173
Real estate owned & other repossessed assets	16,949	33,266
Other	219,503	259,527
Total non-interest expense	1,894,544	1,992,290

Income before income tax expense	221,473	67,644
Income tax expense	—	—

Net Income	221,473	67,644

Other Comprehensive Income (Loss):
Unrealized (loss) gain on investment securities - available for sale securities - net of tax	$272,653	$(99,797)
Reclassification adjustment for gains realized in earnings - net of tax	—	—

Comprehensive Income (Loss)	$494,126	$(32,153)

Per share data:
Net Income per share
Basic	$0.08	$0.02
Diluted	$0.08	$0.02

Weighted average number of shares outstanding
Basic	2,884,049	2,884,049
Including dilutive stock options	2,884,049	2,884,049
Dividends per common share	$0.02	$—

See accompanying notes to consolidated financial statements.

F-4

First Federal of Northern Michigan Bancorp Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

					Accumulated
			Additional		Other
	Common	Treasury	Paid-in	Retained	Comprehensive
	Stock	Stock	Capital	Earnings	Income	Total

Balance at December 31, 2013	31,918	(2,963,918)	23,853,891	2,763,242	(160,451)	23,524,682

Net income	—	—	—	221,473	—	221,473

Change in unrealized gain on available-for-sale securities (net of tax of $140,458)	—	—	—	—	272,653	272,653

Dividends declared	—	—	—	(57,681)	—	(57,681)

Balance at March 31, 2014	31,918	(2,963,918)	23,853,891	2,927,034	112,202	23,961,127

See accompanying notes to consolidated financial statements.

F-5

First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For Three Months Ended
	March 31,
	2014	2013
	(Unaudited)
Cash Flows from Operating Activities:
Net income	$221,473	$67,644
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	101,720	100,605
Provision for loan loss	15,765	144,074
Amortization and accretion on securities	97,569	152,447
Gain on sale of loans held for sale	(41,739)	(70,471)
Originations of loans held for sale	(2,524,403)	(4,427,961)
Proceeds from sale of loans held for sale	2,506,042	4,462,144
Gain on sale of fixed assets	(1,725)	—
(Gain) loss on sale of real estate owned and other repossessed assets	6,538	(6,479)
Net change in:
Accrued interest receivable	(83,475)	(63,960)
Other assets	(16,876)	76,000
Prepaid FDIC insurance premiums	—	42,573
Bank owned life insurance	(28,604)	(33,079)
Accrued expenses and other liabilities	(107,086)	(129,826)
Net cash provided by operating activities	145,199	313,711

Cash Flows from Investing Activities:
Net decrease in loans	728,025	975,988
Proceeds from maturies and calls of available-for-sale securities	2,336,150	3,990,226
Proceeds from sale of real estate and other repossessed assets	80,462	196,645
Proceeds from sale of property and equipment	1,725	—
Purchase of securities	(8,104,932)	(5,433,778)
Purchase of premises and equipment	(28,332)	—
Net cash used in investing activities	(4,986,902)	(270,919)

Cash Flows from Financing Activities:
Dividends paid on common stock	(57,681)	—
Net (decrease) increase in deposits	5,690,838	(172,334)
Net increase in Repo Sweep accounts	—	682,630
Net increase in advances from borrowers	170,173	171,815
Advances from Federal Home Loan Bank	6,980,000	13,930,000
Repayments of Federal Home Loan Bank advances	(7,560,505)	(15,425,077)
Net cash provided by (used in) financing activities	5,222,825	(812,966)

Net decrease in cash and cash equivalents	381,122	(770,174)
Cash and cash equivalents at beginning of period	2,765,833	2,751,810
Cash and cash equivalents at end of period	$3,146,955	$1,981,636

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$251,505	$332,503
Transfers of loans to foreclosed real estate and repossessed assets	245,000	208,000

See accompanying notes to consolidated financial statements.

F-6

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1— BASIS OF FINANCIAL STATEMENT PRESENTATION

The accompanying unaudited condensed consolidated interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and with the instructions to Form 10-Q. Accordingly, certain information and disclosures required by accounting principles generally accepted in the United States of America for complete financial statements are not included herein. The interim financial statements should be read in conjunction with the financial statements of First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries and the notes thereto included in the Company’s annual report on Form 10-K for the year ended December, 31, 2013.

All adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary for a fair presentation of financial position, results of operations and cash flows, have been made. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.

Note 2— PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of First Federal of Northern Michigan Bancorp, Inc., First Federal of Northern Michigan, and the Bank’s wholly owned subsidiaries, Financial Services & Mortgage Corporation (“FSMC”) and FFNM Agency, Inc. FSMC invests in real estate, which includes leasing, selling, developing, and maintaining real estate properties. The main activity of FFNM Agency is to collect the stream of income associated with the sale of the Blue Cross/Blue Shield override to the Grotenhuis Group (as discussed further below). All significant intercompany balances and transactions have been eliminated in the consolidation.

Note 3— PROPOSED BUSINESS COMBINATION

On January 23, 2014, the Company entered into a definitive merger agreement with Alpena Banking Corporation, the Michigan corporation and the bank holding company for Bank of Alpena. Under the terms of the merger agreement, each share of Alpena Banking Corporation will be converted into 1.549 shares of the Company’s common stock. As of March 31, 2014, Bank of Alpena operated one office in Alpena, Michigan and had assets of $69.9 million, deposits of $62.7 million, other liabilities of $269,000 and stockholders’ equity of $7.0 million. The merger agreement has been approved by the boards of directors of each company and is subject to the approvals of shareholders of the Company and of Alpena Banking Corporation, for which each company will hold a special meeting of shareholders, expected, in the third quarter of 2014. The merger is also subject to the requisite regulatory approvals and other customary closing conditions. As the merger has not been completed, the transaction is not reflected in the balance sheet or results of operation for the periods presented in this document.

F-7

Note 4—SECURITIES

Investment securities have been classified according to management’s intent. The carrying value and estimated fair value of securities are as follows:

	March 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Market Value
	(in thousands)
Securities Available for Sale
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$10,345	$34	$(94)	10,285
Municipal obligations	14,568	258	(181)	14,645
Corporate bonds & other obligations	1,072	10	—	1,082
Mortgage-backed securities	30,284	343	(207)	30,420
Equity securities	3	7	—	10

Total	$56,272	$652	$(482)	$56,442

Securities Held to Maturity
Municipal obligations	$2,255	$140	$—	$2,395

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized (Losses)	Market Value
	(in thousands)
Securities Available for Sale
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$7,111	$36	$(105)	7,042
Municipal obligations	13,694	216	(301)	13,609
Corporate bonds & other obligations	1,085	12	—	1,097
Mortgage-backed securities	28,708	279	(384)	28,603
Equity securities	3	4	—	7

Total	$50,601	$547	$(790)	$50,358

Securities Held to Maturity
Municipal obligations	$2,255	$145	$—	$2,400

The amortized cost and estimated market value of securities at March 31, 2014, by contract maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Securities with no specified maturity date are separately stated.

	March 31, 2014
	Amortized Cost	Market Value
	(in thousands)
Available For Sale:
Due in one year or less	$2,401	$2,414
Due after one year through five years	15,508	15,585
Due in five year through ten years	6,841	6,705
Due after ten years	1,235	1,308

Subtotal	25,985	26,012

Equity securities	3	10
Mortgage-backed securities	30,284	30,420

Total	$56,272	$56,442

Held To Maturity:
Due in one year or less	$90	$91
Due after one year through five years	490	512
Due in five year through ten years	700	749
Due after ten years	975	1,043

Total	$2,255	$2,395

F-8

At March 31, 2014 and December, 31, 2013, securities with a carrying value and fair value of $34,122,000 and $36,000,000, respectively, were pledged to secure our REPO sweep accounts, FHLB advances and our line of credit at the Federal Reserve.

There were no security sales in either the three months ended March 31, 2014 or 2013.

The following is a summary of temporarily impaired investments that have been impaired for less than and more than twelve months as of March 31, 2014 and December, 31, 2013:

	March 31, 2014
		Gross Unrealized Losses		Gross Unrealized Losses
	Fair Value	<12 months	Fair Value	> 12 months
	(in thousands)
Available For Sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$2,236	$(13)	$918	$(81)
Municipal obligations	6,014	(134)	1,220	(47)
Mortgage-backed securities	10,391	(158)	2,404	(49)
Equity securities	—	—	—	—

Total	$18,641	$(305)	$4,542	$(177)

Held to Maturity:
Municipal obligations	$—	$—	$—	$—

	December 31, 2013
		Gross Unrealized Losses		Gross Unrealized Losses
	Fair Value	<12 months	Fair Value	> 12 months
	(in thousands)
Available For Sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	$—	$894	$(105)
Municipal obligations	7,902	(243)	1,668	(58)
Mortgage-backed securities	14,471	(334)	2,052	(50)
Equity securities	—	—	—	—

Total	$22,373	$(577)	$4,614	$(213)

The Company held 33 securities with unrealized losses totaling $482,000 and 39 securities with unrealized losses totaling $790,000 at March 31, 2014 and December 31, 2013, respectively. The unrealized losses on the securities held in the portfolio are not considered other than temporary and have not been recognized into income. This decision is based on the Company’s ability and intent to hold any potentially impaired security until maturity. The performance of the security is based on the contractual terms of the agreement, the extent of the impairment and the financial condition and credit quality of the issuer. The decline in market value is considered temporary and a result of changes in interest rates and other market variables.

F-9

Note 5—LOANS AND ALLOWANCE FOR LOAN LOSSES

The following table sets forth the composition of our loan portfolio by loan type at the dates indicated.

	At March 31,	At December 31,
	2014	2013
	(in thousands)
Real estate loans:
Residential mortgage	$63,576	$63,839

Commercial loans:
Construction - real estate	173	173
Secured by real estate	51,382	51,726
Other	12,252	12,451
Total commercial loans	63,807	64,350

Consumer loans:
Secured by real estate	8,490	8,730
Other	1,171	1,165

Total consumer loans	9,661	9,895
Total gross loans	$137,044	$138,084
Less:
Net deferred loan fees	(260)	(297)
Allowance for loan losses	(1,458)	(1,472)

Total loans, net	$135,326	$136,315

The following table illustrates the contractual aging of the recorded investment in past due loans by class of loans as of March 31, 2014 and December, 31, 2013:

As of March 31, 2014
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
	(dollars in thousands)

Commercial Real Estate:
Commercial Real Estate - construction	$—	$—	$173	$173	$—	$173	$—
Commercial Real Estate - other	2,203	12	1,441	3,656	47,726	51,382	—
Commercial - non real estate	18	—	—	18	12,234	12,252	—

Consumer:
Consumer - Real Estate	83	2	—	85	8,405	8,490	—
Consumer - Other	6	—	—	6	1,165	1,171	—

Residential:
Residential	1,304	—	159	1,463	62,113	63,576	—
Total	$3,614	$14	$1,773	$5,401	$131,643	$137,044	$—

As of December 31, 2013
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater than 90 Days Past Due	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
	(dollars in thousands)

Commercial Real Estate:
Commercial Real Estate - construction	$—	$—	$173	$173	$—	$173	$—
Commercial Real Estate - other	—	521	1,441	1,962	49,764	51,726	—
Commercial - non real estate	33	20	—	53	12,398	12,451	—

Consumer:
Consumer - Real Estate	54	55	—	109	8,621	8,730	—
Consumer - Other	—	4	2	6	1,159	1,165	2

Residential:
Residential	1,973	393	353	2,719	61,120	63,839	24
Total	$2,060	$993	$1,969	$5,022	$133,062	$138,084	$26

F-10

The Bank uses an eight tier risk rating system to grade its commercial loans. The grade of a loan may change during the life of the loans. The risk ratings are described as follows:

Risk Grade 1 (Excellent) - Prime loans based on liquid collateral, with adequate margin or supported by strong financial statements. Probability of serious financial deterioration is unlikely. High liquidity, minimum risk, strong ratios, and low handling costs are common to these loans. This classification also includes all loans secured by certificates of deposit or cash equivalents.

Risk Grade 2 (Good) - Desirable loans of somewhat less stature than Grade 1, but with strong financial statements. Probability of serious financial deterioration is unlikely. These loans possess a sound repayment source (and/or a secondary source). These loans represent less than the normal degree of risk associated with the type of financing contemplated.

Risk Grade 3 (Satisfactory) - Satisfactory loans of average risk – may have some minor deficiency or vulnerability to changing economic conditions, but still fully collectible. There may be some minor weakness but with offsetting features or other support readily available. These loans present a normal degree of risk associated with the type of financing. Actual and projected indicators and market conditions provide satisfactory assurance that the credit shall perform in accordance with agreed terms.

Risk Grade 4 (Acceptable) - Loans considered satisfactory, but which are of slightly “below average” credit risk due to financial weaknesses or uncertainty. The loans warrant a somewhat higher than average level of monitoring to insure that weaknesses do not advance. The level of risk is considered acceptable and within normal underwriting guidelines, so long as the loan is given the proper level of management supervision.

Risk Grade 4.5 (Monitored) - Loans are considered “below average” and monitored more closely due to some credit deficiency that poses additional risk but is not considered adverse to the point of being a “classified” credit. Possible reasons for additional monitoring may include characteristics such as temporary negative debt service coverage due to weak economic conditions; borrower may have experienced recent losses from operations, declining equity and/or increasing leverage, or marginal liquidity that may affect long-term sustainability. Loans of this grade have a higher degree of risk and warrant close monitoring to insure against further deterioration.

Risk Grade 5 (Other Assets Especially Mentioned) (OAEM) - Loans which possess some credit deficiency or potential weakness, which deserve close attention, but which do not yet warrant substandard classification. Such loans pose unwarranted financial risk that, if not corrected, could weaken the loan and increase risk in the future.

Risk Grade 6 (Substandard) - Loans are “substandard” whose full, final collectability does not appear to be a matter of serious doubt, but which nevertheless portray some form of well defined weakness that requires close supervision by Bank management. The noted weaknesses involve more than normal banking risk. One or more of the following characteristics may be exhibited in loans classified Substandard: (1) Loans possess a defined credit weakness and the likelihood that the loan shall be paid from the primary source of repayment is uncertain; (2) Loans are not adequately protected by the current net worth and/or paying capacity of the obligor; (3) primary source of repayment is gone, and the Bank is forced to rely on a secondary source of repayment such as collateral liquidation or guarantees; (4) distinct possibility that the Bank shall sustain some loss if deficiencies are not corrected; (5) unusual courses of action are needed to maintain a high probability of repayment; (6) the borrower is not generating enough cash flow to repay loan principal, however, continues to make interest payments; (7) the Bank is forced into a subordinated or unsecured position due to flaws in documentation; (8) loans have been restructured so that payment schedules, terms, and collateral represent concessions to the borrower when compared to normal loan terms; (9) the Bank is contemplating foreclosure or legal action due to the apparent deterioration in the loan; or (10) there is a significant deterioration in the market conditions and the borrower is highly vulnerable to these conditions.

Grade 7 (Doubtful) - Loans have all the weaknesses of those classified Substandard. Additionally, however, these weaknesses make collection or liquidation in full, based on existing conditions, improbable. Loans in this category are typically not performing in conformance with established terms and conditions. Full repayment is considered “Doubtful”, but extent of loss is not currently determinable.

F-11

Risk Grade 8 (Loss) - Loans are considered uncollectible and of such little value, that continuing to carry them as an asset on the Bank’s financial statements is not feasible.

The following table presents the risk category of loans by class of loans based on the most recent analysis performed and the contractual aging as of March 31, 2014 and December, 31, 2013:

As of March 31, 2014
	Commercial Real Estate	Commercial Real Estate
Loan Grade	Construction	Other	Commercial
	(dollars in thousands)
1-2	$—	$—	$—
3	—	16,028	5,831
4	—	22,926	5,761
4.5	—	5,001	481
5	—	4,531	17
6	173	2,896	162
7	—	—	—
8	—	—	—
Total	$173	$51,382	$12,252

As of December 31, 2013
	Commercial Real Estate	Commercial Real Estate
Loan Grade	Construction	Other	Commercial
	(dollars in thousands)
1-2	$—	$—	$—
3	—	16,187	5,602
4	—	24,327	6,528
4.5	—	3,462	171
5	—	4,835	45
6	173	2,915	105
7	—	—	—
8	—	—	—
Total	$173	$51,726	$12,451

For residential real estate and other consumer credit the Company evaluates credit quality based on the aging status of the loan and by payment activity. Loans 60 or more days past due are monitored by the collection committee.

The following tables present the risk category of loans by class based on the most recent analysis performed as of March 31, 2014 and December, 31, 2013.

As of March 31, 2014
	(dollars in thousands)

	Residential

Loan Grade:
Pass	$63,247
Special Mention	—
Substandard	329
Total	$63,576

	Consumer -
	Real Estate	Consumer - Other

Performing	$8,484	$1,171
Nonperforming	6	—
Total	$8,490	$1,171

As of December 31, 2013
	(dollars in thousands)

	Residential

Loan Grade:
Pass	$63,164
Special Mention	—
Substandard	675
Total	$63,839

	Consumer -
	Real Estate	Consumer - Other

Performing	$8,723	$1,163
Nonperforming	7	2
Total	$8,730	$1,165

F-12

The following table presents the recorded investment in non-accrual loans by class as of March 31, 2014 and December, 31, 2013:

	As of
	March 31, 2014	December 31, 2013
	(dollars in thousands)
Commercial Real Estate:
Commercial Real Estate - construction	$173	$173
Commercial Real Estate - other	1,453	1,454
Commercial	—	—

Consumer:
Consumer - real estate	6	7
Consumer - other	—	—

Residential:
Residential	329	651

Total	$1,961	$2,285

The key features of the Company’s loan modifications are determined on a loan-by-loan basis. Generally, our restructurings have related to interest rate reductions and loan term extensions. In the past the Company has granted reductions in interest rates, payment extensions and short-term payment forbearances as a means to maximize collectability of troubled credits. The Company has not forgiven principal to date, although this would be considered if necessary to ensure the long-term collectability of the loan. The Company’s loan modifications are typically short-term in nature, although the Company would consider a long-term modification to ensure the long-term collectability of the credit. In general, a borrower must make at least six consecutive timely payments before the Company would consider a return of a restructured loan to accruing status in accordance with Federal Deposit Insurance Corporation guidelines regarding restoration of credits to accrual status.

The Bank has classified approximately $2.4 million of its impaired loans as troubled debt restructurings as of March 31, 2014. For the three months ended March 31, 2014, the Bank did not classify any loans as troubled debt restructurings; nor were there any troubled debt restructures that subsequently defaulted.

	Troubled Debt Restructurings			Troubled Debt Restructurings that Subsequently Defaulted
	For the three months ended March 31, 2013			For the three months ended March 31, 2013
	Number of Loans	Pre-modification outstanding recorded investment	Post-modification outstanding recorded investment	Number of Loans	Recorded Investment
		(dollars in thousands)			(dollars in thousands)
Commerical Real Estate - Construction	—	$—	$—	—	$—
Commercial Real Estate - Other	1	412	410	—	—
Consumer - Other	—	—	—	—	—
Residential	2	331	270	1	190
Total	3	$743	$680	1	$190

For the majority of the Bank’s impaired loans, the Bank will apply the observable market price methodology. However, the Bank may also utilize a measurement incorporating the present value of expected future cash flows discounted at the loan’s effective rate of interest. To determine observable market price, collateral asset values securing an impaired loan are periodically evaluated. Maximum time of re-evaluation is every 12 months. In this process, third party evaluations are obtained and heavily relied upon. Until such time that updated evaluations are received, the Bank may discount the collateral value used.

The Bank uses the following guidelines as stated in policy to determine when to realize a charge-off, whether a partial or full loan balance. A charge down in whole or in part is realized when unsecured consumer loans, credit card credits and overdraft lines of credit reach 90 days delinquency. At 120 days delinquent, secured consumer loans are charged down to the value of collateral, if repossession of the collateral is assured and/or in the process of repossession. Consumer mortgage loan deficiencies are charged down upon the sale of the collateral or sooner upon the recognition of collateral deficiency. Commercial credits are charged down at 90 days delinquency, unless an established and approved work-out plan is in place or litigation of the credit will likely result in recovery of the loan balance. Upon notification of bankruptcy, unsecured debt is charged off. Additional charge-off may be realized as further unsecured positions are recognized.

F-13

The following table presents the loans individually evaluated for impairment by class of loans as of March 31, 2014 and December, 31, 2013:

	Impaired Loans			March 31,
	As of March 31, 2014			2014
	Unpaid Principal	Recorded	Related	Average Recorded	Interest Income
	Balance	Investment	Allowance	Investment	Recognized
	(dollars in thousands)			(dollars in thousands)
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	—	—	—	—	—
Commercial Real Estate - Other	1,478	1,477	—	1,595	21
Consumer - Real Estate	7	6	—	6	—
Consumer - Other	—	—	—	—	—
Residential	485	375	—	382	1

With a specific allowance recorded:
Commercial	—	—	—	—	—
Commercial Real Estate - Construction	1,589	173	48	173	—
Commercial Real Estate - Other	2,426	1,838	137	1,840	4
Consumer - Real Estate	—	—	—	—	—
Consumer - Other	—	—	—	—	—
Residential	53	30	5	30	—

Totals:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	$1,589	$173	$48	$173	$—
Commercial Real Estate - Other	$3,904	$3,315	$137	$3,435	$25
Consumer - Real Estate	$7	$6	$—	$6	$—
Consumer - Other	$—	$—	$—	$—	$—
Residential	$538	$405	$5	$412	$1

	Impaired Loans			December 31,
	As of December 31, 2013			2013
	Unpaid Principal	Recorded	Related	Average Recorded	Interest Income
	Balance	Investment	Allowance	Investment	Recognized
	(dollars in thousands)
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	—	—	—	—	—
Commercial Real Estate - Other	1,789	1,788	—	1,894	104
Consumer - Real Estate	8	7	—	7	—
Consumer - Other	—	—	—	—	—
Residential	954	722	—	727	6

With a specific allowance recorded:
Commercial	—	—	—	—	—
Commercial Real Estate - Construction	1,589	173	48	173	—
Commercial Real Estate - Other	3,980	3,391	182	3,397	94
Consumer - Real Estate	—	—	—	—	—
Consumer - Other	—	—	—	—	—
Residential	53	30	5	30	—

Totals:
Commercial	$—	$—	$—	$—	$—
Commercial Real Estate - Construction	$1,589	$173	$48	$173	$—
Commercial Real Estate - Other	$5,769	$5,179	$182	$5,291	$198
Consumer - Real Estate	$8	$7	$—	$7	$—
Consumer - Other	$—	$—	$—	$—	$—
Residential	$1,007	$752	$5	$757	$6

The Allowance for Loan and Lease Losses has a direct impact on the provision expense. An increase in the ALLL is funded through recoveries and provision expense.

F-14

Activity in the allowance for loan and lease losses was as follows for the quarters ended March 31, 2014 and 2013, respectively:

Allowance for Credit Losses and Recorded Investment in Financing Receivables
For the Three Months Ended March 31, 2014
	Commercial	Commercial		Consumer
	Construction	Real Estate	Commercial	Real Estate	Consumer	Residential	Unallocated	Total
	(dollars in thousands)

Allowance for credit losses:
Beginning Balance	$48	$444	$63	$62	$21	$784	$50	$1,472
Charge-offs	—	(16)	—	(11)	(6)	(35)	—	(68)
Recoveries	—	19	—	9	—	10	—	38
Provision	—	(55)	(2)	(11)	1	33	50	16
Ending Balance	$48	$392	$61	$49	$16	$792	$100	$1,458

Loan Balances Individually Evaluated for Impairment
As of March 31, 2014
	Commercial	Commercial		Consumer
	Construction	Real Estate	Commercial	Real Estate	Consumer	Residential	Unallocated	Total
	(dollars in thousands)
Ending balance: individually evaluated for impairment	$48	$137	$—	$—	$—	$5	$—	$190

Ending balance: loans collectively evaluated for impairment	$—	$255	$61	$49	$16	$787	$100	$1,268

Loans:
Ending Balance	$173	$51,382	$12,252	$8,490	$1,171	$63,576	$—	$137,044

Ending balance: individually evaluated for impairment	$173	$3,315	$—	$6	$—	$405	$—	$3,899

Ending balance: loans collectively evaluated for impairment	$—	$48,067	$12,252	$8,484	$1,171	$63,171	$—	$133,145

For the Three Months Ended March 31, 2013
	Commercial	Commercial		Consumer
	Construction	Real Estate	Commercial	Real Estate	Consumer	Residential	Unallocated	Total
	(dollars in thousands)

Allowance for credit losses:
Beginning Balance	$64	$579	$69	$99	$33	$906	$—	$1,750
Charge-offs	—	(85)	—	(7)	(6)	(162)	—	(260)
Recoveries	—	10	—	15	4	12	—	41
Provision	25	5	18	(20)	(5)	121	—	144
Ending Balance	$89	$509	$87	$87	$26	$877	$—	$1,675

Loan Balances Individually Evaluated for Impairment
As of March 31, 2013
	Commercial	Commercial		Consumer
	Construction	Real Estate	Commercial	Real Estate	Consumer	Residential	Unallocated	Total
	(dollars in thousands)
Ending balance: individually evaluated for impairment	$—	$48	$—	$—	$—	$89	$—	$137

Ending balance: loans collectively evaluated for impairment	$89	$461	$87	$87	$26	$788	$—	$1,538

Loans:
Ending Balance	$2,618	$50,156	$9,473	$9,813	$1,156	$66,364	$—	$139,580

Ending balance: individually evaluated for impairment	$173	$6,703	$—	$9	$—	$1,910	$—	$8,795

Ending balance: loans collectively evaluated for impairment	$2,445	$43,453	$9,473	$9,804	$1,156	$64,454	$—	$130,785

Note 6—DIVIDENDS

We are dependent primarily upon the Bank for our earnings and funds to pay dividends on our common stock. The payment of dividends also is subject to legal and regulatory restrictions. Any payment of dividends in the future will depend, in large part, on the Bank’s earnings, capital requirements, financial condition and other factors considered by our Board of Directors.

F-15

Note 7—STOCK-BASED COMPENSATION

Effective January 1, 2006, the Company adopted ASC 718-10, “Shareholder Based Payments”, which requires that the grant-date fair value of awarded stock options be expensed over the requisite service period. The Company’s 1996 Stock Option Plan (the “1996 Plan”), which was approved by shareholders, permits the grant of share options to its employees for up to 127,491 shares of common stock (retroactively adjusted for the exchange ratio applied in the Company’s 2005 stock offering and related second-step conversion). The Company’s 2006 Stock-Based Incentive Plan (the “2006 Plan”), which was approved by shareholders on May 17, 2006, permits the award of up to 242,740 shares of common stock of which the maximum number to be granted as Stock Options is 173,386 and the maximum that can be granted as Restricted Stock Awards is 69,354. Option awards are granted with an exercise price equal to the market price of the Company’s stock at the date of grant. Those option awards generally vest based on five years of continual service and have ten year contractual terms. Certain options provide for accelerated vesting if there is a change in control (as defined in the Plans).

During the three months ended March 31, 2014 no shares were awarded under either the 1996 Plan or the 2006 Plan. Shares issued under the plans and exercised pursuant to the exercise of the stock options awarded under the plans may be either authorized but unissued shares or reacquired shares held by the Company as treasury stock.

Stock Options - A summary of option activity under the Plans during the three months ended March 31, 2014 is presented below:

			Weighted-Average
		Weighted-	Remaining
		Average	Contractual Term	Aggregate
Options	Shares	Exercise Price	(Years)	Intrinsic Value

Outstanding at January 1, 2014	150,030	$9.52	2.4	$0

Granted	0	N/A

Exercised	0	N/A

Forfeited or expired	(1,200)	$7.60

Outstanding at March 31, 2014	148,830	$9.54	2.1	$0

Options Exercisable at March 31, 2014	148,830	$9.54	2.1	$0

The aggregate intrinsic value of outstanding options shown in the table above represents the total pretax intrinsic value (i.e. the difference between the Company’s closing stock price of $5.00 on March 31, 2014 and the exercise price times the number of shares) that would have been received by the option holder had all option holders exercised their options on March 31, 2014. The amount changes based on the fair market value of the stock.

As of March 31, 2014 the Company had no unrecognized compensation cost related to nonvested options under the Plan. There were no shares which vested during the quarter ended March 31, 2014. In addition, there were no non-vested options as of March 31, 2014.

Restricted Stock Awards - As of March 31, 2014 all restricted stock awards have vested; therefore the Company had no unrecognized compensation cost under the Plans.

F-16

Note 8— COMMITMENTS TO EXTEND CREDIT

The Company is a party to credit-related financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, stand by letters of credit, and commercial lines of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheet. The Company’s exposure to credit loss is represented by the contracted amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance sheet instruments.

At March 31, 2014, the Company had outstanding commitments to originate loans of $19.2 million. These commitments included the following:

As of
March 31, 2014
(in thousands)

Commitments to grant loans	$6,544
Unfunded commitments under lines of credit	12,631
Commercial and standby letters of credit	59

Note 9— FAIR VALUE MEASUREMENTS

The fair value of financial assets and liabilities recorded at fair value is categorized in three levels. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. These levels are as follows:

Level 1 — Valuations based on quoted prices in active markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 — Valuations of assets and liabilities traded in less active dealer or broker markets. Valuations include quoted prices for similar assets and liabilities traded in the same market; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3 — Assets and liabilities with valuations that include methodologies and assumptions that may not be readily observable, including option pricing models, discounted cash flow models, yield curves and similar techniques. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities, but in all cases are corroborated by external data, which may include third-party pricing services.

F-17

The following table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis as of March 31, 2014 and December, 31, 2013, and the valuation techniques used by the Company to determine those fair values.

Assets and Liabilities Measured at Fair Value on a Recurring Basis at March 31, 2014

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at March 31, 2014
	(dollars in thousands)
Assets
Investment securities- available-for-sale:
US Treasury securities and obligations of U.S. government corporations and agencies	$—	$10,285	$—	$10,285
Municipal obligations	—	14,645	—	14,645
Corporate bonds & other obligations	—	1,082	—	1,082
Mortgage-backed securities	—	30,420	—	30,420
Equity securities	—	10	—	10

Total investment securities - available-for-sale	$—	$56,442	$—	$56,442

Assets and Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2013

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value as of December 31, 2013
	(dollars in thousands)
Assets
Investment securities - available-for-sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$—	$7,042	$—	$7,042
Municipal obligations	—	13,609	—	13,609
Corporate bonds & other obligations	—	1,097	—	1,097
Mortgage-backed securities	—	28,603	—	28,603
Equity securities	—	7	—	7

Total investment securities - available-for-sale	$—	$50,358	$—	$50,358

Fair value measurements of U.S. Government agencies and mortgage backed securities use pricing models that vary and may consider various assumptions, including time value, yield curves, volatility factors, prepayment speeds, default rates, loss severity, current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures.

There were no transfers between Levels 1 and 2 of the fair value hierarchy from December, 31, 2013 to March 31, 2014. For the available for sale securities, the Company obtains fair value measurements from an independent third-party service.

The Company has assets that, under certain conditions, are subject to measurement at fair value on a nonrecurring basis. At March 31, 2014 and December, 31, 2013, such assets consist primarily of impaired loans and other real estate owned. The Company has estimated the fair values of these assets using Level 3 inputs, specifically discounted cash flow projections.

F-18

Assets Measured at Fair Value on a Nonrecurring Basis at March 31, 2014
	Balance at March 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(dollars in thousands)
Impaired loans accounted for under FASB ASC 310-10	$3,488	$—	$—	$3,488

Other real estate owned -residential mortgages	443	—	—	443

Other Real estate owned - commercial	472	—	—	472

Other repossessed assets	1,023	—	—	1,023

Total assets at fair value on a non-recurring basis				$5,426

Assets Measured at Fair Value on a Nonrecurring Basis at December 31, 2013
	Balance at December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(dollars in thousands)
Impaired loans accounted for under FASB ASC 310-10	$5,352	$—	$—	$5,352

Other real estate owned -residential mortgages	285	—	—	285

Other real estate owned - commercial	472	—	—	472

Other repossessed assets	1,023	—	—	1,023

Total assets at fair value on a non-recurring basis				$7,132

A loan is considered impaired when, based on current information and events it is probable the Company will be unable to collect all amounts due (both principal and interest) according to the contractual terms of the original loan agreement. Loans identified as impaired are measured using one of three methods: the loan’s observable market price; the fair value of collateral; or the present value of expected future cash flows. For each period presented, no loans were measured using the loan’s observable market price. Collateral may be in the form of real estate and/or business assets such as accounts receivable, inventory or business equipment.

Real estate is the collateral for the vast majority of our secured lending. The real estate’s value is based on observable market prices and market values provided by independent, third-party licensed or certified appraisers, selected from a list of Company-approved appraisers. Appraisals for all types of collateral-dependent loans are typically requested within 30 days of a loan being deemed impaired. The fair value of impaired loans with specific allocations is essentially based on recent real estate appraisals less costs to sell. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Appraised collateral values may be further discounted based on management’s historical knowledge of the property and/or changes in market conditions from the time of valuation or management’s plan for disposal. Subsequent evaluations of collateral are performed on a loan by loan basis as additional facts and circumstances related to the individual credit require, but not less than annually.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and Cash Equivalents - The carrying amounts of cash and short-term instruments approximate fair values.

Investment Securities - Fair value for the Bank’s investment securities was determined using the market value in active markets, where available. When not available, fair values are estimated using the fair value hierarchy. In the fair value hierarchy, Level 2 fair values are determined using observable inputs other than Level 1 market prices, such as quoted prices for similar assets. Level 3 values are determined using unobservable inputs, such as discounted cash flow projections.

Loans Receivable - For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one- to four-family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (e.g., commercial real estate and investment property mortgage loans, commercial, and industrial loans) are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Loans Held For Sale - Fair values of mortgage loans held for sale are based on commitments on hand from investors or prevailing market prices.

Federal Home Loan Bank Stock - The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

F-19

Deposit Liabilities - The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Federal Home Loan Bank Advances - The estimated fair value of the fixed and variable rate Federal Home Loan Bank advances are estimated by discounting the related cash flows using the rates currently available for similarly structured borrowings with similar maturities.

Accrued Interest - The carrying amounts of accrued interest approximate fair value.

The estimated fair values and related carrying or notional amounts of the Company’s financial instruments are as follows:

March 31, 2014	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(dollars in thousands)
Financial assets:
Cash and cash equivalents	$3,147	$3,147	$—	$—	$3,147
Securities available for sale	56,442	—	56,442	—	56,442
Securities held to maturity	2,255	—	2,395	—	2,395
Loans held for sale	236	—	—	240	240
Loans receivable - net	135,326	—	—	134,043	134,043
Federal Home Loan Bank stock	3,266	—	3,266	—	3,266
Accrued interest receivable	828	—	—	828	828

Financial liabilities:
Customer deposits	165,720	—	166,214	—	166,214
Federal Home Loan Bank advances	24,233	—	23,927	—	23,927
Accrued interest payable	88	—	—	88	88

December 31, 2013	Carrying Value	Level 1	Level 2	Level 3	Total Estimated Fair Value
	(dollars in thousands)
Financial assets:
Cash and cash equivalents	$2,766	$2,766	$—	$—	$2,766
Securities available for sale	50,358	—	50,358	—	50,358
Securities held to maturity	2,255	—	2,400	—	2,400
Loans held for sale	175	—	—	178	178
Loans receivable - net	136,315	—	—	135,172	135,172
Federal Home Loan Bank stock	3,266	—	3,266	—	3,266
Accrued interest receivable	745	—	—	745	745

Financial liabilities:
Customer deposits	160,029	—	160,784	—	160,784
Federal Home Loan Bank advances	24,813	—	24,458	—	24,458
Accrued interest payable	89	—	—	89	89

F-20

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

AND SUBSIDIARIES

PART Ι - FINANCIAL INFORMATION

ITEM 2 - MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion compares the consolidated financial condition of the Company at March 31, 2014 and December, 31, 2013, and the results of operations for the three-month periods ended March 31, 2014 and 2013. This discussion should be read in conjunction with the interim financial statements and footnotes included herein.

OVERVIEW

The Company operates as a community-oriented financial institution that accepts deposits from the general public in the communities surrounding its 8 full-service banking offices. The deposited funds, together with funds generated from operations and borrowings, are used by the Company to originate loans and for other investments. The Company’s principal lending activity is the origination of mortgage loans for the purchase or refinancing of one-to-four family residential properties. The Company also originates commercial and multi-family real estate loans, construction loans, commercial loans, automobile loans, home equity loans and lines of credit, and a variety of other consumer loans.

For the quarter ended March 31, 2014, the Company had net income of $221,000, or $0.08 per basic and diluted share, compared to $68,000, or $0.02 per basic and diluted share, for the year earlier period, an increase of $153,000.

Total assets increased $5.6 million, or 2.7%, from $209.7 million as of December, 31, 2013 to $215.3 million as of March 31, 2014. Cash and cash equivalents increased $381,000, investment securities available for sale increased $6.0 million and net loans receivable decreased $989,000 during the quarter. Total deposits increased $5.7 million from December, 31, 2013 to March 31, 2014 while Federal Home Loan Bank advances decreased $580,000 and stockholders’ equity increased $436,000.

CRITICAL ACCOUNTING POLICIES

As of March 31, 2014, there have been no changes in the critical accounting policies as disclosed in the Company’s Form 10-K for the year ended December, 31, 2013. The Company’s critical accounting policies are described in the Management’s Discussion and Analysis and financial sections of its 2013 Annual Report. Management believes its critical accounting policies relate to the Company’s allowance for loan losses, mortgage servicing rights, valuation of deferred tax assets and impairment of intangible assets.

COMPARISON OF FINANCIAL CONDITION AT MARCH 31, 2014 AND DECEMBER, 31, 2013

ASSETS: Total assets increased $5.6 million, or 2.7%, to $215.3 million at March 31, 2014 from $209.7 million at December, 31, 2013. Net loans receivable decreased $989,000, or 0.7%, to $135.3 million at March 31, 2014 from $136.3 million at December, 31, 2013, resulting primarily from decreases of $266,000, $233,000 and $503,000 in our mortgage, consumer and commercial loan portfolios, respectfully. Investment securities AFS increased $6.0 million from $50.4 million at December, 31, 2013 to $56.4 million at March 31, 2014, due primarily to purchases of $3.3 million in agency securities and $1.5 million in mortgage-backed securities during the period. Cash and cash equivalents increased $381,000, or 13.8%, to $3.1 million at March 31, 2014 from $2.8 million at December, 31, 2013.

LIABILITIES: Deposits increased $5.7 million to $165.7 million at March 31, 2014 from $160.0 million at December, 31, 2013. During this time period, we experienced an increase of $6.4 million in our savings, money market and checking accounts, which was partially offset by a decrease of $707,000 in our certificates of deposit. FHLB advances decreased $580,000, or 2.3%, to $24.2 million at March 31, 2014 from $24.8 million at December, 31, 2013, as proceeds from loan payments and payoffs, as well as cash on hand, were used to pay off maturing advances.

F-21

EQUITY: Stockholders’ equity increased $436,000 to $24.0 million at March 31, 2014 from $23.5 million at December, 31, 2013. The increase was due to net earnings for the three-month period of $221,000 and an increase of $273,000 in the unrealized gain on available-for-sale investment securities. Partially offsetting these increases was a dividend payment of $58,000.

RESULTS OF OPERATIONS

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

General: Net income increased $153,000 to $221,000 for the three months ended March 31, 2014 from $68,000 for the quarter ended March 31, 2013.

Interest Income: Interest income decreased to $2.0 million for the three months ended March 31, 2014 from $2.1 million for the comparable period in 2013 as the average balance of interest earning assets increased $503,000 from $196.3 million for the three months ended March 31, 2013 to $196.8 million for the three months ended March 31, 2014 while the average yield on interest earning assets decreased 10 basis points from 4.28% to 4.18%. The yield on our mortgage loan portfolio decreased by 26 basis points to 4.88% for the three months period to period ended March 31, 2014 from 5.14% for the year-earlier period, while the average balance of that portfolio decreased $3.2 million, to $63.6 million, period over period. The average balance of our non-mortgage loan portfolio decreased $467,000 to $73.5 million for the three months ended March 31, 2014 from the 2013 quarter, while the yield on this portfolio decreased 9 basis points to 5.16% from 5.25% period over period. The average balance of our investment portfolio increased $3.6 million for the three months ended March 31, 2014 to the same period in 2013 and the yield on our investments increased 24 basis points period over period.

Interest Expense: Interest expense decreased to $249,000 for the three months ended March 31, 2014 from $321,000 for the three months ended March 31, 2013. The decrease was due in part to a $3.8 million decrease in the average balance of our interest-bearing liabilities and a decrease in our overall cost of funds of 16 basis points from 0.78% to 0.62% period over period. Most notably, the average balance of our of REPO sweep deposit accounts decreased $3.9 million and the cost of these deposits decreased 21 basis points when compared to the same period in 2013, as we discontinued offering this product in the fourth quarter of 2013. The average balance of Federal Home Loan Bank advances decreased $3.0 million for the three-month period ended March 31, 2014 from the same period in 2013. The cost of these advances decreased 40 basis points from 1.47% to 1.07% period over period. In addition, our average balance in certificates of deposit decreased $6.2 million with the cost of these deposits decreasing 13 basis points from 1.09% to 0.96% for the quarter ended March 31, 2013 and March 31, 2014, respectively. These decreases were partially offset by average balance increases of $7.3 million in money market and NOW accounts and $2.0 million in savings deposits when comparing the three months ended March 31, 2014 to the same period in 2013.

F-22

The following table sets forth information regarding the changes in interest income and interest expense of the Bank during the periods indicated.

	Three Months Ended March 31, 2014
	Compared to
	Three Months Ended March 31, 2013
	Increase (Decrease) Due to:
	Volume	Rate	Total
	(In thousands)
Interest-earning assets:
Loans receivable	$(72)	$(34)	$(106)
Investment securities	18	31	$49
Other investments	3	14	$17

Total interest-earning assets	(51)	11	(40)

Interest-bearing liabilities:
Savings Deposits	—	—	—
Money Market/NOW accounts	4	(1)	3
Certificates of Deposit	(24)	(14)	(38)
Deposits	(20)	(15)	(35)
Borrowed funds	(611)	574	(37)

Total interest-bearing liabilities	(631)	559	(72)

Change in net interest income	$580	$(548)	$32

Net Interest Income: Net interest income increased slightly by $32,000 and remained at $1.8 million for the three months ended March 31, 2014 and March 31, 2013. For the three months ended March 31, 2014, average interest-earning assets increased $503,000, or 0.3%, to $196.8 million when compared to the same period in 2013. Average interest-bearing liabilities decreased $3.8 million, or 2.3%, to $164.5 million for the quarter ended March 31, 2014 from $168.3 million for the quarter ended March 31, 2013. The Company saw the average balance of core interest-bearing deposits increase $9.3 million for the three months ended March 31, 2014 compared to the same period in 2013, while the average balance of our certificates of deposit decreased $6.2 million period over period. In addition, the average balance of non-interest bearing deposits increased $3.2 million for the three-month period ended March 31, 2014 compared to the same period in 2013. The yield on average interest-earning assets decreased to 4.18% for the three month period ended March 31, 2014 from 4.28% for the same period ended in 2013 as we continued to see a decline in loan rates period over period. In addition, the cost of average interest-bearing liabilities decreased to 0.62% from 0.78% for the three month periods ended March 31, 2014 and 2013, respectively. Our interest rate spread increased 6 basis points to 3.56% from 3.50% and our net interest margin increased 5 basis points to 3.66% for the three-month period ended March 31, 2014 from 3.61% for same period in 2013. At March 31, 2014 the Company had outstanding loan commitments of $19.2 million. During the three months ended March 31, 2014 the Company grew average interest bearing core deposits by $7.7 million.

Provision for Loan Losses: The allowance for loan losses is established through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

F-23

The provision for loan losses for the three-month period ended March 31, 2014 was $16,000, as compared to $144,000 for the three months ended March 31, 2013. Prior to 2012, our provision for loan losses was based on an eight-quarter rolling average of actual net charge-offs adjusted for environmental factors for each segment of loans in our portfolio. Management has decided that eight quarters is no longer reflective of the inherent loss in the loan portfolios. Beginning with the quarter ended March 31, 2013, we began moving towards a twelve-quarter rolling average of actual net charge-offs by adding an additional quarter of net charge-offs each quarter in 2013. By the end of 2013 we were using a twelve-quarter rolling average. During the quarter ended March 31, 2014, we reduced specific reserves of approximately $44,000 on one commercial credit relationship, which was classified as Troubled Debt Restructurings, as a result of securing a guarantee from the Small Business Administration on this credit. By comparison, the first quarter of 2014 had fewer loans requiring specific reserves along with lower levels of charge-offs. The provision was based on management’s review of the components of the overall loan portfolio, the status of non-performing loans and various subjective factors.

The following table sets forth the details of our loan portfolio at the dates indicated:

		Delinquent
	Portfolio	Loans	Non-Accrual
	Balance	Over 90 Days	Loans
	(Dollars in thousands)
At March 31, 2014
Real estate loans:
One - to four - family	$63,576	$—	$329
Commercial construction real estate	173	—	173
Commercial Mortgages	51,382	—	1,453
Home equity lines of credit/ Junior liens	8,490	—	—
Commercial loans	12,252	—	—
Consumer loans	1,171	—	6

Total gross loans	$137,044	$—	$1,961
Less:
Net deferred loan fees	(260)	—	(1)
Allowance for loan losses	(1,458)	—	(196)
Total loans, net	$135,326	$—	$1,764

At December 31, 2013
Real estate loans:
Construction	$1,756	$—	$173
One - to four - family	62,256	24	651
Commercial Mortgages	51,726	—	1,454
Home equity lines of credit/Junior liens	8,730	—	7
Commercial loans	12,451	—	—
Consumer loans	1,165	2	—

Total gross loans	$138,084	$26	$2,285
Less:
Net deferred loan fees	(297)	—	(1)
Allowance for loan losses	(1,472)	—	(200)
Total loans, net	$136,315	$26	$2,084

Non Interest Income : Non-interest income decreased $104,000, or 23.6%, to $336,000 for the quarter ended March 31, 2014 from $440,000 in the 2013 quarter. Mortgage banking activities decreased $75,000, service charges and other fees decreased $11,000 and loss on sale of real estate owned and other repossessed assets increased $11,000 for the three months ended March 31, 2014 when compared to the same period a year earlier.

Non Interest Expense: Non interest expense decreased $98,000 to $1.9 million for the 2014 period from $2.0 million for the three months ended March 31, 2013. The decrease occurred in the following areas; compensation and employee benefits decreased $50,000 period over period, as we reduced staffing and self insured a portion of our health insurance premiums, $15,000 in service bureau expense, $11,000 in marketing expense and $41,000 in expenses related to troubled credits and real estate owned. In addition, other expenses decreased $40,000 related commercial loan expenses. Partially offsetting these decreases was an increase of $56,000 in professional service fees primarily related to the proposed merger.

Income Taxes: The Company recorded no federal income tax expense for the three months ended March 31, 2014 and March 31, 2013 as a result of the valuation allowance against the Company’s deferred tax asset.

F-24

The Company will continue to evaluate the future benefits from these carryforwards and at such time as it becomes “more likely than not” that they would be utilized prior to expiration, the Company will recognize the additional benefits as an adjustment to the valuation allowance. The net operating loss carryforwards expire twenty years from the date they originated. These carryforwards, if not utilized, will fully expire in the year 2033.

LIQUIDITY

The Company’s current liquidity position is more than adequate to fund expected asset growth. The Company’s primary sources of funds are deposits, FHLB advances, proceeds from principal and interest payments, prepayments on loans and mortgage-backed and investment securities and sale of long-term fixed-rate mortgages into the secondary market. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows, mortgage prepayments and sale of mortgage loans into the secondary market are greatly influenced by general interest rates, economic conditions and competition.

Liquidity represents the amount of an institution’s assets that can be quickly and easily converted into cash without significant loss. The most liquid assets are cash, short-term U.S. Government securities, U.S. Government agency securities and certificates of deposit. The Company is required to maintain sufficient levels of liquidity as defined by OCC regulations. This requirement may be varied at the direction of the OCC. Regulations currently in effect require that the Bank maintain sufficient liquidity to ensure its safe and sound operation. The Company’s objective for liquidity is to be above 20%. Liquidity as of March 31, 2014 was $65.1 million, or 50.4%, compared to $53.4 million, or 42.4%, at December, 31, 2013. The levels of these assets are dependent on the Company’s operating, financing, lending and investing activities during any given period. The liquidity calculated by the Company includes additional borrowing capacity available with the FHLB. This borrowing capacity is based on pledged collateral. As of March 31, 2014, the Bank had unused borrowing capacity totaling $28.5 million at the FHLB based on pledged collateral.

The Company intends to retain for its portfolio certain originated residential mortgage loans (primarily adjustable rate and shorter term fixed rate mortgage loans) and to generally sell the remainder of these loans. The Bank will from time to time participate in or originate commercial real estate loans, including real estate development loans. During the three month period ended March 31, 2014, the Company originated $3.8 million in residential mortgage loans, of which $2.5 million were retained in portfolio while the remainder were sold or are being held for sale. This compares to $6.9 million in originations during the first three months of 2013 of which $2.5 million were retained in portfolio. The Company also originated $5.5 million of commercial loans and $439,000 of consumer loans in the first three months of 2014 compared to $6.2 million of commercial loans and $253,000 of consumer loans for the same period in 2013. Of total loans receivable, excluding loans held for sale, mortgage loans comprised 46.4% and 47.6%, commercial loans 46.6% and 44.6% and consumer loans 7.0% and 7.9% at March 31, 2014 and March 31, 2013, respectively.

Deposits are a primary source of ;funds for use in lending and for other general business purposes. At March 31, 2014 deposits funded 77.0% of the Company’s total assets compared to 76.3% at December, 31, 2013. Certificates of deposit scheduled to mature in less than one year at March 31, 2014 totaled $31.3 million. Management believes that a significant portion of such deposits will remain with the Bank. The Bank monitors the deposit rates offered by competition in the area and sets rates that take into account the prevailing market conditions along with the Bank’s liquidity position. Future liquidity needs are expected to be satisfied through the use of FHLB borrowings, as necessary, and through growth in deposits. Management does not generally plan on paying above-market rates on deposit products, although from time-to-time we may do so as liquidity needs dictate.

Borrowings may be used to compensate for seasonal or other reductions in normal sources of funds or for deposit outflows at more than projected levels. Borrowings may also be used on a longer-term basis to support increased lending or investment activities. At March 31, 2014 the Company had $24.2 million in FHLB advances, of which $5.4 million will mature during 2014. FHLB borrowings as a percentage of total assets were 11.3% at March 31, 2014 as compared to 11.8% at December, 31, 2013. The Company has sufficient available collateral to obtain additional advances of $28.5 million.

F-25

CAPITAL RESOURCES

Stockholders’ equity at March 31, 2014 was $24.0 million, or 11.1% of total assets, compared to $23.5 million, or 11.2% of total assets, at December, 31, 2013 (See “Consolidated Statement of Changes in Stockholders’ Equity”). The Bank is subject to certain capital-to-assets levels in accordance with OCC regulations. The Bank exceeded all regulatory capital requirements at March 31, 2014. The following table summarizes the Bank’s actual capital with the regulatory capital requirements and with requirements to be “Well Capitalized” under prompt corrective action provisions, as of March 31, 2014:

			Regulatory		Minimum to be
	Actual		Minimum		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	Dollars in Thousands

Tier 1 (Core) capital ( to adjusted assets)	$22,773	10.61%	$8,586	4.00%	$10,732	5.00%
Total risk-based capital ( to risk- weighted assets)	$24,231	18.14%	$10,686	8.00%	$13,357	10.00%
Tier 1 risk-based capital ( to risk weighted assets)	$22,773	17.05%	$5,343	4.00%	$8,014	6.00%
Tangible Capital ( to tangible assets)	$22,773	10.61%	$3,220	1.50%	$4,293	2.00%

ITEM 3. QUANTITATIVE AND QUALITITIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

ITEM 4. CONTROLS AND PROCEDURES

Under the supervision and with the participation of our management, including the Company’s Chief Executive Officer and VP - Director of Financial Reporting & Accounting, the Company evaluated the effectiveness of the design and operation of its disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d–15(e) under the Securities Exchange Act of 1934) as of the end of the period covered by this report. Based upon that evaluation, the Chief Executive Officer and VP - Director of Financial Reporting & Accounting concluded that, as of the end of the period covered by this report, the Company’s disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports the Company files or submits under the Securities Exchange Act of 1934 (1) is recorded, processed, summarized and reported, within the time periods specified by the SEC’s rules and forms, and (2) is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure.

There has been no change in the Company’s internal control over financial reporting during the Company’s first quarter of 2014 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

F-26

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

FORM 10-Q

Quarter Ended March 31, 2014

PART II – OTHER INFORMATION

Item 1 -	Legal Proceedings:

At March 31, 2014 there were no material legal proceedings to which the Company is a party or of which any of its property is subject. From time to time the Company is a party to various legal proceedings incident to its business.

Item 1A -	Risk Factors:
Not applicable to smaller reporting companies

Item 2 -	Unregistered Sales of Equity Securities and Use of Proceeds:

(a) Not applicable
(b) Not applicable
(c) Not applicable

Item 3 -	Defaults upon Senior Securities:
Not applicable.

Item 4 -	Mine Safety Disclosures
Not applicable

Item 5 -	Other Information:
Not applicable

Item 6 -	Exhibits

Exhibit 31.1 Certification by Chief Executive Officer pursuant to section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 31.2 Certification by VP - Director of Financial Reporting & Accounting pursuant to section 302 of the Sarbanes-Oxley Act of 2002

Exhibit 32.1 Statement of Chief Executive Officer furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Exhibit 32.2 Statement of VP - Director of Financial Reporting & Accounting furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	XBRL Taxonomy Instance Document
101.SCH	XBRL Taxonomy Extension Schema Linkbase
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

F-27

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

FORM 10-Q

Quarter Ended March 31, 2014

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

By:	/s/ Michael W. Mahler
Michael W. Mahler
President and Chief Executive Officer

Date: May 13, 2014

By:	/s/ Eileen M Budnick
Eileen M. Budnick, VP - Director of Financial Reporting & Accounting
(Principal Financial and Accounting Officer)

Date: May 13, 2014

F-28

Exhibit 31.1

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

FORM 10-Q

Quarter Ended March 31, 2014

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Michael W. Mahler, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of First Federal of Northern Michigan Bancorp, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for the periods presented in this report;

(4)	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over reporting; and

(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

May 13, 2014	/s/ Michael W. Mahler
Michael W. Mahler
Chief Executive Officer

F-29

Exhibit 31.2

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

FORM 10-Q

Quarter Ended March 31, 2014

Certification of VP - Director of Financial Reporting & Accounting

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Eileen M. Budnick, certify that:

(1)	I have reviewed this quarterly report on Form 10-Q of First Federal of Northern Michigan Bancorp, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	Based on my knowledge, the financial statements and other financial information included in this report fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for the periods presented in this report;

(4)	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over reporting; and

(5)	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

May 13, 2014	/s/ Eileen M Budnick
Eileen M. Budnick
VP - Director of Financial Reporting & Accounting

F-30

EXHIBIT 32.1

STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

The undersigned, Michael W. Mahler, is the Chief Executive Officer of First Federal of Northern Michigan Bancorp, Inc. (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Report”).

By execution of this statement, I certify that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

A signed original of this written statement required by Section 906 has been provided to First Federal of Northern Bancorp, Inc. and will be retained by First Federal of Northern Michigan Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 13, 2014	/s/ Michael W. Mahler
Dated	Michael W. Mahler

F-31

EXHIBIT 32.2

STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002,

The undersigned, Eileen M. Budnick, is the VP - Director of Financial Reporting & Accounting of First Federal of Northern Michigan Bancorp, Inc. (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “Report”).

By execution of this statement, I certify that to the best of my knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

A signed original of this written statement required by Section 906 has been provided to First Federal of Northern Bancorp, Inc. and will be retained by First Federal of Northern Michigan Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

May 13, 2014	/s/ Eileen M. Budnick
Dated	Eileen M. Budnick

F-32

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Articles 12 and 13 of the Articles of Incorporation of First Federal of Northern Michigan Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 12 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 12 or otherwise shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

II-1

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

ARTICLE 13. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 21. Exhibits and Financial Statement Schedules

The exhibits and financial statements filed as part of this Registration Statement are as follows:

Exhibits

2.1	Agreement and Plan of Merger by and between among First Federal of Northern Michigan Bancorp, Inc. and Alpena Banking Corporation (1)

3.1	Articles of Incorporation of First Federal of Northern Michigan Bancorp, Inc. (2)

3.2	Bylaws of First Federal of Northern Michigan Bancorp, Inc. (2)

4.1	Form of Common Stock Certificate of First Federal of Northern Michigan Bancorp, Inc. (2)

5.1	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued (*)

8.1	Opinion of Luse Gorman Pomerenk & Schick as to tax matters

10.1	Change in Control Agreements (2)

10.2	1996 Stock Option Plan (2)

10.3	2006 Stock-Based Incentive Plan (3)

II-2

21	Subsidiaries of First Federal of Northern Michigan Bancorp, Inc. (4)

23.1	Consent of Plante & Moran PLLC

23.2	Consent of Andrews Hooper Pavlik PLC
23.3	Consent of Austin Associates, LLC
23.4	Consent of RP Financial, LC.

23.5	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibits 5.1 and 8.1)

24	Power of attorney (set forth on the signature pages to this Registration Statement)

99.1	Form of Proxy of First Federal of Northern Michigan Bancorp, Inc. (*)

99.2	Form of Proxy of Alpena Banking Corporation (*)

__________________________

(*)	Previously filed
(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2014.
(2)	Incorporated by reference to the Registration Statement on Form SB-2 of First Federal of Northern Michigan Bancorp, Inc. (Registration No. 333-121178), originally filed with the Commission on December 10, 2004.
(3)	Incorporate by reference to the Definitive Proxy materials filed on April 10, 2006 (No. 000-31957).
(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2014.

Item 22. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

II-3

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpena, State of Michigan, on June 6 , 2014.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

By:	/s/ Michael W. Mahler
Michael W. Mahler President, Chief Executive Officer and Director (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of First Federal Northern Michigan Bancorp, Inc. (the “Company”) severally constitute and appoint Michael W. Mahler with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Michael W. Mahler may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-4 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Michael W. Mahler shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Michael W. Mahler Michael W. Mahler	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6 , 2014

/s/ Eileen M. Budnick Eileen M. Budnick	VP-Director of Financial Reporting & Accounting and Treasurer (Principal Financial and Accounting Officer)	June 6 , 2014

/s/ Martin A. Thomson Martin A. Thomson	Chairman of the Board	June 6 , 2014

/s/ Gary VanMassenhove Gary VanMassenhove	Director	June 6 , 2014

/s/ Thomas R. Townsend Thomas R. Townsend	Director	June 6 , 2014
/s/ James E. Kraenzlein James E. Kraenzlein	Director	June 6 , 2014